UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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United States Cellular Corporation
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UNITED STATES CELLULAR CORPORATION

8410 West Bryn Mawr Avenue

Suite 700

Chicago, Illinois 60631

Phone: (773) 399-8900

Fax: (773) 399-8936

April 25, 2007

Please note: To increase the efficiency of our financial communications, U.S. Cellular will no longer produce a traditional printed annual report. The below letter to shareholders and the attached appendix of Exhibit 13 to U.S. Cellular’s Form 10-K function as the company’s annual report to shareholders, and are available, along with other financial and supplemental information, on the U.S. Cellular web site, uscellular.com.

To Our Shareholders

For more than 20 years, U.S. Cellular® has succeeded and grown by providing the best in customer satisfaction. This strategy continues to be the foundation for the company’s success, resulting in both loyal customers and profitable growth.

Grew strategically and profitably

Added postpay customers

In 2006, the company added 297,000 net new retail customers, bringing its total customer base (including wholesale customers) to more than 5.8 million—a 6 percent increase over 2005. Despite competitive pressure, U.S. Cellular’s postpay churn rate remained at a low 1.5 percent, demonstrating the company’s proven ability to attract and retain customers with high-value National, Wide Area, and Family calling plans.

Expanded network

U.S. Cellular increased the total number of cell sites in service to 5,925, a 9 percent increase over 2005, expanding the geographic scope of the network and improving signal quality.

Increased revenues

Customer interest in U.S. Cellular’s service offerings pushed service revenues to more than $3.2 billion in 2006—a 14 percent increase over 2005. Increased data usage and higher customer usage drove average monthly service revenue per customer to $47.23, a 4 percent increase over 2005.

Increased profitability and cash flow

As a result of increased revenues and effective cost and expense management, net income increased 16 percent to $179.5 million in 2006, compared to $155 million in 2005. Cash flow from operating activities was $693.4 million, a 10 percent increase over $630.2 million in 2005.

Maintained high customer satisfaction and call quality rankings

Time and again, U.S. Cellular’s commitment to the quality of both customer service and the overall customer experience is reflected in surveys from J.D. Power and Associates:

•       For three consecutive times, U.S. Cellular received a ranking of “Highest Call Quality Performance Among Wireless Cell Phone Users In North Central Region” in the U.S. Wireless Call Quality Performance StudySM (Volumes 1 and 2 in 2006; Volume 1 in 2007). The North Central region covers Illinois, Indiana, Michigan, Ohio, and Wisconsin.

•       U.S. Cellular received a ranking of “Highest Overall Satisfaction Among Wireless Telephone Users in North Central Region in a Tie” in the 2006 U.S. Wireless Regional Customer Satisfaction Index (CSI) StudySM—Volume 1.

Strengthened existing markets

In 2006, U.S. Cellular focused on strengthening its markets. The company successfully transitioned the 15 Rural Service Area (RSA) markets in Nebraska and Kansas it received through an exchange of assets with Alltel in 2005. U.S. Cellular also acquired the remaining and majority interest in its Tennessee RSA 3 market, adding 21,000 retail customers, 8 retail stores, 17 authorized agent locations, and 46 cell sites.

Broadened distribution in Chicago and other markets

In the greater Chicago market, U.S. Cellular’s largest, the company added 10 new company-owned locations and 11 authorized agent locations. Throughout U.S. Cellular, many locations were expanded, updated with a new store design, or converted from authorized-agent to company-owned locations.

Secured new spectrum through auctions

Carroll Wireless, L.P., in which U.S. Cellular is a limited partner, was granted 16 licenses in 2006 as a result of successful bids in the Federal Communication Commission’s (FCC) Auction 58, held in 2005.

In addition, Barat Wireless L.P., in which U.S. Cellular is a limited partner, was the winning bidder in 2006 for 17 licenses in FCC Auction 66. The grant of these licenses is pending at the FCC.

All of these Carroll and Barat licenses cover market areas that are contiguous with or overlap U.S. Cellular’s existing markets.

Expanded product and services offerings

Revenues related to data services and products increased 66 percent in 2006, to $217.4 million. Revenue related to data services continues to climb in response to an ever-growing array of easyedgeSM data services offerings, including new games and mobile information applications. U.S. Cellular’s Short Messaging Service (SMS) and BlackBerry® service offerings are increasingly popular with customers. The company also introduced Mobile Shop, a new easyedge user interface for the MOTORAZR™ V3m, one of the strongest-selling handsets.

Introduced new handsets and services for consumers and businesses

U.S. Cellular introduced 27 new handsets in 2006, including the MOTOKRZR™ K1m and stylish new BlackBerry® Wireless Solution offerings for consumers and business customers. U.S. Cellular was the first to offer the RED MOTORAZR™ V3m, which was designed to raise money for (RED)™, an initiative that raises money and awareness for the Global Fund. Sales of the handset exceeded U.S. Cellular sales targets.

To expand offerings for prepaid customers, U.S. Cellular added Text Messaging packages and Pay-As-You-Go Text Messaging to its Prepaid Wireless Plans in 2006.

The company also rolled out streamlined National, Wide Area, and Family calling plans in 2006 to make it easier for consumers and businesses to understand the valuable options available.

Added video, music, and games to 3G high-speed data market trial

The Milwaukee, Wisconsin market launch of services using the CDMA, 3G technology known as Evolution-Data Optimized (EV-DO) continues, with the recent addition of video, music, and 3D games. Depending on further results of the Milwaukee launch, U.S. Cellular may decide to offer EV-DO-based services in certain markets in 2007.

Remained a partially owned subsidiary of TDS

In March 2007, TDS announced that it was ceasing activity relating to its possible offer to acquire all of the Common Shares of U.S. Cellular that it did not already own. Early in 2005, TDS had disclosed that it might make an offer to issue its Special Common Shares in exchange for such U.S. Cellular Common Shares.

In ceasing activity related to the acquisition, TDS made it clear that it would not commence or complete a possible transaction for U.S. Cellular shares on uneconomic terms. TDS believes that an acceptable exchange ratio would need to reflect appropriately the relative values of TDS and U.S. Cellular, recognizing that a substantial portion of the value of TDS is comprised of its ownership of U.S. Cellular. TDS believes that the relative prices of TDS Special Common Shares and U.S. Cellular Common Shares do not reflect this fact. As a legal matter, termination of consideration of a possible offer does not preclude TDS from acquiring the remaining Common Shares of U.S. Cellular in the future, should conditions change.

Appointed new company officers

U.S. Cellular appointed Steven T. Campbell executive vice president and chief financial officer as of January 1, 2007. Campbell, formerly controller of U.S. Cellular, replaced Kenneth R. Meyers, who became executive vice president and chief financial officer of U.S. Cellular’s parent company, Telephone & Data Systems, Inc. (TDS). U.S. Cellular also appointed Nadine A. Heidrich vice president and controller in March 2007.

Completed restatement of financial results

U.S. Cellular worked on two restatements in 2006—one was completed in April 2006; the other in February 2007. U.S. Cellular continues to review and improve its processes and controls and the expertise in its accounting functions.

Looking forward

For the remainder of 2007, U.S. Cellular will continue to:

•       Grow the number of postpay customers and expand market share in recently developed markets. No major new market launches are planned for 2007.

•       Expand points of distribution in larger markets.

•       Continue to add popular and profitable easyedge services.

•       Add new handsets targeted at both consumer and business segments.

•       Expand services in the 3G market trial in Milwaukee.

•       Improve profitability and cash flow from operating activities.

Thank you to all U.S. Cellular associates

The results U.S. Cellular achieved in 2006 would not have been possible without the significant efforts of its 8,100 associates, who are dedicated to providing the best in customer service and network quality to our customers.

Customers expect it. And we deliver!

Cordially yours,

John E. Rooney	LeRoy T. Carlson, Jr.
President and Chief Executive Officer	Chairman of the Board

UNITED STATES CELLULAR CORPORATION

8410 West Bryn Mawr Avenue

Suite 700

Chicago, Illinois 60631

Phone: (773) 399-8900

Fax: (773) 399-8936

April 25, 2007

Dear Fellow Shareholders:

You are cordially invited to attend our 2007 annual meeting on Tuesday, May 8, 2007, at 8:30 a.m., Chicago time, at Ramada Plaza Hotel, 5615 N. Cumberland Avenue, Chicago, Illinois. At the meeting, we will report on the plans and accomplishments of United States Cellular Corporation.

The formal notice of the meeting and our board of directors’ proxy statement are enclosed. Appendix I to the proxy statement contains audited financial statements and certain other financial information for the year ended December 31, 2006, as required by the rules and regulations of the Securities and Exchange Commission (“SEC”). At the 2007 annual meeting, shareholders are being asked to take the following actions:

1.    elect three Class II directors; and

2.    ratify the selection of independent registered public accountants for the current fiscal year.

The board of directors recommends a vote “FOR” its nominees for election as directors and for the proposal to ratify accountants.

Our board of directors and members of our management team will be at the annual meeting to meet with you and discuss our record of achievement and plans for the future. Your vote is important. Therefore, please sign and return the enclosed proxy card, whether or not you plan to attend the meeting.

We look forward to visiting with you at the annual meeting.

Very truly yours,

LeRoy T. Carlson, Jr.	John E. Rooney
Chairman	President and Chief Executive Officer

Please help us avoid the expense of follow-up

proxy mailings to shareholders by

signing and returning the enclosed proxy card promptly

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
AND
PROXY STATEMENT

TO THE SHAREHOLDERS OF

UNITED STATES CELLULAR CORPORATION

We will hold the 2007 annual meeting of the shareholders of United States Cellular Corporation (American Stock Exchange: “USM”), a Delaware corporation, at Ramada Plaza Hotel, 5615 N. Cumberland Avenue, Chicago, Illinois, on Tuesday, May 8, 2007, at 8:30 a.m., Chicago time. At the meeting, we are asking shareholders to take the following actions:

1.               To elect three Class II members of the board of directors. Your board of directors recommends that you vote FOR its nominees for Class II directors.

2.               To consider and vote upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for the year ended December 31, 2007. Your board of directors recommends that you vote FOR this proposal.

3.               To transact such other business as may properly come before the meeting or any adjournments thereof.

We are first sending this notice of annual meeting of shareholders and Proxy Statement to you on or about April 25, 2007.

We have fixed the close of business on March 29, 2007 as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting or any adjournments thereof.

A complete list of shareholders entitled to vote at the annual meeting, arranged in alphabetical order and by voting group, showing the address of and number of shares held by each shareholder, will be kept open at the offices of U.S. Cellular, 8410 West Bryn Mawr Avenue, Suite 700, Chicago, Illinois 60631, for examination by any shareholder during normal business hours, for a period of at least ten days prior to the annual meeting.

VOTING INFORMATION

What is the record date for the meeting?

The close of business March 29, 2007 is the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting or any adjournments thereof.

What shares of stock entitle holders to vote at the meeting?

We have the following classes or series of stock outstanding, each of which entitles holders to vote at the meeting:

•       Common Shares; and

•       Series A Common Shares.

The Common Shares are listed on the American Stock Exchange under the symbol “USM.”

No public market exists for the Series A Common Shares, but the Series A Common Shares are convertible on a share-for-share basis into Common Shares.

On March 29, 2007, U.S. Cellular had outstanding 54,867,197 Common Shares, par value $1.00 per share (excluding 178,488 shares held by U.S. Cellular and 22,534 shares held by a subsidiary of U.S. Cellular), and 33,005,877 Series A Common Shares, par value $1.00 per share. As of March 29, 2007, no shares of Preferred Stock, par value $1.00 per share, of U.S. Cellular were outstanding.

Telephone and Data Systems, Inc., a Delaware corporation (American Stock Exchange Listing Symbols TDS and TDS.S) (“TDS”), is the sole holder of Series A Common Shares and holds 37,782,826

Common Shares, representing approximately 68.9% of the Common Shares. By reason of such holdings, TDS has the voting power to elect all the directors of U.S. Cellular and has approximately 95.6% of the voting power with respect to matters other than the election of directors.

What is the voting power of the outstanding shares in the election of directors?

The following shows certain information relating to the outstanding shares and voting power of such shares in the election of directors as of the record date:

Class or Series of Common Stock	Outstanding Shares	Votes per Share	Voting Power	Number of Directors Elected by Class or Series	Number of Directors Standing for Election
Series A Common Shares	33,005,877	10	330,058,770	6	2
Common Shares	54,867,197	1	54,867,197	3	1
Total				9	3

What is the voting power of the outstanding shares in matters other than the election of directors?

Class or Series of Common Stock	Outstanding Shares	Votes per Share	Total Voting Power	Percent
Series A Common Shares	33,005,877	10	330,058,770	85.7%
Common Shares	54,867,197	1	54,867,197	14.3%
Total			384,925,967	100.0%

How may shareholders vote in the election of directors in Proposal 1?

Holders of Common Shares may, with respect to the election of the one Class II director to be elected by the holders of Common Shares, vote FOR the election of such director nominee or WITHHOLD authority to vote for such director nominee.

TDS, as the sole holder of Series A Common Shares may, with respect to the election of the two Class II directors to be elected by the holder of Series A Common Shares, vote FOR the election of such director nominees or WITHHOLD authority to vote for such director nominees.

TDS has advised U.S. Cellular that it intends to vote FOR the board of directors’ nominees for election as Class II directors.

How may shareholders vote with respect to Proposal 2?

With respect to the proposal to ratify the selection of PricewaterhouseCoopers as our independent registered public accountants for 2007, shareholders may:

•       vote FOR,

•       vote AGAINST, or

•       ABSTAIN from voting on the proposal.

TDS has advised U.S. Cellular that it intends to vote FOR the ratification of the selection of PricewaterhouseCoopers LLP.

How do I vote?

Proxies are being requested from the holders of Common Shares in connection with the election of one Class II director and the ratification of independent registered public accountants. Whether or not you plan to attend the meeting, please sign and mail your proxy in the enclosed self-addressed envelope to Proxy Services c/o Computershare Investor Services, P.O. Box 43102, Providence, Rhode Island 02940-5068. You have the power to revoke your proxy at any time before it is voted, and the giving of a proxy will not affect your right to vote in person if you attend the annual meeting.

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How will proxies be voted?

All properly executed and unrevoked proxies received in the accompanying form in time for the 2007 annual meeting will be voted in the manner directed on the proxies.

If no direction is made, a proxy by any shareholder will be voted FOR the election of the named director nominee to serve as a Class II director and FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for 2007.

If a proxy indicates that all or a portion of the votes represented by such proxy are not being voted with respect to a particular matter, such non-votes will not be considered present and entitled to vote on such matter. However, the shares represented by such proxies may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum.

What constitutes a quorum for the meeting?

In the election of directors, where a separate vote by a class or voting group is required, the holders of a majority of the votes of the stock of such class or voting group, present in person or represented by proxy, will constitute a quorum entitled to take action with respect to that vote on that matter.

The holders of a majority of the votes of the stock issued and outstanding and entitled to vote with respect to each of the other proposals, present in person or represented by proxy, will constitute a quorum at the annual meeting in connection with each of such other proposals.

What vote is required for the election of directors in Proposal 1?

The election of directors requires the affirmative vote of a plurality of the voting power of the shares present in person or represented by proxy and entitled to vote on such matter at the annual meeting. Accordingly, if a quorum of such shares is present at the annual meeting, the person receiving the plurality of votes of the holders of shares entitled to vote with respect to the election of such directors will be elected to serve as a director. Because the election of each director requires only the affirmative vote of a plurality of the shares present in person or represented by proxy and entitled to vote with respect to such matter, withholding authority to vote for the nominee and non-votes with respect to the election of the directors will not affect the outcome of the election of the directors.

What vote is required with respect to Proposal 2?

If a quorum is present at the annual meeting, the proposal to ratify independent registered public accountants will require the affirmative vote of a majority of the voting power of the Common Shares and Series A Common Shares voting together and present in person or represented by proxy and entitled to vote on such matter at the annual meeting. A vote to abstain from voting on such proposal will be treated as a vote against such proposal. Non-votes with respect to such proposal will not affect the determination of whether such proposal is approved.

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PROPOSAL 1

ELECTION OF DIRECTORS

The nominees for election as Class II directors are identified in the table below. In the event any nominee, who has expressed an intention to serve if elected, fails to stand for election, the persons named in the proxy presently intend to vote for a substitute nominee if one is designated by the board of directors.

Nominees

The following persons, if elected at the 2007 annual meeting of shareholders, will serve as Class II directors until the 2010 annual meeting of shareholders, or until their successors are elected and qualified:

Class II Directors—Terms Scheduled to Expire in 2010

The following persons are current Class II directors whose terms expire at the 2007 annual meeting of shareholders:

Elected by Holders of Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
Paul-Henri Denuit	72	Director of U.S. Cellular and former Chairman of the Board of Directors and Managing Director—S.A. Coditel	1988

Elected by Holder of Series A Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
Ronald E. Daly	60	Director of U.S. Cellular and Private Investor	2004
Kenneth R. Meyers	53	Director and Chief Accounting Officer of U.S. Cellular and Executive Vice President and Chief Financial Officer of TDS	1999

The board of directors recommends a vote “FOR” the above nominees.

Background of Class II Directors

Paul-Henri Denuit.   Prior to retiring from S.A. Coditel at the end of May 2001, Paul-Henri Denuit served as managing director of S.A. Coditel for more than five years. He was also the chairman of its board of directors. Mr. Denuit is a current Class II director who was previously elected by holders of Common Shares.

Ronald E. Daly.   Mr. Daly is a private investor. Mr. Daly was the president and chief executive officer of Océ-USA Holding, Inc. between November 2002 and September 2004. Océ-USA Holding, Inc. is the North American operations of Netherlands based Océ-N.V., a publicly held company. Océ-N.V. is a global supplier of high-technology digital document management and delivery solutions. Prior to joining Océ-USA Holding, Inc., Mr. Daly worked 38 years for R.R. Donnelley, most recently as president of R.R. Donnelley Printing Solutions. Mr. Daly also serves as a director of SuperValu, a major distributor, wholesaler and retailer in the food service industry. Mr. Daly is a current Class II director who was previously elected by TDS as the sole holder of Series A Common Shares.

Kenneth R. Meyers.   Kenneth R. Meyers was appointed Executive Vice President and Chief Financial Officer of TDS (an executive officer of TDS) and Chief Accounting Officer of U.S. Cellular (an executive officer of U.S. Cellular) and of TDS Telecommunications Corporation (“TDS Telecom”), a subsidiary of TDS which operates local telephone companies, effective January 1, 2007. Prior to that, he was the Executive Vice President—Finance, Chief Financial Officer and Treasurer of U.S. Cellular (an executive officer of U.S.

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Cellular) for more than five years. Mr. Meyers was also appointed as a director of TDS and TDS Telecom effective January 1, 2007. Mr. Meyers is a current Class II director who was previously elected by TDS as the sole holder of Series A Common Shares.

The following additional information is provided in connection with the election of directors.

Other Directors

Class I Directors—Terms Scheduled to Expire in 2009

The following persons are current Class I directors whose terms expire at the 2009 annual meeting of shareholders:

Elected by Holders of Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
Harry J. Harczak, Jr.	50	Director of U.S. Cellular and Executive Vice President of CDW Corporation	2003

Elected by Holder of Series A Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
LeRoy T. Carlson	90	Director of U.S. Cellular and Chairman Emeritus of TDS	1987
John E. Rooney	65	President and Chief Executive Officer of U.S. Cellular	2000

Background of Class I Directors

Harry J. Harczak, Jr.   Mr. Harczak is executive vice president for CDW, a publicly held provider of technology products and services. He joined CDW in 1994 as chief financial officer after serving as partner at PricewaterhouseCoopers LLP and was executive vice president of sales from February 2002 to January 2006. CDW provides products and services to U.S. Cellular and its affiliates on a regular basis. In 2006, U.S. Cellular purchased $333,629 and TDS purchased an additional $48,193 in products and services from CDW, and a similar or greater volume of purchases is possible in 2007. This interest is not considered to be a direct or indirect material interest to Mr. Harczak under SEC rules, but is disclosed voluntarily, as discussed below.

LeRoy T. Carlson.   LeRoy T. Carlson was appointed Chairman Emeritus of TDS (an executive officer of TDS) in February 2002. Prior to that time, he was the Chairman of TDS for more than five years. He is a member of the TDS board of directors. He is the father of LeRoy T. Carlson, Jr. and Walter C.D. Carlson.

John E. Rooney.   John E. Rooney has been the President and Chief Executive Officer of U.S. Cellular (an executive officer of U.S. Cellular) for more than five years. Mr. Rooney is currently a director of First Midwest Bancorp, Inc., a diversified financial services company.

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Class III Directors—Terms Scheduled to Expire in 2008

The following persons are current Class III directors whose terms expire at the 2008 annual meeting of shareholders:

Elected by Holders of Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
J. Samuel Crowley	56	Director of U.S. Cellular and Chief Operating Officer of Gold’s Gym International	1998

Elected by Holder of Series A Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
LeRoy T. Carlson, Jr.	60	Chairman and Director of U.S. Cellular and President and Chief Executive Officer of TDS	1984
Walter C.D. Carlson	53	Director of U.S. Cellular, non-executive Chairman of the Board of TDS and Partner, Sidley Austin LLP, Chicago, Illinois	1989

Background of Class III Directors

J. Samuel Crowley.   J. Samuel Crowley has been the chief operating officer of Gold’s Gym International, the nation’s largest chain of co-ed fitness facilities, since November 2005. Between January 2004 and October 2005, Mr. Crowley was a private investor and prior to that, he was Senior Vice President—New Ventures at Michaels Stores, Inc., a publicly-held national specialty retail company, from August 2002 until December 2003. Prior to that, Mr. Crowley was a business strategy consultant with Insider Marketing, a high tech marketing consulting firm, from April 2000 until July 2002. He was previously employed by CompUSA, Inc., a national retailer and reseller of personal computers and related products and services, for more than five years, most recently as executive vice president of operations between 1995 and 2000.

LeRoy T. Carlson, Jr.   LeRoy T. Carlson, Jr., has been the Chairman of U.S. Cellular (an executive officer of U.S. Cellular), and the President and Chief Executive Officer of TDS (an executive officer of TDS), for more than five years. Mr. Carlson also serves on the board of directors of TDS. He is also a director and Chairman of TDS Telecom. He is the son of LeRoy T. Carlson and the brother of Walter C.D. Carlson.

Walter C.D. Carlson.   Walter C.D. Carlson has been a partner of the law firm of Sidley Austin LLP for more than five years and is a member of its executive committee. The law firm of Sidley Austin LLP provides legal services to U.S. Cellular and TDS on a regular basis. See “Certain Relationships and Related Transactions” below. Mr. Carlson does not provide legal services to U.S. Cellular, TDS or their subsidiaries. Mr. Carlson serves on the board of directors of TDS and was elected non-executive Chairman of the Board of TDS in February 2002. He is the son of LeRoy T. Carlson and the brother of LeRoy T. Carlson, Jr.

Former Director

Sandra L. Helton.   Sandra L. Helton resigned as a director of U.S. Cellular concurrently with her resignation as Executive Vice President and Chief Financial Officer of TDS (an executive officer of TDS) effective December 31, 2006, a position she held for more than five years. Ms. Helton also resigned as a member of the board of directors of TDS and TDS Telecom effective December 31, 2006. In 2006, Ms. Helton was a director of The Principal Financial Group, a global financial institution, and Covance, Inc., a drug development services company. Ms. Helton was a Class II director who was elected by TDS as the sole holder of Series A Common Shares. Concurrently with Ms. Helton’s resignation, the size of the U.S. Cellular board of directors was reduced from ten to nine persons.

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CORPORATE GOVERNANCE

Board of Directors

The business and affairs of U.S. Cellular are managed by or under the direction of the Board of Directors. The Board of Directors consists of nine members. Holders of Common Shares elect 25% of the directors rounded up to the nearest whole number, or three directors based on a board size of nine directors. TDS, as the sole holders of Series A Common Shares, elects the remaining six directors. TDS has 100% of the voting power in the election of such six directors, approximately 68.9% of the voting power in the election of the remaining three directors and approximately 95.6% of the voting power in all other matters.

U.S. Cellular’s Code of Ethics for directors is available on U.S. Cellular’s web site, www.uscellular.com, under About Us—Investor Relations—Corporate Governance—BOD Code of Ethics.

Director Independence and American Stock Exchange Listing Standards

Because the U.S. Cellular Common Shares are listed on the American Stock Exchange, U.S. Cellular is required to comply with listing standards applicable to companies that have equity securities listed on the American Stock Exchange.

Under the listing standards of the American Stock Exchange, U.S. Cellular is a “controlled company” as such term is defined by the American Stock Exchange. U.S. Cellular is a controlled company because over 50% of the voting power of U.S. Cellular is held by TDS. Accordingly, it is exempt from certain listing standards that require listed companies that are not controlled companies to (i) have a board composed of a majority of directors that qualify as independent under the rules of the American Stock Exchange, (ii) have certain compensation approved by a compensation committee comprised solely of directors, or by a majority of directors, that qualify as independent under the rules of the American Stock Exchange, and (iii) have director nominations be made by a committee comprised solely of directors, or by a majority of directors, that qualify as independent under the rules of the American Stock Exchange.

As a controlled company, U.S. Cellular is required to have three directors who qualify as independent to serve on the audit committee. The U.S. Cellular board of directors has determined that all three members of the U.S. Cellular audit committee, J. Samuel Crowley, Paul-Henri Denuit and Harry J. Harczak, Jr., do not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and qualify as independent under the listing standards of the American Stock Exchange, as well as Section 10A-3 under the Securities Exchange Act of 1934, as amended. In addition, although not required to do so, the U.S. Cellular Board has also determined that Ronald E. Daly does not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and qualifies as independent under the listing standards of the American Stock Exchange, as well as the rules of the SEC. As a result, four of the nine directors, or 44% of the directors, have been determined to qualify as independent under the listing standards of the American Stock Exchange.

U.S. Cellular certifies compliance with specified listing standards to the American Stock Exchange on an annual basis. U.S. Cellular certified that it was in compliance with such American Stock Exchange listing standards in 2006.

Meetings of Board of Directors

Our board of directors held seven meetings during 2006. Each incumbent director attended at least 75 percent of the aggregate of the total number of meetings of the board of directors (held during 2006 for which such person has been a director) and the total number of meetings held by all committees of the board on which such person served (during the periods of 2006 that such person served).

Audit Committee

The primary function of the audit committee is to assist the board of directors in fulfilling its oversight responsibilities with respect to the quality, integrity and annual independent audit of U.S. Cellular’s financial

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statements and other matters set forth in the charter for the audit committee, a copy of which is available on U.S. Cellular’s web site, www.uscellular.com, under About Us—Investor Relations—Corporate Governance—Audit Comm. Charter.

The audit committee is currently composed of three members who are not officers or employees of U.S. Cellular or any parent or subsidiary of U.S. Cellular and have been determined by the board of directors not to have any other relationship with U.S. Cellular that would interfere with their exercise of independent judgment in carrying out the responsibilities of a director. The board of directors has also determined that such directors qualify as independent under Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Except as required by listing standards or SEC rule, U.S. Cellular does not have any categorical standards of independence that must be satisfied. The current members of the audit committee are J. Samuel Crowley (chairperson), Paul-Henri Denuit and Harry J. Harczak, Jr. The board of directors has determined that each of the members of the audit committee is “independent” and “financially sophisticated” as such terms are defined by the American Stock Exchange.

In addition, although Mr. Harczak is an executive officer of CDW which provides products and services to U.S. Cellular and its affiliates, this interest is not considered to be a direct or indirect material interest to Mr. Harczak under SEC rules. Nevertheless, U.S. Cellular has elected to disclose the dollar amount of such products and services in this proxy statement. As set forth above under “Election of Directors,” U.S. Cellular purchased $333,629 and TDS purchased an additional $48,193 in products and services from CDW, and a similar or greater volume of purchases is possible in 2007.

The board has made a determination that Harry J. Harczak, Jr. is an “audit committee financial expert” as such term is defined by the SEC.

In accordance with the SEC’s safe harbor rule for “audit committee financial experts,” no member designated as an audit committee financial expert shall (i) be deemed an “expert” for any other purpose or (ii) have any duty, obligation or liability that is greater than the duties, obligations and liability imposed on a member of the board or the audit committee not so designated. Additionally, the designation of a member or members as an “audit committee financial expert” shall in no way affect the duties, obligations or liability of any member of the audit committee, or the board, not so designated.

The audit committee held twenty-five meetings during 2006.

Pre-Approval Procedures

The audit committee adopted a policy, effective May 6, 2003, as amended as of February 17, 2004 and November 1, 2005, pursuant to which all audit and non-audit services must be pre-approved by the audit committee. Under no circumstances may U.S. Cellular’s principal external accountant provide services that are prohibited by the Sarbanes Oxley Act of 2002 or rules issued thereunder. Non-prohibited audit related services and certain tax and other services may be provided to U.S. Cellular, subject to such pre-approval process and prohibitions. The audit committee has delegated to the chairperson of the audit committee the authority to pre-approve services by the independent registered public accountants and to report such approvals to the full audit committee at each of its regularly scheduled meetings. The pre-approval policy relates to all services provided by U.S. Cellular’s principal external auditor and does not include any de minimis exception.

Review, approval or ratification of transactions with related persons

The Audit Committee Charter provides that the Audit Committee shall “be responsible for the review and oversight of all related-party transactions, as such term is defined by the rules of the American Stock Exchange.” Section 120 of the American Stock Exchange Company Guide, Certain Relationships And Transactions, provides that “Related party transactions must be subject to appropriate review and oversight by the company’s Audit Committee or a comparable body of the Board of Directors.”

Accordingly, pursuant to such provisions, the U.S. Cellular audit committee has review and oversight responsibilities over transactions that are deemed to be related-party transactions under Section 120 of the American Stock Exchange Company Guide. Other than the foregoing provisions, U.S. Cellular has no further written document evidencing policies and procedures relating to (i) the types of transactions that are

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covered by such policies and procedures; (ii) the standards to be applied pursuant to such policies and procedures; or (iii) the persons or groups of persons on the board of directors or otherwise who are responsible for applying such policies and procedures.

Since the beginning of the last fiscal year, the U.S. Cellular Audit Committee exercised oversight over related-party transactions, but did not take any formal action to approve any related-party transactions except for a transaction between U.S. Cellular and John E. Rooney, as discussed below. After changes in SEC rules that became effective for the 2007 proxy statement, transactions generally would not be subject to review and oversight by the Audit Committee unless they exceeded $120,000. Prior to the changes in such rules, this amount was $60,000 for 2006.

As disclosed below, a 2005 World Series Ring was given to Mr. Rooney by the Chicago White Sox as an honorarium, following review and approval by the U.S. Cellular Audit Committee. U.S. Cellular did not incur any out of pocket costs relating to this ring. The U.S. Cellular Audit Committee reviewed and approved this transaction pursuant to the company’s Code of Conduct. The value of the ring did not exceed $60,000.

Compensation Committee

U.S. Cellular does not have a formal standing compensation committee for all executive compensation, except that long-term equity compensation of executive officers is approved by the Stock Option Compensation Committee, as discussed below. However, LeRoy T. Carlson, Jr., Chairman of U.S. Cellular, functions as the compensation committee for all matters not within the authority of the Stock Option Compensation Committee, but does not do so pursuant to a charter. LeRoy T. Carlson, Jr. does not approve any compensation to himself as Chairman. Mr. Carlson receives no compensation directly from U.S. Cellular. Mr. Carlson is compensated by TDS in connection with his services for TDS and TDS subsidiaries, including U.S. Cellular. A portion of Mr. Carlson’s salary and bonus paid by TDS is allocated to U.S. Cellular by TDS, along with other expenses of TDS. This allocation by TDS to U.S. Cellular is done in the form of a single management fee pursuant to the Intercompany Agreement discussed below under “Intercompany Agreement.” John E. Rooney, President and Chief Executive Officer of U.S. Cellular, makes recommendations with respect to compensation for the other named executive officers. For further information, see “Compensation Discussion and Analysis” below.

The basis for the view of the board of directors that it is appropriate for U.S. Cellular not to have a formal independent compensation committee for all executive compensation is that it is controlled by TDS. As a controlled corporation, U.S. Cellular is not required to have an independent compensation committee under listing standards of the American Stock Exchange. As a controlled company, except with respect to matters within the authority of the Stock Option Compensation Committee, U.S. Cellular considers it sufficient and appropriate that LeRoy T. Carlson, Jr., who is a director and president of TDS, approve compensation decisions for U.S. Cellular. As a result of Mr. Carlson’s position with TDS, which is the majority shareholder of TDS, he represents the interests of all shareholders of U.S. Cellular in his compensation decisions.

Stock Option Compensation Committee

Although it is not required to do so under American Stock Exchange listing standards, U.S. Cellular has a Stock Option Compensation Committee comprised solely of directors that qualify as independent under the rules of the American Stock Exchange. In addition, the Stock Option Compensation Committee is comprised of at least two non-employee members of the U.S. Cellular Board of Directors, each of whom is an “outside director” within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended, and a “Non-Employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

The Stock Option Compensation Committee of our board of directors currently consists of J. Samuel Crowley, Ronald E. Daly and Paul-Henri Denuit. The principal functions of the Stock Option Compensation Committee are to consider and approve long-term compensation for executive officers and to consider and recommend to our board of directors new long-term compensation plans or changes in existing plans. All actions of the Stock Option Compensation Committee in 2006 were approved by unanimous consent.

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A copy of the current charter of the Stock Option Compensation Committee is not available on U.S. Cellular’s web site and, accordingly, is attached hereto as Exhibit A.

The Stock Option Compensation Committee may delegate power and authority to the Chairman of U.S. Cellular or any executive officer of U.S. Cellular or as otherwise permitted by any applicable long-term incentive plan, except that the Stock Option Compensation Committee may not delegate its power and authority with respect to the long-term compensation of executive officers of U.S. Cellular who are subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended, or as otherwise provided in any applicable long-term incentive plan. The Stock Option Compensation Committee has not delegated any authority with respect to the officers identified in the below Summary Compensation Table.

Compensation Consultant

Towers-Perrin is U.S. Cellular’s primary compensation consultant and is engaged by the U.S. Cellular Human Resources department, rather than by the Chairman who functions as the compensation committee, or the Stock Option Compensation Committee. U.S. Cellular’s Human Resources Department supports the Chairman and the Stock Option Compensation Committee in their functions, and uses information produced by the consultant in such support. Such consultant did not provide any advice as to director compensation and only provided advice as to compensation to officers and employees.

In 2006, the role of such compensation consultant in determining or recommending the amount or form of executive officer compensation was to provide recommendations on the type and amount of long-term incentive compensation to be granted to officers and non-officers.

The nature and scope of the assignment, and the material elements of the instructions or directions given to such consultants with respect to the performance of their duties under their engagement, was to make recommendations based on external benchmarking data obtained from their executive compensation survey database using a mix of two-thirds telecommunications and one-third general industry data.

Director Compensation

Neither LeRoy T. Carlson, Jr. nor the Stock Option Compensation Committee approves director compensation. It is the view of the U.S. Cellular board of directors that this should be the responsibility of the full board of directors. In particular, only non-employee directors receive compensation in their capacity as directors and, as a result, the view of the U.S. Cellular board of directors is that all directors should participate in such decisions, rather than only the Chairman or only some or all of the non-employee directors.

U.S. Cellular does not have any stock ownership guidelines for directors.

Other Committees

Special Committee.   On February 17, 2005, TDS announced that, at some time in the future, TDS may possibly offer to issue Special Common Shares in exchange for all of the Common Shares of U.S. Cellular which are not owned by TDS (a “Possible U.S. Cellular Transaction”). Although TDS has not taken any such action, at the request of the independent directors of U.S. Cellular, on May 3, 2005, the U.S. Cellular Board appointed a special committee consisting of all of such independent directors. The purpose of establishing a special committee in advance of any action by TDS was to permit the independent directors to consult with counsel regarding their responsibilities with respect to a Possible U.S. Cellular Transaction and to interview potential financial advisors. However, the special committee did not have authority to take other action unless and until TDS takes action with respect to a Possible U.S. Cellular Transaction, if ever. The Special Committee did not have a charter. On March 5, 2007, TDS announced that it has terminated activity relating to a Possible U.S. Cellular Transaction. Accordingly, the U.S. Cellular Special Committee was dissolved on March 6, 2007.

Pricing Committee.   U.S. Cellular has a Pricing Committee, consisting of LeRoy T. Carlson, Jr. as Chairman, and John E. Rooney and Kenneth R. Meyers as members. The Pricing Committee does not have a charter. Pursuant to resolutions of the U.S. Cellular Board of Directors from time to time, the Pricing Committee is authorized to take certain action with respect to financing and capital transactions of

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U.S. Cellular, such as the issuance, redemption or repurchase of debt or the repurchase of shares of capital stock of U.S. Cellular.

Director Nomination Process

U.S. Cellular does not have a nominating committee and, accordingly, does not have a nominating committee charter. Under listing standards of the American Stock Exchange, U.S. Cellular is exempt from the requirement to have a nominating committee because it is a controlled company as such term is defined by the American Stock Exchange. Instead, the entire board of directors participates in the consideration of director nominees. Similarly, since U.S. Cellular is a controlled company, U.S. Cellular also is exempt from the listing standard that requires director nominations to be made by a nominating committee comprised solely of independent directors or by a majority of independent directors.

The U.S. Cellular board of directors does not have a formal policy with regard to the consideration of any director candidates recommended by shareholders. Because TDS has sole voting power in the election of directors elected by holders of Series A Common Shares and a majority of the voting power in the election of directors elected by holders of Common Shares, nominations of directors for election by the holders of Series A Common Shares and Common Shares are generally based on the recommendation of TDS. With respect to candidates for director to be elected by the Common Shares, the U.S. Cellular board may from time to time informally consider candidates by shareholders that hold a significant number of Common Shares. The U.S. Cellular board has no formal procedures to be followed by shareholders in submitting recommendations of candidates for director.

The U.S. Cellular board of directors does not have any specific, minimum qualifications that the board believes must be met by a nominee for a position on the U.S. Cellular board of directors, or any specific qualities or skills that the board believes are necessary for one or more of the U.S. Cellular directors to possess. The U.S. Cellular board has consistently sought to nominate to the board of directors eminently qualified individuals whom the board believes would provide substantial benefit and guidance to U.S. Cellular. The U.S. Cellular board believes that substantial judgment, diligence and care are required to identify and select qualified persons as directors and does not believe that it would be appropriate to place limitations on its own discretion.

In general, the U.S. Cellular board will nominate existing directors for re-election unless the board has a concern about the director’s ability to perform his or her duties. In the event of a vacancy on the board of a director elected by the Series A Common Shares, nominations are based on the recommendation of TDS. In the event of a vacancy on the board of a Common Share director, U.S. Cellular may use various sources to identify potential candidates, including an executive search firm. In addition, the Chairman may consider recommendations by shareholders that hold a significant number of Common Shares. Potential candidates are initially screened by the Chairman and by other persons as the Chairman designates. Following this process, if appropriate, information about the candidate is presented to and discussed by the full board of directors.

Each of the nominees approved by the U.S. Cellular board for election at the 2007 annual meeting is an executive officer and/or director who is standing for re-election.

U.S. Cellular has not paid a fee in 2006 to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees for election of directors at the 2007 annual meeting. However, from time to time, U.S. Cellular may pay a fee to an executive search firm to identify potential candidates for election as directors.

Shareholder Communication with Directors

Shareholders may send communications to the board of directors of U.S. Cellular or to specified individual directors at any time. Shareholders should direct their communication to the board or to specified individual directors, in care of the Secretary of U.S. Cellular at its corporate headquarters. Any shareholder communications that are addressed to the board of directors or specified individual directors will be delivered by the Secretary of U.S. Cellular to the board of directors or such specified individual directors.

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Information on communicating with directors is available on U.S. Cellular’s web site, www.uscellular.com, under About Us—Investor Relations—Corporate Governance—Contact the Board.

U.S. Cellular Policy on Attendance of Directors at Annual Meeting of Shareholders

All directors are invited and encouraged to attend the annual meeting of shareholders, which is normally followed by the annual meeting of the board of directors. In general, all directors attend the annual meeting of shareholders unless they are unable to do so because of unavoidable commitments or intervening events. Six of the directors attended the 2006 annual meeting of shareholders.

Codes of Ethics for Directors

U.S. Cellular has adopted Code of Ethics for its directors. This code has been posted to U.S. Cellular’s web site, www.uscellular.com, under About Us—Investor Relations—Corporate Governance.

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PROPOSAL 2
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We anticipate continuing the services of PricewaterhouseCoopers LLP as independent registered public accountants for the current fiscal year. Representatives of PricewaterhouseCoopers LLP, who served as independent registered public accountants for the last fiscal year, are expected to be present at the annual meeting of shareholders and will have the opportunity to make a statement and to respond to appropriate questions raised by shareholders at the annual meeting or submitted in writing prior thereto.

We are not required to obtain shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountants by the Bylaws or otherwise. However, we have elected to seek such ratification by the affirmative vote of the holders of a majority of the votes cast by shares entitled to vote with respect to such matter at the annual meeting. Should the shareholders fail to ratify the selection of PricewaterhouseCoopers LLP as independent registered public accountants, the board of directors will consider whether to retain such firm for the year ending December 31, 2007.

The board of directors recommends a vote “FOR” ratification of the Selection of PricewaterhouseCoopers LLP as independent registered public accountants for the current fiscal year.

FEES PAID TO PRINCIPAL ACCOUNTANTS

The following sets forth the aggregate fees (including expenses) billed by U.S. Cellular’s principal accountants, PricewaterhouseCoopers LLP, for 2006 and 2005:

	2006	2005
Audit Fees(1)	$1,839,894	$1,947,171
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	1,500	1,500
Total Fees(3)	$1,841,394	$1,948,671

(1)             Represents the aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the annual financial statements for the years 2006 and 2005 included in U.S. Cellular’s Form 10-K for each of these years and the reviews of the financial statements included in U.S. Cellular’s Forms 10-Q for each of these years, including the attestation and report relating to internal control over financial reporting as well as accounting research, audit fees related to the restatement of U.S. Cellular’s financial statements for the five years in the periods ended December 31, 2005 and 2004, review of financial information included in other SEC filings and the issuance of consents and comfort letters. Although PricewaterhouseCoopers LLP has billed U.S. Cellular for these fees and expenses, management of U.S. Cellular has not yet completed its review of all of the amounts billed. Includes an estimate for incremental audit fees to be billed upon completion of the 2006 audit.

(2)             Represents the aggregate fees billed by PricewaterhouseCoopers LLP for services, other than services covered in (1) above, for the years 2006 and 2005.

(3)             Amounts do not include fees billed by PricewaterhouseCoopers LLP directly to TDS except for fees billed on lease reviews. Although TDS bills U.S. Cellular an overall management fee pursuant to the Intercompany Agreement discussed below, TDS does not specifically identify and allocate fees of PricewaterhouseCoopers LLP to U.S. Cellular.

The audit committee determined that the payment of fees for non-audit related services does not conflict with maintaining PricewaterhouseCoopers LLP’s independence.

See “Corporate Governance—Audit Committee” for information relating to the audit committee’s pre-approval policies.

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AUDIT COMMITTEE REPORT

This report is submitted by the current members of the audit committee of the board of directors of U.S. Cellular identified below. The audit committee operates under a written charter adopted by the U.S. Cellular board of directors, a copy of which is available on U.S. Cellular’s web site, www.uscellular.com, under About Us—Investor Relations—Corporate Governance—Audit Comm. Charter.

Management is responsible for U.S. Cellular’s internal controls and the financial reporting process. U.S. Cellular utilizes services from the TDS internal audit staff, which performs testing of internal controls and the financial reporting process. U.S. Cellular’s independent registered public accountants are responsible for performing an independent audit of U.S. Cellular’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America, and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In this context, the audit committee held meetings with management, the TDS internal audit staff and representatives of PricewaterhouseCoopers LLP, U.S. Cellular’s independent registered public accountants for 2006. In these meetings, the audit committee reviewed and discussed the audited financial statements as of and for the year ended December 31, 2006. Management represented to the audit committee that U.S. Cellular’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the audit committee has reviewed and discussed the consolidated financial statements with management and representatives of PricewaterhouseCoopers LLP.

The discussions with PricewaterhouseCoopers LLP also included the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, relating to information regarding the scope and results of the audit. The audit committee also received from PricewaterhouseCoopers LLP written disclosures and a letter regarding its independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and this information was discussed with PricewaterhouseCoopers LLP.

Based on and in reliance upon these reviews and discussions, the audit committee recommended to the board of directors that the audited financial statements as of and for the year ended December 31, 2006 be included in U.S. Cellular’s Annual Report on Form 10-K for the year ended December 31, 2006.

By the members of the audit committee of the board of directors of U.S. Cellular:

J. Samuel Crowley	Paul-Henri Denuit	Harry J. Harczak, Jr.
Chairperson

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EXECUTIVE OFFICERS

The following executive officers of U.S. Cellular were identified in the above tables regarding the election of directors:  LeRoy T. Carlson, Jr., Chairman; John E. Rooney, President and Chief Executive Officer; and Kenneth R. Meyers, Chief Accounting Officer. The following is a table identifying our other executive officers who are currently serving but are not identified in the above tables regarding the election of directors.

Name	Age	Position with U.S. Cellular
Steven T. Campbell	56	Executive Vice President—Finance, Chief Financial Officer and Treasurer
Jay M. Ellison	54	Executive Vice President and Chief Operating Officer
Michael S. Irizarry	45	Executive Vice President and Chief Technical Officer
Jeffrey J. Childs	50	Senior Vice President—Human Resources

Steven T. Campbell.   Steven T. Campbell has been the Executive Vice President—Finance, Chief Financial Officer and Treasurer of U.S. Cellular since March 7, 2007. Prior to that time, he was Executive Vice President—Finance, Chief Financial Officer, Treasurer and Controller of U.S. Cellular since January 1, 2007. Prior to that time, he was Vice President and Controller since June 2005. Prior to that time, he was vice president—financial operations at 3Com Corporation from 2003 to 2005 and vice president—finance and operations at CommWorks Corporation, a subsidiary of 3Com Corporation, from 2000 to 2003.

Jay M. Ellison.   Jay M. Ellison was appointed Executive Vice President and Chief Operating Officer on March 3, 2005. He joined our company on September 5, 2000 as Executive Vice President—Operations.

Michael S. Irizarry.   Michael S. Irizarry was appointed Executive Vice President and Chief Technical Officer on May 2, 2006. He joined our company as Executive Vice President—Engineering and Chief Technical Officer on February 18, 2002. Prior to that time, he was vice president—network, for the midwest area at Verizon Wireless from 2000 to 2001.

Jeffrey J. Childs.   Jeffrey J. Childs joined U.S. Cellular and was appointed Senior Vice President—Human Resources on February 17, 2004. Prior to that time, he was president and owner of Childs Consulting Services, LLC and senior partner of Brimstone Consulting Group since May 2001. Prior to that time, Mr. Childs was vice president—human resources & corporate services at SecurityLink from Ameritech between November 1999 and February 2001.

All of our executive officers devote all their employment time to the affairs of U.S. Cellular, except for LeRoy T. Carlson, Jr., Chairman, and Kenneth R. Meyers, Chief Accounting Officer, of U.S. Cellular. LeRoy T. Carlson, Jr., who is employed by TDS as its President and Chief Executive Officer, and Kenneth R. Meyers, who is employed by TDS as its Executive Vice President and Chief Financial Officer, devote a portion of their time to the affairs of U.S. Cellular. However, prior to 2007, Kenneth R. Meyers was U.S. Cellular’s Executive Vice President—Finance, Chief Financial Officer and Treasurer and in such capacity devoted all of his employment time to the affairs of U.S. Cellular.

Codes of Conduct and Ethics

As required by Section 807 of the American Stock Exchange Company Guide, U.S. Cellular has adopted a Code of Business Conduct, applicable to all officers and employees of U.S. Cellular and its subsidiaries, which includes a Code of Ethics for certain Senior Executives and Financial Officers, that complies with the definition of a “code of ethics” as set forth in Item 406 of Regulation S-K of the SEC. U.S. Cellular has also adopted a Code of Ethics for its directors. Each of the foregoing codes have been posted to U.S. Cellular’s web site, www.uscellular.com, under About Us—Investor Relations—Corporate Governance.

U.S. Cellular intends to satisfy the disclosure requirement under Item 10 of Form 8-K regarding any amendment to its Code of Ethics for certain Senior Executives and Financial Officers, and will disclose all other amendments to any of the foregoing codes, by posting such information to such internet website. Any waivers of any of the foregoing codes for directors or executive officers, including any waiver of the Code of Ethics for certain Senior Executives and Financial Officers, will be approved by U.S. Cellular’s board of directors, as applicable, and disclosed in a Form 8-K that is filed with the SEC within four business days of such waiver.

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EXECUTIVE AND DIRECTOR COMPENSATION

Summary of Compensation

The following table summarizes the compensation paid by U.S. Cellular to the identified officers for 2006. These officers consist of the following:

John E. Rooney, director and President and Chief Executive Officer of U.S. Cellular. U.S. Cellular has an employment letter agreement with Mr. Rooney, a portion of which is executory. Under the executory portions of an offer letter which was accepted by John E. Rooney on March 28, 2000 relating to his employment as President and Chief Executive Officer, all unvested stock option and restricted stock awards granted on or prior to April 10, 2006 fully vested on October 10, 2006, and all stock option and restricted stock awards granted after April 10, 2006 will fully vest six months after the date they are granted.

Kenneth R. Meyers, director of U.S. Cellular and Executive Vice President—Finance, Chief Financial Officer and Treasurer of U.S. Cellular prior to January 1, 2007. U.S. Cellular does not have any employment, severance or similar agreement with Mr. Meyers that is executory. Mr. Meyers was appointed Executive Vice President and Chief Financial Officer of TDS and Chief Accounting Officer of U.S. Cellular and of TDS Telecom effective January 1, 2007 and, concurrently, was also appointed as a director of TDS and TDS Telecom effective January 1, 2007. In connection therewith, TDS has entered into a Retention Agreement with Kenneth R. Meyers relating to his U.S. Cellular options and restricted stock units in connection with his employment as Executive Vice President and Chief Financial Officer of TDS. See “Narrative Disclosure to Table of Potential Payments upon Termination or Change in Control” below.

Jay M. Ellison, Executive Vice President and Chief Operating Officer of U.S. Cellular. U.S. Cellular does not have any employment, severance or similar agreement with Mr. Ellison.

Michael S. Irizarry, Executive Vice President and Chief Technical Officer of U.S. Cellular. U.S. Cellular does not have any employment, severance or similar agreement with Mr. Irizarry.

Jeffery J. Childs, Senior Vice President—Human Resources of U.S. Cellular. U.S. Cellular does not have any employment, severance or similar agreement with Mr. Childs.

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Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
John E. Rooney(1)	2006	$734,084	$300,000	$1,185,929	$3,158,606	—	$3,335	$51,921	$5,433,875
President and Chief Executive Officer
Kenneth R. Meyers(2)	2006	$462,959	$132,000	$469,694	$497,628	—	$49	$40,895	$1,603,225
Executive Vice President—Finance, Chief Financial Officer and Treasurer during 2006
Jay M. Ellison(3)	2006	$467,867	$176,000	$480,214	$535,037	—	$1,201	$43,727	$1,704,046
Executive Vice President and Chief Operating Officer
Michael S. Irizarry(4)	2006	$393,434	$110,000	$305,673	$388,879	—	—	$27,380	$1,225,366
Executive Vice President and Chief Technical Officer
Jeffery J. Childs(5)	2006	$347,710	$86,000	$238,273	$258,849	—	—	$23,197	$954,029
Senior Vice President—Human Resources

Column Notes:

(a)                Includes the following “named executive officers”: all individuals serving as U.S. Cellular’s principal executive officer or acting in a similar capacity during the last completed fiscal year; all individuals serving as the principal financial officer or acting in a similar capacity during the last completed fiscal year; and the three most highly compensated executive officers other than the foregoing who were serving as executive officers at the end of the last completed fiscal year, including executive officers of subsidiaries. The determination as to which executive officers are most highly compensated is made by reference to total compensation for the last completed fiscal year as set forth in column (j), reduced by any amount in column (h).

LeRoy T. Carlson, Jr., Chairman of U.S. Cellular, and LeRoy T. Carlson, a director of U.S. Cellular and executive officers of TDS, receive no compensation from U.S. Cellular. In addition, Sandra L. Helton, a former director of U.S. Cellular and executive officer of TDS, received no compensation from U.S. Cellular. LeRoy T. Carlson, Jr., is compensated, and Sandra L. Helton was compensated, by TDS in connection with their services for TDS and TDS subsidiaries, including U.S. Cellular. A portion of their compensation expense incurred by TDS is allocated to U.S. Cellular by TDS, along with the allocation of other compensation expense and other expenses of TDS. This allocation by TDS to U.S. Cellular is done in the form of a single management fee pursuant to the Intercompany Agreement discussed below under “Intercompany Agreement.” There is no identification or quantification of the compensation of such persons to U.S. Cellular, or of any other allocated expense in this management fee. The management fee is recorded as a single expense by U.S. Cellular. U.S. Cellular does not obtain details of the components that make up this fee and does not segregate this fee or allocate any part of the management fee to other accounts such as compensation expense. Accordingly, the compensation expenses incurred by TDS with respect to such persons are not reported in the above table. However, for purposes of disclosure, approximately 74% of LeRoy T. Carlson, Jr.’s compensation expense, approximately 76% of Sandra L. Helton’s compensation expense in 2006 and approximately 74% of LeRoy T. Carlson’s compensation expense in 2006 incurred by TDS is included by TDS in the total management fee to U.S. Cellular. Information with respect to compensation from TDS to LeRoy T. Carlson, Jr., Sandra L. Helton and LeRoy T. Carlson is included in TDS’s proxy statement related to its 2007 annual meeting of shareholders.

(b)               Although three years of compensation are required to be reported, pursuant to transition rules, the amounts for 2005 and 2004 are not reported.

(c)                Represents the dollar value of base salary (cash and non-cash) earned by the named executive officer during the fiscal year. John E. Rooney has deferred 20% of his 2006 base salary and Mr. Meyers deferred 8% of his 2006 salary, all of which salary is included in column (c) whether or not deferred. See “Information Regarding Nonqualified Deferred Compensation” below. The other officers did not defer any salary in 2006.

(d)               Represents the dollar value of bonus (cash and non-cash) earned by the named executive officer during the fiscal year. As discussed in the Narrative Disclosure below, officers do not become entitled to any amount of bonus solely as a result of achievement of any performance measures. The officers are not entitled to any amount of bonus unless and only to the extent awarded and paid. Performance measures are only one category of the factors used to determine the amount of the bonus, all of which is discretionary, as discussed below. The entire amount of the bonus is not earned until awarded. Because officers are not entitled to any bonus until awarded, the bonus amounts reported as earned in 2006 above represent bonuses awarded and paid in 2006. This includes the bonus based on 2005 performance that was paid on March 15, 2006. See “Executive Bonus Program” under the Narrative Disclosure below. Mr. Rooney deferred 100% of his 2005 bonus (paid in 2006). The amount deferred is deemed invested in phantom stock bonus match

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units in U.S. Cellular Common Shares. See “Grants of Plan-Based Awards” below. The entire amount of his bonus earned in 2006, including the amount deferred, is included above in column (d). See “Information Regarding Nonqualified Deferred Compensation” below. The other officers did not defer any bonus in 2006.

For disclosure purposes, the amount of bonus paid on March 15, 2007 with respect to 2006 is as follows:

	John E. Rooney	Kenneth R. Meyers	Jay M. Ellison	Michael S. Irizarry	Jeffery J. Childs
Total Bonus for 2006 paid in 2007	$525,000	$276,860	$336,414	$212,528	$166,170

The amount of the Bonus for 2006 paid in 2007 is only provided for disclosure purposes. These amounts were not earned until paid in 2007 and will be reported in next year’s Summary Compensation Table with respect to 2007.

(e)                Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standard No. 123 (revised 2004), Share Based Payments (which we refer to as “FAS 123R”), disregarding the estimate of forfeitures related to service-based vesting conditions. The vesting period of the awards is set forth under “Grants of Plan-Based Awards” below. Assumptions made in the valuation of stock awards in this column are incorporated by reference to Note 18 in U.S. Cellular’s financial statements for the year ended December 31, 2006 included in its Form 10-K for the year ended December 31, 2006. All stock awards are valued based on grant date fair value using a 0% forfeiture rate (the percentage of stock awards granted in 2006 that are assumed will be forfeited). U.S. Cellular has used a 0% forfeiture rate due to a lack of historical forfeiture information. There were no forfeitures of stock awards in 2006 for the identified officers.

Includes the amount of FAS 123R expense related to restricted stock units under the U.S. Cellular 2005 Long-Term Incentive Plan. U.S. Cellular restricted stock units granted in 2006 will become vested on the third anniversary of the grant date, or on April 3, 2009, except with respect to Mr. Rooney whose restricted stock units became vested on October 10, 2006.

Also includes the amount of FAS 123R expense related to phantom stock bonus match units in U.S. Cellular Common Shares credited to such officer with respect to deferred bonuses. Mr. Rooney deferred 100% of his 2005 bonus, which was paid in 2006. Accordingly, Mr. Rooney received a phantom stock bonus match with respect to such deferred bonus in 2006. As a result, he received a matching stock grant having a grant date value of $87,510. However, column (e) above includes the amount of FAS 123R expense recognized in 2006 of $121,548. See “Information Regarding Nonqualified Deferred Compensation” below.

The following is a summary of the amount of FAS 123R expense related to stock awards reflected in column (e) above:

	John E. Rooney	Kenneth R. Meyers	Jay M. Ellison	Michael S. Irizarry	Jeffery J. Childs
2003 Restricted Stock Units	$—	$60,085	$60,086	$37,830	$—
2004 Restricted Stock Units	309,388	151,845	151,845	97,913	88,031
2005 Restricted Stock Units	563,786	210,993	210,993	133,559	118,090
2006 Restricted Stock Units	191,207	46,771	57,290	36,371	32,152
Amount of restricted stock expense in 2006	$1,064,381	$469,694	$480,214	$305,673	$238,273
Amount of bonus match expense in 2006	121,548	—	—	—	—
Total	$1,185,929	$469,694	$480,214	$305,673	$238,273

For reference purposes, the following is a summary of the grant date value of stock awards in 2006 reflected in column (l) of the Grants of Plan Based Awards Table below:

	John E. Rooney	Kenneth R. Meyers	Jay M. Ellison	Michael S. Irizarry	Jeffery J. Childs
2006 Restricted Stock Units	$195,584	$187,977	$230,172	$146,079	$129,082
2006 Bonus Match Awards	87,510	—	—	—	—
Total	$283,094	$187,977	$230,172	$146,079	$129,082

If an award ultimately vests in full, the amount cumulatively recognized in the Summary Compensation Table over a period of years should equal 100% of the grant date fair value of the equity award or the total fair value at the date of settlement for a liability award.

(f)                  Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R, disregarding the estimate of forfeitures related to service-based vesting conditions. The dates on which the options become exercisable and expire is set forth below under “Grants of Plan-Based Awards.” Assumptions made in the valuation of the option awards in this column are incorporated by reference from Note 18 in U.S. Cellular’s financial statements for the year ended December 31, 2006 included in its Form 10-K for the year ended December 31, 2006. All stock options are valued based on grant date fair value using a forfeiture rate of 3% to 4.4% (the percentage of stock options granted in 2006 that are assumed will be forfeited). There were no forfeitures of stock options in 2006 for the identified officers. The awards represent options with respect to USM Common Shares awarded during the fiscal year.

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The following is a summary of the amount of FAS 123R expense relating to options reflected in column (f) above:

	John E. Rooney	Kenneth R. Meyers	Jay M. Ellison	Michael S. Irizarry	Jeffery J. Childs
2001 Options	$6,117	$5,409	$5,409	$—	$—
2002 Options	10,405	8,275	8,275	57,510	—
2003 Options	148,036	61,489	61,489	38,710	—
2004 Options	282,322	103,718	103,718	66,910	59,322
2005 Options	772,398	152,587	152,587	96,601	85,388
2006 Options	1,939,328	166,150	203,559	129,148	114,139
Amount of option expense in 2006	$3,158,606	$497,628	$535,037	$388,879	$258,849

For reference purposes, the following is a summary of the grant date value of options in 2006 reflected in column (l) of the Grants of Plan Based Awards Table below:

	John E. Rooney	Kenneth R. Meyers	Jay M. Ellison	Michael S. Irizarry	Jeffery J. Childs
Grant date value of options awarded in 2006	$1,939,328	$427,566	$523,829	$332,356	$293,709

If an option ultimately vests in full, the amount cumulatively recognized in the Summary Compensation Table over a period of years should equal 100% of the grant date fair value of the equity award or the total fair value at the date of settlement for a liability award.

(g)               None of the above executive officers has any earnings for services performed during the fiscal year pursuant to awards under “non-equity incentive plans” or earnings on any outstanding awards, pursuant to SEC rules. All amounts paid or awarded are disclosed in other columns under SEC rules. Although the 2006 Executive Officer Annual Incentive Plan Effective January 1, 2006 provides incentives to executive officers other than the Chairman and the President, this plan does not function in a way which permits the determination of the bonus based on achievement of performance measures, and is based on the judgment and discretion of the President and Chairman, as discussed below. Amounts under this plan are not earned until they are awarded and paid in the following year. There is no way under such plan to determine the amount to be paid prior to such time. Accordingly, amounts paid under such plan are set forth above under Bonus in column (d). See “Executive Bonus Program” in the Narrative Disclosure below.

(h)               Column (h) includes a portion of the interest that Messrs. Rooney, Meyers and Ellison receive on salary that is deferred on a basis that is not tax-qualified. Interest is compounded monthly, computed at a rate equal to one-twelfth of the sum of the average thirty-year Treasury Bond rate plus 1.25 percentage points. As required by SEC rules, column (h) includes the portion of such interest that exceeded 120% of the applicable federal long-term rate, with compounding (as prescribed under section 1274(d) of the Internal Revenue Code), at the time each monthly interest rate is set. The other officers have not deferred any of their salaries.

Each of the identified officers participates in a supplemental executive retirement plan or SERP. As discussed below, pursuant to SEC rules, column (h) does not include any portion of interest earned under the SERP in 2006.

Does not include any changes in pension values because U.S. Cellular does not have any defined benefit pension plans or pension plans (including supplemental plans) where the retirement benefit is actuarially determined that cover executive officers.

(i)                   Does not include the discount amount under the employee stock purchase plan because such discount is available generally, either to all security holders or to all employees of U.S. Cellular. Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is $10,000 or more.

Column (i) includes the following: (1) if applicable, the total of perquisites and personal benefits if they equal or exceed $10,000, summarized by type, or specified for any perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for each officer, which are referred to as Specified Perquisites, in each case, valued on the basis of the aggregate incremental cost of such perquisite or personal benefit to U.S. Cellular, including any related tax gross up, and (2) contributions by U.S. Cellular for the benefit of the named executive officer under (a) the TDS tax-deferred savings plan which is referred to as the TDSP, (b) the Pension Plan, and (c) the SERP:

	John E. Rooney	Kenneth R. Meyers	Jay M. Ellison	Michael S. Irizarry	Jeffery J. Childs
TDSP	$7,921	$8,023	$7,921	$—	$—
Pension Plan	10,374	10,374	10,374	10,374	10,374
SERP	33.626	22,498	25,432	17,006	12,823
Total	$51,921	$40,895	$43,727	$27,380	$23,197

None of the named executive officers had perquisites or personal benefits that equaled or exceeded $10,000 in 2006. See “Compensation Discussion and Analysis” for more information on the TDSP, Pension Plan and SERP.

(j)                   Represents the dollar value of total compensation for the fiscal year based on the sum of all amounts reported in columns (c) through (i).

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Footnotes:

(1)    John E. Rooney, as President and Chief Executive Officer, is included above as U.S. Cellular’s principal executive officer.

Pursuant to an offer letter which was accepted by John E. Rooney on March 28, 2000 relating to his employment as President and Chief Executive Officer, all unvested stock option and restricted stock awards granted on or prior to April 10, 2006 fully vested on October 10, 2006, and all stock option and restricted stock awards granted after April 10, 2006 will fully vest six months after the date they are granted.

(2)             Kenneth R. Meyers, who was U.S. Cellular’s Executive Vice President—Finance, Chief Financial Officer and Treasurer in 2006, is included above as U.S. Cellular’s principal financial officer. Mr. Meyers was appointed Executive Vice President and Chief Financial Officer of TDS and Chief Accounting Officer of U.S. Cellular and of TDS Telecom effective January 1, 2007. Mr. Meyers was also appointed as a director of TDS and TDS Telecom effective January 1, 2007.

(3)             Jay M. Ellison, Executive Vice President and Chief Operating Officer, is included above as one of the three most highly compensated executive officers other than the principal executive officer or principal financial officer who was serving as an executive officer at the end of the last completed fiscal year.

(4)             Michael S. Irizarry, Executive Vice President and Chief Technical Officer, is included above as one of the three most highly compensated executive officers other than the principal executive officer or principal financial officer who was serving as an executive officer at the end of the last completed fiscal year.

(5)             Jeffrey J. Childs, Senior Vice President—Human Resources, is included above as one of the three most highly compensated executive officers other than the principal executive officer or principal financial officer who was serving as an executive officer at the end of the last completed fiscal year.

Narrative Disclosure to Summary Compensation Table

Benefits and Plans Available to Identified Officers

The identified officers participate in the following benefits and plans that are not generally available to all salaried employees.

Deferred Salary

Messrs. Rooney, Meyers and Ellison are parties to executive deferred compensation agreements, pursuant to which each of them deferred a specified portion of his salary in 2006 and/or prior years. The officer makes an election as to when to receive a distribution of the deferred compensation account. All of the 2006 salary is included above in column (c), whether or not deferred. The accumulated deferred compensation is credited with interest compounded monthly, computed at a rate equal to one-twelfth of the sum of the average thirty-year Treasury Bond rate plus 1.25 percentage points until the deferred compensation amount is paid to such person. Pursuant to SEC rules, column (h) of the Summary Compensation Table includes the portion of the interest on such deferred compensation that exceeded 120% of the applicable federal long-term rate, with compounding (as prescribed under section 1274(d) of the Internal Revenue Code), in 2006. See “Information Regarding Nonqualified Deferred Compensation” below.

Executive Bonus Program

On July 12, 2006, the United States Cellular Corporation (“U.S. Cellular”) 2006 Executive Officer Annual Incentive Plan Effective January 1, 2006 (“Executive Bonus Plan”) was approved by U.S. Cellular’s Chairman of the Board of Directors, who does not participate in such incentive plan.

The purposes of the Executive Bonus Plan are: to provide incentive for the officers of U.S. Cellular to extend their best efforts toward achieving superior results in relation to key business measures; to reward U.S. Cellular’s executive officers in relation to their success in meeting and exceeding the performance targets; and to help U.S. Cellular attract and retain talented leaders in positions of critical importance to the success of U.S. Cellular. Eligible participants in the Executive Bonus Plan are executive vice presidents and senior vice presidents of U.S. Cellular. Each participant’s target incentive is expressed as a percentage of base salary.

The officer bonus plans of U.S. Cellular are discretionary and are based, in part, on U.S. Cellular’s performance, individual performance and individual bonus targets, which contribute to the formation and size of a bonus pool. The total pool is then divided into Executive Officer and Vice President annual plan pools, and allocated at the discretion of the President and CEO. The President and CEO considers

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performance measures and any other information that he deems relevant in determining the pools and allocations.

The following performance measures, using weights and definitions as approved by the Chairman, are considered in evaluating the achievements of the eligible participants for purposes of the Executive Bonus Plan: Customer Addition Equivalents; Customer Defections; Consolidated Revenue; Consolidated Cash Flow; and Return on Capital. U.S. Cellular has set target levels for such measures at levels that it believes are achievable with above average performance. U.S. Cellular believes it would require superior performance to achieve 200% of the target levels, which is the maximum for each factor and the plan. Nevertheless, although such performance measures may impact the amount of bonus an officer receives, all officer bonuses are discretionary, and individual performance and other factors contribute to the amount of bonus an officer receives. The President and CEO may consider the performance factors and any other information he deems relevant in determining the bonus. Bonuses are not earned, nor are payouts vested until a bonus has been approved and paid to an officer. As a result, the performance measures are one category of the factors used in determining the bonus, but do not entitle the officer to any bonus until awarded. In addition, a bonus can be awarded based on judgment even if the performance measures are not met. Although performance measures influence the decision of the amount of the bonus, the entire amount of the bonus is discretionary and cannot be calculated in advance of approval and payment to the officer.

The President and CEO determines the actual payout that each officer will receive allocating the bonus pool among officers as he deems appropriate, and is not bound to adhere to any guideline, including any of the identified performance measures. However, the sum of all participants’ actual awards cannot deviate from the amount of the total officer pool by more than plus or minus 18% for 2006. In addition, the Chairman of the Board must approve all officer bonuses prior to payout.

There is no written bonus plan for the President. The bonus of the U.S. Cellular President (chief executive officer) is determined in a manner similar to the foregoing, but with some differences. In addition to the factors described above for all executive officers in general, the Chairman considers compensation paid to chief executive officers of other comparable companies, including those which are divisions or subsidiaries of parent companies. These companies include the peer companies included in the “Stock Performance Graph” in the 2006 annual report to shareholders: ALLTEL Corp., Centennial Communications Corp., Dobson Communications Corp., and Sprint/Nextel Corp., as well as U.S. Cellular. The peer group was changed from the prior year to add Dobson Communications Corp. and Sprint Nextel Corp. and delete Rural Cellular Corporation to make it more representative of U.S. Cellular’s peers. Other telecommunications companies that are considered include Verizon Wireless, AT&T’s wireless business (formerly Cingular) and T-Mobile. No written or formal list of specific companies is prepared. Instead, the Chairman is provided with information about executive compensation at these other companies by the Vice President of Human Resources of TDS. This information includes compensation reported in proxy statements of comparable companies and salary surveys. The Chairman uses these sources and makes a determination of appropriate sources, companies and ranges for the President, based on the judgment of the Chairman.

No specific measures of performance are considered determinative in the compensation of the President. As with the other executive officers, all facts and circumstances are taken into consideration by the Chairman in his executive compensation decisions for the President. Ultimately, it is the informed judgment of the Chairman that determines the salary and bonus for the President. With respect to the President’s bonus, the Chairman does consider the results of the above described Executive Bonus Plan and bases the amount of the President’s bonus to a large degree upon the results of U.S. Cellular as measured by the performance objectives set by the Executive Bonus Plan. However, with respect to the President, the relationship of the bonus to such performance measures is not direct and is based on the sole judgment of the Chairman based on the total mix of information.

Deferred Bonus

The U.S. Cellular 2005 Long-Term Incentive Plan permits the above officers to defer all or a portion of their annual bonus to a deferred compensation account. Deferred compensation will be deemed invested

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in phantom U.S. Cellular Common Shares. The phantom stock units are not credited with dividends because U.S. Cellular does not currently pay dividends. The officer makes an election as to when to receive a distribution of the deferred compensation account. If an officer elects to defer all or a portion of his annual bonus, U.S. Cellular will allocate a match award to the employee’s deferred compensation account in an amount equal to the sum of (i) 25% of the deferred bonus amount which is not in excess of one-half of the employee’s gross bonus for the year and (ii) 33 1/3% of the deferred bonus amount which is in excess of one-half of the employee’s gross bonus for the year. The entire amount of the bonus is included in the Summary Compensation Table in column (d) under “Bonus,” whether or not deferred. The value of the matched stock units are reported in the Summary Compensation Table in column (e) under “Stock Awards.” See “Information Regarding Nonqualified Deferred Compensation” below.

Long-Term Incentive Plan

The named executive officers participate in the U.S. Cellular 2005 Long-Term Incentive Plan. Under such plan, the following awards may be granted: (i) incentive stock options or ISOs and nonqualified stock options; (ii) stock appreciation rights or SARs; (iii) restricted stock awards and restricted stock unit or RSU awards, which may be subject to a restriction period or specified performance measures or both; (iv) performance awards; and (v) company match awards for deferred bonus payments.

The purposes of the such plan are: (i) to align the interests of the shareholders of U.S. Cellular and the key executive and management employees of U.S. Cellular and certain affiliates who receive awards under the Incentive Plan by increasing the proprietary interest of such employees in U.S. Cellular’s growth and success; (ii) to advance the interests of U.S. Cellular by attracting and retaining key executive and management employees of U.S. Cellular and such affiliates; and (iii) to motivate such employees to act in the long-term best interests of U.S. Cellular’s shareholders.

The 2005 Long-Term Incentive Plan provides that the approval by the full Board of Directors, including the affirmative vote of a majority of the members of the Stock Option Compensation Committee, shall be required with respect to any grant of stock options, restricted stock awards or similar stock-based compensation if the number of Common Shares which could be issued pursuant to such award, when added to the then currently outstanding Common Shares plus the number of Common Shares then subject to purchase or receipt pursuant to all grants of stock options, employee stock purchase plans, restricted stock awards and any other plan or program pursuant to which Common Shares of U.S. Cellular have been optioned or granted, whether vested or not, would result in U.S. Cellular no longer satisfying the eligibility requirements to file a consolidated tax return with TDS. Because the requisite triggering circumstances exist, in addition to approval by the Stock Option Compensation Committee, each year the full Board of Directors also approves an aggregate limit to the total of all grants of options and restricted stock units, but does not approve individual awards.

Pursuant to the U.S. Cellular 2005 Long-Term Incentive Plan, each officer may elect to defer all or a portion of his annual bonus as discussed above.

Restricted stock units may be granted under the U.S. Cellular 2005 Long-Term Incentive Plan. The aggregate grant date fair value of the restricted stock unit awards in 2006 computed in accordance with FAS 123R is included in column (l) of the Grants of Plan Based Awards Table. Column (e), “Stock Awards,” of the Summary Compensation Table includes the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R, disregarding the estimate of forfeitures related to service-based vesting conditions.

Options may be granted under the U.S. Cellular 2005 Long-Term Incentive Plan. The aggregate grant date fair value of the option awards in 2006 computed in accordance with FAS 123R is included in column (l) of the Grants of Plan Based Awards Table. Column (f), “Options,” of the Summary Compensation Table includes the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R, disregarding the estimate of forfeitures related to service-based vesting conditions.

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SERP

TDS also sponsors an unfunded nonqualified deferred supplemental executive retirement plan or SERP to supplement the benefits under the pension plan to offset the reduction of benefits caused by the limitation on annual employee compensation under the tax laws. Each of the identified officers participates in the SERP. This plan provides supplemental benefits under the TDS Pension Plan to offset the reduction of benefits caused by the limitation on annual employee compensation which can be considered for tax qualified pension plans under the Internal Revenue Code. The SERP is a non-qualified deferred compensation plan and is intended to be unfunded. The amount of the contribution with respect to the executives identified in the Summary Compensation Table is included in column (i), “All Other Compensation,” of the Summary Compensation Table. Such officers are credited with interest on balances of the SERP. The interest rate for 2006 was set as of the last trading date of 2005 at 5.6445% per annum, based on the yield on ten year BBB rated industrial bonds at such time. Such rate did not exceed 120% of the applicable federal long-term rate, with compounding (as prescribed under section 1274(d) of the Internal Revenue Code), of 5.76% at such time. Accordingly, pursuant to SEC rules, column (h) does not include any portion of interest earned under the SERP in 2006.

Perquisites

U.S. Cellular provides an automobile allowance to certain executive officers. U.S. Cellular values this benefit based on the actual cost to U.S. Cellular, including any related tax gross up. U.S. Cellular may provide tickets to sporting or other events for business purposes and may reimburse club or similar memberships for officers for business purposes. Occasionally, such events or memberships may be used for personal purposes. However, if there is no incremental cost to the company, no amount is included in the Summary Compensation Table. Column (i), “All Other Compensation,” of the Summary Compensation Table includes the total of perquisites and personal benefits if they equal or exceed $10,000, summarized by type, or specified for any perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for each officer. The total of perquisites and personal benefits, including any related tax gross ups, to the named executive officers did not equal or exceed $10,000 in 2006. Because perquisites and personal benefits represent a relatively insignificant portion of the named executive officers’ total compensation, they do not materially influence considerations in setting compensation.

Other General Benefits and Plans

The officers identified in the Summary Compensation Table participate in the following plans that do not discriminate in scope, terms or operation, in favor of executive officers or directors of the registrant and that are available generally to all employees.

Employee Stock Purchase Plans

TDS sponsors an Employee Stock Purchase Plan that permits eligible employees of TDS and its subsidiaries, including U.S. Cellular, to purchase a limited number of TDS Special Common Shares on a quarterly basis. The per share cost to each participant is at 85% of the market value of the Special Common Shares as of the issuance date. Pursuant to SEC rules, the Summary Compensation Table does not include the discount amount because such discount is available generally to all employees of TDS.

U.S. Cellular also sponsors an Employee Stock Purchase Plan that permits eligible employees of U.S. Cellular and its subsidiaries to purchase a limited number of U.S. Cellular Common Shares on a quarterly basis. The per share cost to each participant is at 85% of the market value of the Common Shares as of the issuance date. Pursuant to SEC rules, the Summary Compensation Table does not include the discount amount because such discount is available generally to all employees of U.S. Cellular.

Tax-Deferred Savings Plan

TDS and U.S. Cellular sponsor the Tax-Deferred Savings Plan, a qualified profit-sharing plan pursuant to Sections 401(a) and 401(k) of the Internal Revenue Code. This plan is available to employees of TDS and its subsidiaries, including U.S. Cellular. Employees contribute amounts and U.S. Cellular makes matching

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contributions in part. Prior to May 31, 2006, U.S. Cellular and participating employers made matching contributions to the plan in cash equal to 100% of an employee’s contributions up to the first 2% and 40% of an employee’s contributions up to the next 4% of such employee’s compensation. Beginning May 31, 2006, U.S. Cellular and participating employers make matching contributions to the plan in cash equal to 100% of an employee’s contributions up to the first 3% and 40% of an employee’s contributions up to the next 2% of such employee’s compensation. Participating employees have the option of investing their contributions and U.S. Cellular’s contributions in a TDS Common Share fund, a TDS Special Common Share fund, a U.S. Cellular Common Share fund or certain unaffiliated funds. The amount of the contribution with respect to the executives identified in the Summary Compensation Table is included in column (i), “All Other Compensation,” of the Summary Compensation Table. SEC rules do not require the Summary Compensation Table to include earnings or other amounts with respect to tax-qualified defined contribution plans.

Pension Plan

TDS sponsors a qualified noncontributory defined contribution Pension Plan for the employees of TDS and its subsidiaries, including U.S. Cellular. Under this plan, pension costs are calculated separately for each participant and are funded currently. The Pension Plan is designed to provide retirement benefits for eligible employees of TDS and certain of its affiliates which adopted the Pension Plan. TDS and its subsidiaries make annual employer contributions for each participant. The amount of the contribution with respect to the executives identified in the Summary Compensation Table is included in column (i), “All Other Compensation,” of the Summary Compensation Table. SEC rules do not require the Summary Compensation Table to include earnings or other amounts with respect to tax-qualified defined contribution plans.

Health and Welfare Benefits

U.S. Cellular also provides customary health and welfare and similar plans for the benefit of its employees. Pursuant to SEC rules, no amount is included in the Summary Compensation Table relating to such plans because they are group life, health, hospitalization, disability and/or medical reimbursement plans that do not discriminate in scope, terms or operation, in favor of executive officers or directors of the registrant and are available generally to all employees.

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Information Regarding Plan-Based Awards Table

The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding plan-based awards in 2006.

Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
John E. Rooney
Awards in USM Common Shares(1)
Restricted Stock Units	04/03/06							3,291			$195,584
Options	04/03/06								138,000	$59.43	$1,939,328
Phantom Stock Bonus Match Units in USM Common Shares(2)
Deferred Bonus	03/15/06							5,290			$300,000
Company Match	03/15/06							1,543			$87,510
Kenneth R. Meyers
Awards in USM Common Shares(1)
Restricted Stock Units	04/03/06							3,163			$187,977
Options	04/03/06								30,425	$59.43	$427,566
Jay M. Ellison
Awards in USM Common Shares(1)
Restricted Stock Units	04/03/06							3,873			$230,172
Options	04/03/06								37,275	$59.43	$523,829
Amended Initial Options(3)	12/26/06								4,613	$75.00	—
Michael S. Irizarry
Awards in USM Common Shares(1)
Restricted Stock Units	04/03/06							2,458			$146,079
Options	04/03/06								23,650	$59.43	$332,356
Amended Initial Options(4)	12/26/06								10,800	$41.00	—
Jeffery J. Childs
Awards in USM Common Shares(1)
Restricted Stock Units	04/03/06							2,172			$129,082
Options	04/03/06								20,900	$59.43	$293,709

Explanation of Columns:

(a)                          Includes the persons identified in the Summary Compensation Table.

(b)                         Represents the date on which the Stock Option Compensation Committee took action to grant the awards.

(c)–(e)      These columns as set forth in SEC rules are not applicable because the identified officers did not receive any non-equity incentive plan awards, as defined by SEC rules.

(f)–(h)         These columns as set forth in SEC rules are not applicable because the identified officers did not receive any equity incentive plan awards, as defined by SEC rules.

(i)                              Includes the number of USM Common Shares underlying restricted stock units awarded pursuant to the U.S. Cellular 2005 Long-Term Incentive Plan. Such restricted stock becomes vested on April 3, 2009, except that the restricted stock award became fully vested on October 10, 2006 with respect to Mr. Rooney.

Also includes the number of phantom stock bonus match units in U.S. Cellular Common Shares credited to such officer with respect to deferred bonus compensation. Mr. Rooney deferred part of his bonus earned in 2006 under the U.S. Cellular long-term incentive plan. The matched stock units vest ratably at a rate of one-third per year over three years. See “Information Regarding Non-Qualified Deferred Compensation” below.

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(j)                             Represents the number of U.S. Cellular Common Shares underlying options awarded during the fiscal year pursuant to the U.S. Cellular 2005 Long-Term Incentive Plan. The U.S. Cellular options were granted at an exercise price of $59.43 per share, which was the closing price of a U.S. Cellular Common Share on April 3, 2006. Such options become exercisable with respect to 25% of the shares underlying the option on April 3, 2007, 2008, 2009 and 2010, except that the options vested on October 10, 2006 with respect to Mr. Rooney, and are exercisable until April 3, 2016.

(k)                          Represents the per-share exercise price of the options granted in column (j). Such exercise price is not less than the closing market price of the underlying security on the date of the grant.

(l)                              Represents the grant date fair value of each equity award computed in accordance with FAS 123R or, in the case of any adjustment or amendment of the exercise or base price of options, SARs or similar option-like instruments previously awarded to a named executive officer, whether through amendment, cancellation or replacement grants, or any other means (“repriced”), or other materially modification of such awards, represents the incremental fair value, computed as of the repricing or modification date in accordance with FAS 123R, with respect to that repriced or modified award. Only the options identified as “Amended Initial Options” were repriced or materially modified in the last fiscal year with respect to the identified executive officers. However, because such options were repriced to increase the exercise price, there was no incremental fair value of such options.

Footnotes:

(1)                          Pursuant to the U.S. Cellular 2005 Long-Term Incentive Plan, on April 3, 2006, such executive officer was granted restricted stock units and options to purchase U.S. Cellular Common Shares as indicated above. The value of the stock awards are reported in the Summary Compensation Table in column (e) and the value of the option awards are reported in the Summary Compensation Table in column (f).

(2)                          Includes the number of phantom stock units in U.S. Cellular Common Shares credited to such officer with respect to deferred bonus compensation. Only Mr. Rooney deferred his bonus earned in 2006. John E. Rooney participates in the U.S. Cellular 2005 Long-Term Incentive Plan. This plan permits officers to defer all or a portion of their annual bonus to a deferred compensation account. For further information relating to this plan, see “Narrative Disclosure to Summary Compensation Table” above. The entire amount of the bonus earned is reported in the Summary Compensation Table in column (d) under “Bonus,” whether or not deferred and deemed invested in phantom stock. The value of the company match stock units are reported in the Summary Compensation Table in column (e) under “Stock Awards.” U.S. Cellular does not currently pay dividends.

(3)                          The Amended Initial Options were originally granted on September 1, 2000 and were scheduled to become exercisable with respect to 20% of the shares underlying the option on September 1 of each year beginning in 2001 and ending in 2005, and were exercisable until September 1, 2010 at an exercise price of $73.31. No portion of the option has been exercised. The option was amended on December 26, 2006 to correct the exercise price of the option to the closing price of the underlying Common Shares as of the date of approval of the original option by the Stock Option Compensation Committee of $75.00 on September 8, 2000. In connection therewith, U.S. Cellular agreed to pay $7,784 to Mr. Ellison, which was paid in 2007, representing the aggregate amount of a make-whole payment as a result of the increase in the exercise price of the original option. The amended option with respect to 4,613 shares is immediately exercisable in full.

(4)                          The Amended Initial Options were originally granted on February 18, 2002 and were scheduled to become exercisable in annual increments of 20% on February 18 of each year beginning in 2003 and ending in 2007, and were exercisable until February 18, 2012 at an exercise price of $37.19. Options with respect to 16,200 shares have been exercised. The unexercised portion of this option was amended on December 26, 2006 to correct the exercise price of the option to the closing price of the underlying Common Shares as of the date of approval of the original option by the Stock Option Compensation Committee of $41.00 on March 31, 2002. In connection therewith, U.S. Cellular agreed to pay $41,148 to Mr. Irizarry, which was paid in 2007, representing the aggregate amount of a make-whole payment as a result of the increase in the exercise price of the original option. The amended option with respect to 10,800 shares is exercisable with respect to 5,400 shares as of December 31, 2006 and will become fully exercisable on February 18, 2007.

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Information Regarding Outstanding Equity Awards at Year End Table

The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding outstanding equity awards at year end.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)
John E. Rooney
Options:
2006 Options(1)	138,000			$59.43	4/3/16
2005 Options(2)	131,000			$45.63	3/31/15
2004 Options(3)	92,000			$38.65	3/31/14
2003 Options(4)	105,250			$24.47	4/21/13
2002 Options(5)	16,500			$41.00	3/31/12
2001 CEO Options(6)	20,000			$59.40	5/29/11
2000 CEO Initial Options(7)	55,000			$69.19	4/10/10
Stock Awards:
Bonus Match in 2006(16)						1,029	$71,608
Bonus Match in 2005(16)						1,213	$84,413
Total	557,750	—				2,242	$156,021
Kenneth R. Meyers
Options:
2006 Options(1)		30,425		$59.43	4/3/16
2005 Options(2)	8,600	25,800		$45.63	3/31/15
2004 Options(3)	17,612	17,613		$38.65	3/31/14
2003 Options(4)	49,706	16,569		$23.61	3/31/13
2002 Options(5)	26,225			$41.00	3/31/12
2001 Options(8)	16,600			$64.16	5/8/11
2000 Options(9)	4,762			$71.00	3/31/10
1999 Options(10)	9,600			$44.00	3/31/09
1998 Options(11)	7,680			$33.94	3/31/08
1997 Options(12)	4,010			$25.25	5/14/07
Stock Awards:
2006 Restricted Stock Units(17)						3,163	$220,113
2005 Restricted Stock Units(18)						13,897	$967,092
2004 Restricted Stock Units(19)						6,551	$455,884
Total	144,795	90,407				23,611	$1,643,089
Jay M. Ellison
Options:
2006 Options(1)		37,275		$59.43	4/3/16
2005 Options(2)	8,600	25,800		$45.63	3/31/15
2004 Options(3)	8,806	17,613		$38.65	3/31/14
2003 Options(4)	16,569	16,569		$23.61	3/31/13
2002 Options(5)	6,557			$41.00	3/31/12
2001 Options(8)	16,600			$64.16	5/8/11
Amended Initial Options(13)	4,613			$75.00	9/1/10
Stock Awards:
2006 Restricted Stock Units(17)						3,873	$269,522
2005 Restricted Stock Units(18)						13,897	$967,092
2004 Restricted Stock Units(19)						6,551	$455,884
Total	61,745	97,257				24,321	$1,692,498

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Michael S. Irizarry
Options:
2006 Options(1)		23,650	$59.43	4/3/16
2005 Options(2)	5,443	16,332	$45.63	3/31/15
2004 Options(3)	5,681	11,363	$38.65	3/31/14
2003 Options(4)	10,431	10,432	$23.61	3/31/13
2002 Options(5)	5,288		$41.00	3/31/12
Amended Initial Options(14)	5,400	5,400	$41.00	2/18/12
Stock Awards:
2006 Restricted Stock Units(17)					2,458	$171,052
2005 Restricted Stock Units(18)					8,798	$612,253
2004 Restricted Stock Units(19)					4,225	$294,018
Total	32,243	67,177			15,481	$1,077,323
Jeffery J. Childs
Options:
2006 Options(1)		20,900	$59.43	4/3/16
2005 Options(2)	4,812	14,438	$45.63	3/31/15
2004 Initial Options(15)	12,850	12,850	$43.20	2/17/14
Stock Awards:
2006 Restricted Stock Units(17)					2,172	$151,150
2005 Restricted Stock Units(18)					7,776	$541,132
2004 Restricted Stock Units(19)					3,798	$264,303
Total	17,662	48,188			13,746	$956,585

Explanation of Columns:

(a)                Includes the persons identified in the Summary Compensation Table.

(b)               Includes, on an award-by-award basis, the number of securities underlying unexercised options, including any awards that have been transferred other than for value, that are exercisable as of December 31, 2006. No awards have been transferred.

(c)                Includes on an award-by-award basis, the number of securities underlying unexercised options, including any awards that have been transferred other than for value, that are unexercisable as of December 31, 2006.

(d)               This column is not applicable because the identified officers do not have any options that are equity incentive plan awards, as defined by SEC rules.

(e)                Represents the exercise prices of the awards identified in columns (b) and (c).

(f)                  Represents the expiration dates of the awards identified in columns (b) and (c).

(g)               Represents the total number of shares underlying stock awards that have not vested as of December 31, 2006.

(h)               Represents the aggregate market value of shares underlying stock awards that have not vested as of December 31, 2006, calculated using the closing price of U.S. Cellular Common Shares of $69.59 on December 29, 2006, the last trading day of 2006.

(i)                   This column is not applicable because the identified officers do not have any stock awards that are equity incentive plan awards, as defined by SEC rules.

(j)                   This column is not applicable because the identified officers do not have any stock awards that are equity incentive plan awards, as defined by SEC rules.

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Footnotes:

The following provides additional information with respect to outstanding equity awards at year end. Number references correspond to numbers in the above table. The following discloses the date that options were scheduled to become exercisable and that restricted stock was scheduled to become vested. However, due to the delay in SEC filings resulting from the restatement discussed below, U.S. Cellular suspended the exercise of options and the issuance of shares between March 17 and October 10, 2006. As a result, the options that were scheduled to become exercisable on March 31, 2006 were not exercisable until October 10, 2006.

          (1) The 2006 Options become exercisable in annual increments of 25% on April 3 of each year beginning in 2007 and ending in 2010 (except that all options became fully vested on October 10, 2006 with respect to Mr. Rooney), and are exercisable until April 3, 2016 at an exercise price of $59.43.

          (2) The 2005 Options were scheduled to become exercisable in annual increments of 25% on March 31 of each year beginning in 2006 and ending in 2009 (except that all options became fully vested on October 10, 2006 with respect to Mr. Rooney), and are exercisable until March 31, 2015 at an exercise price of $45.63.

          (3) The 2004 Options were scheduled to become exercisable in annual increments of 25% on March 31 of each year beginning in 2005 and ending in 2008 (except that all options became fully vested on October 10, 2006 with respect to Mr. Rooney), and are exercisable until March 31, 2014 at an exercise price of $38.65.

          (4) The 2003 Options were scheduled to become exercisable in annual increments of 25% on March 31 of each year beginning in 2004 and ending in 2007 (except that all options became fully vested on October 10, 2006 with respect to Mr. Rooney), and are exercisable until April 21, 2013 at an exercise price of $24.47 for Mr. Rooney, and are exercisable until March 31, 2013 at an exercise price of $23.61 for the other executive officers.

          (5) The 2002 Options were scheduled to become exercisable in annual increments of 25% on March 31 of each year beginning in 2003 and ending in 2006, and are exercisable until March 31, 2012 at an exercise price of $41.00.

          (6) The 2001 CEO Options were scheduled to become exercisable in annual increments of 20% on March 31 of each year beginning in 2002 and ending in 2006, and are exercisable until May 29, 2011 at an exercise price of $59.40.

          (7) The 2000 CEO Initial Options became exercisable in annual increments of 20% on April 10 of each year beginning in 2001 and ending in 2005, and are exercisable until April 10, 2010 at an exercise price of $69.19.

          (8) The 2001 Options were scheduled to become exercisable in annual increments of 20% on March 31 of each year beginning in 2002 and ending in 2006, and are exercisable until May 8, 2011 at an exercise price of $64.16.

          (9) The 2000 Options became exercisable in annual increments of 20% on March 31 of each year beginning in 2001 and ending in 2005, and are exercisable until March 31, 2010 at an exercise price of $71.00.

    (10) The 1999 Options became exercisable in annual increments of 20% on March 31 of each year beginning in 2000 and ending in 2004, and are exercisable until March 31, 2009 at an exercise price of $44.00.

    (11) The 1998 Options became exercisable in annual increments of 20% on March 31 of each year beginning in 1999 and ending in 2003, and are exercisable until March 31, 2008 at an exercise price of $33.94.

    (12) The 1997 Options became exercisable in annual increments of 20% on March 31 of each year beginning in 1998 and ending in 2002, and are exercisable until May 14, 2007 at the exercise price of $25.25.

    (13) The Amended Initial Options were originally granted on September 1, 2000 and were scheduled to become exercisable with respect to 20% of the shares underlying the option on September 1 of each year beginning in 2001 and ending in 2005, and were exercisable until September 1, 2010 at an exercise price of $73.31. No portion of the option has been exercised. The option was amended on December 26, 2006 to correct the exercise price of the option to the closing price of the underlying Common Shares as of the date of approval of the original option by the Stock Option Compensation Committee of $75.00 on September 8, 2000. In connection therewith, U.S. Cellular agreed to pay $7,784 to Mr. Ellison, which was paid in 2007, representing the aggregate amount of a make-whole payment as a result of the increase in the exercise price of the original option. The amended option with respect to 4,613 shares is immediately exercisable in full.

    (14) The Amended Initial Options were originally granted on February 18, 2002 and were scheduled to become exercisable in annual increments of 20% on February 18 of each year beginning in 2003 and ending in 2007, and were exercisable until February 18, 2012 at an exercise price of $37.19. Options with respect to 16,200 shares have been exercised. The unexercised portion of this option was amended on December 26, 2006 to correct the exercise price of the option to the closing price of the underlying Common Shares as of the date of approval of the original option by the Stock Option Compensation Committee of $41.00 on March 31, 2002. In connection therewith, U.S. Cellular agreed to pay $41,148 to Mr. Irizarry, which was paid in 2007, representing the aggregate amount of a make-whole payment as a result of the increase in the exercise price of the original option. The amended option with respect to 10,800 shares is immediately exercisable with respect to 5,400 shares and will become fully exercisable on February 18, 2007.

    (15) The 2004 Initial Options become exercisable with respect to 6,425 Common Shares on January 19, 2005 and with respect to an additional 6,425 Common Shares on each anniversary thereof, through and including January 19, 2008 for a total of 25,700 Common Shares, and are exercisable until February 17, 2014 at an exercise price of $43.20.

    (16) Represents U.S. Cellular Common Shares underlying phantom stock bonus match units credited to such officer with respect to deferred bonus compensation, including accumulated dividends on such deferred units. One-third of the U.S. Cellular phantom

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stock bonus match units become vested on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that such employee is an employee of U.S. Cellular or an affiliate on such date and the deferred bonus amount has not been withdrawn or distributed before such date.

    (17) Such restricted stock units become vested on April 3, 2009, except with respect to Mr. Rooney whose restricted stock units became vested on October 10, 2006.

    (18) Such restricted stock units become vested on March 31, 2008, except with respect to Mr. Rooney whose restricted stock units became vested on October 10, 2006.

    (19) Such restricted stock units became vested on March 31, 2007, except with respect to Mr. Rooney whose restricted stock units became vested on October 10, 2006.

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Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized Upon Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
John E. Rooney(1)
Options:	—	—
Stock Awards:
2006 Restricted Stock Units(1)			3,291	$191,207
2005 Restricted Stock Units(1)			11,474	$666,639
2004 Restricted Stock Units(1)			8,726	$506,981
2003 Restricted Stock Units(2)			14,981	$870,396
2006 Bonus Match Units(3)			514	$35,769
2005 Bonus Match Units(3)			1,213	$84,413
2004 Bonus Match Units(3)			906	$63,049
Total	—	—	41,105	$2,418,454
Kenneth R. Meyers
Options:	—	—
Stock Awards:
2003 Restricted Stock Units(2)			12,605	$748,233
2004 Bonus Match Units(3)			119	$8,281
Total	—	—	12,724	$756,514
Jay M. Ellison
Options:	—	—
Stock Awards:
2003 Restricted Stock Units(2)			12,605	$748,233
2004 Bonus Match Units(3)			114	$7,933
Total	—	—	12,719	$756,166
Michael S. Irizarry
Options:	—	—
Stock Awards:
2003 Restricted Stock Units(2)			7,934	$470,962
Total	—	—	7,934	$470,962
Jeffery J. Childs
Options:	—	—
Stock Awards:			—	—
Total	—	—	—	—

Explanation of Columns:

(a)            Includes the persons identified in the Summary Compensation Table.

(b)            Represents the number of securities for which the options were exercised.

(c)             Represents the aggregate dollar value realized upon exercise of options, based on the difference between the market price of the underlying securities at exercise and the exercise or base price of the options.

(d)            Represents the number of shares of stock that have vested. This includes restricted stock and bonus plan company-match phantom stock units.

(e)            Represents the aggregate dollar value realized upon vesting of stock, calculated by multiplying the number of shares of stock or units by the market value (closing price) of the underlying shares on the vesting date.

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Footnotes:

(1)            Pursuant to John E. Rooney’s employment letter agreement, all unvested options and unvested restricted stock units (except the 2003 Restricted Stock Units—see Note (2) below) vested on October 10, 2006. The stock price used to calculate the value realized on vesting of the other restricted stock units was the closing price of U.S. Cellular Common Shares of $ 58.10 on October 10, 2006. The stock price used to calculate the value realized on vesting of the bonus stock was the closing price of U.S. Cellular Common Shares of $69.59 on December 29, 2006, the last trading day of 2006.

(2)            Such restricted stock units were scheduled to become vested on March 31, 2006. The closing price of U.S. Cellular Common Shares on such date was $59.36. However, due to the delay in SEC filings resulting from the restatement discussed below, U.S. Cellular suspended the issuance of shares upon the vesting of restricted stock between March 17 and October 10, 2006. As a result, the restricted stock that was scheduled to become vested on March 31, 2006 was not issued until after October 10, 2006. The stock price used to calculate the value realized on vesting was the closing price of U.S. Cellular Common Shares of $58.10 on October 10, 2006.

(3)            Pursuant to U.S. Cellular’s 2005 Long-Term Incentive Plan, the bonus plan company-match phantom stock units vest one-third on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that such employee is an employee of U.S. Cellular or an affiliate on such date and the deferred bonus amount has not been withdrawn or distributed before such date. The stock price used for U.S. Cellular shares was the closing price of U.S. Cellular Common Shares of $69.59 on December 29, 2006, the last trading day in 2006. See “Information Regarding Nonqualified Deferred Compensation” below.

Information Regarding Pension Benefits

U.S. Cellular executive officers are covered by a “defined contribution” pension plan and related supplemental plan, as discussed above. The company contributions for each of the named executive officers under these plans is disclosed in column (i), “All Other Compensation,” of the Summary Compensation Table. However, U.S. Cellular does not have any “defined benefit” pension plan or pension plan (including any supplemental plan) where the retirement benefit is actuarially determined that covers executive officers.

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Information Regarding Nonqualified Deferred Compensation

The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding nonqualified deferred compensation.

Nonqualified Deferred Compensation

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
John E. Rooney
SERP(1)		$33,626	$7,945		$182,336
Salary Deferral(2)	$141,064		$53,381		$953,713
Bonus Deferral and Company Match(3)
Bonus Deferral 5,290 USM Common Shares	$300,000
Company Match Credited in USM Common Shares
514 shares—2006 Company Match		$35,769
1,213 shares—2005 Company Match		$84,413
906 shares—2004 Company Match		$63,049
Ending Balance 56,138 USM Common Shares					$3,906,643
Aggregate Totals	$441,064	$216,857	$61,326	—	$5,042,692
Kenneth R. Meyers
SERP(1)		$22,498	$12,263		$252,018
Salary Deferral(2)	$33,733		$1,054		$36,537
Bonus Deferral and Company Match(3)
Distribution(4)
9,983 USM Common Shares				$493,176
Ending Balance
1,782 USM Common Shares					$124,009
Aggregate Totals	$33,733	$22,498	$13,317	$493,176	$412,564
Jay M. Ellison
SERP(1)		$25,432	$5,611		$130,443
Salary Deferral(2)			$18,804		$307,574
Bonus Deferral and Company Match(3)
Ending Balance
3,010 USM Common Shares					$209,466
Aggregate Totals	—	$25,432	$24,415	—	$647,483
Michael S. Irizarry
SERP(1)		$17,006	$2,557		$64,858
Aggregate Totals	—	$17,006	$2,557	—	$64,858
Jeffery J. Childs
SERP(1)		$12,823	$119		$15,057
Aggregate Totals	—	$12,823	$119	—	$15,057

Explanation of Columns:

(a)            Includes the persons identified in the Summary Compensation Table.

(b)            Represents the dollar amount of aggregate executive contributions during the last fiscal year. The entire amount of the salary earned in 2006 is included in column (c) of the Summary Compensation Table, whether or not deferred. Only John E. Rooney and Kenneth R. Meyers deferred their salaries in 2006. With respect to deferred bonus, includes the actual dollar amount of bonus deferred, which amount is also included in column (d) of the Summary Compensation Table. The entire amount of the bonus earned in 2006 is included in column (d) of the Summary

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Compensation Table, whether or not deferred. Only John E. Rooney deferred a portion of his bonus earned in 2006. See Narrative Disclosure below.

(c)             Represents the dollar amount of aggregate contributions by U.S. Cellular during the last fiscal year. With respect to the SERP, represents the actual dollar amount contributed with respect to 2006 for the officer. This is the same as the amount reported in column (i) of the Summary Compensation Table. With respect to bonus deferral, represents the amount of bonus deferred by the officer. This is the same as the amount reported in column (d) of the Summary Compensation Table. With respect to the company match, represents the value of the shares on the date the bonus match units were credited to the officer. This does not agree with the amount included as stock awards in the column (e) of the Summary Compensation Table, which includes the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R rather than the value of the phantom shares at the time they are credited to the officer’s account.

(d)            Represents the dollar amount of aggregate interest or other earnings accrued during the last fiscal year. With respect to the SERP, represents the actual dollar amount earned in 2006 by the officer, of which any amount that is deemed to be above-market or preferential earnings as defined by SEC rules is included in column (h) of the Summary Compensation Table. With respect to any deferred salary, includes the amount of interest credited to the deferred account for 2006, of which any amount that is deemed to be above-market or preferential earnings as defined by SEC rules is included in column (h) of the Summary Compensation Table.

(e)            Represents the aggregate dollar amount of any withdrawals by or distributions to the executive during the last fiscal year. Any such amounts represent withdrawals or distributions of company and/or employee contributions and/or earnings from prior years and are not included in 2006 compensation in the Summary Compensation Table.

(f)                Represents the dollar amount of total balance of the executive’s account as of the end of the last fiscal year. With respect to the SERP, represents the actual dollar amount in the executive’s account as of December 31, 2006. With respect to any deferred salary, represents the actual dollar amount in the executive’s account as of December 31, 2006. With respect to bonus deferral and company match, represents the dollar value of the number of phantom stock units held in the executive’s account based on the closing price of the underlying shares of $69.59 on December 29, 2006, the last trading day of the year. Column (f) includes amounts reported as 2006 compensation in the Summary Compensation Table, as noted in columns (b) through (d).

Footnotes:

(1)            Each of the identified officers participates in a supplemental executive retirement plan (“SERP”). This plan provides supplemental benefits under the TDS pension plan (“Pension Plan”) to offset the reduction of benefits caused by the limitation on annual employee compensation which can be considered for tax qualified pension plans under the Internal Revenue Code. The SERP is a non-qualified deferred compensation plan and is intended to be unfunded. Such officers are credited with interest on balances of the SERP. The interest rate for 2006 was set as of the last trading date of 2005 at 5.6445% per annum, based on the yield on ten year BBB rated industrial bonds at such time. Such rate did not exceed 120% of the applicable federal long-term rate, with compounding (as prescribed under section 1274(d) of the Internal Revenue Code), of 5.76% at such time. Accordingly, pursuant to SEC rules, no portion of such earnings is included in column (h) of the Summary Compensation Table.

See “Potential Payments Upon Termination or Change in Control” for information relating to vesting and distribution of amounts under the SERP.

(2)            Represents deferred salary accounts pursuant to deferred salary compensation agreements for Messrs. Rooney, Meyers and Ellison for 2006 and/or prior years. The other officers have not deferred any of their salaries. All of the annual salary earned is reported in column (c) of the Summary Compensation Table, whether or not deferred. Pursuant to the agreements, the deferred compensation account is credited with interest compounded monthly, computed at a rate equal to one-twelfth of the sum of the average thirty-year Treasury Bond rate plus 1.25 percentage points until the deferred compensation amount is paid to such person. As required by SEC rules, column (h) of the Summary Compensation Table includes the portion of such interest that exceeded interest calculated using 120% of the applicable federal long-term rate, with compounding (as prescribed under section 1274(d) of the Internal Revenue Code), at the time each monthly interest rate is set.

Messrs. Rooney, Meyers and Ellison elected to receive distributions of their deferred salary balances as a lump sum payment upon their separation from the company.

(3)            The amounts in column (b) represents deferrals of 2006 bonus. All of the annual bonus is reported in column (d) of the Summary Compensation Table, whether or not deferred. The amounts in column (c) represent the company match awards, as discussed below, and are included in the column (e) of the Summary Compensation Table as stock awards. The entire amount of the bonus earned is reported in the Summary Compensation Table in

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column (d) under “Bonus,” whether or not deferred and deemed invested in phantom stock. The value of the company match stock units are reported in the Summary Compensation Table in column (e) under “Stock Awards.” For further information relating to company match awards, see “Narrative Disclosure to Summary Compensation Table” above.

Subject to the requirements of Section 409A of the Internal Revenue Code, an employee will receive an amount equal to his or her vested deferred compensation account balance on the earlier of the date specified by the employee, the date the employee separates from service for whatever reason, and the date the employee is determined to suffer a permanent disability. Messrs. Rooney and Ellison elected to receive distributions of their deferred bonus and company match balances as a lump sum payment upon their separation from the company. Mr. Meyers elected to receive distributions of his deferred bonus and company match balances in 20 quarterly installments over 5 years following his separation from the company.

See “Potential Payments Upon Termination or Change in Control” for information relating to vesting and distribution of deferred bonus and company match balances.

(4)            Represents a distribution of a portion of Mr. Meyer’s account on January 4, 2006, based on a pre-existing election. The distribution represented 9,983 gross USM Common Shares, having a value of $493,176, based on the closing price at December 30, 2005 of $49.40 per share. Of this amount, $345,538 had been reported as bonus and $94,310 had been reported as company match compensation, for a total of $438,848, in the summary compensation table in prior years. After deduction of shares for taxes, Mr. Meyers received a net of 6,925 U.S. Cellular Common Shares, having a value of $342,095 using the same price per share.

Potential Payments Upon Termination Or Change In Control

This section discusses, with respect to the executives identified in the Summary Compensation Table, each contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to such executive at, following, or in connection with any termination, including resignation, severance, retirement or constructive termination, or a change in control of U.S. Cellular or a change in the executive officer’s responsibilities.

Arrangement with Specified Officers

U.S. Cellular does not have any executory employment, severance or similar agreement with any of the officers identified in the Summary Compensation Table except for John E. Rooney. However, in connection with the termination of an executive officer, U.S. Cellular may enter into a retirement, severance or similar agreement that may provide for payments upon such termination. Although U.S. Cellular has certain arrangements with John E. Rooney relating to acceleration of options and restricted stock units, this has already occurred as of October 10, 2006, as discussed above. In addition, TDS has entered into a Retention Agreement with Kenneth R. Meyers relating to his U.S. Cellular options and restricted stock units in connection with his employment as Executive Vice President and Chief Financial Officer of TDS, as discussed below. However, these payments would be made by TDS. Accordingly, any payments upon any termination event or change of control will only be made by U.S. Cellular according to the plans described below that are applicable generally under such plans.

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General Provisions under Plans and Common Arrangements

Deferred Salary and Bonus

Messrs. Rooney, Meyers and Ellison are parties to executive deferred compensation agreements, pursuant to which they have deferred a specified portion of their salaries. The executive is always 100% vested in all salary amounts that have been deferred and any interest credited with respect thereto. Accordingly, the executive is entitled to 100% of the amount deferred and all earnings thereon upon any termination. Such amounts are reported above in the Nonqualified Deferred Compensation table and, because there would not be any increased benefit or accelerated vesting in the event of any termination or change in control, are not included in the below table of Potential Payments upon Termination or Change in Control.

Mr. Rooney is also a party to an executive deferred compensation agreement, pursuant to which he has deferred a specified portion of his bonus. The executive is always 100% vested in all bonus amounts that have been deferred and any dividends credited with respect thereto. Such amounts are reported above in the Nonqualified Deferred Compensation table and, because there would not be any increased benefit or accelerated vesting in the event of any termination or change in control, are not included in the below table of Potential Payments upon Termination or Change in Control.

U.S. Cellular 2005 Long-Term Incentive Plan

The U.S. Cellular 2005 Long-Term Incentive Plan and related award agreements provide various rights upon termination and/or change in control, as summarized below.

Stock Options.   The U.S. Cellular option agreements with named executive officers provide as follows:

Disability.   If the officer’s employment terminates by reason of disability (a total physical disability which, in the Stock Option Compensation Committee’s judgment, prevents the officer from performing substantially such officer’s employment duties and responsibilities for a continuous period of at least six months), then the option will be exercisable only to the extent it is exercisable on the effective date of the officer’s termination of employment or service and after such date may be exercised by the option holder (or the holder’s legal representative) for a period of 12 months after the effective date of the holder’s termination of employment or service, or until the option’s expiration date, whichever period is shorter.

Special Retirement.   If the officer’s employment terminates by reason of Special Retirement (termination of employment or service on or after the later of (i) the officer’s attainment of age 62 and (ii) the officer’s early retirement date or normal retirement date under the TDS Pension Plan), then the option immediately will become exercisable in full and after such date may be exercised by the option holder (or the holder’s legal representative) for a period of 12 months after the effective date of the Special Retirement, or until the option’s expiration date, whichever period is shorter.

Retirement.   If the officer’s employment terminates by reason of Retirement (termination of employment or service on or after the holder’s attainment of age 65 that does not satisfy the definition of “Special Retirement”), then the option immediately will become exercisable in full and after such date may be exercised by the holder (or the holder’s legal representative) for a period of 90 days after the effective date of the Retirement, or until the option’s expiration date, whichever period is shorter.

Resignation with Prior Consent of the Board.   If the officer’s employment terminates by reason of the officer’s resignation of employment or service with the prior consent of the U.S. Cellular Board of Directors, then the option will be exercisable only to the extent it is exercisable on the effective date of the holder’s resignation and after such date may be exercised by the holder (or the holder’s legal representative) for a period of 90 days after the effective date of the holder’s resignation, or until the option’s expiration date, whichever period is shorter.

Death.   If the officer’s employment terminates by reason of death, then the option will be exercisable only to the extent it is exercisable on the date of death and after such date may be exercised by the beneficiary or beneficiaries designated by the holder for a period of 180 days after the date of death, or until the option’s expiration date, whichever period is shorter.

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Other Termination of Employment or Service.   If the officer’s employment terminates for any reason other than Disability, Special Retirement, Retirement, resignation of employment or service with the prior consent of the U.S. Cellular Board of Directors or death, then the option will be exercisable only to the extent it is exercisable on the effective date of the officer’s termination of employment or service and after such date may be exercised by the holder (or the holder’s legal representative) for a period of 30 days after the effective date of the holder’s termination of employment or service, or until the option’s expiration date, whichever period is shorter.

Restricted Stock and/or RSU Awards.   The U.S. Cellular restricted stock/RSU agreements with named executive officers provide as follows:

Retirement at or after Attainment of Age 65, Disability or Death.   If the officer’s employment terminates prior to the third anniversary of the date of grant by reason of retirement at or after attainment of age 65 (“Qualified Retirement”), disability or death, the award will become fully vested.

Other Termination of Employment or Service.   If the officer’s employment terminates prior to the third anniversary of the date of grant for any reason other than retirement at or after attainment of age 65, Disability or death, the award will be forfeited.

Deferred Compensation Accounts and Company Match Awards.   An employee will be fully vested in the deferred bonus amounts credited to his or her deferred compensation account. One-third of the company match award credited to the employee’s deferred compensation account will become vested on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that such employee is an employee of U.S. Cellular or an affiliate on such date and the deferred bonus amount has not been withdrawn or distributed before such date. Amounts credited to an employee’s deferred compensation account will be deemed to be invested in phantom Common Shares at the time the amounts are credited to the deferred compensation account.

On the earlier of (i) the date specified by the employee, (ii) the date the employee separates from service for whatever reason, and (iii) the date the employee is determined to suffer a permanent disability, U.S. Cellular will compute the “distributable balance” in the employee’s account. This distributable balance shall include:

•       all bonus deferrals;

•       if the employee separates from service on account of his or her retirement or death or is determined to suffer a permanent disability, all company match amounts, or, if the employee does not separate from service or separates from service for any other reason and is not determined to suffer a permanent disability, all vested company match amounts; and

•       any deemed investment earnings and losses on such deferrals or match amounts.

Payment of deferred compensation under these events generally will be in accordance with the employee’s payment method and distribution date elections, provided that if an employee is a “key employee” within the meaning of Section 409A of the Code, and is entitled to payment by reason of a separation from service for a reason other than permanent disability or death, no portion of his or her deferred compensation account subject to Section 409A of the Code shall be paid before the date which is six months after the date of separation from service (or if earlier, the date of the employee’s death).

All payments of deferred compensation will be made in whole Common Shares and cash equal to the fair market value of any fractional share.

Forfeiture of Award Upon Competition with or Misappropriation of Confidential Information of TDS or its Affiliates.   If a recipient of an award enters into competition with, or misappropriates confidential information of, TDS, U.S. Cellular or any affiliate thereof, then all awards granted shall terminate and be forfeited.

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Change in Control

The following summarizes the Change in Control provisions of the 2005 Long-Term Incentive Plan:

Notwithstanding any provision in the 2005 Long-Term Incentive Plan or any agreement, in the event of a Change in Control, the Board may, but will not be required to, make such adjustments to outstanding awards under the 2005 Long-Term Incentive Plan as it deems appropriate, including, without limitation:

•       causing all outstanding options and SARs to immediately become exercisable in full;

•       causing the restriction period applicable to any outstanding restricted stock or RSU award to lapse;

•       causing the performance period applicable to any outstanding performance award to lapse;

•       causing the performance measures applicable to any outstanding award (if any) to be deemed to be satisfied at the minimum, target or maximum level;

•       causing the amount in a deferred compensation account attributable to a company match to vest; or

•       electing that each outstanding award will be surrendered to U.S. Cellular by the holder thereof, and that each such award will immediately be canceled by U.S. Cellular, and that the holder will receive, within a specified period of time from the occurrence of the Change in Control, a cash payment from U.S. Cellular in an amount equal to:

–       in the case of an option, the number of Common Shares then subject to such option, multiplied by the excess, if any, of the greater of:

–      the highest per share price offered to stockholders of U.S. Cellular in any transaction whereby the Change in Control takes place, or

–      the fair market value of a Common Share on the date of occurrence of the Change in Control,

over the purchase price per Common Share subject to the option, and

–       in the case of a free-standing SAR, the number of Common Shares then subject to such SAR, multiplied by the excess, if any, of the greater of:

–      the highest per share price offered to stockholders of U.S. Cellular in any transaction whereby the Change in Control takes place, or

–      the fair market value of a Common Share on the date of occurrence of the Change in Control,

over the base price of the SAR, and

–       in the case of a restricted stock or RSU award, the number of Common Shares or the number of RSUs, as the case may be, then subject to such award, multiplied by the greater of:

–      the highest per share price offered to stockholders of U.S. Cellular in any transaction whereby the Change in Control takes place, or

–      the fair market value of a Common Share on the date of occurrence of the Change in Control, and

–       in the case of a performance award, the amount payable with respect to such performance award if the applicable performance measures were satisfied at the maximum level, and

–       in the case of a deferred compensation account, the number of Common Shares then deemed to be in the account, multiplied by the greater of:

–      the highest per share price offered to stockholders of U.S. Cellular in any transaction whereby the Change in Control takes place, or

–      the fair market value of a Common Share on the date of occurrence of the Change in Control.

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In the event of a Change in Control pursuant to either of the last two definitions of “Change in Control” below, in connection with which the holders of Common Shares receive shares of common stock that are registered under Section 12 of the Exchange Act, the Board may, but will not be required to, substitute for each Common Share available under the 2005 Long-Term Incentive Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding Common Share will be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share in the case of an option and the base price in the case of an SAR will be appropriately adjusted by the Stock Option Compensation Committee (whose determination shall be final, binding and conclusive), such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price.

For purposes of the 2005 Long-Term Incentive Plan, “Change in Control” will mean:

•       the acquisition by any individual, group, firm, corporation, general partnership, limited partnership, limited liability partnership, limited liability company, joint venture, association, trust or other entity (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 25% or more of the combined voting power of the then outstanding securities of U.S. Cellular entitled to vote generally on matters (without regard to the election of directors) (the “Outstanding Voting Securities”), excluding, however, the following:

–       any acquisition directly from U.S. Cellular or an affiliate (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege, unless the security being so exercised, converted or exchanged was acquired directly from U.S. Cellular or an affiliate);

–       any acquisition by U.S. Cellular or an affiliate;

–       any acquisition by an employee benefit plan (or related trust) sponsored or maintained by U.S. Cellular or an affiliate;

–       any acquisition by any corporation pursuant to a transaction which complies with the definition of an excluded Corporate Transaction (as defined below); or

–       any acquisition by the following persons:

–      LeRoy T. Carlson or his spouse, any child of LeRoy T. Carlson or the spouse of any such child, any grandchild of LeRoy T. Carlson, including any child adopted by any child of LeRoy T. Carlson, or the spouse of any such grandchild (the “Carlson Family Members”),

–      the estate of any of the Carlson Family Members,

–      any trust or similar arrangement (including any acquisition on behalf of such trust or similar arrangement by the trustees or similar persons) provided that all of the current beneficiaries of such trust or similar arrangement are Carlson Family Members, or their lineal descendants, or

–      the voting trust which expires on June 30, 2035, or any successor to such voting trust, including the trustees of such voting trust on behalf of such voting trust (all such persons, collectively, the “Exempted Persons”);

•       individuals who, as of February 22, 2005, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of U.S. Cellular subsequent to February 22, 2005, whose election, or nomination for election by U.S. Cellular’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board will be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of U.S. Cellular as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board will not be deemed a member of the Incumbent Board;

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•       consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of U.S. Cellular (a “Corporate Transaction”), excluding, however, a Corporate Transaction pursuant to which:

–       all or substantially all of the individuals or entities who are the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding securities of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns, either directly or indirectly, U.S. Cellular or all or substantially all of U.S. Cellular’s assets) which are entitled to vote generally on matters (without regard to the election of directors), in substantially the same proportions relative to each other as the shares of Outstanding Voting Securities are owned immediately prior to such Corporate Transaction;

–       no Person, other than the following Persons:

–      U.S. Cellular or an affiliate,

–      any employee benefit plan (or related trust) sponsored or maintained by U.S. Cellular or an affiliate,

–      the corporation resulting from such Corporate Transaction,

–      the Exempted Persons, and

–      any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Voting Securities,will beneficially own, directly or indirectly, 25% or more of the combined voting power of the outstanding securities of such corporation entitled to vote generally on matters (without regard to the election of directors); and

–      individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

•       approval by the stockholders of U.S. Cellular of a plan of complete liquidation or dissolution of U.S. Cellular.

Notwithstanding any of the foregoing, if an employee ceases to be employed by U.S. Cellular or its affiliates because of the employee’s negligence, willful misconduct, competition with U.S. Cellular or any of its affiliates or misappropriation of confidential information of U.S. Cellular or any of its affiliates, then any employer match award shall terminate on the date the employee’s employment terminates, unless such award terminated earlier.

Because certain termination events and/or a Change in Control would result in the acceleration of vesting of options, restricted stock and bonus match units, such increased potential benefit or accelerated vesting in such event are included in the below table of Potential Payments upon Termination or Change in Control.

SERP

Each of the identified officers participates is a supplemental executive retirement plan or SERP. This plan provides supplemental benefits under the TDS pension plan to offset the reduction of benefits caused by the limitation on annual employee compensation which can be considered for tax qualified pension plans under the Internal Revenue Code. The SERP is a non-qualified deferred compensation plan and is intended to be unfunded. Such officers are credited with interest on balances of the SERP each year equal to the yield on ten year BBB rated industrial bonds for the last trading date of the prior Plan Year as quoted by Standard & Poor’s.

A participant is entitled to distribution of his entire account balance under the SERP if the participant’s employment is terminated, without cause, after either (a) his or her attainment of age 65; or (b) his or her

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completion of at least ten years of service. If a participant terminates employment under circumstances other than those set forth in preceding sentence, without cause, the participant will be entitled to distribution of 10% of his or her account balance for each year of service up to ten years. For these purposes, cause means (i) the continued failure by a participant to substantially perform his or her duties with TDS or an affiliate, or (ii) the willful engaging by the participant in conduct which is clearly injurious to TDS or any of its respective affiliates, monetarily or otherwise. For purposes of clause (ii) of this definition, no act, or failure to act, on the participant’s part will be deemed “willful” unless done, or omitted to be done, by the participant not in good faith or without reasonable belief that such act, or failure to act, was in the best interest of TDS or an affiliate. Upon termination under circumstances that permit payments under the SERP, the participant may elect to take payments in (a) a single lump sum payment or (b) annual installments over a period of 5, 10, 15, 20 or 25 years, except that the amount will be distributed in a lump sum if not more than $10,000. The SERP does not include any provision that would increase benefits or accelerate amounts upon any termination or change in control and, accordingly, no amount is included in the below table of Potential Payments upon Termination or Change in Control.

Employee Stock Purchase Plans

TDS sponsors an Employee Stock Purchase Plan that permits eligible employees of TDS and its subsidiaries, including U.S. Cellular, to purchase a limited number of TDS Special Common Shares on a quarterly basis. All shares purchased are distributed quarterly and no shares are retained for distribution upon retirement or otherwise. This plan does not discriminate in scope, terms, or operation in favor of executive officers and is available generally to all employees, and benefits are not enhanced upon any termination or change in control. Accordingly, no amounts are reported in the below table of Potential Payments upon Termination or Change in Control.

U.S. Cellular also sponsors an Employee Stock Purchase Plan that permits eligible employees of U.S. Cellular and its subsidiaries to purchase a limited number of U.S. Cellular Common Shares on a quarterly basis. All shares purchased are distributed quarterly and no shares are retained for distribution upon retirement or otherwise. This plan does not discriminate in scope, terms, or operation in favor of executive officers and is available generally to all employees, and benefits are not enhanced upon any termination or change in control. Accordingly, no amounts are reported in the below table of Potential Payments upon Termination or Change in Control.

Tax-Deferred Savings Plan

TDS sponsors the Tax-Deferred Savings Plan, a qualified profit-sharing plan pursuant to
Sections 401(a) and 401(k) of the Internal Revenue Code for the employees of TDS and its subsidiaries, including U.S. Cellular. Vesting is not accelerated upon a Change in Control or other termination event. The vested portion of an employee’s account becomes payable following the employee’s termination of employment. A terminating employee may elect to receive payment of the vested account balance (a) as a lump sum or (b) in a series of annual or more frequent installments, over a period chosen by the employee which does not exceed the joint and survivor life expectancy of the employee and a designated beneficiary. A lump sum distribution and certain installment payments from the 401(k) Plan are eligible to be rolled over to an IRA or to another eligible retirement plan. This plan does not discriminate in scope, terms, or operation in favor of executive officers and is available generally to all employees, and benefits are not enhanced upon any termination or change in control. Accordingly, no amounts are reported in the below Table of Potential Payments upon Termination or Change in Control.

Pension Plan

TDS sponsors a qualified noncontributory defined contribution Pension Plan for the employees of TDS and its subsidiaries, including U.S. Cellular. Vesting is not accelerated upon a Change in Control or other termination event. The vested portion of an employee’s account becomes payable following the employee’s termination of employment. A terminating employee may elect to (a) have his vested account balance purchase an annuity which will pay monthly benefits for the rest of the employee’s life or for the joint lives of the employee and the employee’s beneficiary or (b) subject to spousal consent, receive a lump sum payment of the account balance. A lump sum distribution of the vested account balance is eligible to

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be rolled over to an IRA or to another eligible retirement plan. This plan does not discriminate in scope, terms, or operation in favor of executive officers and is available generally to all employees, and benefits are not enhanced upon any termination or change in control. Accordingly, no amounts are reported in the below Table of Potential Payments upon Termination or Change in Control.

Health and Welfare Benefits

TDS also provides customary health and welfare and similar plans for the employees of TDS and its subsidiaries, including U.S. Cellular. These group life, health, hospitalization, disability and/or medical reimbursement plans do not discriminate in scope, terms or operation, in favor of executive officers or directors of U.S. Cellular and are available generally to all employees, and benefits are not enhanced upon any termination or change in control. Accordingly, no amounts are reported in the below table of Potential Payments upon Termination or Change in Control.

Perquisites

U.S. Cellular has no formal plan, policy or procedure relating to providing perquisites to any executive officers following termination or change in control. However, in connection with any termination, U.S. Cellular may enter into a retirement, severance of similar agreement that may provide for perquisites.

Table of Potential Payments upon Termination or Change in Control

The following table summarizes the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to a named executive officer at, following, or in connection with any termination of employment including by resignation, retirement, disability or a constructive termination of a named executive officer, or a Change in Control or a change in the named executive officer’s responsibilities. However, in accordance with SEC regulations, the following does not report any amount to be provided to a named executive officer under any arrangement that does not discriminate in scope, terms, or operation in favor of our executive officers and which is available generally to all employees. Also, the following table does not repeat information disclosed above under the Nonqualified Deferred Compensation table or the Outstanding Equity Awards at Fiscal Year-End table, except to the extent that the amount payable to the named executive officer would be enhanced or accelerated by the termination event.

The following table provides quantitative disclosure, assuming that the triggering event took place on December 29, 2006, the last business day of 2006 and, if applicable, that the price per share of the registrant’s securities is the closing market price as of December 29, 2006. All of John E. Rooney’s awards other than bonus match awards have vested pursuant to an agreement with U.S. Cellular. See footnote (1) to the below table. The vesting of his bonus match units will accelerate in the event of a qualified disability, qualified retirement, death or Change in Control. With respect to the other officers, the following represent additional payments that may become due as a result of the acceleration of the vesting of options and/or restricted stock units and/or bonus match units upon the following triggering events: (i) a qualified disability (as described above), (ii) a qualified retirement (as described above), (iii) a Change in Control (as defined above) and (iv) death (for restricted stock/RSUs and bonus match units but not options) (collectively, “Triggering Events”). No such additional payments would be made in the event of any other termination of employment or service. In addition, the below table identifies other payments that will be made pursuant to certain agreements as discussed below.

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Table of Potential Payments upon Termination or Change in Control

Name	Early Vesting of Options ($)	Early Vesting of Restricted Stock Units ($)	Early Vesting of Bonus Stock Match Units ($)	Other ($)	Total ($)
(a)_	(b)	(c)	(d)	(e)	(f)
John E. Rooney(1)
Bonus Stock Match Units for 2,242 USM Common Shares			$156,021		$156,021
Aggregate Totals	—	—	$156,021	—	$156,021
Kenneth R. Meyers(2)
Options for 90,407 USM Common Shares	$2,234,075				$2,234,075
Restricted Stock Units for 23,611 USM Common Shares		$1,643,089			$1,643,089
Aggregate Totals	$2,234,075	$1,643,089	—	—	$3,877,164
Jay M. Ellison
Options for 97,257 USM Common Shares	$2,303,671				$2,303,671
Restricted Stock Units for 24,321 USM Common Shares		$1,692,498			$1,692,498
Aggregate Totals	$2,303,671	$1,692,498	—	—	$3,996,169
Michael S. Irizarry
Options for 61,775 USM Common Shares	$1,462,763				$1,462,763
Restricted Stock Units for 15,481 USM Common Shares		$1,077,323			$1,077,323
Aggregate Totals	$1,462,763	$1,077,323	—	—	$2,540,086
Jeffery J. Childs
Options for 48,187 USM Common Shares	$897,366				$897,366
Restricted Stock Units for 13,746 USM Common Shares		$956,584			$956,584
Aggregate Totals	$897,366	$956,584	—	—	$1,853,950

Explanation of Columns:

(a)             Includes the persons identified in the Summary Compensation Table.

(b)            Represents the maximum potential value of accelerated options assuming that a Triggering Event took place on December 29, 2006 and that the price per share of the registrant’s securities is the closing market price as of December 29, 2006, the last trading day in 2006. The stock price used for U.S. Cellular shares was the closing price of U.S. Cellular Common Shares of $69.59 on December 29, 2006. Includes only the aggregate difference between the exercise price of such options and such year end stock price. See Note (2) below with respect to Kenneth R. Meyers.

(c)             Represents the maximum potential value of accelerated restricted stock units assuming that a Triggering Event took place on December 29, 2006 and that the price per share of the registrant’s securities is the closing market price as of December 29, 2006, the last trading day in 2006. The stock price used for U.S. Cellular shares was the closing price of U.S. Cellular Common Shares of $69.59 on December 29, 2006. See Note (2) below with respect to Kenneth R. Meyers.

(d)            Represents the maximum potential value of accelerated bonus match units assuming that a Triggering Event took place on December 29, 2006 and that the price per share of the registrant’s securities is the closing market price as of December 29, 2006, the last trading day in 2006. The stock price used for U.S. Cellular shares was the closing price of U.S. Cellular Common Shares of $69.59 on December 29, 2006.

(e)             There were no other potential payments upon a termination or change in control as of December 29, 2006.

(f)                Represents the total of columns (b) through (e).

Although U.S. Cellular has attempted to make a reasonable estimate (or a reasonable estimated range of amounts) applicable to the payment or benefit based on the disclosed material assumptions, the calculation of the foregoing represents forward-looking statements that involve risks, uncertainties and other factors that may cause actual results to be significantly different from the amounts expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include those set forth under “Risk Factors” in U.S. Cellular’s Form 10-K for the year ended December 31, 2006, which are incorporated by reference herein.

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Perquisites and other personal benefits or property payable upon termination or change in control are excluded only if the aggregate amount of such compensation will be less than $10,000. A perquisite or personal benefit is specifically identified only if it exceeds the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for an officer. Any perquisite or personal benefit is valued on the basis of the aggregate incremental cost of such perquisite or personal benefit to U.S. Cellular.

No information is provided with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation, in favor of executive officers of the registrant and that are available generally to all employees.

Footnotes:

(1)             U.S. Cellular has certain arrangements with John E. Rooney relating to acceleration of options and restricted stock units. Reference is made to U.S. Cellular’s Form 8-K dated March 26, 2000 for further information. However, the acceleration of such awards has already occurred as of October 10, 2006, as discussed above. Accordingly, Mr. Rooney would have no further benefits or acceleration as a result of termination of Change in Control, except with respect to bonus stock match units as set forth in the above table.

(2)             Kenneth R. Meyers was appointed Executive Vice President and Chief Financial Officer of TDS and Chief Accounting Officer of U.S. Cellular and of TDS Telecommunications Corporation (“TDS Telecom”), a subsidiary of TDS which operates local telephone companies, effective January 1, 2007. In connection therewith, he relinquished the position of Executive Vice President—Finance, Chief Financial Officer and Treasurer of U.S. Cellular. However, because TDS is an affiliate, this did not trigger any termination or other payments to Mr. Meyers. In connection with Mr. Meyers’ change in employment to TDS from U.S. Cellular, TDS entered into a Retention Agreement with Kenneth R. Meyers as of December 4, 2006 with respect to Mr. Meyers’ unvested U.S. Cellular options and restricted stock units. Reference is made to TDS’s Form 8-K dated November 30, 2006 for further information and a copy of such agreement. This agreement provides that, in the event of a qualified termination of Mr. Meyers’ employment with TDS on or after January 1, 2007, TDS will make certain payments to Mr. Meyers. A qualified termination is a termination by TDS without cause, as defined in such agreement, or by Mr. Meyers for good reason, as defined in such agreement. The payment will consist of the sum of (1) the difference between the fair market value and the exercise price of specified unvested options to acquire U.S. Cellular Common Shares held by Mr. Meyers which are cancelled and (2) the fair market value of specified unvested restricted stock units with respect to U.S. Cellular Common Shares held by Mr. Meyers which are forfeited, in each case as a result of the qualified termination of Mr. Meyers’ employment with TDS. This agreement was not effective as of December 29, 2006 and U.S. Cellular is not a party to such agreement. However, solely for disclosure purposes, assuming a qualified termination on January 1, 2007, the payment that Mr. Meyers would have received under this agreement would be the same as the amounts reported in the above table, or a total of $3,877,164, based on the closing price of U.S. Cellular Common Shares as of December 29, 2006. However, all payments under this agreement would be made by TDS rather than U.S. Cellular.

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Compensation of Directors

The following table shows, as to directors who are not executive officers of U.S. Cellular or TDS, certain information regarding director compensation.

Director Compensation

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Walter C.D. Carlson	$29,082	$24,431	—	—	—	—	$53,513
J. Samuel Crowley	$120,000	—	—	—	—	—	$120,000
Ronald E. Daly	$39,521	$27,643	—	—	—	—	$67,164
Paul-Henri Denuit	$123,250	—	—	—	—	—	$123,250
Harry J. Harczak, Jr.	$82,923	$15,216	—	—	—	—	$98,139

Explanation of Columns:

(a)             Includes each director unless such director is an executive officer whose compensation, including any compensation for service as a director, is fully reflected in the Summary Compensation Table, except for directors that do not receive any compensation directly from U.S. Cellular as discussed in the next paragraph. Accordingly, the above includes only non-employee directors. Directors who are employees of TDS or its subsidiaries do not receive directors fees or any compensation directly from U.S. Cellular.

LeRoyT. Carlson, Jr., and LeRoy T. Carlson receive and Sandra L. Helton received no compensation directly from U.S. Cellular. Such persons are or were compensated by TDS in connection with their services as officers for TDS and TDS subsidiaries, including U.S. Cellular. A portion of such persons’ compensation expense incurred by TDS is allocated to U.S. Cellular by TDS, along with other expenses of TDS. A portion of their compensation expense incurred by TDS is allocated to U.S. Cellular by TDS, along with the allocation of other compensation expense and other expenses of TDS. This allocation by TDS to U.S. Cellular is done in the form of a single management fee pursuant to the Intercompany Agreement discussed below under “Intercompany Agreement.”  There is no identification or quantification of the compensation of such persons to U.S. Cellular, or of any other allocated expense in this management fee. The management fee is recorded as a single expense by U.S. Cellular. U.S. Cellular does not obtain details of the components that make up this fee and does not segregate this fee or allocate any part of the management fee to other accounts such as compensation expense. Accordingly, the compensation expenses incurred by TDS with respect to such persons are not reported in the above table. However, for purposes of disclosure, approximately 74% of LeRoy T. Carlson, Jr.’s compensation expense in 2006, approximately 76% of Sandra L. Helton’s compensation expense in 2006 and approximately 74% of LeRoy T. Carlson’s compensation expense in 2006 incurred by TDS is included by TDS in the total management fee to U.S. Cellular. Information with respect to compensation from TDS to LeRoy T. Carlson, Jr., Sandra L. Helton and LeRoy T. Carlson is included in TDS’s proxy statement related to its 2007 annual meeting of shareholders.

(b)            Includes the aggregate dollar amount of all fees earned or paid in cash for services as a director, including annual retainer fees, committee and/or chairmanship fees, and meeting fees.

(c)             Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R. The following table discloses certain additional information with respect to stock awards to non-employee directors:

Name	Aggregate Number of awards of U.S. Cellular Common Shares outstanding at December 31, 2006	Aggregate Number of U.S. Cellular Common Shares underlying Stock Awards Granted in 2006	Aggregate Grant Date Fair Value of Stock Awards in 2006
Walter C.D. Carlson	—	419	$24,431
J. Samuel Crowley	—	—	—
Ronald E. Daly	—	472	$27,643
Paul-Henri Denuit	—	—	—
Harry J. Harczak, Jr.	—	260	$15,216

Shares due with respect to stock awards for retainers or meeting fees are issued promptly after the date upon which the awards become effective and, accordingly, there are no awards outstanding at the end of the fiscal year.

(d)            This column is not applicable because non-employee directors do not receive options.

(e)             This column is not applicable because non-employee directors do not participate in any non-equity incentive plans, as defined by SEC rules.

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(f)                This column is not applicable because non-employee directors do not participate in any defined benefit pension plans or pension plans (including supplemental plans) where the retirement benefit is actuarially determined or receive any earnings on deferred compensation.

(g)            This column is not applicable because there is no other compensation.

(h)             Represents the sum of all amounts reported in columns (b) through (g).

Narrative Disclosure to Director Compensation Table

The following provides additional information with respect to director compensation. All director compensation is approved by the full board of directors.

Non-employee directors of U.S. Cellular participate in a compensation plan for non-employee directors (the “Non-Employee Directors Plan”). A non-employee director is a director who is not an employee of U.S. Cellular, TDS or TDS Telecom. The purpose of the Non-Employee Directors’ Plan is to provide reasonable compensation to non-employee directors in connection with their services to U.S. Cellular in order to induce qualified persons to become and serve as non-employee members of our board of directors.

The Non-Employee Directors’ Plan provides that each non-employee director will receive an annual director’s fee of $44,000 payable annually. The plan also provides that each non-employee director serving on the audit committee will receive an annual director’s fee of $11,000, except for the chairperson, who will receive a fee of $22,000. The plan also provides that each non-employee director will receive a fee of $5,000 for serving on the stock option compensation committee except for the chairperson, who will receive a fee of $7,000. It also provides that each non-employee director will receive a fee of $1,750 for board of directors, audit committee and stock option compensation committee meetings, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with travel to, and attendance at, each regularly scheduled or special meeting.

The Non-Employee Directors’ Plan further provides that each non-employee director may elect to receive up to fifty percent (50%) of any or all of the above retainers or meeting fees for regularly scheduled meetings of the board (five per year), by the delivery of U.S. Cellular Common Shares having a fair market value as of the date of payment equal to the cash amount of the retainer or fee foregone.

Under the Non-Employee Directors’ Plan, for purposes of determining the number of Common Shares deliverable in connection with any of the foregoing elections, the fair market value of a Common Share will be the average closing price of our Common Shares as reported in the American Stock Exchange Composite Transactions section of The Wall Street Journal for the twenty trading days before the annual meeting of shareholders or the date of the board meeting, as applicable. Our board of directors has reserved 10,000 Common Shares for issuance pursuant to the Non-Employee Directors’ Plan.

Members of the special committee discussed above received a fee of $1,750 for each meeting of the special committee in which such member participated.

Directors are also reimbursed for travel and expenses incurred in attending board and committee meetings, director education and other Board or company related matters pursuant to U.S. Cellular’s travel and expense reimbursement policy.

U.S. Cellular also reimburses directors for the costs of attending director education programs.

None of the directors had stock awards or option awards outstanding at fiscal year end.

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Compensation Discussion And Analysis

This Compensation Discussion and Analysis discusses the compensation awarded to, earned by, or paid to the executive officers identified in the Summary Compensation Table.

Overview

U.S. Cellular’s compensation policies for executive officers are intended to provide incentives for the achievement of corporate and individual performance goals and to provide compensation consistent with the financial performance of U.S. Cellular. U.S. Cellular’s policies establish incentive compensation performance goals for executive officers based on factors over which such officers have substantial control and which are important to U.S. Cellular’s long-term success. U.S. Cellular believes compensation should be related to the financial performance of U.S. Cellular and should be sufficient to enable U.S. Cellular to attract and retain individuals possessing the talents required for long-term successful performance. Nevertheless, although performance influences compensation and awards, all elements of compensation are discretionary and officers do not become entitled to any compensation or awards as a result of the achievement of performance levels. Compensation is not earned until approved and paid or awarded.

As a controlled corporation, U.S. Cellular is not required to have an independent compensation committee under listing standards of the American Stock Exchange or otherwise. Although U.S. Cellular does not have an independent compensation committee for all executive compensation, long-term equity compensation elements of executive officers are approved by a fully independent Stock Option Compensation Committee, as discussed below.

In addition, LeRoy T. Carlson, Jr., Chairman of U.S. Cellular, functions as the compensation committee for all matters not within the authority of the Stock Option Compensation Committee, but does not do so pursuant to a charter. LeRoy T. Carlson, Jr. does not approve any compensation to himself as Chairman. Mr. Carlson receives no compensation directly from U.S. Cellular. Mr. Carlson is compensated by TDS in connection with his services for TDS and TDS subsidiaries, including U.S. Cellular. A portion of Mr. Carlson’s salary and bonus paid by TDS is allocated to U.S. Cellular by TDS, along with other expenses of TDS. This allocation by TDS to U.S. Cellular is done in the form of a single management fee pursuant to the Intercompany Agreement discussed below under “Intercompany Agreement.”  U.S. Cellular directors or officers in such capacities do not have any participation in compensation paid or awarded by TDS to TDS officers.

As a controlled company, except with respect to matters within the authority of the Stock Option Compensation Committee, U.S. Cellular considers it sufficient and appropriate that LeRoy T. Carlson, Jr. as Chairman of U.S. Cellular, who receives no compensation directly from U.S. Cellular and who is a director and president of TDS, approve compensation decisions for U.S. Cellular.  As a result of Mr. Carlson’s position with TDS, the majority shareholder of TDS, he represents the interests of all shareholders of U.S. Cellular in his compensation decisions with respect to U.S. Cellular.

As noted above, although it is not required to do so under American Stock Exchange listing standards, U.S. Cellular has a Stock Option Compensation Committee comprised solely of directors that qualify as independent under the rules of the American Stock Exchange. The Stock Option Compensation Committee currently consists of J. Samuel Crowley, Ronald E. Daly and Paul-Henri Denuit. The principal functions of the Stock Option Compensation Committee are to consider and approve long-term compensation for executive officers and to consider and recommend to the Board of Directors new long-term compensation plans or changes in existing plans.

Specifically, the charter of the Stock Option Compensation Committee provides that it shall consider, review and approve the long-term compensation of officers and key employees of U.S. Cellular, involving the grant of stock options, stock appreciation rights and other long-term compensation or compensation based on performance under U.S. Cellular’s stock option or other long-term compensation or incentive plans. The charter also provides that the committee shall consider, approve and recommend to the Board of Directors any new stock option or other long-term compensation or incentive plans and the amendment or termination of U.S. Cellular’s existing stock option or other long-term compensation or incentive plans

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Under its charter, the Stock Option Compensation Committee may delegate power and authority to the Chairman of U.S. Cellular or any executive officer of U.S. Cellular or as otherwise permitted by any applicable long-term incentive plan, except that the Stock Option Compensation Committee may not delegate its power and authority with respect to the long-term compensation of executive officers of U.S. Cellular who are subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended, or as otherwise provided in any applicable long-term incentive plan. The Stock Option Compensation Committee has not delegated any authority with respect to the officers identified in the above Summary Compensation Table. The Stock Option Compensation Committee has delegated authority to the Chairman only with respect to persons who are not executive officers.

As discussed above, the Chairman and Stock Option Compensation Committee may also rely on the services of U.S. Cellular’s compensation and employee benefit consultant.

Objectives and Reward Structure of U.S. Cellular’s Compensation Programs

This section discusses, with respect to the officers identified in the Summary Compensation Table, (1) the objectives of U.S. Cellular’s compensation programs and (2) what the compensation programs are designed to reward.

The objectives of U.S. Cellular’s general compensation programs for executive officers of U.S. Cellular, and their relationship to the reward structure, are to:

•       support U.S. Cellular’s overall business strategy and objectives;

•       attract and retain high quality management;

•       link individual compensation with attainment of individual performance goals and with attainment of business unit and U.S. Cellular objectives; and

•       provide competitive compensation opportunities consistent with the financial performance of U.S. Cellular.

U.S. Cellular’s compensation policies for executive officers are designed to reward the achievement of corporate and individual performance goals and to provide compensation consistent with the financial performance of U.S. Cellular. U.S. Cellular’s policies establish incentive compensation performance goals for executive officers based on factors over which such officers have substantial control and which are important to U.S. Cellular’s long-term success. U.S. Cellular believes that compensation should be appropriate to the financial performance of U.S. Cellular and should be sufficient to enable U.S. Cellular to attract and retain individuals possessing the talents required for long-term successful performance.

The primary financial focus of U.S. Cellular is the increase of long-term shareholder value through growth, measured primarily in such terms as return on capital, revenues, customer additions, cash flow  and customer defections. Compensation decisions are made subjectively, considering these performance measurers, as well as all other appropriate facts and circumstances. U.S. Cellular’s compensation policies for executive officers are designed to reward the achievement of such corporate performance goals, as follows.

U.S. Cellular’s compensation programs are designed to reward performance of U.S. Cellular on both a short-term and long-term basis. With respect to the officers identified in the Summary Compensation Table, the design of compensation programs and performance rewarded is similar but with some differences for (1) the President and CEO and (2) the other executive officers.

The Chairman evaluates the performance of the President and CEO of U.S. Cellular in light of the annual and ongoing objectives for U.S. Cellular and the attainment of those objectives, and sets, or recommends to the Stock Option Compensation Committee, the elements of compensation for the President and CEO based on such performance evaluation and compensation principles, as discussed below.

With respect to the other officers identified in the Summary Compensation Table, the Chairman reviews the President’s evaluation of the performance of such executive officers and sets, or recommends to the

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Stock Option Compensation Committee, the elements of compensation for such executive officers based on such performance evaluations and compensation principles, as discussed below.

Elements of Compensation

This section discusses, with respect to the officers identified in the Summary Compensation Table, (i) each element of compensation paid to such officers, (ii) why U.S. Cellular chooses to pay each element of compensation, (iii) how U.S. Cellular determines the amount or formula for each element to pay and (iv) how each compensation element and U.S. Cellular’s decisions regarding that element fit into the U.S. Cellular’s overall compensation objectives and affect decisions regarding other elements.

Each element of compensation paid to officers is as follows:

•        Annual Cash Compensation

o     Salary

o     Bonus

•        Long-term equity compensation

o     Stock Awards

•       Bonus Stock Unit Match Awards

•       Restricted Stock Unit Awards

o     Stock Options

•        Benefits and Plans Available to Identified Officers

o     Deferred Compensation

o     Long-Term Incentive Plans

o     SERP

o     Perquisites

•        Other Generally Applicable Benefits and Plans

o     Employee Stock Purchase Plan

o     Tax Deferred Savings Plan

o     Pension Plan

o     Post-Retirement Benefits

o     Health and Welfare Plans

U.S. Cellular chooses to pay or provide these elements of compensation, considering common compensation practices of peers and other companies with similar characteristics, in order to support U.S. Cellular’s overall business strategy and objectives. U.S. Cellular recognizes that it must compensate its executive officers in a competitive manner comparable to other similar companies in order to attract and retain high quality management, attain business objectives and financial performance and increase shareholder value. Executive compensation is intended to provide an appropriate balance between the long-term and short-term performance of U.S. Cellular, and also a balance between U.S. Cellular’s financial performance and shareholder return.

U.S. Cellular has not established permanent guidelines or formulae to be used in determining annual executive compensation or the mix of compensation elements. Instead, each year, based on input from its compensation consultant and/or a compensation survey, U.S. Cellular develops a compensation program for that year and establishes elements of compensation and determines how they fit together and overall in the manner described in the following discussion.

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As noted above, the elements of executive compensation consist of both annual cash and long-term equity compensation. Annual cash compensation consists of base salary and an annual bonus. Annual compensation decisions are based partly on individual and corporate short-term performance and partly on the individual and corporate cumulative long-term performance during the executive’s tenure in his or her position, particularly with regard to the President and CEO. Long-term equity compensation is intended to compensate executives primarily for their contributions to long-term increases in shareholder value and is generally provided through the grant of stock options and restricted stock units.

Grants of equity awards to the President and CEO and the other executive officers are generally made at the same time each year. U.S. Cellular generally grants equity awards on the first business day in April each year, beginning in 2006. U.S. Cellular may also make grants of equity awards during other times of the year as it deems appropriate. U.S. Cellular does not backdate options and does not have any program, plan or practice to time the grant of awards in coordination with the release of material non-public information. The exercise price of options is based on the closing price on the date of grant.

In 2006, U.S. Cellular identified two option grants in prior years to then newly-hired executive officers where the grant date and exercise price had been inadvertently based on a date that was earlier than the date of approval of such option grants by the Stock Option Compensation Committee. After discovering these errors, U.S. Cellular entered into amendments of option award agreements with such executive officers to correct the exercise price to the closing price of the underlying Common Shares as of the date of approval of the original option by the Stock Option Compensation Committee. See the “Grants of Plan Based Awards” Table above.

The process of approving or recommending the elements of compensation begins with an evaluation of the appropriate compensation elements for each officer, based on the particular duties and responsibilities of the officer, as well as compensation elements for comparable positions at other companies in the telecommunications and other industries. These other companies include those in the peer group index included in the “Stock Performance Graph” in the 2006 annual report to shareholders. The companies may also include other companies in the telecommunications industry and other industries with similar characteristics. The peer group companies included in the Stock Performance Graph are ALLTEL Corp., Centennial Communications Corp., Dobson Communications Corp, and Sprint Nextel Corp, as well as U.S. Cellular. The peer group was changed from the prior year to add Dobson Communications Corp. and Sprint Nextel Corp. and delete Rural Cellular Corporation to make it more representative of U.S. Cellular’s peers. Other telecommunications companies that are considered include Verizon Wireless, AT&T’s wireless business (formerly Cingular) and T-Mobile. The benchmarks and components considered include the same elements of compensation identified above, to the extent available and comparable.

Beginning with this proxy statement for the 2007 annual meeting, U.S. Cellular is required to disclose each element of compensation and an amount of total compensation, as defined by new SEC rules, in the Summary Compensation Table for the officers identified in such table. The fact that such new SEC regulations will require other telecommunications companies and other companies to prepare similar tables under the same rules will make such information more comparable and relevant. Accordingly, the President and Chairman will be able to use such tables to more effectively compare and benchmark elements of compensation and total compensation in the future. Although the President and Chairman considered total compensation and its elements in comparison to peers in an informal manner in the past based on prior SEC disclosure rules, as well as salary surveys, the new rules will facilitate such comparisons and make them more consistent and relevant.  As part of the process used in 2006, the Senior Vice President of Human Resources of U.S. Cellular periodically provided the President and Chairman with information about executive compensation at other companies, as reported in proxy statements of comparable companies under such rules, as well as in various salary surveys produced by private companies.

The President and Chairman also have access to numerous performance measures and financial statistics prepared by U.S. Cellular. This financial information includes the audited financial statements of U.S. Cellular, as well as internal financial reports such as budgets and actual results, operating statistics and other analyses. They may also consider such other factors that they deem appropriate in making their compensation recommendations or decisions. Ultimately, it is the informed judgment of the Chairman and/or the Stock Option Compensation Committee, after reviewing the compensation information provided

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by the Senior Vice President—Human Resources of U.S. Cellular and considering the recommendation of the President and/or Chairman, that determines the elements of compensation for executive officers.

Annual Cash Compensation

The Chairman determines annually the President and CEO’s base salary. With respect to the other executive officers, the President recommends and the Chairman approves annually each such executive officer’s base salary based on his evaluation of the performance of U.S. Cellular and each executive officer. In connection with the foregoing, the following factors are considered: (1) the appropriate salary range for the executive officer’s position and responsibilities, (2) individual performance during the preceding year, (3) U.S. Cellular’s performance during the year compared to plan and compared with that of similar companies and (4) such other factors and circumstances as the President and/or Chairman may deem relevant.

The Chairman uses the above sources and makes a determination of appropriate ranges of base salary for each executive officer, based on the recommendations of the President of U.S. Cellular with respect to all officers other than the President of U.S. Cellular. The base salary of each officer is set at a level considered to be appropriate in the judgment of the Chairman based on an assessment of the responsibilities and performance of such officer, taking into account U.S. Cellular’s performance, that of other comparable companies, the industry, and the overall economy during the immediately preceding year. There is no formal documentation of the ranges considered appropriate in the judgment of the Chairman. Instead, the Chairman makes the determination of the appropriate ranges based on the information available to him. The salaries of such executive officers are believed to be at or within the median of the range considered to be appropriate in the judgment of the Chairman.

Annually, the nature and extent of each executive officer’s personal accomplishments and contributions for the year are evaluated by the President. With regard to all executive officers other than the Chairman and the President, the President evaluates the information in terms of the personal objectives established by the President. The President also makes an assessment of how well U.S. Cellular did as a whole during the year and the extent to which the executive officer contributed to the results. No specific performance measures are considered in the base salary compensation decisions of executive officers. Instead, all facts and circumstances are taken into consideration by the President and the Chairman in their executive compensation decisions. Ultimately, it is the informed judgment of the Chairman based on the recommendation of the President that determines an executive’s base salary based on the total mix of information rather than on any specific measures of performance.

In addition, the Chairman determines annually the President and CEO’s bonus, taking into consideration the President and CEO’s performance during the preceding year, including contributions to U.S. Cellular, and achievement of individual objectives. In addition, the President recommends and the Chairman approves annually each executive officer’s bonus, as discussed below, taking into consideration, among other things, the achievement of target levels under the Executive Bonus Plan discussed below, the officer’s performance during the preceding year including his or her contributions to U.S. Cellular and its business units and his or her achievement of individual objectives. In addition, in each case, the following factors are considered: (1) U.S. Cellular’s performance during the year compared to plan and compared with that of similar companies and (2) such other factors and circumstances as may be deemed relevant.

Long-Term Equity Compensation

In addition to the process for determining base salary and bonus above, the Chairman recommends and the Stock Option Compensation Committee approves long-term equity compensation awards to the named executive officers under the U.S. Cellular 2005 Long-Term Incentive Plan, which include options and restricted stock units.

Long-term compensation decisions for the named executive officers are evaluated in a manner similar to that described for annual base salary and bonus decisions above, except that the stock options and restricted stock units are generally intended to vest over several years, in order to reflect the goal of relating long-term compensation of the named executive officers to increases in shareholder value over the same period.

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The Stock Option Compensation Committee may establish performance measures and restriction periods, and determine the form, amount and timing of each grant of an award, the number of shares of stock subject to an award, the purchase price or base price per share of stock associated with the award, the exercise price of an option award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award.

Although the Stock Option Compensation Committee has the discretion to grant various awards, it generally only grants service-based options and service-based restricted stock units. The options are generally scheduled to become exercisable with respect to 25% of the shares underlying the option over a four year period and are exercisable until the tenth anniversary of the date of grant, subject to continued employment. The restricted stock units generally vest in full (cliff vesting) after three years from the last day of the year just completed, subject to continued employment.

Officers receive an award of restricted stock units in the current year based on the achievement of certain levels of corporate and individual performance in the immediately preceding year and stock options based primarily on individual performance in the preceding year. However, as with the annual salary and bonus, officers do not become entitled to any options or restricted stock units as a result of the achievement of any corporate or individual performance levels. The award of options and restricted stock is entirely discretionary and officers have no right to any options or awards unless and until they are awarded. As a result, similar to the bonus, the awards for 2005 were not earned by the officers until they were approved and awarded in 2006. Accordingly, awards with respect to 2005 performance are included in the above Summary Compensation Table with respect to compensation earned in 2006.

With respect to the officers identified in the Summary Compensation Table, the design of compensation programs and performance rewarded is separated between (1) the President and CEO and (2) other executive officers.

President and CEO

The compensation of the President and CEO of U.S. Cellular is approved by the Chairman, LeRoy T. Carlson, Jr., functioning as the compensation committee. The Chairman evaluates the performance of the President and CEO of U.S. Cellular in light of the annual and ongoing objectives for U.S. Cellular and the attainment of those objectives, and sets the elements of compensation for the President and CEO based on such performance evaluation and compensation principles.

The primary financial focus of U.S. Cellular is the increase of long-term shareholder value through growth, measured primarily in such terms as return on capital, revenues, customer additions, cash flow and customer defections. Compensation decisions are made subjectively, considering these performance measures, as well as all other appropriate facts and circumstances.

Each element of compensation and total compensation of the President and CEO is determined or recommended on the basis of the analysis of multiple factors rather than specific measures of performance. The Chairman does not rely on predetermined formulae or a limited set of criteria when he evaluates the performance of the President and CEO.

The salary of the President and CEO is believed to be within the median of the range considered to be appropriate in the judgment of the Chairman. The range considered to be appropriate by the Chairman is based on his informed judgment, using the information provided to him by the Vice President of Human Resources of TDS, as discussed above. The range is not based on any formal analysis nor is there any documentation of the range which the Chairman considers appropriate in making his compensation decisions for the President.

The 2005 base salary of John E. Rooney was $690,000. On February 15, 2006, the Chairman approved an increase in the base salary of John E. Rooney to $736,000 for 2006, representing an increase of approximately 6.7%. This amount is included in column (c), “Salary,” of the above Summary Compensation Table, which represents the dollar value of base salary (cash and non-cash) earned by the President during 2006, whether or not paid in such year. In 2007, the base salary of the President and CEO for 2007 was increased to $790,000, representing an increase of approximately 7.3% over the 2006 base salary.

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With respect to the President’s bonus, the Chairman does consider the results of the Executive Bonus Plan and bases the amount of the bonus to some degree upon the results of U.S. Cellular as measured by the performance objectives set by the Executive Bonus Plan. However, with respect to the President, the relationship of the bonus to such performance measures also involves a substantial amount of judgment and discretion on the part of the Chairman based on the total mix of information. The entire amount of the bonus is discretionary and the President and CEO does not become entitled to any amount of bonus as a result of performance measures or otherwise unless and until approved by the Chairman and paid.

On February 15, 2006, the Chairman approved a bonus to John E. Rooney of $300,000 with respect to 2005 performance. Because this was earned in 2006, this is reported in the above Summary Compensation Table. This amount is included in column (d), “Bonus,” of the above Summary Compensation Table, which represents the dollar value of bonus (cash and non-cash) earned by the President during 2006, whether or not paid in such year. In 2007, Mr. Rooney was awarded a bonus of $525,000 with respect to 2006 performance. This was earned in 2007 and will be reported in next year’s Summary Compensation Table.

Based on the recommendation of the Chairman, on April 3, 2006, the Stock Option Compensation Committee awarded the President and CEO restricted stock units with respect to 3,291 U.S. Cellular Common Shares, based on 2005 performance. The restricted stock units vested on October 10, 2006 pursuant to the executory portions of an offer letter which was accepted by John E. Rooney on March 28, 2000 relating to his employment as President and Chief Executive Officer. Column (e), “Stock Awards,” of the Summary Compensation Table includes the dollar amount of expense recognized for financial statement reporting purposes with respect to 2006. In 2007, Mr. Rooney was awarded restricted stock units with respect to 5,027 U.S. Cellular Common Shares, based on 2006 performance. This will be reported in the tables in next year’s proxy statement.

Based on the recommendation of the Chairman, on April 3, 2006, the Stock Option Compensation Committee awarded the President and CEO stock options to acquire 138,000 U.S. Cellular Common Shares at an exercise price of $59.43 per share, based on 2005 performance. Pursuant to the letter agreement discussed above, such stock options vested on October 10, 2006 and are exercisable until April 3, 2016. Column (f), “Option Awards,” of the Summary Compensation Table includes the dollar amount of expense recognized for financial statement reporting purposes with respect to 2006. In 2007, Mr. Rooney was awarded options to acquire 121,000 U.S. Cellular Common Shares at an exercise price of $73.84 per share, based on 2006 performance. This will be reported in the tables in next year’s proxy statement.

For 2006, based on the Summary Compensation Table, with respect to the President and CEO, salary represented 13.5% of total compensation, bonus represented 5.5% of total compensation, stock awards represented 21.8% of total compensation and option awards represented 58.1% of total compensation. Stock and option awards are a larger percentage of total compensation in 2006 than is typical is due to the acceleration of awards pursuant to the letter agreement with John E. Rooney, as discussed above.

The Chairman and the Stock Option Compensation Committee believe that the elements of compensation and total compensation of the President and CEO have been set at appropriate levels considering the foregoing principles.

Other Executive Officers

With respect to the officers identified in the Summary Compensation Table other than the President and CEO, the Chairman reviews the President’s evaluation of the performance of such executive officers and sets the annual base and bonus compensation levels for such executive officers, and recommends long-term compensation to the Stock Option Compensation Committee based on such performance evaluations and compensation principles.

Column (c), “Salary,” in the above Summary Compensation Table includes the dollar value of base salary (cash and non-cash) earned by the other identified officers during 2006, whether or not paid in such year.

In addition, the named executive officers, other than the President, participated in the U.S. Cellular 2006 Executive Officer Annual Incentive Plan Effective January 1, 2006, which is referred to as the Executive

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Bonus Plan. The purposes and terms of the Executive Bonus Plan are discussed above under “Narrative Disclosure to Summary Compensation Plan”.

As a result of the process described above, bonuses for 2005 were not earned by the officers until they were approved and awarded in 2006. As a result, bonuses with respect to 2005 are included in the above Summary Compensation Table with respect to compensation earned in 2006. This amount is included in column (d), “Bonus,” of the above Summary Compensation Table, which represents the dollar value of bonus (cash and non-cash) earned by the other identified officers during 2006, whether or not paid in such year.

The named executive officers received an award of restricted stock units in 2006 based on the achievement of certain levels of corporate and individual performance in 2005. Column (e), “Stock Awards,” of the Summary Compensation Table includes the dollar amount of expenses recognized for financial statement reporting purposes with respect to 2006.

The named executive officers received an award of options in 2006 based primarily on the achievement of certain levels of individual performance in 2005. Column (f), “Option Awards,” of the Summary Compensation Table includes the dollar amount of expense recognized for financial statement reporting purposes with respect to 2006.

The following table identifies the percentage of each element of total compensation of each of the named executive officers other than the President and CEO based on the Summary Compensation Table for 2006:

	Kenneth R. Meyers	Jay M. Ellison	Michael S. Irizarry	Jeffery J. Childs
Salary	28.9%	27.5%	32.1%	36.4%
Bonus	8.2%	10.3%	9.0%	9.0%
Stock Awards	29.3%	28.2%	25.0%	25.0%
Stock Options	31.0%	31.4%	31.7%	27.1%
Other	2.6%	2.6%	2.2%	2.5%
	100.0%	100.0%	100.0%	100.0%

The Chairman and the Stock Option Compensation Committee believe that the elements of compensation and total compensation of the other identified officers have been set at appropriate levels considering the foregoing principles.

Financial Restatement

Depending on the facts and circumstances, U.S. Cellular may seek to adjust or recover awards or payments if the relevant U.S. Cellular performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. In 2006 and 2007, U.S. Cellular restated financial statements and financial information for the three years ended December 31, 2004 and 2005, respectively, including quarterly information for the two fiscal years then ended, and certain financial data for prior fiscal years. This resulted in U.S. Cellular being late in certain SEC filings. The company has not identified any facts that would suggest that the restatements involved any fraud, misrepresentation, misconduct or improprieties. The restatements related to unintentional misapplication of technical accounting rules or errors in calculations or posting of entries. The restatements had little effect on operating metrics and little effect on financial measures that are the primary measures that were used to determine the level of bonuses. In particular, the most significant areas of adjustment in the restatements were derivatives accounting and income tax accounting, which have no relationship to metrics or measures used to determine bonuses. Accordingly, there was no adjustment of prior year bonuses due to the restatements. The restatement in 2006 was considered in approving compensation elements in 2006 for certain officers responsible for accounting matters.

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Benefits and Plans Available to Identified Officers

The identified officers participate in benefits and plans as discussed above under “Narrative Disclosure to Summary Compensation Table”.

Impact of Accounting and Tax Treatments of Particular Forms of Compensation

The Chairman and the Stock Option Compensation Committee consider the accounting and tax treatments of particular forms of compensation. Accounting treatments do not significantly impact the determinations of the appropriate compensation. The Chairman and the Stock Option Compensation Committee consider the accounting treatments primarily to be informed and to confirm that company personnel understand and recognize the appropriate accounting that will be required with respect to compensation decisions.

U.S. Cellular places more significance on the tax treatments of particular forms of compensation, because these may involve actual cash expense to the company or the executive. One objective of U.S. Cellular is to maximize tax benefits to the company and executives to the extent feasible within the overall goals of the compensation policy discussed above. In particular, one consideration is the effect of Section 162(m) of the Internal Revenue Code.

Subject to certain exceptions, Section 162(m) of the Internal Revenue Code generally provides a $1 million annual limit on the amount that a publicly held corporation is allowed to deduct as compensation paid to each of the corporation’s chief executive officer and the corporation’s other four most highly compensated officers. U.S. Cellular does not believe that the $1 million deduction limitation should have a material effect on U.S. Cellular in the immediate future. If the $1 million deduction limitation is expected to have a material effect on U.S. Cellular in the future, U.S. Cellular will consider ways to maximize the deductibility of executive compensation, while retaining the discretion U.S. Cellular deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

U.S. Cellular does not have any arrangements with its executive officers pursuant to which it has agreed to “gross-up” payments due to taxes or to otherwise reimburse officers for the payment of taxes, except with respect to certain perquisites.

Policy on Stock Ownership

U.S. Cellular does not have a formal policy relating to stock ownership by executive officers. U.S. Cellular does not have any policies regarding hedging the economic risk of such ownership but none of the officers identified in the Summary Compensation Table have taken any such action.

Compensation Consultant

Information relating to U.S. Cellular’s primary compensation consultant is discussed under “Corporate Governance—Stock Option Compensation Committee.”

Compensation Committee Report

The undersigned directors oversee U.S. Cellular’s compensation programs on behalf of the Board of Directors. In fulfilling their oversight responsibilities, the undersigned reviewed and discussed with management the Compensation Discussion and Analysis set forth above in this proxy statement.

In reliance on the review and discussions referred to above, the undersigned recommended to the Board of Directors that the above Compensation Discussion and Analysis be included in U.S. Cellular’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and U.S. Cellular’s proxy statement related to the 2007 Annual Meeting of Stockholders.

The above Compensation Committee Report is submitted by LeRoy T. Carlson, Jr., who functions as the compensation committee, except with respect to long-term compensation, and by Paul-Henri Denuit, J. Samuel Crowley and Ronald E. Daly, the members of the Stock Option Compensation Committee, which has responsibility with respect to long-term compensation.

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Because U.S. Cellular does not have a formal independent compensation committee, the foregoing Compensation Committee Report is also submitted by the full Board of Directors: LeRoy T. Carlson, Jr., John E. Rooney, Kenneth R. Meyers, LeRoy T. Carlson, Walter C.D. Carlson, Paul-Henri Denuit, J. Samuel Crowley, Harry J. Harczak, Jr. and Ronald E. Daly.

Compensation Committee Interlocks and Insider Participation

LeRoy T. Carlson, Jr., is a member of the board of directors of TDS and U.S. Cellular. Mr. Carlson is also the Chairman of U.S. Cellular and, as such, functions as the compensation committee for executive officers of U.S. Cellular. He is compensated by TDS for his services to TDS and all of its subsidiaries. However, as discussed above, a portion of Mr. Carlson’s compensation paid by TDS is allocated to U.S. Cellular as part of the management fee under the intercompany agreement described below. John E. Rooney, a director and President of U.S. Cellular, participated in executive compensation decisions for U.S. Cellular, other than for himself.

Long-term compensation for executive officers is approved by our Stock Option Compensation Committee, which currently consists of Paul-Henri Denuit, J. Samuel Crowley and Ronald E. Daly. Our stock option compensation committee is comprised of members of our board of directors who are independent, as discussed above. None of such persons was, during 2006, an officer or employee of U.S. Cellular or its affiliates, was formerly an officer of U.S. Cellular or had any relationship requiring disclosure by U.S. Cellular under any paragraph of Item 404 of SEC Regulation S-K.

LeRoy T. Carlson, Jr. and Walter C.D. Carlson, directors of U.S. Cellular, are trustees and beneficiaries of the voting trust which controls TDS, which controls U.S. Cellular, and LeRoy T. Carlson, a director of U.S. Cellular, is a beneficiary of such voting trust. See “Security Ownership of Certain Beneficial Owners and Management.” LeRoy T. Carlson, LeRoy T. Carlson, Jr., Walter C.D. Carlson and Kenneth R. Meyers, directors of U.S. Cellular, are also directors of TDS. Prior to her resignation, Sandra L. Helton was a director of U.S. Cellular and TDS. See “Election of Directors.”

U.S. Cellular has entered into a number of arrangements and transactions with TDS. Some of these arrangements were established at a time prior to our initial public offering when TDS owned more than 90% of our outstanding capital stock and were not the result of arm’s length negotiations. There can be no assurance that such arrangements will continue or that the terms of such arrangements will not be modified in the future. If additional transactions occur in the future, there can be no assurance that the terms of such future transactions will be favorable to us or will continue to provide us with the same level of support for our financing and other needs as TDS has provided in the past. The principal arrangements that exist between U.S. Cellular and TDS are summarized below.

Other Relationships and Related Transactions

Exchange Agreement

U.S. Cellular and TDS are parties to an exchange agreement dated July 1, 1987, as amended as of April 7, 1988.

Common Share Purchase Rights; Potential Dilution.   The exchange agreement granted TDS the right to purchase additional Common Shares of U.S. Cellular sold after our initial public offering, to the extent necessary for TDS to maintain its proportionate interest in our Common Shares. For purposes of calculating TDS’s proportionate interest in our Common Shares, the Series A Common Shares are treated as if converted into Common Shares. Upon notice to U.S. Cellular, TDS is entitled to subscribe to each issuance in full or in part at its discretion. If TDS decides to waive, in whole or in part, one or more of its purchase opportunities, the number of Common Shares subject to purchase as a result of subsequent issuances will be further reduced.

If TDS elects to exercise its purchase rights, it is required to pay cash for all Common Shares issued to it by us, unless otherwise agreed. In the case of sales by us of Common Shares for cash, TDS is required to pay the same price per Common Share as the other buyers. In the case of sales for consideration other than cash, TDS is required to pay cash equal to the fair market value of such other consideration as determined by our board of directors. Depending on the price per Common Share paid by TDS upon

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exercise of these rights, the issuance of Common Shares by us pursuant thereto could have a dilutive effect on our other shareholders. The purchase rights described above are in addition to the preemptive rights granted to TDS as a holder of Series A Common Shares under our restated certificate of incorporation.

Funding of License Costs.   Through the date of our initial public offering, TDS had funded or made provisions to fund all the legal, engineering and consulting expenses incurred in connection with the wireline application and settlement process and that portion of the price of cellular interests acquired by purchase that represented the cost of cellular licenses. Pursuant to the exchange agreement, as amended, TDS has agreed to fund as an additional capital contribution, without the issuance of additional stock or the payment of any other consideration to TDS, additional costs associated with the acquisition of the additional cellular interests that we had a right to acquire at the time of the initial public offering. Through December 31, 2006, TDS had funded costs totaling approximately $67.2 million. TDS is obligated under the exchange agreement to make additional capital contributions to us under certain circumstances. Currently, TDS has no obligations with respect to additional capital contributions.

RSA Rights.   Under the exchange agreement: (a) TDS retained all its rights to file applications for and obtain the wireline licenses to operate cellular systems in Rural Service Areas (“RSAs”); (b) TDS retained the right to exchange these RSA rights for additional interests in cellular systems in which we have an interest or interests in cellular systems within the same or other Metropolitan Statistical Areas (“MSAs”) or in RSAs; (c) TDS retained the right to acquire telephone, paging or other non-cellular companies with interests in cellular systems; (d) TDS retained the right to acquire interests in RSAs in which we indicated we did not desire to participate; and (e) the rights referred to in (a), (b), (c) and (d) above were to remain the property of TDS unless transferred to us for appropriate consideration.

Right of Negotiation.   For certain interests, if TDS desires to sell its interest in any RSA, TDS is required to give us the opportunity to negotiate for such interest, subject to TDS being legally able to transfer the interest free of any restrictions on its sale or transfer. If we desire to purchase any interest so offered, TDS is required to negotiate with us concerning the terms and conditions of the transaction, including the price and the method of payment. If we are unable to agree with TDS on the terms and conditions of the transaction during a 60-day negotiation period, TDS would thereafter be under no obligation to offer the interest to us, except if TDS proposed to sell the interest within a year after the end of the negotiation period at a price equal to or lower than our highest written offer during the negotiation period. In such case, we would have the right to purchase the interest at that price.

Corporate Opportunity Arrangements.   Our restated certificate of incorporation, as amended, provides that, so long as at least 500,000 Series A Common Shares are outstanding, we may not, without the written consent of TDS, engage in any non-cellular activities. We have been informed that TDS intends to give its consent to the acquisition of any non-cellular interest that is incidental to the acquisition of a cellular interest. However, TDS could impose conditions on any such consent, including a requirement that we resell any non-cellular interest to TDS or that we give TDS the right of first refusal with respect to such sale.

Our restated certificate of incorporation, as amended, also restricts the circumstances under which we are entitled to claim that an opportunity, transaction, agreement or other arrangement to which TDS, or any person in which TDS has or acquires a financial interest, is or should be our property. In general, so long as at least 500,000 Series A Common Shares are outstanding, we will not be entitled to any such “corporate opportunity” unless it relates solely to the construction of, the ownership of interests in, and/or the management of, cellular telephone systems, and then only if such corporate opportunity did not arise in any way as a result of the rights otherwise retained by TDS. Our restated certificate of incorporation allows us to pursue future opportunities to provide cellular service and design, consulting, engineering and construction management services for cellular telecommunications systems located outside the United States.

Tax Allocation Agreement

We have entered into a tax allocation agreement with TDS under which we have agreed to join in filing consolidated Federal income tax returns with the TDS affiliated group unless TDS requests otherwise. Pursuant to such agreement, TDS files Federal income tax returns and pays Federal income taxes for all members of the TDS consolidated group, including U.S. Cellular and its subsidiaries. U.S. Cellular and its

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subsidiaries pay TDS for Federal taxes based on the amount they would pay if they were filing a separate return as their own affiliated group and were not included in the TDS group. These payments are based on the average tax rate (excluding the effect of tax credits) of the TDS affiliated group. Any deficiency in tax thereafter proposed by the IRS for any consolidated return year that involves income, deductions or credits of U.S. Cellular or its subsidiaries, and any claim for refund of tax for any consolidated return year that involves such items, will be contested or prosecuted at the sole discretion of TDS and at our expense. To the extent that any deficiency in tax or refund of tax is finally determined to be attributable to the income, deductions or credits of U.S. Cellular, such deficiency or refund will be payable by or to us. Under the tax allocation agreement, U.S. Cellular paid $138.7 million to TDS for federal income taxes in 2006.

If we cease to be a member of the TDS affiliated group, and for a subsequent year U.S. Cellular and its subsidiaries are required to pay a greater amount of Federal income tax than they would have paid if they had not been members of the TDS group after June 30, 1987, TDS will reimburse us for the excess amount of tax, without interest. In determining the amount of reimbursement, any profits or losses from new business activities acquired by us or our subsidiaries after we leave the TDS group will be disregarded. No reimbursement will be required if at any time in the future U.S. Cellular becomes a member of another affiliated group in which U.S. Cellular is not the common parent or fewer than 500,000 Series A Common Shares are outstanding. In addition, reimbursement will not be required on account of the income of any subsidiary of U.S. Cellular if more than 50% of the voting power of such subsidiary is held by a person or group other than a person or group owning more than 50% of the voting power of TDS.

Rules similar to those described above will be applied to any state or local franchise or income tax liabilities to which TDS and U.S. Cellular and its subsidiaries are subject and which are required to be determined on a unitary, combined or consolidated basis. Under such rules, U.S. Cellular paid a net amount of $0.6 million to TDS for such taxes in 2006.

Cash Management Agreement

From time to time we deposit our excess cash with TDS for investment under TDS’s cash management program pursuant to the terms of a cash management agreement. Such deposits are available to us on demand and bear interest each month at the 30-day commercial paper rate reported in The Wall Street Journal on the last business day of the preceding month plus 1/4%, or such higher rate as TDS may in its discretion offer on such demand deposits. We may elect to place funds for a longer period than on demand in which event, if such funds are placed with TDS, they will bear interest at the commercial paper rate for investments of similar maturity plus 1/4%, or at such higher rate as TDS may in its discretion offer on such investments.

Intercompany Agreement

In order to provide for certain transactions and relationships between the parties, U.S. Cellular and TDS have agreed under an intercompany agreement, among other things, as follows:

Services.   U.S. Cellular and TDS make available to each other from time to time services relating to operations, marketing, human resources, accounting, customer services, customer billing, finance, and general administration, among others. Unless otherwise provided by written agreement, services provided by TDS or any of its subsidiaries are charged and paid for in conformity with the customary practices of TDS for charging TDS’s non-telephone company subsidiaries. Payments by us to TDS for such services totaled $100.3 million in 2006. For services provided to TDS, we receive payment for the salaries of our employees and agents assigned to render such services (plus 40% of the cost of such salaries in respect of overhead) for the time spent rendering such services, plus out-of-pocket expenses. Payments by TDS to us for such services were nominal in 2006.

Equipment and Materials.   We purchase materials and equipment from TDS and its subsidiaries on the same basis as materials and equipment are purchased by any TDS affiliate from another TDS affiliate. Purchases by us from TDS affiliates totaled $8.5 million in 2006.

Accountants and Legal Counsel.   We have agreed to engage the firm of independent registered public accountants selected by TDS for purposes of auditing our financial statements, including the financial

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statements of our direct and indirect subsidiaries, and providing certain other services. We have also agreed that, in any case where legal counsel is to be engaged to represent the parties for any purpose, TDS has the right to select the counsel to be engaged, which may be the same counsel selected to represent TDS unless such counsel deems there to be a conflict. If we use the same counsel as TDS, each of us and TDS is responsible for the portion of the fees and expenses of such counsel determined by such counsel to be allocable to each.

Indemnification.   We have agreed to indemnify TDS against certain losses, claims, damages or liabilities, including those arising out of: (1) the conduct of our business (except where the loss, claim, damage or liability arises principally from TDS’s gross negligence or willful misconduct); and (2) any inaccurate representation or breach of warranty under the Intercompany Agreement. TDS will similarly indemnify us with respect to: (1) the conduct by TDS of its non-cellular businesses before July 1, 1987 (except where the loss, claim, damage or liability arises principally from U.S. Cellular’s gross negligence or willful misconduct); and (2) any inaccurate representation or breach of warranty under the Intercompany Agreement.

Disposal of Company Securities.   TDS will not dispose of any of our securities held by it if such disposition would result in the loss of any license or other authorization held by us and such loss would have a material adverse effect on us.

Transfer of Assets.   Without the prior written consent of TDS, we may not transfer (by sale, merger or otherwise) more than 15% of our consolidated assets unless the transferee agrees to become subject to the Intercompany Agreement.

Registration Rights Agreement; Other Sales of Common Shares

Under a registration rights agreement, we have agreed, upon the request of TDS, to file one or more registration statements under the Securities Act of 1933 or take other appropriate action under the laws of foreign jurisdictions in order to permit TDS to offer and sell, domestically or abroad, any of our debt or equity securities that TDS may hold at any time. TDS will pay all costs relating thereto and any underwriting discounts and commissions relating to any such offering, except that we will pay the fees of any counsel, accountants, trustees, transfer agents or other agents retained by U.S. Cellular in connection therewith. TDS has the right to select the counsel we retain to assist it to fulfill any of its obligations under the registration rights agreement.

There is no limitation on the number or frequency of the occasions on which TDS may exercise its registration rights, except that we will not be required to comply with any registration request unless, in the case of a class of equity securities, the request involves at least the lesser of 1,000,000 shares or 1% of the total number of shares of such class then outstanding, or, in the case of a class of debt securities, the principal amount of debt securities covered by the request is at least $5,000,000. We have also granted TDS the right to include its securities in certain registration statements covering offerings by us and will pay all costs of such offerings other than incremental costs attributable to the inclusion of our securities owned by TDS in such registration statements.

We will indemnify TDS and its officers, directors and controlling persons against certain liabilities arising under the laws of any country in respect of any registration or other offering covered by the registration rights agreement. We have the right to require TDS to delay any exercise by TDS of its rights to require registration and other actions for a period of up to 90 days if, in our judgment, any offering by us then being conducted or about to be conducted would be materially adversely affected. TDS has further agreed that it will not include any of our securities in any registration statement filed by us which, in the judgment of the managing underwriters, would materially adversely affect any offering by us. The rights of TDS under the registration rights agreement are transferable to non-affiliates of TDS.

Insurance Cost Sharing Agreement

Pursuant to an insurance cost sharing agreement, we and our officers, directors and employees are afforded coverage under certain insurance policies purchased by TDS. A portion of the premiums payable under each such policy is allocated by TDS to us on the same basis as premiums were allocated before the

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insurance cost sharing agreement was entered into, if the policies are the same as or similar to the policies in effect before the insurance cost sharing agreement was entered into, or on such other reasonable basis as TDS may select from time to time. If TDS decides to change the allocation of premiums at any time, TDS will consult with us before the change is made, but the decision as to whether to make the change will be in the reasonable discretion of TDS. We believe that the amounts payable by us under the insurance cost sharing agreement are generally more favorable than the premiums we would pay if we were to obtain coverage under separate policies. Payments made by U.S. Cellular to TDS under the Insurance Cost Sharing Agreement totaled $7.7 million in 2006.

Employee Benefit Plans Agreement

Under an employee benefit plans agreement, our employees participate in the TDS tax-deferred savings plan. We reimburse TDS for the costs associated with such participation. In addition, we have agreed to reimburse TDS for certain costs incurred by TDS in connection with the issuance of stock under the TDS employee stock purchase plans to our employees. Payments made by U.S. Cellular to TDS under the Employee Benefit Plans Agreement totaled $0.7 million in 2006.

Certain Relationships and Related Transactions

As disclosed above, a 2005 World Series Ring was given to Mr. Rooney by the Chicago White Sox as an honorarium, following review and approval by the U.S. Cellular Audit Committee. Neither TDS nor U.S. Cellular incurred any out of pocket costs relating to this ring. This transaction was approved by the U.S. Cellular Audit Committee pursuant to the company’s Code of Conduct.

The following persons are partners of Sidley Austin LLP, the principal law firm of U.S. Cellular, TDS and their subsidiaries: Walter C.D. Carlson, a trustee and beneficiary of a voting trust that controls TDS and U.S. Cellular, the non-executive Chairman of the Board and member of the board of directors of TDS and a director of U.S. Cellular; William S. DeCarlo, the General Counsel of TDS and an Assistant Secretary of TDS and certain subsidiaries of TDS; and Stephen P. Fitzell, the General Counsel and Assistant Secretary of U.S. Cellular and certain subsidiaries of TDS. Walter C.D. Carlson does not provide legal services to U.S. Cellular, TDS or their subsidiaries. U.S. Cellular and its subsidiaries incurred legal expenses from Sidley Austin LLP of $6.9 million in 2006, $4.7 million in 2005 and $7.4 million in 2004. The Audit Committee of the Board of Directors is responsible for the review and oversight of all related party transactions, as such term is defined by the rules of the American Stock Exchange.

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2006 regarding U.S. Cellular Common Shares that may be issued under equity compensation plans currently maintained by U.S. Cellular.

Plan Category	(a) Number of securities to be issued upon the exercise of outstanding options and rights	(b) Weighted-average exercise price of outstanding options and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	2,923,935	$44.05	2,072,442
Equity compensation plans not approved by security holders(2)	—	—	3,802
TOTAL	2,923,935	$44.05	2,076,244

(1)             This includes the following plans that have been approved by U.S. Cellular shareholders:

Plan	Number of securities to be issued upon the exercise of outstanding options and rights	Number of securities remaining available for future issuance (excluding securities reflected in prior column)	Total
2003 Employee Stock Purchase Plan	—	106,054	106,054
2005 Long-Term Incentive Plan	2,923,935	1,966,388	4,890,323
TOTAL	2,923,935	2,072,442	4,996,377

See Note 16—Common Shareholders’ Equity, in the notes to the consolidated financial statements included in our 2006 Annual Report to Shareholders for certain information about these plans, which is incorported by reference herein.

(2)             The only plan that has not been approved by U.S. Cellular shareholders is the Compensation Plan for Non-Employee Directors, under which 3,802 shares are available for future issuance.

The material terms of the Compensation Plan for Non-Employee Directors are set forth above under “Compensation of Directors” and are incorporated by reference herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

On February 28, 2007, there were outstanding 54,867,197 Common Shares, par value $1.00 per share (excluding 178,488 shares held by U.S. Cellular and 22,534 shares held by a subsidiary), and 33,005,877 Series A Common Shares, par value $1.00 per share, representing a total of 87,873,074 shares of common stock. As of February 28, 2007 no shares of our Preferred Stock, par value $1.00 per share, were outstanding. Holders of outstanding Common Shares are entitled to elect 25% of the directors (rounded up to the nearest whole number) and are entitled to one vote for each Common Share held in such holder’s name with respect to all matters on which the holders of Common Shares are entitled to vote at the annual meeting. The holder of Series A Common Shares is entitled to elect 75% of the directors (rounded down to the nearest whole number) and is entitled to ten votes for each Series A Common Share held in such holder’s name with respect to all matters on which the holder of Series A Common Shares is entitled to vote. Accordingly, the voting power of the Series A Common Shares with respect to matters other than the election of directors was 330,058,770 votes, and the total voting power of all outstanding shares of capital stock was 384,925,967 as of February 28, 2007.

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Security Ownership of U.S. Cellular by Certain Beneficial Owners

The following table sets forth, as of February 28, 2007, or the latest practicable date, information regarding the person(s) who beneficially own more than 5% of any class of our voting securities.

Shareholder’s Name and Address	Title of Class or Series		Shares of Class or Series Owned(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
Telephone and Data Systems, Inc.	Common Shares		37,782,826	68.9%	43.0%	9.8%
30 North LaSalle Street	Series A Common Shares	(3)	33,005,877	100.0%	37.6%	85.7%
Chicago, Illinois 60602	Total		70,788,703	N/A	80.6%	95.5%
Gabelli Funds, LLC(4)
One Corporate Center Rye,
New York 10580	Common Shares		3,378,012	6.2%	3.8%	0.9%

(1)             The nature of beneficial ownership is sole voting and investment power unless otherwise specified.

(2)             Represents voting power in matters other than the election of directors.

(3)             The Series A Common Shares are convertible on a share-for-share basis into Common Shares.

(4)             Based on the most recent Schedule 13D filed with the SEC. Includes shares held by the following affiliates: Gabelli Funds, LLC—527,300 Common Shares; GAMCO Investors, Inc.—2,837,712 Common Shares; MJG Associates, Inc.—10,000 Common Shares; Gabelli Foundation, Inc.—1,000 Common Shares; and Gabelli Securities, Inc.—2,000 Common Shares. In such Schedule 13D, such group reports sole or shared investment authority over 3,378,012 Common Shares and has reported sole voting power with respect to 3,098,912 Common Shares.

Security Ownership of U.S. Cellular by Management

Several of our officers and directors indirectly hold substantial ownership interests in U.S. Cellular by virtue of their ownership of the capital stock of TDS. See “Beneficial Ownership of TDS by Directors and Executive Officers of U.S. Cellular” below. In addition, the following executive officers and directors and all officers and directors as a group beneficially owned the following number of our Common Shares as of February 28, 2007 or the latest practicable date:

Name of Individual or Number of Persons in Group	Title of Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
LeRoy T. Carlson	Common Shares	1,243	*	*	*
LeRoy T. Carlson, Jr.	Common Shares	—	—	—	—
John E. Rooney(3)(8)	Common Shares	652,072	1.2%	*	*
Walter C.D. Carlson	Common Shares	4,275	*	*	*
Kenneth R. Meyers(4)(8)	Common Shares	234,086	*	*	*
J. Samuel Crowley	Common Shares	—	—	—	—
Ronald E. Daly	Common Shares	868	*	*	*
Paul-Henri Denuit	Common Shares	—	—	—	—
Harry J. Harczak, Jr.	Common Shares	1,055	*	*	*
Jay M. Ellison(5)	Common Shares	129,688	*	*	*
Michael S. Irizarry(6)	Common Shares	74,934	*	*	*
Jeffrey J. Childs(7)	Common Shares	37,923	*	*	*
Other executive officer (9)	Common Shares	3,318	*	*	*
All directors and executive officers as a group (13 persons)(8)	Common Shares	1,139,462	2.1%	*	*

*                     Less than 1%.

(1)             The nature of beneficial ownership is sole voting and investment power unless otherwise specified. Except with respect to customary brokerage agreement terms pursuant to which shares in a brokerage account are pledged as collateral security for the repayment of debit balances, none of the above shares are pledged as security, unless otherwise specified.

(2)             Represents voting power in matters other than the election of directors.

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(3)             Includes 557,750 Common Shares subject to options which are currently exercisable or exercisable within 60 days and phantom stock with respect to 58,330 USM Common Shares.

(4)             Includes 186,376 Common Shares subject to options which are currently exercisable or exercisable within 60 days and restricted stock units with respect to 6,551 USM Common Shares which are subject to vesting within 60 days. Also includes 1,000 Common Shares which are held by a trust for which Mr. Meyers is a trustee and 2.500 Common Shares held for the benefit of his children. Mr. Meyers disclaims beneficial ownership of such shares.

(5)             Includes 105,039 Common Shares subject to options which are currently exercisable or exercisable within 60 days, restricted stock units with respect to 6,551 USM Common Shares which are subject to vesting within 60 days and phantom stock with respect to 3,010 USM Common Shares.

(6)             Includes 65,112 Common shares subject to options which are currently exercisable or exercisable within 60 days and restricted stock units with respect to 4,225 USM Common Shares which are subject to vesting within 60 days.

(7)             Includes 34,125 Common Shares subject to options which are currently exercisable or exercisable within 60 days and restricted stock units with respect to 3,798 USM Common Shares which are subject to vesting within 60 days.

(8)             Includes shares as to which voting and/or investment power is shared.

(9)             Includes shares held by the other executive officer identified in the above list of executive officers, Steven T. Campbell.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder require our directors and officers, and persons who are deemed to own more than ten percent of our Common Shares, to file certain reports with the SEC with respect to their beneficial ownership of our Common Shares. The reporting persons are also required to furnish us with copies of all such reports they file.

Based on a review of copies of such reports furnished to us by such reporting persons and written representations by our directors and officers, we believe that all filing requirements under Section 16 of the Securities Exchange Act applicable to such reporting persons during and with respect to 2006 were complied with on a timely basis, except as follows:

Due to an administrative error in communication on the part of U.S. Cellular personnel, the following persons filed reports on April 10, 2007 to report transactions that should have been reported by October 12, 2006: John E. Rooney, Kenneth R. Meyers, Jay M. Ellison and Michael S. Irizarry.

Description of TDS Securities

The authorized capital stock of TDS includes Common Shares, $.01 par value (the “TDS Common Shares”), Special Common Shares $.01 par value (the “TDS Special Common Shares”) Series A Common Shares, $.01 par value, (the “TDS Series A Shares”) and Preferred Shares, $.01 par value (the “TDS Preferred Shares”). As of February 28, 2007, 51,937,220 TDS Common Shares (excluding 4,621,204 TDS Common Shares held by TDS and 484,012 TDS Common Shares held by a subsidiary of TDS), 58,402,073 TDS Special Common Shares (excluding 4,539,375 TDS Special Common Shares held by TDS and 484,012 TDS Special Common Shares held by a subsidiary of TDS), 6,444,764 TDS Series A Shares (representing a total of 116,784,057 shares of common stock) and 8,627 TDS Preferred Shares were outstanding.

The TDS Series A Shares have ten votes per share, and TDS Common Shares and TDS Preferred Shares have one vote per share, for total voting power of 116,393,487 votes at February 28, 2007 with respect to matters other than the election of directors. The holders of TDS Series A Shares, TDS Common Shares and TDS Preferred Shares vote as a single group, except with respect to matters as to which the Delaware General Corporation Law grants class voting rights and with respect to the election of directors. Each of the outstanding TDS Special Common Shares is entitled to one vote per share in the election of certain directors of TDS. Other than the election of directors, the TDS Special Common Shares have no votes except as otherwise required by law. Accordingly, the voting power of TDS Special Common Shares was 58,402,073 with respect to the election of 25% of the directors of TDS, rounded up to the nearest whole number, plus one director.

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With respect to the election of directors, the holders of TDS Common Shares and TDS Special Common Shares are entitled to elect 25% of the directors of TDS, rounded up to the nearest whole number, plus one director, and the holders of TDS Series A Shares and TDS Preferred Shares, voting as a group, are entitled to elect the remaining members of the board of directors of TDS.

Beneficial Ownership of TDS by Directors and Executive Officers of U.S. Cellular

The following table sets forth the number of TDS Common Shares, TDS Special Common Shares and TDS Series A Shares beneficially owned by each director of U.S. Cellular, by each executive officer named in the Summary Compensation Table and by all directors and executive officers of U.S. Cellular as a group as of February 28, 2007 or the latest practicable date.

Name of Individual or Number of Persons in Group	Title of Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
LeRoy T. Carlson, Jr., Walter C.D. Carlson, Letitia G. Carlson, M.D., and Prudence E. Carlson(3)	TDS Special Common Shares	6,072,898	10.4%	5.2%	—
	TDS Series A Shares	6,084,381	94.4%	5.2%	52.3%
LeRoy T. Carlson(4)(7)	TDS Common Shares	290,643	*	*	*
	TDS Special Common Shares	397,525	*	*	—
	TDS Series A Shares	53,055	*	*	*
LeRoy T. Carlson, Jr.(5)(7)	TDS Common Shares	581,077	1.1%	*	*
	TDS Special Common Shares	803,733	1.4%	*	—
	TDS Series A Shares	17,908	*	*	*
Walter C.D. Carlson(6)	TDS Common Shares	5,826	*	*	*
	TDS Special Common Shares	7,182	*	*	—
	TDS Series A Shares	879	*	*	*
John E. Rooney	TDS Common Shares	1,868	*	*	*
	TDS Special Common Shares	1,302	*	*	—
Kenneth R. Meyers(8)	TDS Common Shares	2,467	*	*	*
	TDS Special Common Shares	2,126	*	*	—
J. Samuel Crowley	—	—	—	—	—
Ronald E. Daly	—	—	—	—	—
Paul-Henri Denuit	—	—	—	—	—
Harry J. Harczak, Jr.	—	—	—	—	—
Jay M. Ellison	TDS Common Shares	145	*	*	*
	TDS Special Common Shares	145	*	*	—
Michael S. Irizarry	—	—	—	—	—
Jeffrey J. Childs	—	—	—	—	—
Other executive officer(9)	—	—	—	—	—
All directors and executive officers as a group (13 persons)(7)(8)	TDS Common Shares	881,416	1.7%	*	*
	TDS Special Common Shares	7,280,036	12.5%	6.2%	—
	TDS Series A Shares	6,156,223	95.5%	5.3%	52.9%

*                     Less than 1%

(1)             The nature of beneficial ownership is sole voting and investment power, unless otherwise specified. None of the above shares are pledged as security, unless otherwise specified.

(2)             Represents voting power in matters other than the election of directors.

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(3)             The shares of TDS listed are held by the persons named as trustees under a voting trust which expires June 30, 2035, created to facilitate long-standing relationships among the trust certificate holders. Under the terms of the voting trust, the trustees hold and vote the TDS Series A Common Shares and the TDS Special Common Shares of TDS held in the trust. If the voting trust were terminated, the following individuals, directly or indirectly, would each be deemed to own beneficially over 5% of the outstanding TDS Series A Common Shares: LeRoy T. Carlson, Jr., Catherine Mouly (wife of LeRoy T. Carlson, Jr.), Walter C.D. Carlson, Prudence E. Carlson, Richard Beckett (husband of Prudence E. Carlson), and Letitia G. Carlson, M.D.

(4)             Includes 37,694 TDS Special Common Shares and 53,055 TDS Series A Common Shares held by Mr. Carlson’s wife. Mr. Carlson disclaims beneficial ownership of such shares. Does not include 29,147 TDS Special Common Shares and 32,945 TDS Series A Common Shares held for the benefit of LeRoy T. Carlson or 187,554 TDS Special Common and 188,623 TDS Series A Common Shares held for the benefit of Mr. Carlson’s wife (an aggregate of 216,701 TDS Special Common Shares, or 0.4% of class, or 221,568 TDS Series A Common Shares, or 3.4% of class) in the voting trust described in footnote (3). Beneficial ownership is disclaimed as to TDS Series A Common Shares held for the benefit of his wife.

(5)             Includes 1,156 TDS Common Shares, 6,434 TDS Special Common Shares and 5,275 TDS Series A Common Shares held by Mr. Carlson’s wife outside the voting trust.

Special Common Shares in Voting Trust.   Does not include 1,812,745 TDS Special Common Shares (3.1% of class) held in the voting trust described in footnote (3), of which 172,271 shares are held for the benefit of LeRoy T. Carlson, Jr. and 1,547,603  shares are held by family partnerships, of which Mr. Carlson is a general partner. Beneficial ownership is disclaimed with respect to an aggregate of 92,871 TDS Special Common Shares held for the benefit of his wife, his children and others in such voting trust.

Series A Common Shares in Voting Trust.   Does not include 1,816,776 TDS Series A Common Shares (28.1% of class) held in the voting trust described in footnote (3), of which 174,953 shares are held for the benefit of LeRoy T. Carlson, Jr. and  1,548,988 shares are held by family partnerships, of which Mr. Carlson is a general partner. Beneficial ownership is disclaimed with respect to an aggregate of 92,835 TDS Series A Common Shares held for the benefit of his wife, his children and others in such voting trust.

(6)             Special Common Shares in Voting Trust.  Does not include  1,893,548 TDS Special Common Shares (3.2% of class) held in the voting trust described in footnote (3), of which shares  1,093,814 are held for the benefit of Walter C.D. Carlson and  684,910 shares are held by a family partnership, of which Mr. Carlson is a general partner. Beneficial ownership is disclaimed with respect to an aggregate of 114,824 TDS Special Common Shares held for the benefit of his wife and children in such voting trust.

Series A Common Shares in Voting Trust.   Does not include 1,896,607 TDS Series A Common Shares (29.4% of class) held in the voting trust described in footnote (3), of which shares 1,095,529 are held for the benefit of Walter C.D. Carlson and 686,295 shares are held by a family partnership, of which Mr. Carlson is a general partner. Beneficial ownership is disclaimed with respect to an aggregate of 114,783 TDS Series A Common Shares held for the benefit of his wife and children in such voting trust.

(7)             Includes the following number of TDS Common Shares and TDS Special Common Shares that may be purchased pursuant to stock options and/or stock appreciation rights which are currently exercisable or exercisable within 60 days:  Mr. LeRoy T. Carlson, 246,046 TDS Common Shares and 307,173 TDS Special Common Shares; and Mr. LeRoy T. Carlson, Jr., 552,036 TDS Common Shares and 765,369 TDS Special Common Shares.

(8)             Includes shares as to which voting and/or investment power is shared, and/or shares held by spouse and/or children.

(9)             Includes shares held by the other executive officer identified in the above list of executive officers:  Steven T. Campbell.

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Security Ownership of TDS by Certain Beneficial Owners

In addition to the persons listed under “Beneficial Ownership of TDS by Directors and Executive Officers of U.S. Cellular,” the following table sets forth, as of February 28, 2007, or the latest practicable date, information regarding the persons who own beneficially more than 5% of any class of the voting securities of TDS. The nature of beneficial ownership in this table is sole voting and investment power, except as otherwise set forth in the footnotes.

Shareholder’s Name and Address	Title of Class of Series	Shares of Class or Series Owned	Percent of Class	Percent of Shares of Common Stock	Percent of Voting Power(1)
Southeastern Asset Management, Inc.(2)(3) 6410 Poplar Ave., Suite 900 Memphis, TN 38119	TDS Common Shares	4,218,700	8.1%	3.6%	3.6%
	TDS Special Common Shares	17,894,037	30.6%	15.3%	—
Capital Research and Management Company(4)(5) 333 South Hope Street Los Angeles, CA 90071	TDS Common Shares	4,156,100	8.0%	3.6%	3.6%
	TDS Special Common Shares	8,899,200	15.2%	7.6%	—
Gabelli Funds, LLC(6)(7) One Corporate Center Rye, NY 10580	TDS Common Shares	3,763,623	7.2%	3.2%	3.2%
	TDS Special Common Shares	3,466,470	5.9%	3.0%	—
Barclays Global Investors, NA(8) 45 Freemont Street San Francisco, CA 94105	TDS Common Shares	3,707,464	7.1%	3.2%	3.2%

Wallace R. Weitz & Company(9) 1125 South 103rd Street, Suite 600 Omaha, NE 68124-6008	TDS Common Shares	2,446,300	4.7%	2.1%	2.1%
	TDS Special Common Shares	3,805,819	6.5%	3.3	—

*                     Less than 1%

(1)            Represents voting power in matters other than the election of directors.

(2)            Based on a Schedule 13D (Amendment No. 11) filed with the SEC, Southeastern Asset Management reports that it has sole power to vote or direct the vote of 2,291,100 TDS Common Shares and shared power to vote 1,530,800 TDS Common Shares. Southeastern Asset Management reports that it has sole power to dispose or to direct the disposition of 2,681,900 TDS Common Shares and shared power to dispose or direct the disposition of 1,530,800 TDS Common Shares, and no power of disposition with respect to 6,000 TDS Common Shares.

(3)            Based on a Schedule 13D (Amendment No. 9) filed with the SEC, Southeastern Asset Management reports that it has sole power to vote or direct the vote of 10,028,100 TDS Special Common Shares and shared power to vote 5,666,200 TDS Special Common Shares. Southeastern Asset Management reports that it has sole power to dispose or to direct the disposition of 12,221,837 TDS Special Common Shares and shared power to dispose or direct the disposition of 5,666,200 TDS Special Common Shares, and no power of disposition with respect to 6,000 TDS Common Shares.

(4)            Based on a Schedule 13G (Amendment No. 4) filed with the SEC. In such Schedule 13G, Capital Research and Management Company reports that it has sole power to vote or direct the vote and sole power to dispose or to direct the disposition of 4,156,100 TDS Common Shares.

(5)            Based on a Schedule 13G (Amendment No. 2) filed with the SEC. In such Schedule 13G, Capital Research and Management Company reports that it has sole power to vote or direct the vote of 6,596,100 TDS Special Common Shares and reports sole power to dispose or to direct the disposition of 8,899,200 TDS Special Common Shares.

(6)            Based upon a Schedule 13D (Amendment No. 12) filed with the SEC. Includes Common Shares held by the following affiliates: GAMCO Asset Management, Inc.—2,264,823 Common Shares; Gabelli Funds, LLC—1,490,300

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Common Shares; Gabelli Foundation, Inc.—1,000; GGCP, Inc.—4,000 Common Shares; Mario J. Gabelli—2,500 Common Shares; and Gabelli Securities, Inc.—1,000 Common Shares. In such Schedule 13D, such group reports sole or shared investment authority over 3,763,623 Common Shares and has reported sole voting power with respect to 3,680,623 Common Shares.

(7)            Based upon a Schedule 13D (Amendment No. 1) filed with the SEC. Includes Special Common Shares held by the following affiliates: GAMCO Investors, Inc.—2,132,170 Special Common Shares; Gabelli Funds, LLC—1,299,800 Special Common Shares; GGCP, Inc.—4,000 Special Common Shares; Mario J. Gabelli—2,500 Special Common Shares; and Gabelli Securities, Inc.—28,000 Special Common Shares. In such Schedule 13D, such group reports sole or shared investment authority over 3,466,470 Common Shares and has reported sole voting power with respect to 3,301,470 Common Shares.

(8)            Based on the most recent Schedule 13G filed with the SEC. Includes TDS Common Shares held by the following affiliates: Barclays Global Investors, NA—1,795,305 TDS Common Shares; Barclays Global Fund Advisors—1,723,522 TDS Common Shares; Barclays Global Investors, Ltd.—114,829 TDS Common Shares; Barclays Global Investors Japan Trust and Banking Company Limited—52,440 TDS Common Shares; and Barclays Global Investors Japan Limited—21,368 TDS Common Shares. In such Schedule 13G, such group reports sole investment authority over 3,247,895 TDS Common Shares and has reported sole power to dispose or direct the disposition of 3,707,464 TDS Common Shares.

(9)            Based on the most recent Schedule 13G (Amendment No. 1) filed with the SEC, Wallace R. Weitz & Company reports that it has sole or shared power to vote or direct the vote of 3,775,019 Special Common Shares and sole or shared power to dispose or to direct the disposition of 3,805,819 Special Common Shares.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

See “Executive and Director Compensation—Compensation Committee Interlocks and Insider Participation.”

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Proposals of shareholders intended to be included in U.S. Cellular’s proxy statement and form of proxy relating to the 2008 annual meeting of shareholders must be received by U.S. Cellular at its principal executive offices not later than December 27, 2007.

Proposals by shareholders intended to be presented at the 2008 annual meeting of shareholders must be received by U.S. Cellular at its principal executive offices not earlier than December 27, 2007 and not later than January 26, 2008 for consideration at the 2008 annual meeting of shareholders.

Because December 27, 2006 will be at least 45 days prior to the date of the proxy statement for the 2008 annual meeting currently scheduled for May 20, 2008, which is expected to be approximately April 20, 2008, the proxy solicited by the Board of Directors for the 2008 annual meeting will confer discretionary authority to vote on any matter that may properly come before such meeting or any adjournment thereof, other than with respect to proposals that are included in the proxy statement relating to such meeting.

SOLICITATION OF PROXIES

Your proxy is being solicited by our board of directors and its agents and the cost of solicitation will be paid by U.S. Cellular. Officers, directors and regular employees of U.S. Cellular, acting on its behalf, may also solicit proxies by mail, e-mail, advertisement, telephone, telecopy, in person and other methods. None of such persons will receive additional compensation for such solicitations. U.S. Cellular has also retained Georgeson Inc. to assist in the solicitation of proxies for a fee of $7,500 plus out-of-pocket expenses. U.S. Cellular will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares of record by such persons.

FINANCIAL INFORMATION

We will furnish you without charge a copy of our report on Form 10-K for the fiscal year ended December 31, 2006, including the financial statements and the schedules thereto, upon written or oral request of any shareholder as of the record date, and will provide copies of the exhibits to any such documents upon payment of a reasonable fee that will not exceed our reasonable expenses incurred in connection therewith. Requests for such materials should be directed to United States Cellular Corporation, 8410 West Bryn Mawr Avenue, Suite 700, Chicago, Illinois 60631, Attention: External Reporting Department, Telephone: (773) 399-8900.

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OTHER BUSINESS

It is not anticipated that any action will be asked of the shareholders other than those set forth above, but if other matters are properly brought before the annual meeting, the persons named in the proxy will vote in accordance with their best judgment.

By order of the Board of Directors

KEVIN C. GALLAGHER Vice President and Corporate Secretary

You are urged to sign, date
and mail your proxy promptly.

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Exhibit A

The following is a resolution of the U.S. Cellular Board of Directors adopted on February 22, 1995, as amended, which constitutes the Charter of the Stock Option Compensation Committee.

ESTABLISHMENT OF STOCK OPTION COMPENSATION COMMITTEE

RESOLVED, that in accordance with Article III, Section 10 of the By-Laws of the Company, a Stock Option Compensation Committee of the Board of Directors consisting of two or more members, be and it is hereby established; that the Stock Option Compensation Committee shall consist of two or more members of the Board who are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended; that no member of the Stock Option Compensation Committee during the one year prior to serving as a member of such committee, or while serving as a member of such committee, shall have been, or shall be, granted or awarded shares of capital stock of the Company, or options to purchase shares of capital stock of the Company, or stock appreciation rights pursuant to any plan of the Company or any of its affiliates, except for a grant or award which would not result in such member ceasing to be a “disinterested person” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

FURTHER RESOLVED, that Messrs. J. Samuel Crowley, Ronald E. Daly and Paul-Henri Denuit shall serve as the members of such Stock Option Compensation Committee; that Paul-Henri Denuit is hereby appointed to serve as the Chairperson of such Stock Option Compensation Committee; and that such members and such Chairperson shall serve and that such committee shall exist at the pleasure of the Board of Directors of the Company;

FURTHER RESOLVED, that the Stock Option Compensation Committee shall:

(i)               consider, review and approve the long-term compensation of officers and key employees of the Company, involving the grant of stock options, stock appreciation rights and other long-term compensation or compensation based on performance under the Company’s stock option or other long-term compensation or incentive plans; provided, that such committee may delegate such power and authority to the Chairman of the Company or any executive officer of the Company or as otherwise permitted by the applicable plan, except that the Stock Option Compensation Committee may not delegate its power and authority with respect to the long-term compensation of executive officers of the Company who are subject to the requirements of Section 16 of the Exchange Act or as otherwise provided in the applicable plan;

(ii)            consider, approve and recommend to the Board of Directors of the Company any new stock option or other long-term compensation or incentive plans and the amendment or termination of the Company’s existing stock option or other long-term compensation or incentive plans; and

(iii)         perform such other duties as the Board of Directors shall from time to time assign to it;

FURTHER RESOLVED, that the Stock Option Compensation Committee shall have the authority of the Board with respect to the Company’s stock option or other long-term compensation or incentive plans, unless such plan or resolutions of this Board expressly reserve authority for the administration of any such plan to the Board of Directors; provided that the Stock Option Compensation Committee shall not have the authority to adopt, amend or terminate any of such plans without the consent or ratification of the Board; and

FURTHER RESOLVED, that the Stock Option Compensation Committee shall have the full authority of the Board under section 10 of Article III of the Bylaws of the Company and to the extent otherwise permitted by law with respect to all actions which the Stock Option Compensation Committee takes consistent with the foregoing resolutions.

A-1

APPENDIX I

UNITED STATES CELLULAR CORPORATION

ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2006
Pursuant to SEC RULE 14(a)-3 and American Stock Exchange Section 611

The following audited financial statements and certain other financial information for the year ended December 31, 2006, represents U.S. Cellular’s annual report to shareholders as required by the rules and regulations of the Securities and Exchange Commission (“SEC”) and under the requirements of the American Stock Exchange.

U.S. Cellular also is required to comply with certain listing standards of the New York Stock Exchange because it has debt listed on the New York Stock Exchange under the symbols UZG and UZV, including the disclosure of the following information in this annual report. U.S. Cellular is required to certify compliance with such standards to the New York Stock Exchange on an annual basis within 30 days after filing its Annual Report on Form 10-K. In 2006, U.S. Cellular submitted a Section 303A Special Entities Annual Written Certification to the New York Stock Exchange within 30 days after filing its 2005 Annual Report on Form 10-K stating that it was in compliance with all applicable New York Stock Exchange listing standards. In addition, pursuant to Section 303A.12(a) of the New York Stock Exchange Listing Standards, this confirms that U.S. Cellular filed with the SEC the CEO/CFO certifications required under Section 302 of the Sarbanes-Oxley Act as an Exhibit to its Annual Report on Form 10-K for the year ended December 31, 2006.

The following information was filed as Exhibit 13 to U.S. Cellular’s Annual Report on Form 10-K for the year ended December 31, 2006.

Exhibit 13

United States Cellular Corporation and Subsidiaries

Financial Reports Contents

Management’s Discussion and Analysis of Results of Operations and Financial Condition	1
Overview	2
Results of Operations	5
Recent Accounting Pronouncements	17
Financial Resources	18
Liquidity and Capital Resources	21
Acquisitions, Exchanges and Divestitures	25
Application of Critical Accounting Policies and Estimates	29
Certain Relationships and Related Transactions	36
Private Securities Litigation Reform Act of 1995
Safe Harbor Cautionary Statement	37
Market Risk	40
Consolidated Statements of Operations	43
Consolidated Statements of Cash Flows	44
Consolidated Balance Sheets—Assets	45
Consolidated Balance Sheets—Liabilities and Shareholders’ Equity	46
Consolidated Statements of Common Shareholders’ Equity	47
Notes to Consolidated Financial Statements	48
Reports of Management	86
Report of Registered Public Accounting Firm	89
Selected Consolidated Financial Data	92
Consolidated Quarterly Income Information (Unaudited)	93
Five-Year Statistical Summary	94
Shareholder Information	95

UNITED STATES CELLULAR CORPORATION AND SUBSIDIARIES
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

United States Cellular Corporation (“U.S. Cellular”) owns, operates and invests in wireless markets throughout the United States. U.S. Cellular is an 80.7%-owned subsidiary of Telephone and Data Systems, Inc. (“TDS”).

The following discussion and analysis should be read in conjunction with U.S. Cellular’s audited consolidated financial statements included herein and the description of U.S. Cellular’s business included in Item 1 in the U.S. Cellular Annual Report on Form 10-K for the year ended December 31, 2006.

U.S. Cellular owned, or had the right to acquire pursuant to certain agreements, either majority or minority interests in 235 wireless markets at December 31, 2006. A summary of the number of markets U.S. Cellular owns or has rights to acquire as of December 31, 2006 follows:

Number of
Markets
Consolidated markets(1)	201
Consolidated markets to be acquired pursuant to existing agreements(2)	17
Minority interests accounted for using equity method	12
Minority interests accounted for using cost method	5
Total markets to be owned after completion of pending transactions(3)	235

(1)             Includes majority interests in 190 markets and other interests in 11 licenses acquired through Carroll Wireless, L.P. (“Carroll Wireless”). U.S. Cellular consolidates Carroll Wireless and Carroll PCS, Inc., the general partner of Carroll Wireless, for financial statement purposes, pursuant to the guidelines of FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities—an interpretation of ARB No. 51 (“FIN 46(R)”), as U.S. Cellular anticipates benefiting from or absorbing a majority of Carroll Wireless’ expected gains or losses.

Carroll Wireless was the winning bidder of 17 wireless licenses in the auction of wireless spectrum designated by the Federal Communications Commission (“FCC”) as Auction 58. On January 6, 2006, the FCC granted Carroll Wireless applications with respect to 16 of the 17 licenses for which it was the winning bidder and dismissed one application relating to Walla Walla, Washington. Following the completion of Auction 58, the FCC determined that a portion of the Walla Walla license was already licensed to another party and should not have been included in Auction 58. In March 2006, Carroll Wireless received a full refund of the amount paid to the FCC with respect to the Walla Walla license. Of the 16 licenses which were granted to Carroll Wireless, 11 licenses represent markets which are incremental to U.S. Cellular’s currently owned or acquirable markets and 5 represent markets in which U.S. Cellular currently owns spectrum. Only licenses which add incremental territory to U.S. Cellular’s consolidated operating markets are included in the number of consolidated markets so as to avoid duplicate reporting of overlapping markets.

(2)             U.S. Cellular owns rights to acquire majority interests in 17 wireless licenses resulting from an exchange transaction which closed in August 2003 with AT&T Wireless Services, Inc. (“AT&T Wireless”), now a subsidiary of Cingular Wireless LLC, which is now a subsidiary of AT&T Inc. (formerly SBC Communications, Inc.). Pursuant to the exchange transaction, U.S. Cellular also has rights to acquire 4 additional licenses. However, those 4 additional licenses are in markets where U.S. Cellular currently owns spectrum. Only licenses which add incremental territory to U.S. Cellular’s consolidated operating markets are included in the number of consolidated markets so as to avoid duplicate reporting of overlapping markets. The rights to acquire licenses from AT&T Wireless expire on August 1, 2008.

(3)             Total markets to be owned after completion of pending transactions does not include the 17 licenses for which Barat Wireless was the successful bidder in Auction 66, which ended on September 18, 2006. The FCC has not yet awarded the licenses to Barat Wireless, nor is there any prescribed timeframe for the FCC to review the qualifications of Barat Wireless and award the licenses

OVERVIEW

The following is a summary of certain selected information contained in the comprehensive Management’s Discussion and Analysis of Financial Condition and Results of Operations that follows. The overview does not contain all of the information that may be important. You should carefully read the entire Management’s Discussion and Analysis of Financial Condition and Results of Operations and not rely solely on the overview.

Results of Operations

U.S. Cellular positions itself as a regional operator, focusing its efforts on providing wireless service to customers in the geographic areas where it has licenses to provide such service. U.S. Cellular differentiates itself from its competitors through a customer satisfaction strategy, reflecting broad product distribution, a customer service focus and a high-quality wireless network. Its largest contiguous service area is in the Midwest/Southwest, where it serves 3.6 million customers and owns licenses covering a total population of more than 38 million.

U.S. Cellular’s business development strategy is to acquire, develop and operate controlling interests in wireless licenses in areas adjacent to or in proximity to its other wireless licenses, thereby building contiguous operating market areas. U.S. Cellular’s operating strategy is to strengthen the geographic areas where it can continue to build long-term operating synergies and to exit those areas where it does not have opportunities to build such synergies.

Operating highlights in 2006 included the following:

•       Total customers increased 6% year-over-year to 5,815,000 and average monthly service revenue per customer increased 4% to $47.23;

•       The postpay churn rate per month was 1.5%;

•       Additions to property, plant and equipment totaled $579.8 million, including expenditures to construct cell sites, increase capacity in existing cell sites and switches, outfit new and remodel existing retail stores and continue the development and enhancements of U.S. Cellular’s support systems;

•       Total cell sites in service increased 9% year-over-year to 5,925; and

•       In April 2006, U.S. Cellular completed the purchase of the remaining majority interest in the Tennessee RSA No. 3 Limited Partnership, a wireless market operator in which U.S. Cellular had previously owned a 16.7% interest, for approximately $19.0 million in cash.

Service Revenues increased $387.4 million, or 14%, to $3,214.4 million in 2006 from $2,827.0 million in 2005. Revenues from data products and services increased 66% to $217.4 million in 2006 from $131.3 million in 2005 as customers continue to increase usage of U.S. Cellular’s easyedgeSM products and offerings such as Short Messaging Service (SMS) and Blackberry® handsets and service.

Operating Income in 2006 increased $58.7 million, or 25%, to $289.9 million from $231.2 million in 2005. The increase in Operating Income reflected both higher operating revenues and a higher operating income margin (as a percent of service revenues), which was 9.0% in 2006 compared to 8.2% in 2005.

Although operating income margin improved in 2006, U.S. Cellular anticipates that there will be continued pressure on its operating income and operating income margin in the next few years related to the following factors:

•       costs of customer acquisition and retention;

•       effects of competition;

•       providing service in recently launched areas;

•       potential increases in prepaid and reseller customers as a percentage of U.S. Cellular’s customer base; and

•       continued enhancements to its wireless networks

Investment and Other Income (Expense) totaled $23.2 million in 2006 and $30.2 million in 2005.

Net Income in 2006 increased 16% to $179.5 million compared to $155.0 million in 2005. Basic Earnings per Share was $2.05 in 2006, which was $0.26 higher than last year and Diluted Earnings per Share was $2.04, which was $0.27 higher than last year. The increases in Net Income and Earnings per Share in 2006 compared to 2005 were attributable primarily to higher Operating Income.

Cash flows and Investments

U.S. Cellular had cash and cash equivalents totaling $32.9 million and $664.6 million of availability under its revolving credit facility as of December 31, 2006. U.S. Cellular generated cash flows from operating activities of $693.4 million.

U.S. Cellular believes that cash on hand, expected future cash flows from operating activities and sources of external financing provide substantial financial flexibility and are sufficient to permit U.S. Cellular to finance its contractual obligations and anticipated capital expenditures for the foreseeable future. U.S. Cellular continues to seek to maintain a strong balance sheet and an investment grade credit rating.

On October 3, 2006, U.S. Cellular completed the sale of its interest in Midwest Wireless Communications, L.L.C., which interest was convertible into an interest of approximately 11% in Midwest Wireless Holdings, L.L.C., a privately-held wireless telecommunications company that controlled Midwest Wireless Communications. As a result of the closing of this transaction, U.S Cellular became entitled to receive approximately $106.0 million in cash in consideration with respect to its interest in Midwest Wireless Communications. Of this amount, $95.1 million was received on October 6, 2006; the remaining balance was held in escrow to secure true-up, indemnification and other adjustments and, subject to such adjustments, will be distributed in installments over a period of four to fifteen months following the closing. In the fourth quarter of 2006, U.S. Cellular recorded a gain of $70.4 million related to the sale of its interest in Midwest Wireless Communications. The gain recognized during the fourth quarter of 2006 includes $4.3 million received during the first four months of 2007 from the aforementioned escrow. In addition, U.S. Cellular owns 49% of an entity which, prior to October 3, 2006, owned approximately 2.9% of Midwest Wireless Holdings; U.S. Cellular accounts for that entity by the equity method. In the fourth quarter of 2006, U.S. Cellular recorded Equity in earnings of unconsolidated entities of $6.3 million and received a cash distribution of $6.5 million related to its ownership interest in that entity; such income and cash distribution were due primarily to the sale of the entity’s interest in Midwest Wireless Holdings to ALLTEL.

U.S. Cellular is a limited partner in Barat Wireless, L.P. (“Barat Wireless”), an entity which participated in the auction of wireless spectrum designated by the FCC as Auction 66. Barat Wireless was qualified to receive a 25% discount available to “very small businesses” which were defined as having annual gross revenues of less than $15 million. At the conclusion of the auction on September 18, 2006, Barat Wireless was the high bidder with respect to 17 licenses and had bid $127.1 million, net of its discount. Although the bidding in Auction 66 ended on September 18, 2006, the FCC has not yet awarded any of the licenses to Barat Wireless, nor is there any prescribed timeframe for the FCC to review the qualifications of Barat Wireless and award licenses.

Barat Wireless is in the process of developing its long-term business and financing plans. As of December 31, 2006, U.S. Cellular had made capital contributions and advances to Barat Wireless and/or its general partner of $127.2 million. Barat Wireless used the funding to pay the FCC an initial deposit of $79.9 million on July 14, 2006 to allow it to participate in Auction 66. On October 18, 2006, Barat Wireless paid the balance due, at the conclusion of the auction for the licenses with respect to which Barat Wireless was the high bidder; such amount due was $47.1 million. For financial reporting purposes, U.S. Cellular consolidates Barat Wireless and Barat Wireless, Inc., the general partner of Barat Wireless, pursuant to the guidelines of FASB Interpretation No. 46 (revised December 2003), FIN 46(R), as U.S. Cellular anticipates benefiting from or absorbing a majority of Barat Wireless’ expected gains or losses. Pending finalization of

Barat Wireless’ permanent financing plan, and upon request by Barat Wireless, U.S. Cellular may agree to make additional capital contributions and advances to Barat Wireless and/or its general partner.

At an Extraordinary General Meeting held on July 25, 2006, shareholders of Vodafone approved a Special Distribution of £0.15 per share (£1.50 per American Depositary Receipt (“ADR”)) and a Share Consolidation under which every 8 ADRs of Vodafone were consolidated into 7 ADRs. As a result of the Special Distribution which was paid on August 18, 2006, U.S. Cellular received approximately $28.6 million in cash; this amount, representing a return of capital, was recorded as a reduction in the accounting cost basis of marketable equity securities in the Consolidated Balance Sheet. Also, as a result of the Share Consolidation which was effective on July 28, 2006, U.S. Cellular’s previous 10,245,370 Vodafone ADRs were consolidated into 8,964,698 Vodafone ADRs.

See “Financial Resources” and “Liquidity and Capital Resources”—for additional information related to cash flows and investments.

RESULTS OF OPERATIONS

Following are tables of summarized operating data for U.S. Cellular’s consolidated operations:

December 31,(1a)	2006	2005	2004
Total market population(2)(4)	55,543,000	45,244,000	44,391,000
Customers(3)	5,815,000	5,482,000	4,945,000
Market penetration(4)	10.5%	12.1%	11.1%
Total full-time equivalent employees	7,608	7,300	6,725
Cell sites in service	5,925	5,428	4,856
For the Year Ended December 31,(1b)	2006	2005	2004
Net customer additions(5)	310,000	477,000	627,000
Net retail customer additions(5)	297,000	411,000	464,000
Average monthly service revenue per customer(6)	$47.23	$45.24	$46.58
Postpay churn rate per month(7)	1.5%	1.5%	1.5%
Sales and marketing cost per gross customer addition(8)	$478	$460	$403

(1a)       Amounts in 2006 include information related to all markets included in U.S. Cellular’s consolidated operations as of December 31, 2006. Such markets include (i) the market acquired during April 2006, (ii) the 15 markets acquired from ALLTEL in the exchange transaction completed in December 2005 and (iii) the 11 markets granted to Carroll Wireless by the FCC in January 2006 which are incremental to U.S. Cellular’s currently owned or acquirable markets. Such markets exclude the two markets transferred to ALLTEL in the exchange transaction completed in December 2005.

Amounts in 2005 include (i) the market acquired from AT&T Inc. in April 2005, and (ii) the 15 markets acquired from ALLTEL in December 2005; and do not include the two markets transferred to ALLTEL in the exchange transaction completed in December 2005.

(1b)      Amounts in 2006 include results from all markets included in U.S. Cellular’s consolidated operations for the period January 1, 2006 through December 31, 2006. Such markets include (i) the market acquired during April 2006 from April 1 through December 31, (ii) the 15 markets acquired from ALLTEL in the exchange transaction completed in December 2005 for the period January 1 through December 31, 2006 and (iii) the 11 markets granted to Carroll Wireless by the FCC in January 2006 for the period January 6 through December 31, 2006. Such amounts exclude results from the two markets transferred to ALLTEL in the exchange transaction completed in December 2005. Amounts in 2005 include results from all markets included in U.S. Cellular’s consolidated operations for the period January 1, 2005 through December 31, 2005, excluding the two markets transferred to ALLTEL in the exchange transaction completed in December 2005 from December 19 through December 31.

(2)             Represents 100% of the population of the markets in which U.S. Cellular had a controlling financial interest for financial reporting purposes as of December 31 of each respective year.

(3)             U.S. Cellular’s customer base consists of the following types of customers:

December 31,	2006	2005	2004
Customers on postpay service plans in which the end user is a customer of U.S. Cellular (“postpay customers”)	4,912,000	4,633,000	4,303,000
End user customers acquired through U.S. Cellular’s agreement with a third party (“reseller customers”)*	590,000	555,000	467,000
Total postpay customers	5,502,000	5,188,000	4,770,000
Customers on prepaid service plans in which the end user is a customer of U.S. Cellular (“prepaid customers”)	313,000	294,000	175,000
Total customers	5,815,000	5,482,000	4,945,000

*                    Pursuant to its agreement with the third party, U.S. Cellular is compensated by the third party on a postpay basis; as a result, all customers U.S. Cellular has acquired through this agreement are considered to be postpay customers.

(4)             Calculated using 2005, 2004 and 2003 Claritas population estimates for 2006, 2005 and 2004, respectively. “Total market population” is used only for the purposes of calculating market penetration, which is calculated by dividing customers by the total market population (without duplication of population in overlapping markets).

The decrease in the market penetration for 2006 compared to 2005 is due to the inclusion of the market population related to the incremental territory acquired as a result of the completion of Auction 58. As of December 31, 2006, this incremental territory has not yet been built out. According to the 2005 Claritas population estimates, total market population related to this incremental territory was 7,775,000.

(5)             “Net customer additions” represents the number of net customers added to U.S. Cellular’s overall customer base through all of its marketing distribution channels, excluding any net customers transferred through acquisition or divestiture activity. “Net retail customer additions” represents the number of net customers added to U.S. Cellular’s customer base, excluding net reseller customers added to its reseller customer base, through its marketing distribution channels, excluding any net customers transferred through acquisition or divestiture activity.

(6)             Management uses this measurement to assess the amount of service revenue that U.S. Cellular generates each month on a per customer basis. Variances in this measurement are monitored and compared to variances in expenses on a per customer basis. Average monthly service revenue per customer is calculated as follows:

Year ended December 31,	2006	2005	2004
Service Revenues per Consolidated Statements of Operations	$3,214,410	$2,827,022	$2,615,163
Divided by average customers during period (000s)*	5,671	5,207	4,679
Divided by number of months in each period	12	12	12
Average monthly service revenue per customer	$47.23	$45.24	$46.58

*                    “Average customers during period” is calculated by adding the number of total customers, including reseller customers, at the beginning of the first month of the period and at the end of each month in the period and dividing by the number of months in the period plus one. Acquired and divested customers are included in the calculation on a prorated basis for the amount of time U.S. Cellular included such customers during each period.

(7)             Postpay churn rate per month represents the percentage of the postpay customer base that disconnects service each month, including both postpay customers and reseller customers. Reseller customers can disconnect service without the associated account numbers being disconnected from U.S. Cellular’s network if the reseller elects to reuse the customer telephone numbers. Only those reseller customer numbers that are disconnected from U.S. Cellular’s network are counted in the number of postpay disconnects. The calculation is performed by first dividing the total number of postpay and reseller customers who disconnect service during the period by the number of months in such period, and then dividing that quotient by the average monthly postpay customer base, which includes both postpay and reseller customers, for such period.

(8)             For a discussion of the components of this calculation, see “Operating expenses—Selling, general and administrative expenses”, below.

Operating Revenues

Year Ended December 31,	2006	2005	2004
(Dollars in thousands)
Retail service(1)	$2,820,303	$2,484,571	$2,270,873
Inbound roaming	158,249	145,026	171,600
Long-distance and other(1)	235,858	197,425	172,690
Service Revenues	3,214,410	2,827,022	2,615,163
Equipment sales	258,745	203,743	191,255
Total Operating Revenues	$3,473,155	$3,030,765	$2,806,418

(1)             Reflects reclassification of data-related revenue of $6.0 million in 2006, $3.0 million in 2005 and $1.4 million in 2004, respectively, from long-distance and other revenues to retail service revenues. These reclassifications did not result in a change in previously reported total service revenues.

Operating revenues increased $442.4 million, or 15%, to $3,473.2 million in 2006 from $3,030.8 million in 2005, and increased $224.4 million, or 8%, in 2005 from $2,806.4 million in 2004.

Service revenues increased $387.4 million, or 14%, to $3,214.4 million in 2006 from $2,827.0 million in 2005, and increased $211.8 million, or 8%, from $2,615.2 million in 2004. Service revenues primarily consist of: (i) charges for access, airtime, roaming, recovery of regulatory costs and value-added services, including data products and services, provided to U.S. Cellular’s retail customers and to end users through third party resellers (“retail service”); (ii) charges to other wireless carriers whose customers use U.S. Cellular’s wireless systems when roaming (“inbound roaming”); and (iii) charges for long-distance calls made on U.S. Cellular’s systems. The increases in service revenues were due primarily to the growth in the customer base, which increased to 5,815,000 in 2006 from 5,482,000 in 2005 and from 4,945,000 in 2004, and, in 2006, higher monthly service revenue per customer; monthly service revenue per customer averaged $47.23 in 2006, $45.24 in 2005 and $46.58 in 2004.

See footnote 6 to the table of summarized operating data in “Results of Operations” above for the calculation of average monthly service revenue per customer.

Retail service revenues increased $335.7 million, or 14%, to $2,820.3 million in 2006 from $2,484.6 million in 2005, and increased $213.7 million, or 9%, in 2005 from $2,270.9 million in 2004. Growth in U.S. Cellular’s average customer base and an increase in average monthly retail service revenue per customer in 2006 were the primary reasons for the increases in retail service revenues. Average monthly retail service revenues per customer increased 4% to $41.44 in 2006 from $39.76 in 2005 following a decrease of 2% in 2005 from $40.44 in 2004.

U.S. Cellular’s average customer base increased 9% in 2006 and 11% in 2005 to 5,671,000 in 2006 and 5,207,000 in 2005. The increases in the average number of customers each year were primarily driven by the net customer additions that U.S. Cellular generated from its marketing distribution channels. The average number of customers in each year was affected also by the timing of acquisitions and divestitures, including the acquisition of markets in April 2005, December 2005 and April 2006 and the disposition of markets in February 2004, November 2004 and December 2005.

U.S. Cellular anticipates that net additions to its customer base will increase during 2007 as a result of its continuing focus on customer satisfaction, attractively priced service plans, a broader line of handsets and other products, and improvements in distribution and from growth in customers in newer markets. However, the level of growth in the customer base for 2007 will depend upon U.S. Cellular’s ability to attract new customers and retain existing customers in a highly, and increasingly, competitive marketplace.

Monthly local retail minutes of use per customer averaged 704 in 2006, 625 in 2005 and 539 in 2004. The increases in both years were driven by U.S. Cellular’s focus on designing sales incentive programs and customer billing rate plans to stimulate overall usage. The impact on retail service revenue of the increases in average monthly minutes of use was offset by decreases in average revenue per minute of use in all years. The decreases in average revenue per minute of use reflect the impact of increasing competition, which has led to the inclusion of an increasing number of minutes in package pricing plans and the inclusion of features such as unlimited night and weekend minutes and unlimited inbound call minutes in certain pricing plans. U.S. Cellular has seen stabilization in its average revenue per minute of use during 2006 but anticipates that it could decline in the future, reflecting increased competition and continued penetration of the consumer market.

Revenues from data products and services grew significantly in 2006 and 2005, totaling $217.4 million in 2006, $131.3 million in 2005 and $68.4 million in 2004. Such growth, which positively impacted average monthly retail service revenues per customer in those years, reflected customers’ increasing acceptance and usage of U.S. Cellular’s easyedgeSM products and offerings such as Short Messaging Service (“SMS”) and Blackberry® handsets and service.

In addition, the increases in retail service revenues in both years reflect increases of $23.7 million in 2006 and $36.4 million in 2005 in amounts billed to customers to offset costs related to certain regulatory mandates, such as universal service funding, wireless number portability and E-911 infrastructure.

Inbound roaming revenues increased $13.2 million, or 9%, to $158.2 million in 2006 from $145.0 million in 2005, and decreased $26.6 million, or 15%, in 2005 from $171.6 million in 2004. The increase in revenues in 2006 was related primarily to an increase in inbound roaming minutes of use, partially offset by a decrease in average inbound roaming revenue per roaming minute of use. The increase in inbound roaming minutes of use was driven primarily by the overall growth in the number of customers throughout the wireless industry. The decline in roaming revenue per minute of use was due primarily to the general downward trend in negotiated rates. The decrease in revenues in 2005 primarily resulted from a decrease in revenue per roaming minute of use, partially offset by an increase in inbound roaming minutes. Also contributing to the decrease were the sales and transfers of markets to ALLTEL in November 2004 and AT&T Wireless in February 2004. These markets had historically provided substantial amounts of inbound roaming revenues.

U.S. Cellular anticipates that inbound roaming minutes of use might continue to grow over the next few years, reflecting continuing industry-wide growth in customers and increased usage of data services while roaming, but that the rate of growth will decline due to higher penetration and slower growth of the consumer wireless market. In addition, U.S. Cellular anticipates that the rate of decline in average inbound roaming revenue per roaming minute of use may be lower over the next few years, reflecting the wireless industry trend toward longer term negotiated rates.

Long-distance and other revenues increased $38.5 million, or 19%, to $235.9 million in 2006 from $197.4 million in 2005, and increased $24.7 million, or 14%, in 2005 from $172.7 million in 2004.

In 2006, the $38.5 million increase compared to 2005 reflected a $10.2 million increase in long-distance revenues and a $28.3 million increase in other revenues. In 2005, the $24.7 million increase compared to 2004 reflected a $2.4 million increase in long-distance revenues and a $22.3 million increase in other revenues. The increase in long-distance revenues in both years was driven by an increase in the volume of long-distance calls billed to U.S. Cellular’s customers and to other wireless carriers whose customers used U.S. Cellular’s systems to make long-distance calls. The growth in other revenues in both years was primarily due to an increase of $8.7 million and $3.4 million in tower rental revenues in 2006 and 2005, respectively, and by an increase of $17.3 million and $18.2 million in 2006 and 2005, respectively, in the amount of funds received from the federal Universal Service Fund (“USF”). Each increase in tower rental revenues was driven by an increase in the number of tower space lease agreements in effect. In 2006, 2005 and 2004, U.S. Cellular was eligible to receive eligible telecommunication carrier funds in seven, five and three states, respectively.

Equipment sales revenues increased $55.0 million, or 27%, to $258.7 million in 2006 from $203.7 million in 2005, and increased $12.4 million, or 7%, in 2005 from $191.3 million in 2004. Equipment sales revenues include revenues from sales of handsets and related accessories to both new and existing customers, as well as revenues from sales of handsets to agents. All equipment sales revenues are recorded net of anticipated rebates.

U.S. Cellular continues to offer a competitive line of quality handsets to both new and existing customers. U.S. Cellular’s customer retention efforts include offering new handsets at discounted prices to existing customers as the expiration date of the customer’s service contract approaches. U.S. Cellular also continues to sell handsets to agents; this practice enables U.S. Cellular to provide better control over the quality of handsets sold to its customers, establish roaming preferences and earn quantity discounts from handset manufacturers which are passed along to agents. U.S. Cellular anticipates that it will continue to sell handsets to agents in the future.

The increase in equipment sales revenues in both years was driven by an increase in the number of handsets sold to customers and agents. In 2006, the increase also was attributable to an increase in average revenue per handset. In 2005, the effect of the increase in the number of handsets sold was partially offset by a decrease in the average revenue per handset sold. Average revenue per handset sold increased 14% in 2006 and decreased 3% in 2005, primarily due to changes in both the mix of handsets sold and promotional discounts. The number of handsets sold increased 12% in 2006 and 10% in 2005. The increase in the number of handsets sold in 2006 was partly due to the increase in the number of handsets sold to agents in preparation for the 2007 Valentine’s Day holiday sales event and to existing customers to replace non-GPS enabled handsets.

Operating Expenses

Year Ended December 31,	2006	2005	2004
(Dollars in thousands)
System operations (excluding depreciation shown below)	$639,683	$604,093	$574,125
Cost of equipment sold	568,903	511,939	486,605
Selling, general and administrative	1,399,561	1,217,709	1,091,347
Depreciation	516,637	465,097	454,654
Amortization and accretion	58,475	45,390	47,910
(Gain) on sales of assets	—	(44,660)	(10,806)
Total Operating Expenses	$3,183,259	$2,799,568	$2,643,835

Operating expenses increased $383.7 million, or 14%, to $3,183.3 million in 2006 from $2,799.6 million in 2005, and increased $155.8 million, or 6%, in 2005 from $2,643.8 million in 2004.

System operations expenses (excluding depreciation) increased $35.6 million, or 6%, to $639.7 million in 2006 from $604.1 million in 2005, and increased $30.0 million, or 5%, in 2005 from $574.1 million in 2004. System operations expenses include charges from landline telecommunications service providers for U.S. Cellular’s customers’ use of their facilities, costs related to local interconnection to the landline network, charges for maintenance of U.S. Cellular’s network, long-distance charges, outbound roaming expenses and payments to third-party data product and platform developers. Key components of the overall increase in system operations expenses were as follows:

•       maintenance, utility and cell site expenses increased $40.1 million, or 18%, in 2006 and $23.6 million, or 12%, in 2005, primarily driven by increases in the number of cell sites within U.S. Cellular’s network. The number of cell sites totaled 5,925 in 2006, 5,428 in 2005 and 4,856 in 2004, as U.S. Cellular continued to grow by expanding and enhancing coverage in its existing markets, by acquisitions and by launching operations in new markets;

•       the cost of network usage on U.S. Cellular’s systems increased $18.7 million, or 8%, in 2006 and $31.2 million, or 16%, in 2005, as total minutes used on U.S. Cellular’s systems increased 26% in 2006 and 35% in 2005, offset by the ongoing reduction in the per-minute cost to deliver such usage on U.S. Cellular’s network; and

•       expenses incurred when U.S. Cellular’s customers used other systems while roaming decreased $22.7 million, or 14%, in 2006 and $24.9 million, or 13%, in 2005, primarily due to a reduction in roaming rates negotiated with other carriers and the elimination of roaming expenses incurred in previous periods when U.S. Cellular customers traveled into non-U.S. Cellular markets that are now operated by U.S. Cellular, partially offset by increased usage.

In total, management expects system operations expenses to increase over the next few years, driven by the following factors:

•       increases in the number of cell sites within U.S. Cellular’s network as it continues to add capacity and enhance quality in most markets, and continues development activities in recently launched markets; and

•       increases in minutes of use, both on U.S. Cellular’s network and by U.S. Cellular’s customers on other carriers’ networks when roaming.

These factors are expected to be partially offset by anticipated decreases in the per-minute cost of usage for U.S. Cellular’s network and in the cost of roaming per minute of use on other carriers’ networks.

Cost of equipment sold increased $57.0 million, or 11%, to $568.9 million in 2006 from $511.9 million in 2005, and increased $25.3 million, or 5%, in 2005 from $486.6 million in 2004. The increase was due primarily to an increase in the number of handsets sold (12% in 2006 and 10% in 2005.), as discussed above. In 2005, the effect of the increase in the number of handsets sold was partially offset by a decrease in the average cost per handset sold (5%), which reflected changes in both the mix of handsets sold and vendor discounts.

Selling, general and administrative expenses increased $181.9 million, or 15%, to $1,399.6 million in 2006 from $1,217.7 million in 2005, and increased $126.4 million, or 12%, in 2005 from $1,091.3 million in 2004. Selling, general and administrative expenses primarily consist of salaries, commissions and other expenses of field sales and retail personnel and offices; agent commissions and related expenses; corporate marketing, merchandise management and telesales department salaries and expenses; advertising; and public relations expenses. Selling, general and administrative expenses also include the costs of operating U.S. Cellular’s customer care centers and the majority of U.S. Cellular’s corporate expenses.

The increase in selling, general and administrative expenses in 2006 and 2005 primarily are due to higher expenses associated with acquiring, serving and retaining customers, primarily as a result of the increase in U.S. Cellular’s customer base in both years. Key components of the increases in selling, general and administrative expenses were as follows:

2006 –

•       a $63.5 million increase in expenses related to sales employees and agents. The increase in expenses related to sales employees and agents was driven by the 14% increase in retail service revenues during 2006 compared to 2005 combined with a 4% increase in full-time equivalent employees. In addition, initiatives focused on providing wireless GPS enabled handsets to customers who did not previously have such handsets contributed to higher sales employee-related and agent-related commissions;

•       a $34.0 million increase in expenses primarily related to the operations of U.S. Cellular’s regional support offices, primarily due to the increase in the customer base;

•       a $24.2 million increase in bad debt expense, reflecting both higher revenues and slightly higher bad debts experience as a percent of revenues;

•       a $18.7 million increase in expenses related to universal service fund contributions and other regulatory fees and taxes. Most of the expenses related to universal service fund contributions are offset by increases in retail service revenues for amounts passed through to customers;

•       a $19.8 million increase in advertising expenses related to marketing of the U.S. Cellular brand in newly acquired and launched markets as well as increases in spending for specific direct marketing, segment marketing, product advertising and sponsorship programs;

•       a $13.9 million increase in stock-based compensation expense primarily due to the implementation of Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised) (“SFAS 123(R)”), Share-Based Payment, as of January 1, 2006; and

•       a $7.7 million increase in consulting and outsourcing costs as U.S. Cellular increased its use of third parties to perform certain functions and participate in certain projects.

2005 –

•       a $28.3 million increase in agent-related and sales employee-related expenses, primarily driven by the increase in full-time equivalent employees in 2005. These employees were added mostly in the markets launched in 2005 and 2004;

•       a $27.6 million increase in advertising costs, primarily related to the continued marketing of the U.S. Cellular brand, with additional emphasis in the markets launched in 2005 and 2004, and also related to increases in specific sponsorships and direct and segment marketing programs;

•       a $21.5 million increase in consulting and outsourcing costs as U.S. Cellular increased its use of third parties to perform certain functions and participate in certain projects; and

•       a $17.1 million increase in expenses related to federal universal service fund contributions, driven by increases in both total retail service revenues, upon which the contributions are based, and the specified contribution rates. Most of the expenses related to universal service fund contributions are offset by increases in retail service revenues for amounts passed through to customers.

Sales and marketing cost per gross customer addition increased 4% in 2006 to $478 from $460 in 2005, and increased 14% in 2005 from $403 in 2004. The increase in both years is primarily due to increased agent-related expenses, employee-related expenses and advertising expenses, partially offset by reduced losses on sales of handsets. Management uses the sales and marketing cost per gross customer addition measurement to assess the cost of acquiring customers and the efficiency of its marketing efforts. Sales and marketing cost per gross customer addition is not calculable using financial information derived directly from the Consolidated Statements of Operations. The definition of sales and marketing cost per gross customer addition that U.S. Cellular uses as a measure of the cost to acquire additional customers through its marketing distribution channels may not be comparable to similarly titled measures that are reported by other companies.

Below is a summary of sales and marketing cost per gross customer addition for each period:

Year ended December 31,	2006	2005	2004
(Dollars in thousands, except per customer amounts)
Components of cost:
Selling, general and administrative expenses related to the acquisition of new customers(1)	$612,086	$551,236	$496,436
Cost of equipment sold to new customers(2)	409,390	385,715	346,052
Less equipment sales revenues from new customers(3)	(287,962)	(228,095)	(214,696)
Total cost	$733,514	$708,856	$627,792
Gross customer additions (000s)(4)	1,535	1,540	1,557
Sales and marketing cost per gross customer addition	$478	$460	$403

(1)             Selling, general and administrative expenses related to the acquisition of new customers is reconciled to total selling, general and administrative expenses as follows:

Year ended December 31,	2006	2005	2004
(Dollars in thousands)
Selling, general and administrative expenses, as reported	$1,399,561	$1,217,709	$1,091,347
Less expenses related to serving and retaining customers	(787,475)	(666,473)	(594,911)
Selling, general and administrative expenses related to the acquisition of new customers	$612,086	$551,236	$496,436

(2)             Cost of equipment sold to new customers is reconciled to reported cost of equipment sold as follows:

Year ended December 31,	2006	2005	2004
(Dollars in thousands)
Cost of equipment sold as reported	$568,903	$511,939	$486,605
Less cost of equipment sold related to the retention of existing customers	(159,513)	(126,224)	(140,553)
Cost of equipment sold to new customers	$409,390	$385,715	$346,052

(3)             Equipment sales revenues from new customers is reconciled to reported equipment sales revenues as follows:

Year ended December 31,	2006	2005	2004
(Dollars in thousands)
Equipment sales revenues, as reported	$258,745	$203,743	$191,255
Less equipment sales revenues related to the retention of existing customers, excluding agent rebates	(53,552)	(30,118)	(27,267)
Add agent rebate reductions of equipment sales revenues related to the retention of existing customers	82,769	54,470	50,708
Equipment sales revenues from new customers	$287,962	$228,095	$214,696

(4)             Gross customer additions represent customers added to U.S. Cellular’s customer base through its marketing distribution channels, including customers added through third party resellers, during the respective periods presented.

Monthly general and administrative expenses per customer, including the net costs related to the renewal or upgrade of service contracts of existing U.S. Cellular customers (“net customer retention costs”), increased 10% to $14.34 in 2006 from $13.08 in 2005 and decreased 3% in 2005 from $13.52 in 2004. The increase in 2006 is due primarily to the increase in employee-related expenses associated with serving and retaining customers and to increased spending on retention activities that are focused on providing wireless GPS enabled handsets to customers who did not previously have such handsets. In addition, in 2006, U.S. Cellular recorded additional stock-based compensation due primarily to the implementation of SFAS 123(R). The decrease in 2005 reflected reductions in handset subsidies related to retention transactions and bad debts expense, as well as an increase of 11% in the average customer base.

U.S. Cellular uses this monthly general and administrative expenses per customer measurement to assess the cost of serving and retaining its customers on a per unit basis. This measurement is reconciled to total selling, general and administrative expenses as follows:

Year ended December 31,	2006	2005	2004
(Dollars in thousands, except per customer amounts)
Components of cost(1):
Selling, general and administrative expenses, as reported	$1,399,561	$1,217,709	$1,091,347
Less selling, general and administrative expenses related to the acquisition of new customers	(612,086)	(551,236)	(496,436)
Add cost of equipment sold related to the retention of existing customers	159,513	126,224	140,553
Less equipment sales revenues related to the retention of existing customers, excluding agent rebates	(53,552)	(30,118)	(27,267)
Add agent rebate reductions of equipment sales revenues related to the retention of existing customers	82,769	54,470	50,708
Net cost of serving and retaining customers	$976,205	$817,049	$758,905
Divided by average customers during period (000s)(2)	5,671	5,207	4,679
Divided by twelve months in each period	12	12	12
Average monthly general and administrative expenses per customer	$14.34	$13.08	$13.52

(1)             These components were previously identified in the summary of sales and marketing cost per customer addition and related footnotes above.

(2)             The calculation of “Average customers during the period” is set forth in footnote 6 of the table of summarized operating data above.

Depreciation, amortization and accretion expense increased $64.6 million, or 13%, to $575.1 million in 2006 from $510.5 million in 2005, and increased $7.9 million, or 2%, from $502.6 million in 2004.

Depreciation expense increased $51.5 million, or 11%, to $516.6 million in 2006 from $465.1 million in 2005, and increased $10.4 million, or 2%, from $454.7 million in 2004. The increases in both years reflect rising average fixed asset balances, which increased 12% in 2006 and 12% in 2005. Increased fixed asset balances in both 2006 and 2005 resulted from the following factors:

•       the addition of 450, 431 and 840 new cell sites to U.S. Cellular’s network in 2006, 2005 and 2004, respectively, built to improve coverage and capacity in U.S. Cellular’s existing service areas, and built in new areas where U.S. Cellular launched commercial service in 2005 and 2006; and

•       the addition of radio channels and switching capacity to U.S. Cellular’s network to accommodate increased usage.

See “Financial Resources” and “Liquidity and Capital Resources” for further discussions of U.S. Cellular’s capital expenditures.

In 2006, additional depreciation expense was recorded related to the following:

•       $19.6 million related to disposals of assets, trade-ins of older assets for replacement assets and write-offs of Time Division Multiple Access (“TDMA”) equipment upon disposal or consignment for future sale.

In 2005, additional depreciation expense was recorded related to the following:

•       $15.3 million of write-offs of fixed assets related to the disposal of assets or trade-in of older assets for replacement assets; and

•       $5.1 million of write-offs of certain TDMA digital radio equipment related to its disposal or consignment for future sale. This write-off was necessary to reduce the book value of the assets to be sold to their estimated proceeds from disposition.

In 2004, additional depreciation expense was recorded related to the following:

•       certain TDMA digital radio equipment consigned to a third party for future sale was taken out of service and written down by $17.2 million prior to its consignment, increasing depreciation expense by that amount. This write-down was necessary to reduce the book value of the assets to be sold to their estimated proceeds from disposition;

•       a reduction of useful lives of certain TDMA radio equipment, switch software and antenna equipment, which increased depreciation expense $17.2 million;

•       in preparation for the implementation of a fixed asset management and tracking software system, including a bar code asset identification system, U.S. Cellular conducted a physical inventory review of its cell site fixed assets. As a result of the review, U.S. Cellular charged $11.9 million to depreciation expense for the write-off of certain assets; and

•       an $11.3 million addition to depreciation expense related to the write-down of the book value of certain assets to their estimated proceeds prior to their disposition.

Amortization and accretion expense increased $13.1 million, or 29%, to $58.5 million in 2006 from $45.4 million in 2005, and decreased $2.5 million, or 5%, in 2005 from $47.9 million in 2004.

Amortization expense increased $11.8 million in 2006, primarily reflecting amortization of customer list intangible assets acquired through various transactions during the fourth quarter of 2005 and 2006. The decrease in 2005 primarily represents a $2.4 million decrease in amortization of customer list intangible assets acquired in various transactions since 2002. Customer list intangible assets are amortized using the double declining balance method in the first year, switching to the straight-line method in subsequent years.

In accordance with SFAS No. 143, Accounting for Asset Retirement Obligations, U.S. Cellular accretes liabilities for future remediation obligations associated with leased properties. Such accretion expense totaled $7.2 million in 2006, $5.9 million in 2005 and $5.0 million in 2004.

Gain on sales of assets totaled a gain of $44.7 million in 2005 and a gain of $10.8 million in 2004. There was no gain on sales of assets in 2006.

In 2005, the gain represented the difference between the fair value of the properties U.S. Cellular received in the ALLTEL exchange transaction completed on December 19, 2005 and the $58.1 million of cash paid plus the recorded value of the assets it transferred to ALLTEL.

In 2004, the gain related to two divestitures completed in 2004. The sale of two consolidated markets to ALLTEL in November 2004 resulted in a $10.1 million gain on sales of assets. The remaining amount of $0.7 million was recorded in 2004 as a reduction of a $22.0 million estimated loss recorded in the fourth quarter 2003 on the sale of U.S. Cellular markets in southern Texas to AT&T Wireless on February 18, 2004. The result was an aggregate loss of $21.3 million, representing the difference between the carrying value of the markets sold and the cash received in the transaction.

For further discussion of these transactions, see “Liquidity and Capital Resources—Acquisitions, Exchanges and Divestitures.”

Operating Income

Operating income increased $58.7 million, or 25%, to $289.9 million in 2006, from $231.2 million in 2005, and increased $68.6 million, or 42%, in 2005 from $162.6 million in 2004. The operating income margins (as a percent of service revenues) were 9.0% in 2006, 8.2% in 2005 and 6.2% in 2004.

The increases in operating income and operating income margin were due to the fact that operating revenues increased more in both dollar and percentage terms, than operating expenses as a result of the factors which are described in detail in Operating Revenues and Operating Expenses above.

U.S. Cellular expects the above factors to continue to have an effect on operating income and operating income margin for the next several quarters. Any changes in the above factors, as well as the effects of other factors that might impact U.S. Cellular’s operating results, could cause operating income and operating income margin to fluctuate over the next several quarters.

The following are U.S. Cellular’s estimates of full-year 2007 service revenues; depreciation, amortization and accretion expenses; operating income; and net retail customer additions. Such estimates represent U.S. Cellular’s views as of the date of filing of U.S. Cellular’s Form 10-K for the year ended December 31, 2006. Such forward-looking statements should not be assumed to be accurate as of any future date. U.S. Cellular undertakes no duty to update such information whether as a result of new information, future events or otherwise. There can be no assurance that final results will not differ materially from such estimated results.

	2007 Estimated Results	2006 Actual Results
Service revenues	Approx. $3.5 billion	$3.21 billion
Depreciation, amortization and accretion expenses	Approx. $615 million	$575.1 million
Operating income	$375 – $425 million	$289.9 million
Net retail customer additions	375,000 – 425,000	297,000

Effects of Competition on Operating Income

U.S. Cellular competes directly with several wireless communications services providers in each of its markets. In general, there are between four and six competitors in each wireless market in which U.S. Cellular provides service. U.S. Cellular generally competes against each of the four near-nationwide wireless companies: Verizon Wireless, Sprint Nextel (and affiliates), AT&T (formerly Cingular) and T-Mobile USA, Inc. However, not all of these competitors operate in all markets where U.S. Cellular does business. U.S. Cellular believes that these competitors have substantially greater financial, technical, marketing, sales, purchasing and distribution resources than it does.

The use of national advertising and promotional programs by such national wireless operators may be a source of additional competitive and pricing pressures in all U.S. Cellular markets, even if those operators may not provide service in a particular market. U.S. Cellular provides wireless services comparable to the national competitors, but the other wireless companies operate in a wider geographic area and are able to offer no- or low-cost roaming and long-distance calling packages over a wider area on their own networks than U.S. Cellular can offer on its network. If U.S. Cellular offers the same no- or low-cost calling area as one of these competitors, it will incur roaming charges for calls made in portions of the calling area that are not part of its network.

In the Midwest, U.S. Cellular’s largest contiguous service area, it can offer larger regional service packages without incurring significant roaming charges than it is able to offer in other parts of its network. U.S. Cellular also employs a customer satisfaction strategy throughout its markets which it believes has contributed to a relatively low customer churn rate, and which it also believes has had a positive impact on its cost to add a net new customer.

Some of U.S. Cellular’s competitors bundle other services, such as landline telephone service, television service and Internet access, with their wireless communications services. U.S. Cellular either does not have the ability to offer these other services or has chosen not to offer them.

In addition, U.S. Cellular competes against both larger and smaller regional wireless companies in certain areas, including ALLTEL and Rural Cellular Corporation, and against resellers of wireless services. Since each of these competitors operates on systems using spectrum licensed by the FCC and has comparable technology and facilities, competition within each market is principally on the basis of quality of service, price, brand image, size of area covered, services offered and responsiveness of customer service.

Since U.S. Cellular’s competitors do not disclose their subscriber counts in specific regional service areas, market share for the competitors in each regional market cannot be accurately determined.

Investment and Other Income (Expense) primarily includes equity in earnings from unconsolidated entities, interest and dividend income, fair value adjustment of derivative instruments, gain (loss) on investments and interest expense. Investment and other income (expense) totaled $23.2 million in 2006, $30.2 million in 2005 and $(3.1) million in 2004.

Equity in earnings from unconsolidated entities totaled $93.1 million in 2006, $66.7 million in 2005 and $64.2 million in 2004. Equity in earnings from unconsolidated entities represents U.S. Cellular’s share of net income from the markets in which it has a minority interest and accounts for by the equity method. U.S. Cellular follows the equity method of accounting for minority interests in which its ownership interest equals or exceeds 20% for corporations and is greater than 3% to 5% for partnerships and limited liability companies.

U.S. Cellular’s investment in the Los Angeles SMSA Limited Partnership meets certain “significance” tests pursuant to Rule 3-09 of SEC Regulation S-X, contributing $62.3 million, $52.2 million and $41.8 million to equity in earnings from unconsolidated entities in 2006, 2005 and 2004, respectively.

Interest and dividend income totaled $16.5 million in 2006, $9.7 million in 2005 and $10.8 million in 2004. Dividend income increased $3.7 million in 2006 and $2.6 million in 2005 due to increases in dividend income received in both years related to U.S. Cellular’s investment in Vodafone Group Plc (“Vodafone”). Such dividend income does not include any amount related to the Special Distribution received in August 2006. For additional information regarding the Special Distribution, see “Liquidity and Capital Resources” below. Interest income increased $3.1 million in 2006 and decreased $3.7 million in 2005. Interest income of $4.5 million in 2006 includes amounts earned related to the settlement of a sales tax audit of approximately $2.2 million as well as interest earned on U.S. Cellular’s cash balances. In 2004, a tax refund claim generated $3.8 million of interest income.

Fair value adjustment of derivative instruments totaled a loss of $63.0 million in 2006 compared to a gain of $45.0 million in 2005 and a loss of $15.1 million in 2004. Fair value adjustment of derivative instruments reflects the change in the fair value of the bifurcated embedded collars within the forward contracts related to the Vodafone marketable equity securities not designated as a hedge. The accounting for the embedded collars as derivative instruments not designated in a hedging relationship results in increased volatility in the results of operations, as fluctuations in the market price of the underlying Vodafone marketable equity securities result in changes in the fair value of the embedded collars being recorded in the Consolidated Statements of Operations.

Interest expense totaled $93.7 million in 2006, $84.9 million in 2005 and $86.2 million in 2004. Interest expense is summarized by related debt instrument in the following table:

Year Ended December 31,	2006	2005	2004
(Dollars in millions)
6.7% senior notes	$37.1	$37.1	$33.7
7.5% senior notes	25.1	25.0	13.5
8.75% senior notes	11.4	11.4	11.4
Forward contracts (1)	9.1	6.2	3.2
Revolving credit facility	8.3	3.1	3.2
Other	2.7	2.1	2.8
7.25% senior notes	—	—	11.6
6% Liquid Yield Option Notes	—	—	5.9
8.1% Intercompany note (2)	—	—	0.9
Total Interest Expense	$93.7	$84.9	$86.2

(1)             In May 2002, U.S. Cellular entered into the forward contracts relating to its investment in 10.2 million Vodafone American Depositary Receipts (“ADRs”). Taken together, the forward contracts allowed U.S. Cellular to borrow an aggregate of $159.9 million against the Vodafone ADRs. The forward contracts bear interest, payable quarterly, at the London InterBank Offered Rate (“LIBOR”) plus 50 basis points. The three-month LIBOR rate at December 31, 2006 was 5.36%. For further information regarding the forward contracts, see “Market Risk.”

(2)             In August 2002, U.S. Cellular entered into a loan agreement with TDS under which it borrowed $105 million. The loan bore interest at an annual rate of 8.1%, payable quarterly, and originally became due in August 2008, with prepayments optional. In February 2004, U.S. Cellular repaid all outstanding principal and interest related to this note. For further information regarding this note, see “Certain Relationships and Related Transactions.”

The increase in interest expense in 2006 is primarily due to an increase in average revolving credit facility balances and higher interest rates for variable rate debt including the revolving credit facility and the Vodafone forward contracts.

The decrease in interest expense in 2005 was primarily due to the effects of the repayment of the 6% Liquid Yield Option Notes and 7.25% senior notes in July 2004 and August 2004, respectively. These effects were partially offset by the effects of having the 6.7% senior notes and 7.5% senior notes outstanding for all of 2005, and the increase in interest expense related to the forward contracts due to an increase in the average interest rate in 2005.

U.S. Cellular’s $544 million principal amount of 6.7% senior notes is due in December 2033. These notes are unsecured and interest is payable semi-annually on June 15 and December 15 of each year. U.S. Cellular originally issued $444 million of the 6.7% senior notes in December 2003 in order to reduce the use of its revolving credit facility and the related interest rate risk. An additional $100 million of such notes was issued in June 2004. The proceeds of such additional issuance, together with the proceeds of the 7.5% senior notes discussed below, were used to redeem the Liquid Yield Option Notes in July 2004. The balance of the net proceeds, together with borrowings under the revolving credit agreement, was used to redeem all of U.S. Cellular’s 7.25% senior notes in August 2004.

In June 2004, U.S. Cellular issued $330 million in aggregate principal amount of 7.5% senior notes due 2034. These notes are unsecured and interest is payable quarterly on March 15, June 15, September 15 and December 15 of each year.

The Liquid Yield Option Notes accreted interest at 6% annually, but did not require current cash payments of interest. All accreted interest was added to the outstanding principal balance on June 15 and December 15 of each year for purposes of calculating interest expense. U.S. Cellular redeemed all of such notes for cash in July 2004.

U.S. Cellular’s $250 million principal amount of 7.25% senior notes was due in August 2007. These notes were unsecured and interest was payable semi-annually on February 15 and August 15 of each year. U.S. Cellular redeemed all of such notes for cash in 2004.

For further information regarding U.S. Cellular’s 8.75% senior notes, 6.7% senior notes and 7.5% senior notes, see “Liquidity and Capital Resources—Long-Term Debt.” For information regarding U.S. Cellular’s revolving credit facility, see “Liquidity and Capital Resources—Revolving Credit Facility.” For information on the forward contracts, see “Market Risk.” For information regarding the 8.1% intercompany note, see “Certain Relationships and Related Transactions.”

Gain (loss) on investments totaled a gain of $70.4 million in 2006, a loss of $6.2 million in 2005 and a gain of $25.8 million in 2004. In 2006, U.S. Cellular completed the sale of its interest in Midwest Wireless and recorded a gain of $70.4 million. The loss in 2005 reflects a $6.8 million impairment loss recorded related to U.S. Cellular’s minority investment in a wireless market that it accounts for using the equity method and a $0.6 million gain related to a working capital adjustment recorded on the investments sold to ALLTEL in November 2004.

In 2004, U.S. Cellular recorded a $27.9 million gain on the sale of investment interests to ALLTEL. This gain was partially offset by a $1.8 million loss to reflect an impairment in the carrying value of the investment in the Daytona license sold to MetroPCS and a $0.3 million loss associated with buying out the partner in the Daytona investment.

Income Taxes

Income tax expense totaled $120.6 million in 2006, $95.9 million in 2005 and $59.0 million in 2004. The corresponding effective tax rates were 38.5% in 2006, 36.7% in 2005 and 37.0% in 2004.

Net Income for each of the three years ended December 31, 2006, includes gains and losses (reported in the captions Gain (loss) on investments, Loss on impairment of intangible assets, and (Gain) loss on sales of assets in the Consolidated Statements of Operations). The tax expense or benefit recognized with respect to such gains and losses was as follows:

2006

•       Tax expense of $29.1 million was recorded on the gain from the sale of Midwest Wireless.

•       Tax benefit of $23.1 million was recorded on the fair value adjustment of derivative instruments.

2005

•       Tax expense of $17.4 million was recorded on the gain from the exchange of assets with ALLTEL.

•       Tax benefit of $2.6 million was recorded on the loss on impairment of an unconsolidated investment.

•       Tax expense of $16.6 million was recorded on the fair value of adjustment of derivative instruments.

2004

•       Tax expenses of $22.6 million were recorded on gains from the sale of assets to ALLTEL and to AT&T Wireless.

•       Tax benefit of $5.6 million was recorded on the fair value of adjustment of derivative instruments.

Such gains and losses increased the effective income tax rate by 1.0, 0.7, and 6.2 percentage points for the years ended December 31, 2006, 2005, and 2004, respectively. The 2004 effective tax rate includes the effects of settlements of several tax issues in 2005. During 2004, the Internal Revenue Service (“IRS”) substantially completed its audit of U.S. Cellular’s federal income tax returns (through its parent company, TDS) for the tax years 1997—2001 and claims for research tax credits for the years 1995—2001. Primarily based on the results of the audit, U.S. Cellular reduced its accrual for audit contingency by $8.4 million in 2004.

TDS and U.S. Cellular are parties to a Tax Allocation Agreement, pursuant to which U.S. Cellular and its subsidiaries are included in a consolidated federal income tax return and in state income or franchise tax returns in certain situations with other members of the TDS consolidated group.

For financial statement purposes, U.S. Cellular and its subsidiaries compute their income, income taxes and credits as if they comprised a separate affiliated group and were not included in the TDS group.

Net Income

Net income totaled $179.5 million in 2006, $155.0 million in 2005 and $90.7 million in 2004. Basic earnings per share was $2.05 in 2006, $1.79 in 2005 and $1.05 in 2004. Diluted earnings per share was $2.04 in 2006, $1.77 in 2005 and $1.05 in 2004. In both 2006 and 2005, increases in net income and earnings per share were primarily attributable to higher Operating Income.

Inflation

Management believes that inflation affects U.S. Cellular’s business to no greater extent than the general economy.

RECENT ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board (“FASB”) issued Interpretation (FIN) 48, Accounting for Uncertainty in Income Taxes -an interpretation of FASB Statement No. 109 (“FIN 48”) in July 2006. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes (“SFAS 109”). The interpretation applies to all tax positions accounted for in accordance with SFAS 109 and requires a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in an income tax return. It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. U.S. Cellular will adopt the provisions of FIN 48 effective January 1, 2007. Under FIN 48, U.S. Cellular will evaluate the tax uncertainty, assess the probability of the ultimate settlement with the applicable taxing authority and record an amount based on that assessment. U.S. Cellular had previously set up tax accruals, as needed, to cover its potential liability for income tax uncertainties pursuant to SFAS 5 Accounting for Contingencies (“SFAS 5”). The FASB has issued preliminary guidance, in the form of FASB Staff position, regarding ultimate settlement of tax uncertainties. U.S. Cellular will use the preliminary guidance to determine the amount of its cumulative effect adjustment to be recognized upon adoption of FIN 48 effective January 1, 2007. As a result of the implementation of FIN 48, U.S. Cellular anticipates recognizing a cumulative effect adjustment as a reduction in Retained earnings of less than $5.0 million in the first quarter of 2007.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”) and expands disclosure related to the use of fair value measures in financial statements. SFAS 157 does not expand the use of fair value measures in financial statements, but standardizes its definition and guidance in GAAP. The Statement emphasizes that fair value is a market-based measurement and not an entity-specific measurement based on an exchange transaction in which the entity sells an asset or transfers a liability (exit price). SFAS 157 establishes a fair value hierarchy, from observable market data as the highest level to fair value based on an entity’s own fair value assumptions as the lowest level. The Statement is effective for U.S. Cellular’s 2008 financial statements; however, earlier application is encouraged. U.S. Cellular is currently reviewing the requirements of SFAS 157 and has not yet determined the impact, if any, on its financial position or results of operations.

In September 2006, FASB ratified Emerging Issues Task Force Issue No. 06-1, Accounting for Consideration Given by a Service Provider to Manufacturers or Resellers of Equipment Necessary for an End-Customer to Receive Service from the Service Provider (“EITF 06-1”). This guidance requires the application of EITF 01-9, Accounting for Consideration Given by a Vendor to a Customer (“EITF 01-9”), when consideration is given to a reseller or manufacturer for benefit to the service provider’s end customer. EITF 01-9 requires the consideration given be recorded as a liability at the time of the sale of the equipment and also provides guidance for the classification of the expense. EITF 06-1 is effective for U.S. Cellular’s 2008 financial statements. U.S. Cellular is currently reviewing the requirements of EITF 06-1 and has not yet determined the impact, if any, on its financial position or results of operations.

The Securities and Exchange Commission (“SEC”) released Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements (“SAB 108”), in September 2006. SAB 108 provides guidance on how the effects of the carryover or reversal of prior year financial statement misstatements should be considered in quantifying a current year misstatement. Prior practice allowed the evaluation of materiality on the basis of (1) the error quantified as the amount by which the current year income statement was misstated (“rollover method”) or (2) the cumulative error quantified as the cumulative amount by which the current year balance sheet was misstated (“iron curtain method”). Reliance on one or the other method in prior years could have resulted in misstatement of the financial statements. The guidance provided in SAB 108 requires both methods to be used in evaluating materiality. SAB 108 became effective for U.S. Cellular’s financial statements for 2006 and subsequent periods.

SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, Including an Amendment of FASB Statement No. 115 (“SFAS 159”), was issued in February 2007. SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. Unrealized gains and losses on items for which the fair value option has been elected shall be reported in earnings at each subsequent reporting date. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 is effective for U.S. Cellular’s 2008 financial statements. U.S. Cellular is currently reviewing the requirements of SFAS 159 and has not yet determined the impact, if any, on its financial position or results of operations.

FINANCIAL RESOURCES

U.S. Cellular operates a capital- and marketing-intensive business. In recent years, U.S. Cellular has generated cash from its operating activities, received cash proceeds from divestitures, used short-term credit facilities and used long-term debt financing to fund its construction costs and operating expenses.

U.S. Cellular anticipates further increases in wireless customers, revenues, operating expenses, cash flows from operating activities and capital expenditures in the future. Cash flows may fluctuate from quarter to quarter and year to year due to seasonality, the timing of acquisitions, capital expenditures and other factors. The following table provides a summary of U.S. Cellular’s cash flow activities for the periods shown:

Year Ended December 31,	2006	2005	2004
(Dollars in thousands)
Cash flows from (used in):
Operating activities	$693,448	$630,159	$545,952
Investing activities	(596,189)	(766,794)	(500,043)
Financing activities	(93,350)	124,576	(14,876)
Net increase (decrease) in cash and cash equivalents	$3,909	$(12,059)	$31,033

Cash flows from operating activities provided $693.4 million in 2006, $630.2 million in 2005 and $546.0 million in 2004.

Excluding changes in assets and liabilities from operations, cash flows from operating activities totaled $796.1 million in 2006, $697.5 million in 2005 and $609.6 million in 2004. Cash distributions from wireless entities in which U.S. Cellular has a minority interest provided $77.8 million in 2006, $52.1 million in 2005 and $46.4 million in 2004. Also, included in the adjustments to reconcile net income to net cash provided by operating activities in 2004 is a deduction for the payment of $68.1 million of accreted interest on the repayment of the Liquid Yield Option Notes.

Changes in assets and liabilities from operations required $102.7 million in 2006, $67.3 million in 2005 and $63.6 million in 2004, primarily reflecting increases in overall working capital required to support higher levels of business activity, as well as timing differences in the payment of accounts payable and accrued taxes and the receipt of accounts receivable. Income taxes and interest paid totaled $239.4 million in 2006, $141.2 million in 2005 and $54.7 million in 2004.

Cash flows from investing activities primarily represents uses of funds to construct and upgrade modern high-quality wireless communications networks and facilities as a basis for creating long-term value for shareholders. In recent years, rapid changes in technology and new opportunities have required substantial investments in revenue-enhancing and cost-reducing upgrades of U.S. Cellular’s networks. Cash flows used for investing activities also represent cash required for the acquisition of wireless properties or spectrum. Proceeds from merger and divestiture transactions have provided funds in recent years which have partially offset the cash requirements for investing activities; however, such sources cannot be relied upon to provide continuing or regular sources of financing.

The primary purpose of U.S. Cellular’s construction and expansion expenditures is to provide for customer growth, to upgrade service, launch new market areas, and to take advantage of service-enhancing and cost-reducing technological developments in order to maintain competitive services.

Cash used for property, plant and equipment (“PP&E”) and system development expenditures totaled $579.8 million in 2006, $576.5 million in 2005 and $636.1 million in 2004. These expenditures were financed primarily with internally generated cash and borrowings from U.S. Cellular’s revolving credit facility. These expenditures were made to fund construction of 450, 431 and 840 new cell sites in 2006, 2005 and 2004, respectively, increases in capacity in existing cell sites and switches, remodeling of new and existing retail stores and costs related to the development of U.S. Cellular’s office systems. Additions to PP&E in all three years included significant amounts related to the replacement of retired assets.

Cash required for acquisitions and received from divestitures required $145.9 million and provided $101.6 million in 2006, required $188.6 million and provided $0.6 million in 2005 and required $49.8 million and provided $184.9 million in 2004.

In 2006, U.S. Cellular acquired, for approximately $19.0 million in cash, the remaining ownership interest in the Tennessee RSA No. 3 Limited Partnership, a wireless market operator in which U.S. Cellular previously owned a 16.7% interest. Also, U.S. Cellular made capital contributions and advances of $127.2 million to Barat Wireless, and/or its general partner, which are consolidated with U.S. Cellular for financial statement purposes, to provide funding of Barat Wireless’s participation in the FCC’s Auction 66. Also, U.S. Cellular received cash of $95.1 million and $6.5 million in connection with the sale of its interests in Midwest Wireless Communications and Midwest Wireless Holdings, respectively.

In 2005, U.S. Cellular’s consolidated subsidiary, Carroll Wireless, paid $120.9 million to the FCC to complete the payment for the licenses in which it was the winning bidder in the FCC’s Auction 58. Carroll Wireless deposited $9.0 million with the FCC related to wireless spectrum Auction 58 in 2004, prior to the commencement of the auction in early 2005.

U.S. Cellular paid $58.1 million to ALLTEL related to the exchange of properties completed in December 2005, and incurred other cash costs associated with the exchange of $2.6 million. Also, U.S. Cellular purchased a controlling interest in one wireless property and certain minority interests in wireless markets in which it already owned a controlling interest for $6.9 million in cash.

In 2004, U.S. Cellular purchased certain minority interests in several wireless markets in which it already owned a controlling interest for $40.8 million in cash.

U.S. Cellular received cash of $184.9 million from divestitures in 2004. The sale of wireless properties in southern Texas to AT&T Wireless provided $96.5 million. The sale of wireless properties to ALLTEL provided $79.8 million (net of $0.4 million cash divested). U.S. Cellular also received $8.5 million from the sale of Daytona in 2004 and paid $0.3 million to buy out the partner in this investment.

See “Acquisitions, Exchanges and Divestitures” in the Liquidity and Capital Resources section.

At an Extraordinary General Meeting held on July 25, 2006, shareholders of Vodafone approved a Special Distribution of £0.15 per share (£1.50 per ADR) and a Share Consolidation under which every 8 ADRs of Vodafone were consolidated into 7 ADRs. As a result of the Special Distribution which was paid on August 18, 2006, U.S. Cellular received approximately $28.6 million in cash; this amount, representing a return of capital, was recorded as a reduction in the accounting cost basis of marketable equity securities. Also, as a result of the Share Consolidation which was effective on July 28, 2006, U.S. Cellular’s previous 10,245,370 Vodafone ADRs were consolidated into 8,964,698 Vodafone ADRs.

Cash flows from financing activities primarily reflects changes in short-term debt balances, proceeds from the sale of long-term debt, cash used to repurchase Common Shares and cash used for the repayment of long-term notes and the repurchase and conversion of debt securities.

U.S. Cellular has used short-term debt to finance acquisitions, for general corporate purposes and to repurchase Common Shares. Internally generated funds as well as proceeds from forward contracts and the sale of non-strategic cellular and other investments, from time to time, have been used to reduce short-term debt. In addition, U.S. Cellular has taken advantage of opportunities to reduce short-term debt with proceeds from the sale of long-term debt securities, including sales of debt securities by subsidiaries.

Borrowings under the revolving credit facility totaled $415.0 million in 2006, primarily to fund capital expenditures; $510.0 million in 2005, primarily to fund capital expenditures and the cash payment included in the exchange of properties with ALLTEL completed in December 2005 and $420.0 million in 2004, primarily to repay long-term debt and fund capital expenditures. U.S. Cellular repaid $515.0 million in 2006, $405.0 million in 2005 and $390.0 million in 2004 under its revolving credit facilities. The net change in borrowings under the revolving credit facility totaled net repayments of $100.0 million in 2006, net borrowings of $105.0 million in 2005 and net borrowings of $30.0 million in 2004.

In 2004, U.S. Cellular issued $330 million of 7.5% senior notes due in 2034 and $100 million of 6.7% senior notes due in 2033. The net proceeds of these offerings totaled approximately $412.5 million. Of this amount, U.S. Cellular used $163.3 million to redeem its Liquid Yield Option Notes at accreted value. The balance of the net proceeds, together with borrowings under the revolving credit agreement, was used to redeem all $250 million of 7.25% senior notes. The Liquid Yield Option Notes redemption included the repayment of principal amount of the original debt of $95.2 million, presented as an item reducing cash flow from financing activities, and the payment of $68.1 million of accreted interest, presented as an item reducing cash flows from operating activities. In 2004, U.S. Cellular repaid the $105 million Intercompany note to TDS representing funds borrowed to finance a portion of the Chicago market acquisition in 2002. The repayment was financed using U.S. Cellular’s revolving credit facility.

The Board of Directors of U.S. Cellular has authorized the repurchase of a limited amount of U.S. Cellular Common Shares on a quarterly basis, primarily for use in employee benefit plans. This authorization does not have an expiration date. No U.S. Cellular Common Shares were repurchased in 2006 or 2005. In 2004, U.S. Cellular repurchased 91,700 U.S. Cellular Common Shares under this limited authorization for an aggregate purchase price of $3.9 million, representing an average per-share price of $42.62 including commissions.

On March 6, 2007, the U.S. Cellular’s Board of Directors authorized the repurchase of up to 500,000 Common Shares of U.S. Cellular from time to time through open market purchases, block transactions, private transactions or other methods. This authorization will expire on March 6, 2010. This authorization is in addition to U.S. Cellular’s existing ongoing limited share repurchase authorization discussed above.

LIQUIDITY AND CAPITAL RESOURCES

U.S. Cellular believes that cash flows from operating activities, existing cash balances and funds available from lines of credit arrangements provide substantial financial flexibility for U.S. Cellular to meet both its short- and long-term needs. U.S. Cellular also may have access to public and private capital markets to help meet its long-term financing needs.

However, the availability of external financial resources is dependent on economic events, business developments, technological changes, financial conditions or other factors, some of which may not be in U.S. Cellular’s control. U.S. Cellular cannot provide assurances that circumstances that could materially adversely affect U.S. Cellular’s liquidity or capital resources will not occur. Economic downturns, changes in financial markets or other factors could affect U.S. Cellular’s liquidity and the availability of capital. Uncertainty of access to capital for telecommunications companies, deterioration in the capital markets, other changes in market conditions or other factors could limit or restrict the availability of financing on terms and prices acceptable to U.S. Cellular, which could require U.S. Cellular to reduce its construction, development, acquisition programs and Common Share repurchase programs. Any such reductions could have a material adverse effect on U.S. Cellular’s business, financial condition or results of operations.

Revolving Credit Facility

At December 31, 2006, U.S. Cellular has a $700 million revolving credit facility available for general corporate purposes. At December 31, 2006, outstanding notes payable and letters of credit were $35.0 million and $0.4 million, respectively, leaving $664.6 million available for use. Borrowings under the revolving credit facility bear interest at the London InterBank Offered Rate (“LIBOR”) plus a contractual spread based on U.S. Cellular’s credit rating. U.S. Cellular may select borrowing periods of either seven days or one, two, three or six months. At December 31, 2006, the one-month LIBOR was 5.32% and the contractual spread was 60 basis points. If U.S. Cellular provides less than two days’ notice of intent to borrow, the related borrowings bear interest at the prime rate less 50 basis points (the prime rate was 8.25% at December 31, 2006). This credit facility expires in December 2009. U.S. Cellular paid fees at an aggregate annual rate of 0.33% of the total facility in 2006. These fees totaled $2.3 million in 2006, $1.0 million in 2005 and $1.5 million in 2004.

The financial covenants associated with U.S. Cellular’s revolving credit facility require that U.S. Cellular and subsidiaries maintain certain debt-to-capital and interest coverage ratios. The covenants prescribe certain terms associated with intercompany loans from TDS or TDS subsidiaries to U.S. Cellular or U.S. Cellular subsidiaries.

U.S. Cellular’s interest cost on its revolving credit facility would increase if its current credit ratings from either Standard & Poor’s Rating Services (“Standard & Poor’s”) or Moody’s Investor Service (“Moody’s”) were lowered. However, the credit facility would not cease to be available or accelerate solely as a result of a decline in U.S. Cellular’s credit rating. A downgrade in U.S. Cellular’s credit rating could adversely affect its ability to renew existing, or obtain access to new, credit facilities in the future. U.S. Cellular’s credit ratings as of the dates indicated are as follows:

Moody’s (Issued November 10, 2005)	Baa3	– under review for possible further downgrade
Standard & Poor’s (Issued February 13, 2007)	BBB-	– on credit watch with negative implications
Fitch Ratings (Issued November 10, 2005)	BBB+	– on ratings watch negative

On October 26, 2006, Standard & Poor’s lowered its credit ratings on U.S. Cellular to BBB+ from A-. The outlook was stable. On November 7, 2006, Standard & Poor’s lowered its credit ratings on U.S. Cellular to BBB from BBB+. The ratings were placed on CreditWatch with negative implications. On February 13, 2007, Standard & Poor’s lowered its credit rating on U.S. Cellular to BBB- from BBB. The ratings remain on credit watch with negative implications.

The maturity date of U.S. Cellular’s credit facility would accelerate in the event of a change in control.

The continued availability of the revolving credit facility requires U.S. Cellular to comply with certain negative and affirmative covenants, maintain certain financial ratios and represent certain matters at the time of each borrowing. On November 10, 2005 and November 6, 2006, U.S. Cellular announced that it would restate certain financial statements which caused U.S. Cellular to be late in certain SEC filings. The restatements and late filings resulted in defaults under the revolving credit facility. U.S. Cellular was not in violation of any covenants that require it to maintain certain financial ratios. U.S. Cellular did not fail to make any scheduled payments under such revolving credit facility. U.S. Cellular received waivers from the lenders associated with the revolving credit facility, under which the lenders agreed to waive any defaults that may have occurred as a result of the restatements and late filings. The waivers require the Form 10-K for the year ended December 31, 2006 to be filed by June 30, 2007 and the Form 10-Q for the quarter ended March 31, 2007 to be filed within 45 days after the filing of the Form 10-K for the year ended December 31, 2006.

Intercompany Note

U.S. Cellular and its audit committee concluded on November 9, 2005 to restate the Consolidated Financial Statements for each of the three years ended December 31, 2004 and for the first and second quarters of 2005. The restatements were filed on April 26, 2006. The restatement resulted in defaults under the revolving credit facility and U.S. Cellular was unable to make borrowings thereunder until it obtained waivers from the lenders.

On November 9, 2005, TDS, as Lender, entered into an Intercompany Revolving Credit Agreement (“Intercompany Credit Agreement”) with U.S. Cellular, as Borrower. This Intercompany Credit Agreement was entered into to provide U.S. Cellular with a senior revolving credit facility for general corporate purposes, including capital expenditures and working capital. Amounts could be borrowed, repaid and reborrowed from time to time under the Intercompany Credit Agreement until such facility matured. The facility had a borrowing capacity of $105 million and the maturity date was December 23, 2005. As discussed above, U.S. Cellular’s $700 million revolving credit facility was in default as of November 10, 2005 due to U.S. Cellular’s announcement that it would restate certain financial statements, and U.S. Cellular was unable to make borrowings thereunder until it obtained waivers from the lenders. Accordingly, TDS and U.S. Cellular entered into the Intercompany Credit Agreement to permit U.S. Cellular to borrow funds from TDS temporarily until it received such waivers. Because such waivers were received, the Intercompany Credit Agreement was terminated according to its terms and all borrowings and accrued interest were repaid in full on December 23, 2005.

U.S. Cellular believes that the Intercompany Credit Agreement included representations, warranties, events of default and other terms and conditions that are usual and customary for senior facilities of this type. The Intercompany Credit Agreement included limitations on U.S. Cellular and its subsidiaries with respect to liens, indebtedness, sales of assets, consolidations and mergers that are similar to those contained in U.S. Cellular’s $700 million revolving credit facility with unrelated lenders. The Intercompany Credit Agreement did not have any financial covenants.

U.S. Cellular’s Board of Directors unanimously approved the terms and conditions of the Intercompany Credit Agreement and determined that such terms and conditions were fair to U.S. Cellular and all of its shareholders.

The pricing terms of the Intercompany Credit Agreement were the same as those under the Revolving Credit Facility. Borrowings bore interest at LIBOR plus a contractual spread based on U.S. Cellular’s credit rating. As of November 9, 2005, U.S. Cellular’s borrowing rate for a seven-day loan was 4.52% based on the seven-day LIBOR rate of 4.07% and a contractual spread of 45 basis points.

On November 10, 2005, Moody’s Investor Service downgraded TDS and U.S. Cellular from a Baa2 rating with a stable outlook to a Baa3 with a negative outlook. As a result of this action, the contractual spread applied to LIBOR in determining the interest rate applicable to the borrowings under the Intercompany Credit Agreement increased to 60 basis points from 45 basis points. In addition, the facility fee increased to 20 basis points from 15 basis points.

Long-Term Financing

The late filing of U.S. Cellular’s Form 10-Q for the quarterly period ended September 30, 2006, and Form 10-K for the year ended December 31, 2006, and the failure to deliver the Forms 10-Q and 10-K to the trustee of the U.S. Cellular debt indenture on a timely basis, resulted in non-compliance under such debt indenture. However, this non-compliance did not result in an event of default or a default and U.S. Cellular believes that such non-compliance was cured upon the filing of the Form 10-Q on February 23, 2007 and this Form 10-K. U.S. Cellular has not failed to make nor does it expect to fail to make any scheduled payment of principal or interest under such indenture.

In June 2004, U.S. Cellular issued $330 million in aggregate principal amount of unsecured 7.5% senior notes due June 15, 2034. Interest on the notes is payable quarterly. The net proceeds from this offering, after deducting underwriting discounts, were approximately $319.6 million.

In June 2004, U.S. Cellular issued $100 million in aggregate principal amount of unsecured 6.7% senior notes due December 15, 2033 priced to yield 7.21% to maturity. Interest on the notes is paid semi-annually. The net proceeds from this offering, after deducting underwriting discounts, were approximately $92.9 million. This was a further issuance of U.S. Cellular’s 6.7% senior notes that were issued in December 2003, in the aggregate principal amount of $444 million.

The total net proceeds from the 7.5% and 6.7% note offerings, after deducting underwriting discounts, were approximately $412.5 million. Of this amount, $163.3 million was used to redeem U.S. Cellular’s Liquid Yield Option Notes in July 2004, at accreted value. The balance of the net proceeds, together with borrowings under the revolving credit agreement, was used to redeem all $250 million of U.S. Cellular’s 7.25% senior notes in August 2004. No gain or loss was recognized as a result of such redemptions. However, U.S. Cellular wrote off $3.6 million of deferred debt expenses to Other income (expense), net in the Consolidated Statements of Operations in 2004 related to the redemption of long-term debt.

Except as described above in the first paragraph of this Long-Term Financing section, U.S. Cellular believes it was in compliance as of December 31, 2006 with all covenants and other requirements set forth in its long-term debt indenture. Such indenture does not contain any provisions resulting in acceleration of the maturities of outstanding debt in the event of a change in U.S. Cellular’s credit rating. However, a downgrade in U.S. Cellular’s credit rating could adversely affect its ability to obtain long-term debt financing in the future.

U.S. Cellular does not have any credit rating downgrade triggers that would accelerate the maturity dates of its debt. However, a downgrade in U.S. Cellular’s credit rating could adversely affect its ability to issue additional debt in the future.

Marketable Equity Securities and Forward Contracts

U.S. Cellular and its subsidiaries hold a substantial amount of marketable equity securities that are publicly traded and can have volatile share prices. U.S. Cellular and its subsidiaries do not make direct investments in publicly traded companies and all of these interests were acquired as a result of sales, trades or reorganizations of other assets.

The investment in Vodafone Group Plc (“Vodafone”) resulted from certain dispositions of non-strategic cellular investments to or settlements with AirTouch Communications, Inc. (“AirTouch”), in exchange for stock of AirTouch, which was then acquired by Vodafone whereby U.S. Cellular received American Depositary Receipts representing Vodafone stock. The investment in Rural Cellular Corporation (“Rural Cellular”) is the result of a consolidation of several cellular partnerships in which U.S. Cellular subsidiaries held interests into Rural Cellular, and the distribution of Rural Cellular stock in exchange for these interests. The tax basis of each investment is significantly below its current market value; therefore, disposition of the investments would result in significant taxable gains.

A subsidiary of U.S. Cellular has entered into a number of forward contracts with counterparties related to the marketable equity securities that it holds. The forward contracts mature in May 2007 and, at U.S. Cellular’s option, may be settled in shares of the respective security or cash. U.S. Cellular has provided guarantees to the counterparties which provide assurance that all principal and interest amounts will be paid upon settlement of the contracts by its subsidiary. If shares are delivered in the settlement of the forward contract, U.S. Cellular would incur a current tax liability at the time of delivery based on the difference between the tax basis of the marketable equity securities delivered and the net amount realized through maturity. Deferred taxes have been provided for the difference between the financial reporting basis and the income tax basis of the marketable equity securities, and are included in Net deferred income tax liability on the Consolidated Balance Sheets. As of December 31, 2006, such deferred tax liabilities related to current and noncurrent equity securities totaled $69.2 million.

At an Extraordinary General Meeting held on July 25, 2006, shareholders of Vodafone approved a Special Distribution of £0.15 per share (£1.50 per ADR) and a Share Consolidation under which every 8 ADRs of Vodafone were consolidated into 7 ADRs. As a result of the Special Distribution which was paid on August 18, 2006, U.S. Cellular received approximately $28.6 million in cash; this amount, representing a return of capital, was recorded as a reduction in the net carrying value of marketable equity securities in the Consolidated Balance Sheet. Also, as a result of the Share Consolidation which was effective on July 28, 2006, U.S. Cellular’s previous 10,245,370 Vodafone ADRs were consolidated into 8,964,698 Vodafone ADRs.

Pursuant to terms of the Vodafone forward contracts, the Vodafone contract collars were adjusted and substitution payments were made to reflect the Special Distribution and the Share Consolidation. After adjustment, the collars had downside limits (floor) ranging from $17.22 to $18.37 and upside potentials (ceiling) ranging from $17.22 to $19.11. In the case of one forward contract, U.S. Cellular made a dividend substitution payment in the amount of $0.2 million to the counterparty in lieu of further adjustments to the collars of such forward contract. The dividend substitution payment was recorded in Other expense, net in the Consolidated Statements of Operations.

The forward contracts related to the Vodafone ADRs held by U.S. Cellular mature in May 2007. Accordingly, such Vodafone ADRs are classified as Current Assets and the related forward contracts and derivative liability are classified as Current Liabilities in the Consolidated Balance Sheet at December 31, 2006. Assuming the delivery of shares upon settlement of the Vodafone forward contracts and based on the fair market value of the Vodafone marketable equity securities and the related derivative liability as of March 31, 2007, U.S. Cellular would be required to pay federal and state income taxes of approximately $36 million. The amount of income taxes payable will change upon settlement of the forward contracts in May 2007 as the Vodafone marketable equity securities and the related derivative liability will be valued as of the settlement date, not March 31, 2007.

U.S. Cellular is required to comply with certain covenants under the forward contracts. On November 10, 2005 and November 6, 2006, U.S. Cellular announced that it would restate certain financial statements which caused U.S. Cellular to be late in certain SEC filings. The restatements and late filings resulted in defaults under certain of the forward contracts. U.S. Cellular was not in violation of any covenants that require it to maintain certain financial ratios. U.S. Cellular did not fail to make any scheduled payments under such forward contracts. U.S. Cellular received waivers from the counterparty to such forward contracts, under which the counterparty agreed to waive any defaults that may have occurred as a result of the restatements and late filings. The current waivers require the Form 10-K for the year ended December 31, 2006 to be filed by June 30, 2007 and the Form 10-Q for the quarter ended March 31, 2007 to be filed within 45 days after the filing of the Form 10-K for the year ended December 31, 2006.

Capital Expenditures

Anticipated capital expenditures for 2007 primarily reflect U.S. Cellular’s plans for construction, system expansion and the buildout of certain of its personal communication service licensed areas. U.S. Cellular plans to finance its construction program using cash flows from operating activities and short-term and long-term financing. U.S. Cellular’s estimated capital spending for 2007 is $600 million to $615 million. These expenditures primarily address the following needs:

•       Expand and enhance U.S. Cellular’s coverage in its service areas.

•       Provide additional capacity to accommodate increased network usage by existing customers.

•       Enhance U.S. Cellular’s retail store network and office systems.

Acquisitions, Exchanges and Divestitures

U.S. Cellular assesses its existing wireless interests on an ongoing basis with a goal of improving the competitiveness of operations and of maximizing it long-term return on investment. As part of this strategy, U.S. Cellular reviews attractive opportunities to acquire additional operating markets and wireless spectrum. In addition, U.S. Cellular may seek to divest outright or include in exchanges for other wireless interests those markets and wireless interests that are not strategic to its long-term success. U.S. Cellular may from time-to-time be engaged in negotiations relating to the acquisition, divestiture or exchange of companies, strategic properties or wireless spectrum. In addition, U.S. Cellular may participate as a bidder, or member of a bidding group, in auctions administrated by the FCC.

2006 Activity

Prior to October 3, 2006, U.S. Cellular owned approximately 14% of Midwest Wireless Communications, L.L.C., which interest was convertible into an interest of approximately 11% in Midwest Wireless Holdings, L.L.C., a privately-held wireless telecommunications company that controlled Midwest Wireless Communications. On November 18, 2005, ALLTEL Corporation (“ALLTEL”) announced that it had entered into a definitive agreement to acquire Midwest Wireless Holdings for $1.075 billion in cash, subject to certain conditions, including approval by the FCC, other governmental authorities and the holders of Midwest Wireless Holdings. These conditions were satisfied with the closing of this agreement on October 3, 2006. As a result of the sale, U.S. Cellular became entitled to receive approximately $106.0 million in cash in consideration with respect to its interest in Midwest Wireless Communications. Of this amount, $95.1 million was received on October 6, 2006; the remaining balance was held in escrow to secure true-up, indemnification and other adjustments and, subject to such adjustments, will be distributed in installments over a period of four to fifteen months following the closing. In the fourth quarter of 2006, U.S. Cellular recorded a gain of $70.4 million related to the sale of its interest in Midwest Wireless Communications. The gain recognized during the fourth quarter of 2006 includes $4.3 million received during the first four months of 2007 from the aforementioned escrow. In addition, U.S. Cellular owns 49% of an entity which, prior to October 3, 2006, owned approximately 2.9% of Midwest Wireless Holdings; U.S. Cellular accounts for that entity by the equity method. In the fourth quarter of 2006, U.S. Cellular recorded Equity in earnings of unconsolidated entities of $6.3 million and received a cash distribution of $6.5 million related to its ownership interest in that entity; such income and cash distribution were due primarily to the sale of the entity’s interest in Midwest Wireless Holdings to ALLTEL.

U.S. Cellular is a limited partner in Barat Wireless, L.P. (“Barat Wireless”), an entity which participated in the auction of wireless spectrum designated by the FCC as Auction 66. Barat Wireless was qualified to receive a 25% discount available to “very small businesses” which were defined as having annual gross revenues of less than $15 million. At the conclusion of the auction on September 18, 2006, Barat Wireless was the high bidder with respect to 17 licenses and had bid $127.1 million, net of its discount. Although the bidding in Auction 66 ended on September 18, 2006, the FCC has not yet awarded the licenses to Barat Wireless, nor is there any prescribed timeframe for the FCC to review the qualifications of Barat Wireless and award the licenses.

Barat Wireless is in the process of developing its long-term business and financing plans. As of December 31, 2006, U.S. Cellular had made capital contributions and advances to Barat Wireless and/or its general partner of $127.2 million. Barat Wireless used the funding to pay the FCC an initial deposit of $79.9 million on July 14, 2006 to allow it to participate in Auction 66. On October 18, 2006, Barat Wireless paid the balance due at the conclusion of the auction for the licenses with respect to which Barat Wireless was the high bidder; such balance due was $47.1 million. For financial statement purposes, U.S. Cellular consolidates Barat Wireless and Barat Wireless, Inc., the general partner of Barat Wireless, pursuant to the guidelines of FASB Interpretation No. 46, “Consolidation of Variable Interest Entities (“FIN 46(R)”), as U.S. Cellular anticipates benefiting from or absorbing a majority of Barat Wireless’ expected gains or losses. Pending finalization of Barat Wireless’ permanent financing plan, and upon request by Barat Wireless, U.S. Cellular may agree to make additional capital contributions and advances to Barat Wireless and/or its general partner.

On April 21, 2006, U.S. Cellular completed the purchase of the remaining majority interest in the Tennessee RSA No. 3 Limited Partnership, a wireless market operator in which U.S. Cellular had previously owned a 16.7% interest, for approximately $19.0 million in cash, subject to a working capital adjustment. This acquisition increased investments in licenses, goodwill and customer lists by $5.5 million, $4.1 million and $2.0 million, respectively.

In aggregate, the 2006 acquisitions, divestitures and exchanges increased Licenses by $132.7 million, Goodwill by $4.1 million and Customer lists by $2.0 million.

2005 Activity

On December 19, 2005, U.S. Cellular completed an exchange of certain wireless markets in Kansas, Nebraska and Idaho with a subsidiary of ALLTEL. Under the agreement, U.S. Cellular acquired fifteen Rural Service Area (“RSA”) markets in Kansas and Nebraska in exchange for two RSA markets in Idaho and $58.1 million in cash, including a preliminary working capital adjustment. U.S. Cellular also capitalized $2.6 million of acquisition-related costs. In connection with the exchange, U.S. Cellular recorded a pre-tax gain of $44.7 million in 2005, which is included in (Gain) loss on sales of assets in the Consolidated Statements of Operations. The gain represented the excess of the fair value of assets acquired and liabilities assumed over the sum of cash and net carrying value of assets and liabilities delivered in the exchange.

U.S. Cellular is a limited partner in Carroll Wireless, an entity which participated in the auction of wireless spectrum designated by the FCC as Auction 58. Carroll Wireless was qualified to bid on “closed licenses” spectrum that was available only to companies included under the FCC definition of “entrepreneurs,” which are small businesses that have a limited amount of assets and revenues.  In addition, Carroll Wireless bid on “open licenses” that were not subject to this restriction. With respect to these licenses, however, Carroll Wireless was qualified to receive a 25% discount available to “very small businesses” which were defined as having average annual gross revenues of less than $15 million. Carroll Wireless was a successful bidder for 17 licensed areas in Auction 58 which ended on February 15, 2005. The aggregate amount paid to the FCC for the 17 licenses was $129.9 million, net of all discounts to which Carroll Wireless was entitled. These 17 licensed areas cover portions of 12 states and are in markets which are either adjacent to or overlap current U.S. Cellular licensed areas.

On January 6, 2006, the FCC granted Carroll Wireless’ applications with respect to 16 of the 17 licenses for which it had been the successful bidder and dismissed one application, relating to Walla Walla, Washington. Following the completion of Auction 58, the FCC determined that a portion of the Walla Walla license was already licensed to another party and should not have been included in Auction 58.

Accordingly, in 2006, Carroll Wireless received a full refund of the $228,000 previously paid to the FCC with respect to the Walla Walla license.

Carroll Wireless is in the process of developing its long-term business and financing plans. As of December 31, 2006, U.S. Cellular had made capital contributions or advances to Carroll Wireless and/or its general partner of $129.9 million to fund the amount paid to the FCC; this amount is included in Licenses in the Consolidated Balance Sheet. U.S. Cellular consolidates Carroll Wireless and Carroll PCS, Inc., the general partner of Carroll Wireless, for financial statement purposes, pursuant to the guidelines of FIN 46R, as U.S. Cellular anticipates benefiting from or absorbing a majority of Carroll Wireless’ expected gains or losses. Pending finalization of Carroll Wireless’ permanent financing plan, and upon request by Carroll Wireless, U.S. Cellular may make additional capital contributions and advances to Carroll Wireless and/or its general partner. In November 2005, U.S. Cellular approved additional funding of up to $1.4 million, of which $0.1 million was provided to Carroll Wireless through December 31, 2006.

In the first quarter of 2005, U.S. Cellular adjusted the previously reported gain related to its sale to ALLTEL of certain wireless properties on November 30, 2005. The adjustment of the gain, which resulted from a working capital adjustment that was finalized in the first quarter of 2005, increased the total gain on the sale by $0.6 million to $38.6 million.

In addition, in 2005, U.S. Cellular purchased one new wireless market and certain minority interests in other wireless markets in which it already owned a controlling interest for $6.9 million in cash. As a result of these acquisitions, U.S. Cellular’s Licenses, Goodwill and Customer lists were increased by $3.9 million, $0.3 million and $1.2 million, respectively.

In aggregate, the 2005 acquisitions, divestitures and exchanges increased Licenses by $133.5 million, Goodwill by $28.2 million and Customer lists by $32.7 million.

2004 Activity

On December 20, 2004, U.S. Cellular completed the sale of its Daytona Beach, Florida 20 megahertz C block personal communications service license to MetroPCS California/Florida, Inc. (“MetroPCS”) for $8.5 million. U.S. Cellular recorded impairment losses related to the Daytona license of $1.8 million in 2004; such losses were included in Gain (loss) on investments in the Consolidated Statement of Operations. Also included in Gain (loss) on investments in 2004 was a loss of $0.3 million associated with buying out the former partner of the Daytona investment.

On November 30, 2004, U.S. Cellular completed the sale to ALLTEL of certain wireless properties. U.S. Cellular sold two consolidated markets and five minority interests to ALLTEL for $80.2 million in cash, including repayment of debt and working capital that was subject to adjustment. U.S. Cellular recorded a gain of $38.0 million related to the ALLTEL transaction, representing the excess of the cash received over the net book value of the assets and liabilities sold. The portion of the gain related to the two consolidated markets of $10.1 million was recorded in (Gain) loss on sales of assets in the Consolidated Statements of Operations. The remaining portion of the gains of $27.9 million was recorded in Gain (loss) on investments on the Consolidated Statements of Operations. U.S. Cellular has included the results of operations of the markets sold to ALLTEL in the Consolidated Statements of Operations through November 30, 2004.

On February 18, 2004, U.S. Cellular completed the sale of certain of its wireless properties in southern Texas to AT&T Wireless for $96.5 million in cash, including a working capital adjustment. The U.S. Cellular properties sold to AT&T Wireless included wireless assets and customers in six markets. An aggregate loss of $21.3 million (including a $22.0 million estimate of the loss on sales of assets in the fourth quarter of 2003 and a $0.7 million reduction of the loss in 2004), representing the difference between the carrying value of the markets sold to AT&T Wireless and the cash received in the transaction was recorded in (Gain) loss on sales of assets in the Consolidated Statements of Operations.

In addition, in 2004 U.S. Cellular purchased certain minority interests in several wireless markets in which it already owned a controlling interest for $40.8 million in cash and $2.0 million to be paid in 2005. These acquisitions increased Licenses by $5.6 million, Goodwill by $4.2 million and Customer lists by $12.9 million.

In aggregate, the 2004 acquisitions, divestitures and exchanges decreased Licenses by $2.8 million, Goodwill by $4.0 million and increased Customer lists by $12.9 million

Repurchase of Securities

The Board of Directors of U.S. Cellular has authorized the repurchase of a limited amount of U.S. Cellular Common Shares in each three month period, primarily for use in employee benefit plans. This authorization does not have an expiration date. No U.S. Cellular Common Shares were repurchased in 2006 or 2005 under this authorization. In 2004, U.S. Cellular repurchased 91,700 U.S. Cellular Common Shares under this authorization for an aggregate purchase price of $3.9 million, representing an average per-share price of $42.62 including commissions.

On March 6, 2007, the Board of Directors of U.S. Cellular authorized the repurchase of up to 500,000 Common Shares of U.S. Cellular from time to time through open market purchases, block transactions, private transactions or other methods. This authorization will expire on March 6, 2010. This authorization is in addition to U.S. Cellular’s existing ongoing limited share repurchase authorization discussed above that currently permits the repurchase of approximately 170,000 shares every three months.

On April 4, 2007, U.S. Cellular entered into an agreement to purchase 670,000 of its Common Shares from an investment banking firm in a private transaction in connection with an accelerated share repurchase (“ASR”). Including a per share discount and commission payable to the investment bank, the shares were repurchased for approximately $49.1 million or $73.22 per share. The repurchased shares are being held as treasury shares.

In connection with the ASR, the investment bank will purchase an equivalent number of shares in the open-market over time. The program must be completed within two years. At the end of the program, U.S. Cellular will receive or pay a price adjustment based on the average price of shares acquired by the investment bank pursuant to the ASR during the purchase period. Generally, the purchase price adjustment can be settled, at U.S. Cellular’s option, in cash or in U.S. Cellular Common Shares.

Contractual or Other Obligations

As of December 31, 2006, the resources required for contractual obligations were as follows:

		Payments due by Period
		Less			More
		than 1	2—3	4—5	than 5
(Dollars in millions)	Total	Year	Years	Years	Years
Long-term debt obligations(1)	$1,001.8	$—	$10.0	$—	$991.8
Long-term debt interest	1,961.0	73.5	146.7	145.1	1,595.7
Forward contract obligations	159.9	159.9	—	—	—
Forward contract interest(2)	4.7	4.7	—	—	—
Operating leases(3)	718.9	100.9	163.3	106.4	348.3
Capital leases	3.5	0.6	0.9	0.4	1.6
Purchase obligations(4)(5)	279.6	123.6	78.5	24.9	52.6
	$4,129.4	$463.2	$399.4	$276.8	$2,990.0

(1)             Scheduled debt repayments include long-term debt and the current portion of long-term debt. See Note 13—Long-Term Debt in Notes to Consolidated Financial Statements.

(2)             Interest amounts shown are for variable rate forward contracts based on the December 31, 2006 LIBOR rate plus 50 basis points. The three-month LIBOR rate was 5.36% at December 31, 2006.

(3)             Represents the amount due under operating leases for the periods specified. U.S. Cellular has no material capitalized leases.

(4)             Includes obligations due under equipment vendor contracts, representing a portion of U.S. Cellular’s estimated 2007 capital expenditures of $600 million to $615 million. See “Capital Expenditures” for further discussion. Also includes amounts payable under other agreements to purchase goods or services, including open purchase orders.

(5)             Does not include amounts in any period for post-retirement benefits because U.S. Cellular does not have any post-retirement benefit plans.

Sale of Certain Accounts Receivable

In December 2006, U.S. Cellular entered into an agreement to sell $226.0 million face amount of accounts receivable written off in previous periods for $5.8 million. The agreement transferred all rights, title, and interest in the account balances, along with the right to collect all amounts due, to the buyer. The sale is subject to a 180 day period in which the buyer may request a refund for any unenforceable accounts. The transaction was recognized as a sale during the fourth quarter of 2006 in accordance with the provisions of SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. The full amount of the gain of $5.8 million, net of any refunds approved by U.S. Cellular, will be recognized during the second quarter of 2007, at the expiration of the 180 day recourse period. All expenses related to the transaction were expensed in the period incurred.

Off-Balance Sheet Arrangements

U.S. Cellular has no transactions, agreements or other contractual arrangements with unconsolidated entities involving “off-balance sheet arrangements,” as defined by SEC rules, that have or are reasonably likely to have a material current or future effect on financial condition, changes in financial condition, results of operations, cash flows from operating activities, liquidity, capital resources or financial flexibility.

U.S. Cellular has certain variable interests in investments in unconsolidated entities where U.S. Cellular holds a minority interest. The investments in unconsolidated entities total $150.3 million as of December 31, 2006 and are accounted for using either the equity or cost method. U.S. Cellular’s maximum loss exposure for these variable interests is limited to the aggregate carrying amount of the investments.

Indemnity Agreements.   U.S. Cellular enters into agreements in the normal course of business that provide for indemnification of counterparties. These agreements include certain asset sales and financings with other parties. The terms of the indemnification vary by agreement. The events or circumstances that would require U.S. Cellular to perform under these indemnities are transaction specific; however, these agreements may require U.S. Cellular to indemnify the counterparty for costs and losses incurred from litigation or claims arising from the underlying transaction. U.S. Cellular is unable to estimate the maximum potential liability for these types of indemnifications as the amounts are dependent on the outcome of future events, the nature and likelihood of which cannot be determined at this time. Historically, U.S. Cellular has not made any significant indemnification payments under such agreements.

APPLICATION OF CRITICAL ACCOUNTING POLICIES AND ESTIMATES

U.S. Cellular prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). U.S. Cellular’s significant accounting policies are discussed in detail in Note 1—Summary of Significant Accounting Policies in the Notes to Consolidated Financial Statements.

The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management bases its estimates on historical experience and on various other assumptions and information that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from estimates under different assumptions or conditions.

Management believes the following critical accounting estimates reflect its more significant judgments and estimates used in the preparation of its consolidated financial statements. U.S. Cellular’s senior management has discussed the development and selection of each of the following accounting policies and estimates and the following disclosures with the audit committee of U.S. Cellular’s Board of Directors.

Licenses and Goodwill

As of December 31, 2006, U.S. Cellular reported $1,494.3 million of licenses and $485.5 million of goodwill, as a result of acquisitions of interests in wireless licenses and businesses. Licenses include those won by Barat Wireless in FCC Auction 66 completed in September 2006 and by Carroll Wireless in FCC

Auction 58 completed in February 2005, as well as license rights that will be received when the 2003 AT&T Wireless exchange transaction is fully completed.

See Note 6—Licenses and Goodwill for a schedule of license and goodwill activity in 2006 and 2005.

Licenses and goodwill must be reviewed for impairment annually, or more frequently if events or changes in circumstances indicate that the asset might be impaired. U.S. Cellular performs the annual impairment review on licenses and goodwill during the second quarter of its fiscal year.

The intangible asset impairment test consists of comparing the fair value of the intangible asset to the carrying amount of the intangible asset. If the carrying amount exceeds the fair value, an impairment loss is recognized for the difference. The goodwill impairment test is a two-step process. The first step compares the fair value of the reporting unit as identified in accordance with SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”) to its carrying value. If the carrying amount exceeds the fair value, the second step of the test is performed to measure the amount of impairment loss, if any. The second step compares the implied fair value of reporting unit goodwill with the carrying amount of that goodwill. To calculate the implied fair value of goodwill, an enterprise allocates the fair value of the reporting unit to all of the assets and liabilities of that reporting unit (including any unrecognized intangible assets) as if the reporting unit had been acquired in a business combination and the fair value was the price paid to acquire the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities of the reporting unit is the implied fair value of goodwill. If the carrying amount of goodwill exceeds the implied fair value of goodwill, an impairment loss of goodwill is recognized for that difference.

The fair value of an asset or reporting unit is the amount at which that asset or reporting unit could be bought or sold in a current transaction between willing parties. Therefore, quoted market prices in active markets are the best evidence of fair value and should be used when available. If quoted market prices are not available, the estimate of fair value is based on the best information available, including prices for similar assets and the use of other valuation techniques. Other valuation techniques include present value analysis, multiples of earnings or revenues or similar performance measures. The use of these techniques involves assumptions by management about factors that are highly uncertain including future cash flows, the appropriate discount rate and other inputs. Different assumptions for these inputs or valuation methodologies could create materially different results.

U.S. Cellular tests goodwill for impairment at the level of reporting referred to as a reporting unit. For purposes of impairment testing of goodwill in 2006 and 2005, U.S. Cellular identified five reporting units pursuant to paragraph 30 of SFAS 142. The five reporting units represent five geographic groupings of FCC licenses, constituting five geographic service areas. For purposes of impairment testing of licenses in 2006 and 2005. U.S. Cellular combined its FCC licenses into five units of accounting pursuant to FASB Emerging Issues Task Force Issue 02-7, Units of Accounting for Testing Impairment of Indefinite-Lived Intangible Assets (“EITF 02-7”), and SFAS 142, using the same geographic groupings as its reporting units. In addition, in 2006, U.S. Cellular identified six additional geographic groupings of licenses, which, because they are currently undeveloped and not expected to generate cash flows from operating activities in the foreseeable future, are considered separate units of accounting for purposes of impairment testing. Prior to the divestitures of markets in late 2004, there were six reporting units for the purposes of testing goodwill and FCC licenses for impairment.

For purposes of impairment testing of goodwill, U.S. Cellular prepares valuations of each of the five reporting units. A discounted cash flow approach is used to value each of the reporting units, using value drivers and risks specific to each individual geographic region. The cash flow estimates incorporate assumptions that market participants would use in their estimates of fair value. Key assumptions made in this process are the selection of a discount rate, estimated future cash flow levels, projected capital expenditures and selection of terminal value multiples.

Similarly, for purposes of impairment testing of licenses, U.S. Cellular prepares valuations of each of the five units of accounting determined pursuant to EITF 02-7 using an excess earnings methodology. This excess earnings methodology estimates the fair value of the intangible assets (FCC license units of accounting) by measuring the future cash flows of the license groups, reduced by charges for contributory assets such as working capital, trademarks, existing subscribers, fixed assets, assembled workforce and goodwill. For undeveloped licenses, U.S. Cellular prepares estimates of fair value for each unit of accounting by reference to fair market values indicated by recent auctions and market transactions.

The annual impairment tests for investments in licenses and goodwill were performed in the second quarter of 2006, 2005 and 2004. In 2004, U.S. Cellular recorded $1.8 million of license impairment losses related to the investment in a non-operating market in Florida, which was sold in December 2004 for $8.5 million, its approximate book value. This loss was recorded in Loss on investments in the Consolidated Statements of Operations. No other impairment losses were identified during the annual impairment testing in the second quarter of 2006, 2005 or 2004.

Property, Plant and Equipment

U.S. Cellular provides for depreciation on its property, plant and equipment using the straight-line method over the estimated useful lives of the assets. U.S. Cellular depreciates its leasehold improvement assets associated with leased properties over periods ranging from three to ten years, which approximates the shorter of the assets’ economic lives or the specific lease terms, as defined in SFAS No. 13, Accounting for Leases, as amended. Annually, U.S. Cellular reviews its property, plant and equipment to assess whether the estimated useful lives are appropriate. The estimated useful lives of property, plant and equipment is a critical accounting estimate because changing the lives of assets can result in larger or smaller charges for depreciation expense. Factors used in determining useful lives include technology changes, regulatory requirements, obsolescence and type of use.

U.S. Cellular did not materially change the useful lives of its property, plant and equipment in the years ended December 31, 2006 and 2005.

In 2006, disposals of assets, trade-ins of older assets for replacement assets and write-offs of TDMA equipment totaled $19.6 million.

In 2005 and 2004, certain U.S. Cellular Time Division Multiple Access (“TDMA”) digital radio equipment was taken out of service and consigned to a third party for future sale. Such equipment was written down by $2.7 million and $17.2 million, respectively, to reduce the book value of the assets sold or to be sold to the proceeds received or expected to be received from their disposition.

Also, during 2004, U.S. Cellular adjusted the useful lives of TDMA radio equipment, switch software and antenna equipment still in service. TDMA radio equipment lives were adjusted so that the assets will be fully depreciated by the end of 2008, which is the latest date the wireless industry will be required by law to support analog service. U.S. Cellular currently uses TDMA radio equipment to support analog service, and expects to substantially complete the migration of its digital radio network to Code Division Multiple Access (“CDMA”) 1XRTT or some future generation of CDMA technology by that time. The useful lives for certain switch software were reduced to one year from three years and antenna equipment lives were reduced to seven years from eight years in order to better align the useful lives with the actual length of time the assets are expected to be in use. These changes increased depreciation expense by $17.2 million in 2004. The changes in useful lives reduced net income by $10.4 million, or $0.12 per share in 2004.

In 2004, in preparation for the implementation of a fixed asset management and tracking system, including a bar code asset identification feature, U.S. Cellular conducted a physical inventory of its cell site fixed assets. As a result of the physical inventory and related reconciliation, U.S. Cellular charged $1.0 million and $11.9 million to depreciation expense in 2005 and 2004, respectively, for the write-off of certain assets.

U.S. Cellular reviews long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the assets might be impaired. The tangible asset impairment test is a two-step process. The first step compares the carrying value of the assets with the estimated undiscounted cash flows over the remaining asset life. If the carrying value of the assets is greater than the undiscounted cash flows, the second step of the test is performed to measure the amount of impairment loss. The second step compares the estimated fair value of the assets to the carrying value of the assets. If the estimated fair value of the assets is less than the carrying value of the assets, an impairment loss is recognized for the difference.

The fair value of a tangible asset is the amount at which that asset could be bought or sold in a current transaction between willing parties. Therefore, quoted market prices in active markets are the best evidence of fair value and should be used when available. If quoted market prices are not available, the estimate of fair value is based on the best information available, including prices for similar assets and the use of other valuation techniques. A present value analysis of cash flow scenarios is often the best available valuation technique with which to estimate the fair value of the long-lived asset. The use of this technique involves assumptions by management about factors that are highly uncertain including future cash flows, the appropriate discount rate, and other inputs. Different assumptions for these inputs or valuation methodologies could create materially different results.

The annual review of long-lived assets for impairment did not identify any impairment losses in 2006, 2005 or 2004.

Derivative Instruments

U.S. Cellular utilizes derivative financial instruments to reduce marketable equity security market value risk. U.S. Cellular does not hold or issue derivative financial instruments for trading purposes. U.S. Cellular recognizes all derivatives as either assets or liabilities on the Consolidated Balance Sheets and measures those instruments at fair value. Changes in fair value of those instruments are reported in the Consolidated Statements of Operations or classified as Accumulated other comprehensive income, net of tax, in the Consolidated Balance Sheets depending on the use of the derivative and whether it qualifies for hedge accounting. The accounting for gains and losses associated with changes in the fair value of the derivative and the effect on the consolidated financial statements depends on the derivative’s hedge designation and whether the hedge is anticipated to be highly effective in achieving offsetting changes in the fair value of the hedged item or cash flows of the asset hedged.

U.S. Cellular originally designated the embedded collars within its Vodafone forward contracts as cash flow hedges of its Vodafone marketable equity securities. Accordingly, all changes in the fair value of the embedded collars were recorded in Other comprehensive income, net of income taxes. Subsequently, upon contractual modifications to the terms of the collars, the embedded collars no longer qualified for hedge accounting treatment and all changes in fair value of the collars from the time of the contractual modification to the terms of the collars are included in the Consolidated Statements of Operations.

The accounting for the embedded collars as derivative instruments that do not qualify for cash flow hedge accounting treatment results in increased volatility in the results of operations, as fluctuations in the market price of the underlying Vodafone marketable equity securities results in changes in the fair value of the embedded collars being recorded in the  Consolidated Statements of Operations.

The embedded collars are valued using the Black-Scholes valuation model. The inputs in the model include the stock price, strike price (differs for call options and put options), risk-free interest rate, volatility of the underlying stock, dividend yield and the term of the contracts. Different assumptions could create materially different results.

Asset Retirement Obligations

U.S. Cellular accounts for its asset retirement obligations in accordance with SFAS No. 143, Accounting for Asset Retirement Obligations, (“SFAS 143”) and FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations (“FIN 47”), which require entities to record the fair value of a liability for legal obligations associated with an asset retirement in the period in which the obligations are incurred. At the time the liability is incurred, U.S. Cellular records a liability equal to the net present value of the estimated cost of the asset retirement obligation and increases the carrying amount of the related long-lived asset by an equal amount. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the obligations, any difference between the cost to retire an asset and the recorded liability (including accretion of discount) is recognized in the Consolidated Statements of Operations as a gain or loss.

The calculation of the asset retirement obligation for U.S. Cellular is a critical accounting estimate because changing the factors used in calculating the obligation could result in larger or smaller estimated obligations that could have a significant impact on its results of operations and financial condition. Such factors may include probabilities or likelihood of remediation, cost estimates, lease renewals and salvage values. Actual results may differ materially from estimates under different assumptions or conditions.

U.S. Cellular is subject to asset retirement obligations associated primarily with its cell sites, retail sites and office locations. Asset retirement obligations generally include obligations to remediate leased land on which U.S. Cellular’s cell sites and switching offices are located. Also, U.S. Cellular is generally required to return leased retail store premises and office space to their pre-existing conditions. The asset retirement obligation is included in Deferred Liabilities and Credits in the Consolidated Balance Sheets.

During the third quarter of 2006, U.S. Cellular reviewed the assumptions related to its asset retirement obligations and, as a result of the review, revised certain of those assumptions. Estimated retirement obligations for cell sites were revised to reflect higher estimated costs for removal of radio and power equipment, and estimated retirement obligations for retail stores were revised to reflect a shift to larger stores and slightly higher estimated costs for removal of fixtures. These changes are reflected in “Revision in estimated cash flows” below. The table below also summarizes other changes in asset retirement obligations during the year ended December 31, 2006 and 2005.

(Dollars in thousands)	2006	2005
Beginning balance	$90,224	$72,575
Additional liabilities accrued	15,697	7,920
Revision in estimated cash flows	13,415	—
Acquisition of assets	1,237	5,461
Disposition of assets	(164)	(2,032)
Accretion expense	7,230	6,300
Ending balance	$127,639	$90,224

Income Taxes

U.S. Cellular is included in a consolidated federal income tax return with other members of the TDS consolidated group. TDS and U.S. Cellular are parties to the TDS Tax Allocation Agreement which provides that U.S. Cellular and its subsidiaries be included with the TDS affiliated group in a consolidated federal income tax return and in state income or franchise tax returns in certain situations. For financial statement purposes, U.S. Cellular and its subsidiaries calculate their income, income tax and credits as if they comprised a separate affiliated group. Under the TDS Tax Agreement, U.S. Cellular remits its applicable income tax payments to TDS.

The accounting for income taxes, the amounts of income tax assets and liabilities and the related income tax provision are critical accounting estimates because such amounts are significant to U.S. Cellular’s financial condition and results of operations.

The preparation of the consolidated financial statements requires U.S. Cellular to calculate its provision for income taxes. This process involves estimating the actual current income tax liability together with assessing temporary differences resulting from the different treatment of items for tax purposes, as well as estimating the impact of potential adjustments to filed tax returns. These temporary differences result in deferred tax assets and liabilities, which are included in U.S. Cellular’s Consolidated Balance Sheet. U.S. Cellular must then assess the likelihood that deferred tax assets will be realized based on future taxable income and, to the extent management believes that realization is not likely, establish a valuation allowance. Management’s judgment is required in determining the provision for income taxes, deferred tax assets and liabilities and any valuation allowance recorded against deferred tax assets.

U.S. Cellular’s net current deferred income tax liability totaled $26.3 million at December 31, 2006 and net current deferred income tax asset totaled $8.2 million at December 31, 2005. The 2006 net current deferred tax liability primarily represented the deferred income taxes on the current portion of marketable equity securities. The net current deferred income tax asset at December 31, 2005 primarily represented the deferred income tax asset effects of the allowance for doubtful accounts on customer receivables.

U.S. Cellular’s noncurrent deferred tax assets and liabilities at December 31, 2006 and 2005 and the temporary differences that gave rise to them were as follows:

December 31,	2006	2005
(Dollars in thousands)
Deferred Tax Asset
Net operating loss carryforward	$31,891	$30,381
Derivative instruments	—	9,475
Other	3,602	10,851
	35,493	50,707
Less valuation allowance	(17,274)	(15,606)
Total Deferred Tax Asset	18,219	35,101
Deferred Tax Liability
Property, plant and equipment	258,268	280,789
Licenses/Intangibles	256,471	233,753
Marketable equity securities	1,275	62,112
Partnership investments	103,740	105,533
Total Deferred Tax Liability	619,754	682,187
Net Deferred Income Tax Liability	$601,535	$647,086

Deferred income taxes have been provided for the difference between the financial reporting bases and the income tax bases of the marketable equity securities and derivatives. The deferred income tax liability related to current and noncurrent marketable equity securities totaled $69.2 million as of December 31, 2006; of this amount, $67.9 million was classified as current and $1.3 million was classified as noncurrent. The deferred income tax liability related to marketable equity securities totaled $62.1 million as of December 31, 2005; the entire amount was classified as noncurrent. The current deferred income tax asset related to derivatives totaled $32.6 million as of December 31, 2006; the entire amount was classified as current. At December 31, 2005, the deferred income tax asset related to derivatives totaled $9.5 million; the entire amount was classified as noncurrent. Income taxes will be payable when U.S. Cellular disposes of the marketable equity securities.

At December 31, 2006, U.S. Cellular and certain subsidiaries had $603 million of state NOL carryforwards (generating a $27.6 million deferred tax asset) available to offset future taxable income primarily of the individual subsidiaries which generated the losses. The state NOL carryforwards expire between 2007 and 2026. Certain subsidiaries which are not included in the federal consolidated income tax return, but file separate federal tax returns, had federal NOL carryforwards (generating a $4.3 million deferred tax asset) available to offset future taxable income. The federal NOL carryforwards expire between 2007 and 2026. A valuation allowance was established for certain state NOL carryforwards, and the federal NOL carryforwards, since it is more likely than not that a portion of such carryforwards will expire before they can be utilized.

TDS’s consolidated federal income tax returns, which include U.S. Cellular, are routinely subject to examination by the Internal Revenue Service and other tax authorities. U.S. Cellular periodically assesses the likelihood of adjustments to its tax liabilities resulting from these examinations to determine the adequacy of its provision for income taxes, including related interest. Management judgment is required in assessing the eventual outcome of these examinations. Changes to such assessments affect the calculation of U.S. Cellular’s income tax expense.

In June of 2006, the Internal Revenue Service commenced its audit of the 2002—2004 consolidated federal income tax returns of TDS and subsidiaries, which include U.S. Cellular. After TDS filed its 2005 consolidated federal tax return in September 2006, the IRS added 2005 to the audit cycle. The audit of 2002 - 2005 is in its preliminary stages.

Stock-based Compensation

As a result of the adoption of a new accounting pronouncement effective January 1, 2006, U.S. Cellular’s accounting policy related to stock-based compensation has changed as described below and is now a critical accounting policy due to the significant assumptions and estimates involved.

As described in more detail in Note 18 of the Notes to Consolidated Financial Statements, U.S. Cellular has established or participates in a long-term incentive plan and an employee stock purchase plan which are stock-based compensation plans. Prior to the first quarter of 2006, U.S. Cellular accounted for its stock-based compensation plans in accordance with Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”) and related interpretations as allowed by SFAS No. 123, Accounting for Stock Based Compensation, (“SFAS 123”). Accordingly, prior to the first quarter of 2006, compensation cost for share-based payments was measured using the intrinsic value method as prescribed by APB 25. Under the intrinsic value method, compensation cost is measured as the amount by which the market value of the underlying equity instrument on the grant date exceeds the exercise price. Effective January 1, 2006, U.S. Cellular adopted the fair value recognition provisions of SFAS 123(R), using the modified prospective transition method. In addition, U.S. Cellular applied the provisions of Staff Accounting Bulletin No. 107 regarding Share-Based Payments (“SAB 107”) issued by the SEC in March 2005 in its adoption of SFAS 123(R). Under the modified prospective transition method, compensation cost recognized during the year ended December 31, 2006 includes: (a) compensation cost for all share-based payments granted prior to but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123, and (b) compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123(R).

Upon adoption of SFAS 123(R), U.S. Cellular elected to value its share-based payment transactions using a Black-Scholes valuation model. This model requires assumptions regarding a number of complex and subjective variables. The variables in the model include, but are not limited to, U.S. Cellular’s expected stock price volatility over the term of the awards, expected forfeitures, time of exercise, risk-free interest rate and expected dividends. Different assumptions could create materially different results. A 10% change in certain assumptions related to current year option grants would not have a material impact on financial position or results of operations.

Under the provisions of SFAS 123(R), stock-based compensation cost recognized during the period is based on the portion of the share-based payment awards that are expected to ultimately vest.

Contingencies, Indemnities and Commitments

Contingent obligations, including indemnities, litigation and other possible commitments are accounted for in accordance with SFAS 5, which requires that an estimated loss be recorded if it is probable that an asset has been impaired or a liability has been incurred at the date of the financial statements and the amount of the loss can be reasonably estimated. Accordingly, those contingencies that are deemed to be probable and where the amount of the loss is reasonably estimable are accrued in the financial statements. If only a range of loss can be determined, the best estimate within that range is accrued; if none of the estimates within that range is better than another, the low end of the range is accrued. Disclosure of a contingency is required if there is at least a reasonable possibility that a loss has been or will be incurred, even if the amount is not estimable. The assessment of contingencies is a highly subjective process that requires judgments about future events. Contingencies are reviewed at least quarterly to determine the adequacy of the accruals and related financial statement disclosure. The ultimate settlement of contingencies could materially impact the Consolidated Statements of Operations, the Consolidated Balance Sheets and the Consolidated Statements of Cash Flows.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

U.S. Cellular is billed for all services it receives from TDS, pursuant to the terms of various agreements between U.S. Cellular and TDS. The majority of these billings are included in U.S. Cellular’s selling, general and administrative expenses. Some of these agreements were established at a time prior to U.S. Cellular’s initial public offering when TDS owned more than 90% of U.S. Cellular’s outstanding capital stock and may not reflect terms that would be obtainable from an unrelated third party through arm’s-length negotiations. Billings from TDS to U.S. Cellular are based on expenses specifically identified to U.S. Cellular and on allocations of common expenses. Such allocations are based on the relationship of U.S. Cellular’s assets, employees, investments in plant and expenses to the total assets, employees, investment in plant and expenses of TDS. Management believes the method TDS uses to allocate common expenses is reasonable and that all expenses and costs applicable to U.S. Cellular are reflected in U.S. Cellular’s consolidated financial statements. Billings from TDS to U.S. Cellular totaled $108.9 million, $87.0 million and $78.9 million for 2006, 2005 and 2004, respectively.

On November 9, 2005, TDS, as Lender, entered into an Intercompany Revolving Credit Agreement with U.S. Cellular, as Borrower. This Intercompany Credit Agreement was entered into to provide U.S. Cellular with a senior revolving credit facility for general corporate purposes, including capital expenditures and working capital. Amounts could be borrowed, repaid and reborrowed from time to time under the Intercompany Credit Agreement until such facility matured. The facility was $105 million and the maturity date was December 23, 2005. As discussed above, U.S. Cellular’s $700 million revolving credit facility was in default as of November 10, 2005 due to U.S. Cellular’s announcement that it would restate certain financial statements, and U.S. Cellular was unable to make borrowings under such revolving credit facility until it obtained waivers from the lenders. Accordingly, TDS and U.S. Cellular entered into the Intercompany Credit Agreement to permit U.S. Cellular to borrow funds from TDS temporarily until it received such waivers. Because such waivers were received, this Intercompany Credit Agreement was terminated according to its terms and all borrowings and accrued interest were repaid in full on December 23, 2005.

U.S. Cellular believes that the Intercompany Credit Agreement included representations, warranties, events of default and other terms and conditions that are usual and customary for senior facilities of this type. The Intercompany Credit Agreement included limitations on U.S. Cellular and its subsidiaries with respect to liens, indebtedness, sales of assets, consolidations and mergers that are similar to those contained in U.S. Cellular’s $700 million revolving credit facility with unrelated lenders. The Intercompany Credit Agreement did not have any financial covenants.

TDS made a $2.9 million capital contribution to U.S. Cellular in 2005 to allocate certain income tax credits taken on the 2004 TDS consolidated income tax return.

In August 2002, U.S. Cellular entered into a loan agreement with TDS under which it borrowed $105 million, which was used for the Chicago market purchase. The loan had an annual interest rate of 8.1%, payable quarterly, and was due in August 2008, with prepayments optional. U.S. Cellular’s Board of Directors, including independent directors, approved the terms of this loan and determined that such terms were fair to U.S. Cellular and all of its shareholders. In February 2004, U.S. Cellular repaid this note.

The following persons are partners of Sidley Austin LLP, the principal law firm of U.S. Cellular and its subsidiaries:  Walter C.D. Carlson, a director of U.S. Cellular, a director and non-executive Chairman of the Board of Directors of TDS and a trustee and beneficiary of a voting trust that controls TDS; William S. DeCarlo, the General Counsel of TDS and an Assistant Secretary of TDS and certain subsidiaries of TDS; and Stephen P. Fitzell, the General Counsel of U.S. Cellular and TDS Telecommunications Corporation and the Assistant Secretary of U.S. Cellular and certain other subsidiaries of TDS. Walter C.D. Carlson does not provide legal services to TDS, U.S. Cellular or their subsidiaries. U.S. Cellular and its subsidiaries incurred Sidley Austin legal costs of $6.9 million in 2006, $4.7 million in 2005 and $7.4 million in 2004. The Audit Committee of the Board of Directors is responsible for the review of all related party transactions as such term is defined by the rules of the American Stock Exchange.

PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 SAFE HARBOR CAUTIONARY STATEMENT

This Management’s Discussion and Analysis of Results of Operations and Financial Condition and other sections of this Annual Report to Shareholders contain statements that are not based on historical fact, including the words “believes,” “anticipates,” “intends,” “expects” and similar words. These statements constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be significantly different from any future results, events or developments expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the following risks:

•       Intense competition in the markets in which U.S. Cellular operates could adversely affect U.S. Cellular’s revenues or increase its costs to compete.

•       Consolidation in the telecommunications industry could adversely affect U.S. Cellular’s revenues and increase its costs of doing business.

•       Advances or changes in telecommunications technology, such as Voice over Internet Protocol or WiMAX, could render certain technologies used by U.S. Cellular obsolete, could reduce U.S. Cellular’s revenues or could increase its costs of doing business.

•       Changes in the regulatory environment or a failure by U.S. Cellular to timely or fully comply with any regulatory requirements could adversely affect U.S. Cellular’s financial condition, results of operations or ability to do business.

•       Changes in U.S. Cellular’s enterprise value, changes in the supply or demand of the market for wireless licenses, adverse developments in the business or the industry in which U.S. Cellular is involved and/or other factors could require U.S. Cellular to recognize impairments in the carrying value of U.S. Cellular’s license costs, goodwill and/or physical assets.

•       Early redemptions of debt or repurchases of debt, issuances of debt, changes in prepaid forward contracts, changes in operating leases, changes in purchase obligations or other factors or developments could cause the amounts reported under Contractual Obligations in U.S. Cellular’s Management’s Discussion and Analysis of Financial Condition and Results of Operations to be different from the amounts actually incurred.

•       Settlements, judgments, restraints on its current or future manner of doing business and/or legal costs resulting from pending and future litigation could have an adverse effect on U.S. Cellular’s financial condition, results of operations or ability to do business.

•       Costs, integration problems or other factors associated with acquisitions/divestitures of properties or licenses and/or expansion of U.S. Cellular’s business could have an  adverse effect on U.S. Cellular’s business, financial condition or results of operations.

•       Changes in various business factors could have an adverse effect on U.S Cellular’s business, financial condition or results of operations. These business factors may include but are not limited to demand, usage, pricing, growth, penetration, churn, expenses, customer acquisition and retention, roaming rates, minutes of use, mix of products and services and costs.

•       A significant portion of U.S. Cellular’s revenues is derived from customers who buy services through independent agents and dealers who market U.S. Cellular’s services on a commission basis. If U.S. Cellular’s relationships with these agents and dealers are seriously harmed, its wireless revenues could be adversely affected.

•       U.S. Cellular’s investments in technologies which are unproven or for which success has not yet been demonstrated may not produce the benefits that U.S. Cellular expects.

•       An inability to obtain or maintain roaming arrangements with other carriers on terms that are acceptable to U.S. Cellular could have an adverse effect on U.S. Cellular’s business, financial condition or results of operations.

•       Changes in access to content for data or video services or access to new handsets being developed by vendors, or an inability to manage its supply chain or inventory successfully, could have an adverse effect on U.S. Cellular’s business, financial condition or results of operations.

•       A failure by U.S. Cellular’s service offerings to meet customer expectations could limit U.S. Cellular’s ability to attract and retain customers and could have an adverse effect on U.S. Cellular’s operations.

•       A failure by U.S. Cellular to complete significant network build-out and system implementation as part of its plans to improve the quality, coverage, capabilities and capacity of its network could have an adverse effect on its operations.

•       A failure by U.S. Cellular’s business to acquire adequate radio spectrum could have an adverse effect on U.S. Cellular’s business and operations.

•       Financial difficulties of U.S. Cellular’s key suppliers or vendors, or termination or impairment of U.S. Cellular’s relationships with such suppliers or vendors, could result in a delay or termination of U.S. Cellular’s receipt of equipment, services or content which could adversely affect U.S. Cellular’s business and results of operations.

•       An increase of U.S. Cellular’s debt in the future could subject U.S. Cellular to various restrictions and higher interest costs and decrease its cash flows and earnings.

•       An inability to attract and/or retain management, technical, sales and other personnel could have an adverse effect on U.S. Cellular’s business, financial condition or results of operations.

•       U.S. Cellular has significant investments in entities that it does not control. Losses in the value of such investments could have an adverse effect on U.S. Cellular’s results of operations or financial condition.

•       Changes in guidance or interpretations of accounting requirements, changes in industry practice, identification of errors or changes in management assumptions could require amendments to or restatements of financial information or disclosures included in this or prior filings with the SEC.

•       Uncertainty of access to capital for telecommunications companies, deterioration in the capital markets, other changes in market conditions, changes in U.S. Cellular’s credit ratings or other factors could limit or restrict the availability of financing on terms and prices acceptable to U.S. Cellular, which could require U.S. Cellular to reduce its construction, development and acquisition programs.

•       Changes in income tax rates, laws, regulations or rulings, or federal or state tax assessments could have an adverse effect on U.S. Cellular’s financial condition or results of operations.

•       War, conflicts, hostilities and/or terrorist attacks or equipment failure, power outages, natural disasters or breaches of network or information technology security could have an adverse effect on U.S. Cellular’s business, financial condition or results of operations.

•       Changes in general economic and business conditions, both nationally and in the markets in which U.S. Cellular operates, could have an adverse effect on U.S. Cellular’s business, financial condition or results of operations.

•       Changes in facts or circumstances, including new or additional information that affects the calculation of potential liabilities for contingent obligations under guarantees, indemnities or otherwise, could require U.S. Cellular to record charges in excess of amounts accrued in the financial statements, if any, which could have an adverse effect on U.S. Cellular’s financial condition or results of operations.

•       A failure to successfully remediate existing material weaknesses in internal control over financial reporting in a timely manner or the identification of additional material weaknesses in the effectiveness of internal control over financial reporting could result in inaccurate financial statements or other disclosures or fail to prevent fraud, which could have an adverse effect on U.S. Cellular’s business, financial condition or results of operations.

•       The restatement of financial statements by U.S. Cellular and related matters, including resulting delays in filing periodic reports with the SEC, could have an adverse effect on U.S. Cellular’s credit rating, liquidity, financing arrangements, capital resources and ability to access the capital markets, including pursuant to shelf registration statements; could adversely affect U.S. Cellular’s listing arrangements on the American Stock Exchange and/or New York Stock Exchange; and/or could have other negative consequences, any of which could have an adverse effect on the trading prices of U.S. Cellular’s publicly traded equity and/or debt and/or on U.S. Cellular’s business, financial condition or results of operations.

•       The pending SEC investigation regarding the restatement of U.S. Cellular’s financial statements could result in substantial expenses, and could result in monetary or other penalties.

•       The possible development of adverse precedent in litigation or conclusions in professional studies to the effect that radio frequency emissions from handsets, wireless data devices and/or cell sites cause harmful health consequences, including cancer or tumors, or may interfere with various electronic medical devices such as pacemakers, could have an adverse effect on U.S. Cellular’s business, financial condition or results of operations.

•       U.S. Cellular’s assets are concentrated in the U.S. telecommunications industry. As a result, its results of operations may fluctuate based on factors related entirely to conditions in this industry.

•       The market price of U.S. Cellular’s Common Shares is subject to fluctuations due to a variety of factors.

•       Certain matters, such as control by TDS and provisions in the U.S. Cellular restated certificate of incorporation, may serve to discourage or make more difficult a change in control of U.S. Cellular.

•       There are potential conflicts of interests between TDS and U.S. Cellular.

•       Any of the foregoing events or other events could cause revenues, customer additions, operating income, capital expenditures and or any other financial or statistical information to vary from U.S. Cellular’s forward looking estimates by a material amount.

You are referred to a further discussion of these risks as set forth under “Risk Factors” in U.S. Cellular’s Annual Report on Form 10-K for the year ended December 31, 2006. U.S. Cellular undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise. Readers should evaluate any statements in light of these important factors.

MARKET RISK

Long-Term Debt

U.S. Cellular is subject to risks due to fluctuations in interest rates. The majority of U.S. Cellular’s debt, excluding long-term debt related to the forward contracts, is in the form of long-term, fixed-rate notes with original maturities ranging up to 30 years. Accordingly, fluctuations in interest rates can lead to significant fluctuations in the fair value of such instruments. The long-term debt related to the forward contracts consists of variable-rate debt. The variable-rate forward contracts require quarterly interest payments that are dependent on market interest rates. Increased interest rates will result in increased interest expense. As of December 31, 2006, U.S. Cellular had not entered into any significant financial derivatives to reduce its exposure to interest rate risks.

The following table presents the scheduled principal payments on long-tem debt and forward contracts and the related weighted-average interest rates by maturity dates at December 31, 2006:

	Principal Payments Due by Period
(Dollars in millions)	Long-Term Debt Obligations	Weighted-Avg. Interest Rates on Long-Term Debt Obligations(1)	Forward Contracts	Weighted-Avg. Interest Rates on Forward Contracts(2)
2007	$—	N/A	$159.9	5.9%
2008	—	N/A	—	N/A
2009	10.0	9.0%	—	N/A
2010	—	N/A	—	N/A
2011	—	N/A	—	N/A
After 5 Years	991.8	7.2%	—	N/A
Total	$1,001.8	7.3%	$159.9	5.9%

(1)             Represents the weighted-average interest rates at December 31, 2006 for debt maturing in the respective periods.

(2)             The forward contracts have a variable interest rate based on the LIBOR rate plus 50 basis points. The three-month LIBOR rate at December 31, 2006 was 5.36%.

At December 31, 2006 and 2005, the estimated fair value of long-term debt was $1,005.3 million and $1,014.3 million, and the average interest rate on this debt was 7.3% and 7.3%, respectively. The fair value was estimated using market prices for the 8.75% senior notes, 7.5% senior notes and 6.7% senior notes and discounted cash flow analysis for the remaining debt.

At December 31, 2006 and 2005, the estimated fair value of the forward contracts was $159.9 million and the average interest rate on this debt was 5.9% and 4.9%, respectively. The fair value of the forward contracts approximates the carrying value due to the frequent repricing of these variable rate instruments. These contracts require quarterly interest payments at the LIBOR rate plus 50 basis points (the three-month LIBOR rate was 5.36% at December 31, 2006).

Marketable Equity Securities and Derivatives

U.S. Cellular maintains a portfolio of available-for-sale marketable equity securities, which resulted from the sale of non-strategic investments. The market value of these investments aggregated $253.9 million at December 31, 2006 and $225.4 million at December 31, 2005. U.S. Cellular’s cumulative net unrealized holding gain, net of tax, included in Accumulated other comprehensive income totaled $77.5 million and $41.3 million as of December 31, 2006 and 2005, respectively.

A subsidiary of U.S. Cellular has entered into forward contracts related to the marketable equity securities that it holds. See Note 14—Financial Instruments and Derivatives in the Notes to Consolidated Financial Statements for a description of the forward contracts. U.S. Cellular has provided the counterparties with guarantees which provide assurance to the counterparties that all principal and interest amounts will be paid when due. The economic hedge risk management objective of the forward contracts is to hedge the value of the marketable equity securities from losses due to decreases in the market prices of the securities (“downside limit”) while retaining a share of gains from increases in the market prices of such securities (“upside potential”). The downside limit is hedged at or above the cost basis of the securities.

Under the terms of the forward contracts, U.S. Cellular continues to own the contracted shares and will receive dividends paid on such contracted shares, if any. The forward contracts mature in May 2007 and, at U.S. Cellular’s option, may be settled in shares of the security or in cash, pursuant to formulas that “collar” the price of the shares. The collars effectively limit U.S. Cellular’s downside risk and upside potential on the contracted shares. The collars are typically contractually adjusted for any changes in dividends on the underlying shares. If the dividend increases above the dividends assumed in the contracts, the collar’s upside potential is typically reduced. If the dividend decreases, the collar’s upside potential is typically increased. If U.S. Cellular elects to settle in shares, it will be required to deliver the number of shares of the contracted security determined pursuant to the formula. If shares are delivered in the settlement of the forward contract, U.S. Cellular would incur a current tax liability at the time of delivery based on the difference between the tax basis of the marketable equity securities delivered and the net amount realized under the forward contract through maturity. If U.S. Cellular elects to settle in cash, it will be required to pay an amount in cash equal to the fair market value of the number of shares determined pursuant to the formula. If cash is delivered in the settlement of the forward contract, U.S. Cellular would incur a current tax liability or a deferred tax benefit, based on the difference between the amount of cash paid in the settlement and the net amount realized through maturity.

Deferred income taxes have been provided for the difference between the fair value basis and the income tax basis of the marketable equity securities and derivatives. The deferred income tax liability related to current and noncurrent marketable equity securities totaled $69.2 million as of December 31, 2006; of this amount, $67.9 million was classified as current and $1.3 million was classified as noncurrent. The deferred income tax liability related to marketable equity securities totaled $62.1 million as of December 31, 2005; the entire amount was classified as noncurrent. The current deferred income tax asset related to derivatives totaled $32.6 million as of December 31, 2006; the entire amount was classified as current. At December 31, 2005, the deferred income tax asset related to derivatives totaled $9.5 million; the entire amount was classified as noncurrent.

The following table summarizes certain facts surrounding the contracted securities as of December 31, 2006.

		Collar(1)
		Downside Limit	Upside Potential	Loan Amount
Security	Shares	(Floor)	(Ceiling)	(000s)
Vodafone	8,964,698	$17.22-$18.37	$17.22-$19.11	$159,856

(1)             The per share amounts represent the range of floor and ceiling prices of all securities monetized.

The following analysis presents the hypothetical change in the fair value of U.S. Cellular’s marketable equity securities and derivative instruments at December 31, 2006, and December 31, 2005, using the Black-Scholes model, assuming the same hypothetical price fluctuations of plus and minus 10%, 20% and 30%. The table presents hypothetical information as required by Securities and Exchange Commission rules. U.S. Cellular has no intention at this time of selling any marketable equity securities or canceling any derivative instruments prior to their maturity.

	December 31, 2006	Valuation of investments assuming indicated increase
	Fair Value	+10%	+20%	+30%
(Dollars in millions)
Marketable Equity Securities	$253.9	$279.3	$304.7	$330.1
Derivative Instruments(1)	$(88.8)	$(114.6)	$(139.4)	$(164.3)
	December 31, 2006	Valuation of investments assuming indicated decrease
	Fair Value	-10%	-20%	-30%
(Dollars in millions)
Marketable Equity Securities	$253.9	$228.5	$203.1	$177.7
Derivative Instruments(1)	$(88.8)	$(64.8)	$(40.1)	$(15.8)
	December 31, 2005	Valuation of investments assuming indicated increase
	Fair Value	+10%	+20%	+30%
(Dollars in millions)
Marketable Equity Securities	$225.4	$247.9	$270.5	$293.0
Derivative Instruments(1)	$(25.8)	$(43.6)	$(62.3)	$(82.3)
	December 31, 2005	Valuation of investments assuming indicated decrease
	Fair Value	-10%	-20%	-30%
(Dollars in millions)
Marketable Equity Securities	$225.4	$202.9	$180.3	$157.8
Derivative Instruments(1)	$(25.8)	$(11.4)	$2.1	$14.9

(1)             Represents the fair value of the derivative instrument assuming the indicated increase or decrease in the underlying securities.

United States Cellular Corporation and Subsidiaries

Consolidated Statements of Operations

Year Ended December 31,	2006	2005	2004
(In thousands, except per share amounts)
Operating Revenues
Service	$3,214,410	$2,827,022	$2,615,163
Equipment sales	258,745	203,743	191,255
Total Operating Revenues	3,473,155	3,030,765	2,806,418
Operating Expenses
System operations (excluding Depreciation shown separately below)	639,683	604,093	574,125
Cost of equipment sold	568,903	511,939	486,605
Selling, general and administrative (including charges from affiliates of $108.9 million, $87.0 million and $78.9 million for the years ended December 31, 2006, 2005 and 2004)	1,399,561	1,217,709	1,091,347
Depreciation	516,637	465,097	454,654
Amortization and accretion	58,475	45,390	47,910
(Gain) on sales of assets	—	(44,660)	(10,806)
Total Operating Expenses	3,183,259	2,799,568	2,643,835
Operating Income	289,896	231,197	162,583
Investment and Other Income (Expense)
Equity in earnings of unconsolidated entities	93,119	66,719	64,161
Interest and dividend income	16,537	9,723	10,812
Fair value adjustment of derivative instruments	(63,022)	44,977	(15,061)
Gain (loss) on investments	70,427	(6,203)	25,791
Interest expense	(93,674)	(84,867)	(86,241)
Other (expense), net	(145)	(199)	(2,576)
Total Investment and Other Income (Expense)	23,242	30,150	(3,114)
Income Before Income Taxes and Minority Interest	313,138	261,347	159,469
Income tax expense	120,604	95,856	59,046
Income Before Minority Interest	192,534	165,491	100,423
Minority share of income	(13,044)	(10,540)	(9,674)
Net Income	$179,490	$154,951	$90,749
Basic Weighted Average Shares Outstanding	87,346	86,775	86,244
Basic Earnings per Share	$2.05	$1.79	$1.05
Diluted Weighted Average Shares Outstanding	88,109	87,464	86,736
Diluted Earnings per Share	$2.04	$1.77	$1.05

The accompanying notes to consolidated financial statements are an integral part of these statements.

United States Cellular Corporation and Subsidiaries

Consolidated Statements of Cash Flows

Year Ended December 31,	2006	2005	2004
(Dollars in thousands)
Cash Flows from Operating Activities
Net income	$179,490	$154,951	$90,749
Add (deduct) adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation, amortization and accretion	575,112	510,487	502,564
Bad debts expense	62,030	37,857	47,546
Stock-based compensation	20,053	6,193	4,796
Deferred income taxes, net	(32,946)	73,689	49,568
Equity in earnings of unconsolidated entities	(93,119)	(66,719)	(64,161)
Distributions from unconsolidated entities	77,835	52,112	46,385
Minority share of income	13,044	10,540	9,674
Fair value adjustment of derivative instruments	63,022	(44,977)	15,061
(Gain) on sales of assets	—	(44,660)	(10,806)
(Gain) loss on investments	(70,427)	6,203	(25,791)
Noncash interest expense	1,780	1,780	7,882
Other noncash expense	—	—	4,235
Other operating activities	244	—	—
Accreted interest on repayment of long-term debt	—	—	(68,056)
Changes in assets and liabilities from operations
Change in accounts receivable	(95,649)	(78,209)	(78,014)
Change in inventory	(24,180)	(15,571)	(5,876)
Change in accounts payable	257	40,378	(28,237)
Change in customer deposits and deferred revenues	11,375	7,618	12,941
Change in accrued taxes	(268)	(33,211)	41,063
Change in accrued interest	217	(471)	(5,297)
Change in other assets and liabilities	5,578	12,169	(274)
	693,448	630,159	545,952
Cash Flows from Investing Activities
Additions to property, plant and equipment	(579,785)	(576,525)	(636,097)
Cash received from divestitures	101,583	551	184,919
Cash paid for acquisitions	(145,908)	(188,571)	(49,786)
Return of investment	28,650	—	—
Other investing activities	(729)	(2,249)	921
	(596,189)	(766,794)	(500,043)
Cash Flows from Financing Activities
Issuance of notes payable	415,000	510,000	420,000
Issuance of long-term debt	—	—	412,484
Repayments of long-term debt to parent	—	—	(105,000)
Repayment of notes payable	(515,000)	(405,000)	(390,000)
Repayment of long-term debt	—	—	(348,232)
Repurchase of common shares	—	—	(3,908)
Common shares reissued for benefit plans	23,529	23,345	6,970
Distributions to minority partners	(19,360)	(3,573)	(5,446)
Other financing activities	2,481	(196)	(1,744)
	(93,350)	124,576	(14,876)
Net Increase (Decrease) in Cash and Cash Equivalents	3,909	(12,059)	31,033
Cash and Cash Equivalents
Beginning of year	29,003	41,062	10,029
End of year	$32,912	$29,003	$41,062

The accompanying notes to consolidated financial statements are an integral part of these statements.

United States Cellular Corporation and Subsidiaries

Consolidated Balance Sheets—Assets

December 31,	2006	2005
(Dollars in thousands)
Current Assets
Cash and cash equivalents	$32,912	$29,003
Accounts receivable
Customers, less allowance of $12,027 and $11,410, respectively	305,475	278,170
Roaming	30,396	27,178
Other, less allowance of $989 and $0, respectively	71,567	57,011
Marketable equity securities	249,039	—
Inventory	117,189	92,748
Prepaid expenses	34,955	32,068
Deferred tax asset	—	8,218
Other current assets	13,385	15,489
	854,918	539,885
Investments
Licenses	1,494,327	1,362,263
Goodwill	485,452	481,235
Customer lists, net of accumulated amortization of $68,110 and $44,616, respectively	26,196	47,649
Marketable equity securities	4,873	225,387
Investments in unconsolidated entities	150,325	172,093
Notes and interest receivable—long-term	4,541	4,707
	2,165,714	2,293,334
Property, Plant and Equipment
In service and under construction	5,120,994	4,615,234
Less accumulated depreciation	2,492,146	2,062,205
	2,628,848	2,553,029
Other Assets and Deferred Charges	31,136	29,985
Total Assets	$5,680,616	$5,416,233

The accompanying notes to consolidated financial statements are an integral part of these statements.

United States Cellular Corporation and Subsidiaries

Consolidated Balance Sheets—Liabilities and Shareholders’ Equity

December 31,	2006	2005
(Dollars in thousands)
Current Liabilities
Notes payable	$35,000	$135,000
Forward contracts	159,856	—
Accounts payable
Affiliated	13,568	7,239
Trade	241,303	246,877
Customer deposits and deferred revenues	123,344	111,407
Accrued taxes	26,913	36,748
Derivative liability	88,840	—
Deferred income tax liability	26,326	—
Accrued compensation	47,842	42,865
Other current liabilities	93,718	82,585
	856,710	662,721
Deferred Liabilities and Credits
Net deferred income tax liability	601,535	647,086
Derivative liability	—	25,818
Asset retirement obligation	127,639	90,224
Other deferred liabilities and credits	62,914	46,234
	792,088	809,362
Long-Term Debt
Long-term debt	1,001,839	1,001,385
Forward contracts	—	159,856
	1,001,839	1,161,241
Commitments and Contingencies (Note 15)
Minority Interest	36,700	41,871
Common Shareholders’ Equity
Common Shares, par value $1 per share; authorized 140,000,000 shares; issued 55,045,684 shares	55,046	55,046
Series A Common Shares, par value $1 per share; authorized 50,000,000 shares; issued and outstanding 33,005,877 shares	33,006	33,006
Additional paid-in capital	1,290,829	1,286,964
Treasury Shares, at cost, 329,934 and 962,863 shares, respectively	(14,462)	(47,088)
Accumulated other comprehensive income	80,382	44,122
Retained earnings	1,548,478	1,368,988
	2,993,279	2,741,038
Total Liabilities and Shareholders’ Equity	$5,680,616	$5,416,233

The accompanying notes to consolidated financial statements are an integral part of these statements.

United States Cellular Corporation and Subsidiaries

Consolidated Statements of Common Shareholders’ Equity

						Accumulated
		Series A	Additional			Other
	Common	Common	Paid-In	Treasury	Comprehensive	Comprehensive	Retained
	Shares	Shares	Capital	Shares	Income	(Loss) Income	Earnings
(Dollars in thousands)
Balance, December 31, 2003	$55,046	$33,006	$1,308,963	$(115,156)		$66,141	$1,123,288
Add (Deduct)
Employee benefit plans	—	—	(11,388)	19,437		—	—
Capital contribution	—	—	2,878	—		—	—
Net income	—	—	—	—	$90,749		90,749
Other comprehensive income:
Net unrealized gain (loss) on:
Derivative instrument	—	—	—	—	(2)	(2)	—
Marketable equity securities	—	—	—	—	14,266	14,266	—
Comprehensive income	—	—	—	—	$105,013		—
Repurchase of Common Shares	—	—	—	(3,908)		—	—
Other	—	—	4,796	—		—	—
Balance, December 31, 2004	$55,046	$33,006	$1,305,249	$(99,627)		$80,405	$1,214,037
Add (Deduct)
Employee benefit plans	—	—	(24,477)	52,539		—	—
Net income	—	—	—	—	$154,951	—	154,951
Other comprehensive income:
Net unrealized gain (loss) on:
Derivative instrument	—	—	—	—	3	3	—
Marketable equity securities	—	—	—	—	(36,286)	(36,286)	—
Comprehensive income	—	—	—	—	$118,668	—	—
Stock-based compensation awards	—	—	2,290	—		—	—
Other	—	—	3,902	—		—	—
Balance, December 31, 2005	$55,046	$33,006	$1,286,964	$(47,088)		$44,122	$1,368,988
Add (Deduct)
Employee benefit plans	—	—	(9,001)	32,530		—	—
Net income	—	—	—	—	$179,490	—	179,490
Other comprehensive income:
Net unrealized gain (loss) on:
Derivative instrument	—	—	—	—	2	2	—
Marketable equity securities	—	—	—	—	36,258	36,258	—
Comprehensive income	—	—	—	—	$215,750	—	—
Stock-based compensation awards	—	—	15,521	96		—
Tax benefit from Stock award exercises	—	—	1,454	—		—	—
Other	—	—	(4,109)	—		—	—
Balance, December 31, 2006	$55,046	$33,006	$1,290,829	$(14,462)		$80,382	$1,548,478

The accompanying notes to consolidated financial statements are an integral part of these statements.

United States Cellular Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

United States Cellular Corporation (“U.S. Cellular”), a Delaware Corporation, is an 80.7%-owned subsidiary of Telephone and Data Systems, Inc. (“TDS”).

Nature of Operations

U.S. Cellular owns, operates and invests in wireless systems throughout the United States. U.S. Cellular owned, or had the right to acquire pursuant to certain agreements, interests in 235 wireless markets as of December 31, 2006. U.S. Cellular served 5.8 million customers and had 201 majority-owned (“consolidated”) markets in 26 states, representing a total population of approximately 55.5 million, as of December 31, 2006. U.S. Cellular operates as one reportable segment.

Principles of Consolidation

The accounting policies of U.S. Cellular conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated financial statements include the accounts of U.S. Cellular, its majority-owned subsidiaries since acquisition, general partnerships in which U.S. Cellular has a majority partnership interest and any entity in which U.S. Cellular has a variable interest that requires U.S. Cellular to recognize a majority of the entity’s expected gains or losses. All material intercompany accounts and transactions have been eliminated. Certain prior year amounts have been reclassified to conform to the 2006 financial statement presentation.

Restatement

On February 23, 2007, U.S. Cellular filed Form 10-K/A for the year ended December 31, 2005 to restate its financial statements and financial information for the years 2005, 2004, 2003 and 2002, including quarterly information for 2005 and 2004. Also, on February 23, 2007, U.S. Cellular filed its Forms 10-Q/A for the quarterly periods ended March 31, 2006 and June 30, 2006 to restate the financial statements and financial information included therewith. All financial statements and other financial information included herein for the years 2005, 2004, 2003 and 2002, including quarterly information for 2005, and for the quarterly periods ended March 31, 2006 and June 30, 2006 are presented as restated.

Business Combinations

U.S. Cellular uses the purchase method of accounting for business combinations and, therefore, includes as investments in subsidiaries the value of the consideration given and all direct and incremental costs relating to acquisitions. All costs relating to unsuccessful negotiations for acquisitions are charged to expense when the acquisition is no longer considered probable.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect (a) the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and (b) the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates. Significant estimates are included in goodwill and indefinite—lived intangible assets, asset retirement obligations, derivatives, depreciation, stock-based compensation and income taxes.

Cash and Cash Equivalents

Cash and cash equivalents include cash and short-term, highly liquid investments with original maturities of three months or less.

Outstanding checks totaled $17.2 million and $14.1 million at December 31, 2006 and 2005, respectively, and are classified as Accounts payable in the Consolidated Balance Sheets.

Accounts Receivable and Allowance for Doubtful Accounts

U.S. Cellular’s accounts receivable primarily consist of amounts owed by customers pursuant to service contracts and for equipment sales, by agents for equipment sales, by other wireless carriers whose customers have used U.S. Cellular’s wireless systems and by unaffiliated third-party partnerships or corporations pursuant to equity distribution declarations.

The allowance for doubtful accounts is the best estimate of the amount of probable credit losses in the existing accounts receivable. The allowance is based on historical experience and other factors that could affect collectibility. Accounts receivable balances are reviewed on either an aggregate or individual basis for collectibility depending on the type of receivable. When it is probable that an account balance will not be collected, the account balance is charged against the allowance for doubtful accounts. U.S. Cellular does not have any off-balance sheet credit exposure related to its customers.

The changes in the allowance for doubtful accounts during the years ended December 31, 2006, 2005 and 2004 were as follows:

(Dollars in thousands)	2006	2005	2004
Beginning Balance	$11,410	$10,820	$12,514
Additions, net of recoveries	62,030	37,857	47,546
Deductions	(60,424)	(37,267)	(49,240)
Ending Balance	$13,016	$11,410	$10,820

Inventory

Inventory primarily consists of handsets stated at the lower of cost or market, with cost determined using the first-in, first-out method and market determined by replacement costs.

Marketable Equity Securities

Marketable equity securities are classified as available-for-sale, and are stated at fair market value. Net unrealized holding gains and losses are included in Accumulated other comprehensive income, net of tax. Realized gains and losses are determined on the basis of specific identification.

The market values of marketable equity securities may fall below the accounting cost basis of such securities. If management determines the decline in value to be other than temporary, the unrealized loss included in Accumulated other comprehensive income is recognized and recorded as a non-operating loss in the Consolidated Statements of Operations.

Factors that management considers in determining whether a decrease in the market value of its marketable equity securities is an other than temporary decline include: whether there has been a significant change in the financial condition, operational structure or near-term prospects of the issuer of the security; how long and how much the market value of the security has been below its accounting cost basis; and whether U.S. Cellular has the intent and ability to retain its investment in the issuer’s securities to allow the market value to return to the accounting cost basis.

U.S. Cellular utilizes derivative financial instruments to reduce market risks due to fluctuations in market prices of its Vodafone Group Plc (“Vodafone”) marketable equity securities. At December 31, 2006 and 2005, U.S. Cellular had variable prepaid forward contracts (“forward contracts”) maturing in 2007 in place with respect to all of its Vodafone marketable equity securities, hedging the market price risk with respect to these securities. The downside market risk is hedged at or above the accounting cost basis of the securities.

Derivative Instruments

U.S. Cellular utilizes derivative financial instruments to reduce marketable equity security market value risk. U.S. Cellular does not hold or issue derivative financial instruments for trading purposes. U.S. Cellular recognizes all derivatives as either assets or liabilities on the Consolidated Balance Sheets and measures those instruments at fair value. Changes in fair value of those instruments are reported in the Consolidated Statements of Operations or classified as Accumulated other comprehensive income, net of tax, in the

Consolidated Balance Sheets depending on the use of the derivative and whether it qualifies for hedge accounting. The accounting for gains and losses associated with changes in the fair value of the derivative and the effect on the consolidated financial statements depends on the derivative’s hedge designation and whether the hedge is anticipated to be highly effective in achieving offsetting changes in the fair value of the hedged item or cash flows of the asset hedged.

U.S. Cellular originally designated the embedded collars within its Vodafone forward contracts as cash flow hedges of its Vodafone marketable equity securities. Accordingly, all changes in the fair value of the embedded collars were recorded in Other comprehensive income, net of income taxes. Subsequently, upon contractual modifications to the terms of the collars, the embedded collars no longer qualified for hedge accounting treatment and all changes in fair value of the collars from the time of the contractual modification to the terms of the collars are included in the Consolidated Statements of Operations.

Licenses

Licenses consist of costs incurred in acquiring Federal Communications Commission (“FCC”) licenses to provide wireless service. These costs include amounts paid to license applicants and owners of interests in entities awarded licenses and all direct and incremental costs relating to acquiring the licenses.

U.S. Cellular accounts for wireless licenses in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets (“SFAS 142”).  In accordance with SFAS 142, U.S. Cellular has determined that such wireless licenses have indefinite lives and, therefore, that the costs of the licenses are not subject to amortization.

U.S. Cellular has determined that licenses are intangible assets with indefinite useful lives, based on the following factors:

•       Radio spectrum is not a depleting asset.

•       The ability to use radio spectrum is not limited to any one technology.

•       U.S. Cellular and its consolidated subsidiaries are licensed to use radio spectrum through the FCC licensing process, which enables licensees to utilize specified portions of the spectrum for the provision of wireless service.

•       U.S. Cellular and its consolidated subsidiaries are required to renew their FCC licenses every ten years. From the inception of U.S. Cellular to date, all of U.S. Cellular’s license renewal applications have been granted by the FCC. Generally, license renewal applications filed by licensees otherwise in compliance with FCC regulations are routinely granted. If, however, a license renewal application is challenged, either by a competing applicant for the license or by a petition to deny the renewal application, the license will be renewed if the licensee can demonstrate its entitlement to a “renewal expectancy.” Licensees are entitled to such an expectancy if they can demonstrate to the FCC that they have provided “substantial service” during their license term and have “substantially complied” with FCC rules and policies. U.S. Cellular believes that it could demonstrate its entitlement to a renewal expectancy in any of its markets in the unlikely event that any of its license renewal applications were challenged and, therefore, believes that it is probable that its future license renewal applications will be granted.

Goodwill

U.S. Cellular has goodwill as a result of its acquisitions of licenses and wireless markets. Such goodwill represents the excess of the total purchase price of acquisitions over the fair values of acquired assets, including licenses and other identifiable intangible assets, and liabilities assumed.

Impairment of Intangible Assets

Licenses and goodwill must be reviewed for impairment annually, or more frequently if events or changes in circumstances indicate that the asset might be impaired. U.S. Cellular performs the annual impairment review on licenses and goodwill during the second quarter of its fiscal year.

The intangible asset impairment test consists of comparing the fair value of the intangible asset to the carrying amount of the intangible asset. If the carrying amount exceeds the fair value, an impairment loss is recognized for the difference. The goodwill impairment test is a two-step process. The first step compares the fair value of the reporting unit to its carrying value. If the carrying amount exceeds the fair value, the second step of the test is performed to measure the amount of impairment loss, if any. The second step compares the implied fair value of reporting unit goodwill with the carrying amount of that goodwill. To calculate the implied fair value of goodwill, an enterprise allocates the fair value of the reporting unit to all of the assets and liabilities of that reporting unit (including any unrecognized intangible assets) as if the reporting unit had been acquired in a business combination and the fair value was the price paid to acquire the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities of the reporting unit is the implied fair value of goodwill. If the carrying amount exceeds the implied fair value, an impairment loss is recognized for that difference.

The fair value of an intangible asset and reporting unit goodwill is the amount at which that asset or reporting unit could be bought or sold in a current transaction between willing parties. Therefore, quoted market prices in active markets are the best evidence of fair value and should be used when available. If quoted market prices are not available, the estimate of fair value is based on the best information available, including prices for similar assets and the use of other valuation techniques. Other valuation techniques include present value analysis, multiples of earnings or revenue, or a similar performance measure. The use of these techniques involve assumptions by management about factors that are highly uncertain including future cash flows, the appropriate discount rate, and other inputs. Different assumptions for these inputs or valuation methodologies could create materially different results.

U.S. Cellular tests goodwill for impairment at the level of reporting referred to as a reporting unit. For purposes of impairment testing of goodwill in 2006 and 2005, U.S. Cellular identified five reporting units pursuant to paragraph 30 of SFAS 142. The five reporting units represent five geographic groupings of FCC licenses, constituting five geographic service areas. For purposes of impairment testing of licenses in 2006 and 2005, U.S. Cellular combined its FCC licenses into five units of accounting pursuant to FASB Emerging Issues Task Force Issue 02-7, Units of Accounting for Testing Impairment of Indefinite-Lived Assets (“EITF 02-7”) and SFAS 142, using the same geographic groupings as its reporting units. In addition, in 2006, U.S. Cellular identified six additional geographic groupings of licenses which, because they are currently undeveloped and not expected to generate cash flows from operating activities in the foreseeable future, are considered separate units of accounting for purposes of impairment testing. Prior to the divestitures in late 2004, there were six reporting units for the purposes of testing goodwill and FCC licenses for impairment.

For purposes of impairment testing of goodwill, U.S. Cellular prepares valuations of each of the five reporting units. A discounted cash flow approach is used to value each of the reporting units, using value drivers and risks specific to each individual geographic region. The cash flow estimates incorporate assumptions that market participants would use in their estimates of fair value. Key assumptions made in this process are the selection of a discount rate, estimated future cash flow levels, projected capital expenditures, and selection of terminal value multiples.

Similarly, for purposes of impairment testing of licenses, U.S. Cellular prepares valuations of each of the five units of accounting determined pursuant to EITF 02-7, using an excess earnings methodology. This excess earnings methodology estimates the fair value of the intangible assets (FCC license units of accounting) by measuring the future cash flows of the license groups, reduced by charges for contributory assets such as working capital, trademarks, existing subscribers, fixed assets, assembled workforce and goodwill. For undeveloped licenses, U.S. Cellular prepares estimates of fair value for each unit of accounting by reference to fair market values indicated by recent auctions and market transactions.

Investments in Unconsolidated Entities

Investments in unconsolidated entities consists of investments in which U.S. Cellular holds a non-controlling ownership interest of less than 50%. U.S. Cellular follows the equity method of accounting for such investments in which its ownership interest equals or exceeds 20% for corporations and is greater than 3% to 5% for partnerships and limited liability companies. The cost method of accounting is followed for such investments in which U.S. Cellular’s ownership interest is less than 20% for corporations and is less than 3% to 5% for partnerships and limited liability companies and for investments for which U.S. Cellular does not have the ability to exercise significant influence.

For its equity method investments for which financial information is readily available, U.S. Cellular records its equity in the earnings of the entity in the current period. For its equity method investments for which financial information is not readily available, U.S. Cellular records its equity in the earnings of the entity on a one quarter lag basis.

Property, Plant and Equipment

U.S. Cellular’s property, plant and equipment is stated at the original cost of construction including capitalized costs of certain taxes, payroll-related expenses and estimated costs to remove the assets.

Renewals and betterments of units of property are recorded as additions to plant in service. The original cost of depreciable property retired (along with the related accumulated depreciation) is removed from plant in service and, together with removal cost less any salvage realized, is charged to depreciation expense. Repairs and renewals of minor units of property are charged to system operations expense.

Costs of developing new information systems are capitalized in accordance with Statement of Position 98-1, Accounting for the Cost of Computer Software Developed or Obtained for Internal Use (“SOP 98-1”) and amortized over a three to seven-year period, starting when each new system is placed in service.

Depreciation

Depreciation is provided using the straight-line method over the estimated useful lives of the assets.

U.S. Cellular depreciates its leasehold improvement assets associated with leased properties over periods ranging from three to ten years, which periods approximate the shorter of the assets’ economic lives or the specific lease terms, as defined in SFAS No. 13, Accounting for Leases, (“SFAS 13”) as amended.

Asset Impairment

U.S. Cellular reviews long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the assets might be impaired. The tangible asset impairment test is a two-step process. The first step compares the carrying value of the assets with the estimated undiscounted cash flows over the remaining asset life. If the carrying value of the assets is greater than the undiscounted cash flows, the second step of the test is performed to measure the amount of impairment loss. The second step compares the estimated fair value of the assets to the carrying value of the assets. An impairment loss is recognized for the difference between the fair value of the assets (less cost to sell) and the carrying value of the assets.

The fair value of a tangible asset is the amount at which that asset could be bought or sold in a current transaction between willing parties. Therefore, quoted market prices in active markets are the best evidence of fair value and should be used when available. If quoted market prices are not available, the estimate of fair value is based on the best information available, including prices for similar assets and the use of other valuation techniques. A present value analysis of cash flow scenarios is often the best available valuation technique with which to estimate the fair value of the long-lived asset. The use of this technique involves assumptions by management about factors that are highly uncertain including future cash flows, the appropriate discount rate, and other inputs. Different assumptions for these inputs or valuation methodologies could create materially different results.

Deferred Charges

Other deferred charges primarily represent legal and other charges related to U.S. Cellular’s various borrowing instruments, and are amortized over the respective term of each instrument. The amounts for Deferred Charges included in the Consolidated Balance Sheets at December 31, 2006 and 2005 are shown net of accumulated amortization of $7.7 million and $4.9 million, respectively.

Asset Retirement Obligation

U.S. Cellular accounts for its asset retirement obligations in accordance with SFAS No. 143, Accounting for Asset Retirement Obligations, (“SFAS 143”) and FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations (“FIN 47”), which require entities to record the fair value of a liability for legal obligations associated with an asset retirement in the period in which the obligations are incurred. At the time the liability is incurred, U.S. Cellular records a liability equal to the net present value of the estimated cost of the asset retirement obligation and increases the carrying amount of the related long-lived asset by an equal amount. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the obligations, any difference between the cost to retire an asset and the recorded liability (including accretion of discount) is recognized in the Consolidated Statement of Operations as a gain or loss.

Revenue Recognition

Revenues from wireless operations primarily consist of:

•       Charges for access, airtime, roaming and value added services provided to U.S. Cellular’s retail customers and to end users through third-party resellers.

•       Charges to carriers whose customers use U.S. Cellular’s systems when roaming.

•       Charges for long-distance calls made on U.S. Cellular’s systems.

•       Amounts received from the universal service fund (“USF revenues”) in states where U.S. Cellular has been designated an Eligible Telecommunications Carrier.

•       Equipment and accessory sales.

Revenues are recognized as services are rendered. Revenues billed in advance or in arrears of the service being provided are estimated and deferred or accrued, as appropriate. USF revenues recognized in the reporting period represent the amounts which U.S. Cellular is entitled to receive for such period, as determined and approved in connection with U.S. Cellular’s designation as an Eligible Telecommunications Carrier in various states.

Equipment sales represent a separate earnings process. Revenues from equipment and accessory sales are recognized upon delivery to the customer. In order to provide better control over handset quality, U.S. Cellular sells handsets to agents. In most cases, the agents receive rebates from U.S. Cellular at the time the agents sign up new customers for U.S. Cellular service or retain current U.S. Cellular customers.

U.S. Cellular accounts for the sale of equipment to agents in accordance with EITF Issue 01-09, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products) (“EITF 01-09”). This standard requires that equipment sales revenues be reduced by the anticipated rebates to be paid to the agents at the time the agent purchases the handsets rather than at the time the agent signs up a new customer or retains a current customer. Similarly, U.S. Cellular offers certain rebates to customers related to handset purchases; in accordance with EITF 01-09, the equipment sales revenue from a handset sale which includes such a rebate is recorded net of the rebate anticipated to be applied to the handset sale.

Activation fees charged with the sale of service only, where U.S. Cellular does not also sell a handset to the end user, are deferred and recognized over the average customer service period. U.S. Cellular defers expense recognition of a portion of commission expenses related to customer activation in the amount of deferred activation fee revenues. This method of accounting for such costs provides for matching of revenue from customer activations to direct incremental costs associated with such activations within each reporting period.

Under EITF Issue 00-21, Accounting for Multiple Element Arrangements, activation fees charged with the sale of equipment and service are allocated to the equipment and service based upon the relative fair values of each item. Due to the subsidy provided on customer handsets, this generally results in the recognition of the activation fee as additional handset revenue at the time of sale.

Advertising Costs

U.S. Cellular expenses advertising costs as incurred. Advertising costs totaled $208.6 million, $188.8 million and $161.2 million for the years ended December 31, 2006, 2005 and 2004, respectively.

Income Taxes

U.S. Cellular is included in a consolidated federal income tax return with other members of the TDS consolidated group. TDS and U.S. Cellular are parties to a Tax Allocation Agreement which provides that U.S. Cellular and its subsidiaries be included with the TDS affiliated group in a consolidated federal income tax return and in state income or franchise tax returns in certain situations. For financial statement purposes, U.S. Cellular and its subsidiaries calculate their income, income taxes and credits as if they comprised a separate affiliated group. Under the Tax Allocation Agreement, U.S. Cellular remits its applicable income tax payments to TDS. U.S. Cellular had a tax payable balance with TDS of $3.7 million as of December 31, 2006 and a tax receivable balance of $0.8 million as of December 31, 2005.

Deferred taxes are computed using the liability method, whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards, and deferred tax liabilities are recognized for taxable temporary differences. Both deferred tax assets and liabilities are measured using tax rates anticipated to be in effect when the temporary differences reverse. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Stock-Based Compensation

U.S. Cellular has established the following stock-based compensation plans: a long-term incentive plan, an employee stock purchase plan and a non-employee director compensation plan. Also, U.S. Cellular employees are eligible to participate in the Telephone and Data Systems, Inc. (TDS) employee stock purchase plan; TDS is U.S. Cellular’s parent organization. These plans are described more fully in Note 18 - Stock-Based Compensation. Prior to January 1, 2006, U.S. Cellular accounted for these plans under the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”), and related interpretations, as permitted by SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS 123”). Total stock-based employee compensation cost recognized in the Consolidated Statements of Operations under APB 25 was $6.2 million and $9.0 million for the years ended December 31, 2005 and 2004, primarily for restricted stock unit and deferred compensation stock unit awards. No compensation cost was recognized in the Consolidated Statements of Operations under APB 25 for stock option awards for the years ended December 31, 2005 and 2004. The employee stock purchase plans qualified as non-compensatory plans under APB 25; therefore, no compensation cost was recognized for these plans during the years ended December 31, 2005 and 2004.

Effective January 1, 2006, U.S. Cellular adopted the fair value recognition provisions of SFAS No. 123(R), Share-Based Payment (“SFAS 123(R)”), using the modified prospective transition method. In addition, U.S. Cellular applied the provisions of Staff Accounting Bulletin No. 107 (“SAB 107”), issued by the SEC in March 2005 in its adoption of SFAS 123(R). Under the modified prospective transition method, compensation cost recognized during the year ended December 31, 2006 includes: (a) compensation cost for all share-based payments granted prior to but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123, and (b) compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123(R). Results for prior periods have not been restated.

Under SFAS 123(R), the long-term incentive plan is considered a compensatory plan; therefore, recognition of compensation cost for grants made under this plan is required.

Under SFAS 123(R), the employee stock purchase plan is considered a compensatory plan; therefore, recognition of compensation cost for grants made under this plan is required.

Upon adoption of SFAS 123(R), U.S. Cellular elected to continue to value its share-based payment transactions using a Black-Scholes valuation model, which was previously used by U.S. Cellular for purposes of preparing the pro forma disclosures under SFAS 123. Under the provisions of SFAS 123(R), stock-based compensation cost recognized during the period is based on the portion of the share-based payment awards that is ultimately expected to vest. Accordingly, stock-based compensation cost recognized in 2006 has been reduced for estimated forfeitures. SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Pre-vesting forfeitures were estimated based on historical experience related to similar awards, giving consideration to the contractual terms of the stock-based awards, vesting schedules and expectations of future employee behavior. U.S. Cellular believes that its historical experience is the best estimate of future expected life. In U.S. Cellular’s pro forma information required under SFAS 123, U.S. Cellular also reduced stock-based compensation cost for estimated forfeitures. The expected life assumption was determined based on U.S. Cellular’s historical experience. For purposes of both SFAS 123 and SFAS 123(R), the expected volatility assumption was based on the historical volatility of U.S. Cellular’s common stock. The dividend yield assumption was zero because U.S. Cellular has never paid a dividend and has expressed its intention to retain all future earnings in the business. The risk-free interest rate assumption was determined using the implied yield currently available for zero-coupon U.S. government issues with a remaining term equal to the expected life of the stock options.

Compensation cost for stock option awards granted after January 1, 2006 is recognized over the respective requisite service period of the awards, which is generally the vesting period, on a straight-line basis over the requisite service period for each separately vesting portion of the awards as if the awards were, in-substance, multiple awards (graded vesting attribution method), which is the same attribution method that was used by U.S. Cellular for purposes of its pro forma disclosures under SFAS 123.

Certain employees were eligible for retirement at the time that compensatory stock options and restricted stock units were granted to them. Under the terms of the U.S. Cellular option and restricted stock unit agreements, options and restricted stock units granted to retirement-eligible employees will vest fully upon their retirement if the employees have reached the age of 65. Prior to the adoption of SFAS 123(R), U.S. Cellular used the “nominal vesting method” to recognize the pro forma stock-based compensation cost related to options and restricted stock units awarded to retirement-eligible employees. This method does not take into account the effect of early vesting due to the retirement of eligible employees. Upon adoption of SFAS 123(R), U.S. Cellular adopted the “non-substantive vesting method”, which requires recognition of the cost of options and restricted stock units granted to retirement-eligible employees over the period from the date of grant to the date such employees reach age 65. If the non-substantive vesting method had been applied in prior periods, the effect on previously disclosed pro forma stock-based compensation cost would not have been material.

On March 7, 2006, the U.S. Cellular Compensation Committee approved amendments to stock option award agreements. The amendments modify current and future options to extend the exercise period until 30 days following: (i) the lifting of a “suspension” if options otherwise would expire or be forfeited during the suspension period; and (ii) the lifting of a blackout if options otherwise would expire or be forfeited during a blackout period. U.S. Cellular temporarily suspended issuances of shares under the 2005 Long Term Incentive Plan between March 17, 2006 and October 10, 2006 as a consequence of late SEC filings. U.S. Cellular became current with respect to its  periodic SEC filings upon the filing of its Form 10-Q for the quarter ended June 30, 2006, on October 10, 2006. As required under the provisions of SFAS 123(R), U.S. Cellular evaluated the impact of this plan modification and recognized Stock-Based compensation expense of $1.5 million in 2006 as a result of this modification.

Pension Plan

U.S. Cellular participates in a qualified noncontributory defined contribution pension plan sponsored by TDS; such plan provides pension benefits for the employees of U.S. Cellular and its subsidiaries. Under this plan, pension benefits and costs are calculated separately for each participant and are funded currently. Pension costs were $7.8 million, $6.9 million and $5.5 million in 2006, 2005 and 2004, respectively.

Operating Leases

U.S. Cellular is a party to various lease agreements for office space, retail sites, cell sites and equipment that are accounted for as operating leases. Certain leases have renewal options and/or fixed rental increases. Renewal options that are reasonably assured of exercise are included in determining the lease term. U.S. Cellular accounts for certain operating leases that contain fixed rental increases by recognizing lease revenue and expense on a straight-line basis over the lease term in accordance with SFAS 13, as amended, and related pronouncements.

Recent Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) issued Interpretation (FIN) 48, Accounting for Uncertainty in Income Taxes -an interpretation of FASB Statement No. 109 (“FIN 48”) in July 2006. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes (“SFAS 109”). The interpretation applies to all tax positions accounted for in accordance with SFAS 109 and requires a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in an income tax return. It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. U.S. Cellular will adopt the provisions of FIN 48 effective January 1, 2007. Under FIN 48, U.S. Cellular will evaluate the tax uncertainty, assess the probability of the ultimate settlement with the applicable taxing authority and record an amount based on that assessment. U.S. Cellular had previously set up tax accruals, as needed, to cover its potential liability for income tax uncertainties pursuant to SFAS 5 Accounting for Contingencies (“SFAS 5”). The FASB has issued preliminary guidance in the form of a FASB staff position, regarding ultimate settlement of tax uncertainties. U.S. Cellular will use the preliminary guidance to determine the amount of its cumulative effect adjustment to be recognized upon adoption of FIN 48 effective January 1, 2007. As a result of the implementation of FIN 48, U.S. Cellular anticipates recognizing a cumulative effect adjustment as a reduction in Retained earnings of less than $5.0 million in the first quarter of 2007.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”) and expands disclosure related to the use of fair value measures in financial statements. SFAS 157 does not expand the use of fair value measures in financial statements, but standardizes its definition and guidance in GAAP. The Statement emphasizes that fair value is a market-based measurement and not an entity-specific measurement, based on an exchange transaction in which the entity sells an asset or transfers a liability (exit price). SFAS 157 establishes a fair value hierarchy, from observable market data as the highest level to fair value based on an entity’s own fair value assumptions as the lowest level. The Statement is effective for U.S. Cellular’s 2008 financial statements; however, earlier application is encouraged. U.S. Cellular is currently reviewing the requirements of SFAS 157 and has not determined the impact, if any, on its financial position or results of operations.

In September 2006, FASB ratified Emerging Issues Task Force Issue No. 06-1, Accounting for Consideration Given by a Service Provider to Manufacturers or Resellers of Equipment Necessary for an End-Customer to Receive Service from the Service Provider (“EITF 06-1”). This guidance requires the application of EITF 01-9, Accounting for Consideration Given by a Vendor to a Customer (“EITF 01-9”), when consideration is given to a reseller or manufacturer for benefit to the service provider’s end customer. EITF 01-9 requires the consideration given be recorded as a liability at the time of the sale of the equipment and also provides guidance for the classification of the expense. EITF 06-1 is effective for U.S. Cellular’s 2008 financial statements. U.S. Cellular is currently reviewing the requirements of EITF-06-1 and has not yet determined the impact, if any, on its financial position or results of operations.

The Securities and Exchange Commission (“SEC”) released Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements (“SAB 108”), in September 2006. SAB 108 provides guidance on how the effects of the carryover or reversal of prior year financial statement misstatements should be considered in quantifying a current year misstatement. Prior practice allowed the evaluation of materiality on the basis of (1) the error quantified as the amount by which the current year income statement was misstated (“rollover method”) or (2) the cumulative error quantified as the cumulative amount by which the current year balance sheet was misstated (“iron curtain method”). Reliance on one method or the other in prior years could have resulted in misstatement of the financial statements. The guidance provided in SAB 108 requires both methods to be used in evaluating materiality. SAB 108 became effective for U.S. Cellular’s financial statements for 2006 and subsequent periods.

SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, Including an Amendment of FASB Statement No. 115 (“SFAS 159”), was issued in February 2007. SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. Unrealized gains and losses on items for which the fair value option has been elected shall be reported in earnings at each subsequent reporting date. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 is effective for U.S. Cellular’s 2008 financial statements. U.S. Cellular is currently reviewing the requirements of SFAS 159 and has not yet determined the impact, if any, on its financial position or results of operations.

NOTE 2 GAIN (LOSS) ON INVESTMENTS

The following table summarizes the components of Gain (loss) on investments included in Investment and Other Income (Expense) in the Consolidated Statements of Operations.

Year Ended December 31,	2006	2005	2004
(Dollars in thousands)
Gain on sale of investments in unconsolidated entities	$70,427	$551	$27,933
Impairment of investments in unconsolidated entities	—	(6,754)	(2,142)
	$70,427	$(6,203)	$25,791

On October 3, 2006, U.S. Cellular completed the sale of its interest in Midwest Wireless and recorded a gain of $70.4 million. See Note 5—Acquisitions, Divestitures and Exchanges for more information on the disposition of Midwest Wireless.

In 2005, U.S. Cellular finalized the working capital adjustment related to the sale to ALLTEL of certain wireless interests on November 30, 2004. The working capital adjustment increased the total gain on investment from this transaction by $0.6 million. Also in 2005, U.S. Cellular reduced the carrying value of one of its equity method investments by $6.8 million to its underlying equity value based on a cash flow analysis.

In 2004, U.S. Cellular recorded a gain of $27.9 million related to the aforementioned ALLTEL transaction representing the excess of the cash received over the net book value of the minority investments sold. Also in 2004, U.S. Cellular recorded impairment losses of $1.8 million related to the Daytona license that was sold to MetroPCS in December 2004 and a loss of $0.3 million associated with buying out the former partner of the Daytona investment.

NOTE 3 INCOME TAXES

Income tax expense (benefit) charged to Income Before Income Taxes and Minority Interest is summarized as follows:

Year Ended December 31,	2006	2005	2004
(Dollars in thousands)
Current
Federal	$137,793	$16,817	$25
State	15,756	5,350	9,453
Deferred
Federal	(39,578)	71,192	42,466
State	6,633	2,497	7,102
Total income tax expense	$120,604	$95,856	$59,046

A reconciliation of U.S. Cellular’s income tax expense computed at the statutory rate to the reported income tax expense, and the statutory federal income tax expense rate to U.S. Cellular’s effective income tax expense rate is as follows:

Year Ended December 31,	2006		2005		2004
	Amount	Rate	Amount	Rate	Amount	Rate
(Dollars in millions)
Statutory federal income tax expense	$109.6	35.0%	$91.5	35.0%	$55.8	35.0%
State income taxes, net of federal benefit	14.2	4.5	7.5	2.8	8.7	5.4
Effects of minority share of income excluded from consolidated federal income tax return	(3.9)	(1.2)	(3.1)	(1.1)	(0.8)	(0.5)
Effects of gains (losses) on investments, sales of assets and impairment of assets	—	—	0.7	0.3	2.8	1.8
Resolution of prior period tax issues	(0.1)	—	0.9	0.3	(8.4)	(5.3)
Research tax credits	—	—	—	—	(0.5)	(0.3)
Deferred tax rate change(1)	—	—	—	—	(0.2)	(0.1)
Other	0.8	0.2	(1.6)	(0.6)	1.6	1.0
Effective income tax expense	$120.6	38.5%	$95.9	36.7%	$59.0	37.0%

(1)            Represents a reassessment of the rate at which U.S. Cellular provided for deferred taxes.

Net income for each of the three years ended December 31, 2006, includes gains and losses (reported in the captions Gain (loss) on investments, (Gain) loss on sales of assets, Loss on impairment of intangible assets and Fair value adjustments of derivative instruments in the Consolidated Statements of Operations) that significantly affected Income Before Income Taxes and Minority Interest.

During 2005, the Internal Revenue Service (“IRS”) completed its audit of U.S. Cellular’s federal income tax returns (through its parent company, TDS) for the tax years 1997 through 2001 and claims for research tax credits for the years 1995 through 2001. Primarily based on the results of the audit, U.S. Cellular decreased its accrual for audit contingencies by $8.4 million (5.3%) in 2004.

U.S. Cellular’s net current deferred income tax liability totaled $26.3 million at December 31, 2006. The 2006 net current deferred income tax liability primarily represented the deferred taxes on the current portion of marketable equity securities. U.S. Cellular’s net current deferred income tax assets totaled $8.2 million at December 31, 2005. The 2005 net current deferred income tax asset primarily represents the deferred income tax effects of the allowance for doubtful accounts on customer receivables.

U.S. Cellular’s noncurrent deferred income tax assets and liabilities at December 31, 2006 and 2005 and the temporary differences that gave rise to them are as follows:

December 31,	2006	2005
(Dollars in thousands)
Deferred Tax Asset
Net operating loss carryforward	$31,891	$30,381
Derivative instruments	—	9,475
Other	3,602	10,851
	35,493	50,707
Less valuation allowance	(17,274)	(15,606)
Total Deferred Tax Asset	18,219	35,101
Deferred Tax Liability
Property, plant and equipment	258,268	280,789
Licenses/Intangibles	256,471	233,753
Marketable equity securities	1,275	62,112
Partnership investments	103,740	105,533
Total Deferred Tax Liability	619,754	682,187
Net Deferred Income Tax Liability	$601,535	$647,086

At December 31, 2006, U.S. Cellular and certain subsidiaries had $603 million of state NOL carryforwards (generating a $27.6 million deferred tax asset) available to offset future taxable income primarily of the individual subsidiaries which generated the losses. The state NOL carryforwards expire between 2007 and 2026. Certain subsidiaries which are not included in the federal consolidated income tax return, but file separate federal tax returns, had federal NOL carryforwards (generating a $4.3 million deferred tax asset) available to offset future taxable income. The federal NOL carryforwards expire between 2007 and 2026. A valuation allowance was established for certain state NOL carryforwards, and the federal NOL carryforwards, since it is more likely than not that a portion of such carryforwards will expire before they can be utilized.

TDS’s consolidated federal income tax returns, which include U.S. Cellular, are routinely subject to examination by the Internal Revenue Service (“IRS”) and other tax authorities. U.S. Cellular periodically assesses the likelihood of adjustments to its tax liabilities resulting from these examinations to determine the adequacy of its provision for income taxes, including related interest. Management judgment is required in assessing the eventual outcome of these examinations. Changes to such assessments affect the calculation of U.S. Cellular’s income tax expense.

In June of 2006, the IRS commenced its audit of TDS’s 2002–2004 consolidated federal income tax returns, which include U.S. Cellular. After TDS filed its 2005 consolidated federal tax return in September 2006, the IRS added 2005 to the audit cycle. The audit of 2002–2005 is in its preliminary stages.

NOTE 4 EARNINGS PER SHARE

Basic earnings per share is computed by dividing net income by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using net income and weighted average common shares adjusted to include the effect of potentially dilutive securities. Potentially dilutive securities include incremental shares issuable upon exercise of outstanding stock options and the vesting of restricted stock units.

The amounts used in computing Earnings per Common and Series A Common Share and the effect of potentially dilutive securities on the weighted average number of Common and Series A Common Shares is as follows:

Year Ended December 31,	2006	2005	2004
(Dollars and shares in thousands, except per share amounts)
Net income	$179,490	$154,951	$90,749
Weighted average number of shares used in basic earnings per share	87,346	86,775	86,244
Effect of Dilutive Securities:
Stock options and restricted stock units(1)	763	689	492
Weighted average number of shares used in diluted earnings per share	88,109	87,464	86,736
Basic Earnings per Share	$2.05	$1.79	$1.05
Diluted Earnings per Share	$2.04	$1.77	$1.05

(1)            Stock options convertible into 188,749 Common Shares in 2006, 171,117 Common Shares in 2005, and 910,477 Common Shares in 2004 were not included in computing diluted earnings per share because their effects were anti-dilutive.

NOTE 5 ACQUISITIONS, DIVESTITURES AND EXCHANGES

U.S. Cellular assesses its existing wireless interests on an ongoing basis with a goal of improving competitiveness of its operations and maximizing its long-term return on investment. As part of this strategy, U.S. Cellular reviews attractive opportunities to acquire additional operating markets and wireless spectrum. In addition, U.S. Cellular may seek to divest outright or include in exchanges for other wireless interests those markets and wireless interests that are not strategic to its long-term success.

2006 Activity

Prior to October 3, 2006, U.S. Cellular owned approximately 14% of Midwest Wireless Communications, L.L.C., which interest was convertible into an interest of approximately 11% in Midwest Wireless Holdings, L.L.C., a privately-held wireless telecommunications company that controlled Midwest Wireless Communications. On November 18, 2005, ALLTEL Corporation (“ALLTEL”) announced that it had entered into a definitive agreement to acquire Midwest Wireless Holdings for $1.075 billion in cash, subject to certain conditions, including approval by the FCC, other governmental authorities and the holders of Midwest Wireless Holdings. These conditions were satisfied with the closing of this agreement on October 3, 2006. As a result of the sale, U.S. Cellular became entitled to receive approximately $106.0 million in cash in consideration with respect to its interest in Midwest Wireless Communications. Of this amount, $95.1 million was received on October 6, 2006; the remaining balance was held in escrow to secure true-up, indemnification and other adjustments and, subject to such adjustments, will be distributed in installments over a period of four to fifteen months following the closing. In the fourth quarter of 2006, U.S. Cellular recorded a gain of $70.4 million related to the sale of its interest in Midwest Wireless Communications. The gain recognized during the fourth quarter of 2006 includes $4.3 million received during the first four months of 2007 from the aforementioned escrow. In addition, U.S. Cellular owns 49% of an entity which, prior to October 3, 2006, owned approximately 2.9% of Midwest Wireless Holdings; U.S. Cellular accounts for that entity by the equity method. In the fourth quarter of 2006, U.S. Cellular recorded Equity in earnings of unconsolidated entities of $6.3 million and received a cash distribution of $6.5 million related to its ownership interest in that entity; such income and cash distribution were due primarily to the sale of the entity’s interest in Midwest Wireless Holdings to ALLTEL.

U.S. Cellular is a limited partner in Barat Wireless, L.P. (“Barat Wireless”), an entity which participated in the auction of wireless spectrum designated by the FCC as Auction 66. Barat Wireless was qualified to receive a 25% discount available to “very small businesses” which were defined as having average annual gross revenues of less than $15 million. At the conclusion of the auction on September 18, 2006, Barat Wireless was the high bidder with respect to 17 licenses and had bid $127.1 million, net of its discount. Although the bidding in Auction 66 ended on September 18, 2006, the FCC has not yet awarded the licenses to Barat Wireless, nor is there any prescribed timeframe for the FCC to review the qualifications of Barat Wireless and award the licenses.

Barat Wireless is in the process of developing its long-term business and financing plans. As of December 31, 2006, U.S. Cellular had made capital contributions and advances to Barat Wireless and/or its general partner of $127.2 million. Barat Wireless used the funding to pay the FCC an initial deposit of $79.9 million on July 14, 2006 to allow it to participate in Auction 66. On October 18, 2006, Barat Wireless paid the balance due at the conclusion of the auction for the licenses with respect to which Barat Wireless was the high bidder; such balance due was $47.1 million. For financial reporting purposes, U.S. Cellular consolidates Barat Wireless and Barat Wireless, Inc., the general partner of Barat Wireless, pursuant to the guidelines of FASB Interpretation No. 46, Consolidation of Variable Interest Entities (“FIN 46(R)”), as U.S. Cellular anticipates benefiting from or absorbing a majority of Barat Wireless’ expected gains or losses. Pending finalization of Barat Wireless’ permanent financing plan, and upon request by Barat Wireless, U.S. Cellular may agree to make additional capital contributions and advances to Barat Wireless and/or its general partner.

On April 21, 2006, U.S. Cellular purchased the remaining ownership interest in the Tennessee RSA No. 3 Limited Partnership, a wireless market operator in which it had previously owned a 16.7% interest, for approximately $19.0 million in cash, subject to a working capital adjustment. This acquisition increased investments in licenses, goodwill and customer lists by $5.5 million, $4.1 million and $2.0 million, respectively.

In aggregate, the 2006 acquisitions, divestitures and exchanges increased licenses by $132.7 million, goodwill by $4.1 million and customer lists by $2.0 million.

2005 Activity

On December 19, 2005, U.S. Cellular completed an exchange of certain wireless markets in Kansas,  Nebraska and Idaho with a subsidiary of ALLTEL. Under the agreement, U.S. Cellular acquired fifteen Rural Service Area (“RSA”) markets in Kansas and Nebraska in exchange for two RSA markets in Idaho and $58.1 million in cash, including a preliminary working capital adjustment. U.S. Cellular also capitalized $2.6 million of acquisition-related costs. In connection with the exchange, U.S. Cellular recorded a pre-tax gain of $44.7 million in 2005, which is included in (Gain) loss on sales of assets in the Consolidated Statements of Operations. The gain represented the excess of the fair value of assets acquired and liabilities assumed over the sum of cash and net carrying value of assets and liabilities delivered in the exchange.

The following table summarizes the fair values of the assets acquired and liabilities assumed and the net carrying value of the assets and liabilities transferred to ALLTEL in the exchange.

December 19, 2005
(Dollars in thousands)
Assets and (liabilities) acquired:
Current assets	$11,973
Licenses	21,550
Customer list	31,490
Goodwill	30,825
Property, plant and equipment	79,059
Current liabilities	(1,992)
Other liabilities	(5,461)
Net assets acquired	$167,444
Assets and (liabilities) delivered:
Cash	$60,687
Current assets, excluding cash	5,544
Licenses, net	21,945
Goodwill	2,967
Property, plant and equipment, net	35,428
Other assets	2,193
Current liabilities	(3,788)
Other liabilities	(2,192)
Net assets delivered	$122,784
Gain on exchange transaction	$44,660

U.S. Cellular is a limited partner in Carroll Wireless, L.P. (“Carroll Wireless”), an entity which participated in the auction of wireless spectrum designated by the FCC as Auction 58. Carroll Wireless was qualified to bid on “closed licenses”—spectrum that was available only to companies included in the FCC definition of “entrepreneurs,” which are small businesses that have a limited amount of assets and revenues. In addition, Carroll Wireless bid on “open licenses” that were not subject to this restriction. With respect to these licenses, however, Carroll Wireless was qualified to receive a 25% discount available to “very small businesses” which were defined as having average annual gross revenues of less than $15 million. Carroll Wireless was a successful bidder for 17 licensed areas in Auction 58 which ended on February 15, 2005. The aggregate amount paid to the FCC for the 17 licenses was $129.9 million, net of all discounts to which Carroll Wireless was entitled. These 17 licensed areas cover portions of 12 states and are in markets which are either adjacent to or overlap current U.S. Cellular licensed areas.

On January 6, 2006, the FCC granted Carroll Wireless’ applications with respect to 16 of the 17 licenses for which it had been the successful bidder and dismissed one application, relating to Walla Walla, Washington. Following the completion of Auction 58, the FCC determined that a portion of the Walla Walla license was already licensed to another party and should not have been included in Auction 58. Accordingly, in 2006, Carroll Wireless received a full refund of the $228,000 previously paid to the FCC with respect to the Walla Walla license.

Carroll Wireless is in the process of developing its long-term business and financing plans. As of December 31, 2006, U.S. Cellular has made capital contributions and advances to Carroll Wireless and/or its general partner of $129.9 million to fund the amount paid to the FCC; $129.7 of this amount is included in Licenses in the Consolidated Balance Sheets as of December 31, 2006. U.S. Cellular consolidates Carroll Wireless and Carroll PCS, Inc., the general partner of Carroll Wireless, for financial statement purposes, pursuant to the guidelines of FIN 46R, as U.S. Cellular anticipates benefiting from or absorbing a majority of Carroll Wireless’ expected gains or losses. Pending finalization of Carroll Wireless’ permanent financing plan, and upon request by Carroll Wireless, U.S. Cellular may make additional capital contributions and advances to Carroll Wireless and/or its general partner. In November 2005, U.S. Cellular approved additional funding of up to $1.4 million of which $0.1 million was provided to Carroll Wireless through December 31, 2006.

In the first quarter of 2005, U.S. Cellular adjusted the previously reported gain related to its sale to ALLTEL of certain wireless properties on November 30, 2004. The adjustment of the gain, which resulted from a working capital adjustment that was finalized in the first quarter of 2005, increased the total gain on the sale by $0.6 million to $38.6 million.

In addition, in 2005, U.S. Cellular purchased one new wireless market and certain minority interests in other wireless markets in which it already owned a controlling interest for $6.9 million in cash. As a result of these acquisitions, U.S. Cellular’s Licenses, Goodwill and Customer lists were increased by $3.9 million, $0.3 million and $1.2 million, respectively.

In aggregate, the 2005 acquisitions, divestitures and exchanges increased Licenses by $133.5 million, Goodwill by $28.2 million and Customer lists by $32.7 million.

2004 Activity

On December 20, 2004, U.S. Cellular completed the sale of its Daytona Beach, Florida 20 megahertz C block personal communications service license to MetroPCS California/Florida, Inc. (“MetroPCS”) for $8.5 million. U.S. Cellular recorded impairment losses related to the Daytona license of $1.8 million in 2004; such losses were included in Gain (loss) on investments in the Consolidated Statements of Operations. Also included in Gain (loss) on investments in 2004 was a loss of $0.3 million associated with buying out the former partner of the Daytona investment.

On November 30, 2004, U.S. Cellular completed the sale to ALLTEL of certain wireless properties. U.S. Cellular sold two consolidated markets and five minority interests to ALLTEL for $80.2 million in cash, including repayment of debt and working capital that was subject to adjustment. U.S. Cellular recorded a gain of $38.0 million related to the ALLTEL transaction, representing the excess of the cash received over the net book value of the assets and liabilities sold. The portion of the gain related to the two consolidated markets of $10.1 million, was recorded in (Gain) loss on sales of assets in the Consolidated Statements of Operations. The remaining portion of the gains of $27.9 million was recorded in Gain (loss) on investments on the Consolidated Statements of Operations. U.S. Cellular included the results of operations of the markets sold to ALLTEL in the Consolidated Statements of Operations through November 30, 2004.

The following table summarizes the recorded value of the assets and liabilities sold to ALLTEL.

November 30, 2004
(Dollars in thousands)
Assets and (liabilities) sold:
Current assets	$2,364
Property, plant and equipment	10,029
Licenses	258
Goodwill	8,257
Investment in unconsolidated entities	20,927
Current liabilities	(1,400)
Other liabilities, net	(1,394)
Minority interest	3,192
Net assets sold	$42,233
Gain recorded on sale	38,014
Cash received	$80,247

On February 18, 2004, U.S. Cellular completed the sale of certain of its wireless properties in southern Texas to AT&T Wireless for $96.5 million in cash, including a working capital adjustment. The U.S. Cellular properties sold to AT&T Wireless included wireless assets and customers in six markets. An aggregate loss of $21.3 million (including a $22.0 million estimate of the loss on sales of assets in the fourth quarter of 2003 and a $0.7 million reduction of the loss in 2004), representing the difference between the carrying value of the markets sold to AT&T Wireless and the cash received in the transaction, was recorded in (Gain) loss on sales of assets in the Consolidated Statements of Operations.

The following table summarizes the recorded value of the southern Texas assets and liabilities sold to AT&T Wireless.

February 18, 2004
(Dollars in thousands)
Assets and (liabilities) sold:
Current assets	$4,342
Property, plant and equipment	46,592
Licenses	63,237
Goodwill	7,565
Current liabilities	(2,455)
Other liabilities, net	(1,483)
Net assets sold	$117,798
(Loss) recorded on sale	$(21,275)
Cash received	$96,523

In addition, in 2004, U.S. Cellular purchased certain minority interests in several wireless markets in which it already owned a controlling interest for $40.8 million in cash and $2.0 million to be paid in 2005. These acquisitions increased Licenses by $5.6 million, Goodwill by $4.2 million and Customer lists by $12.9 million.

In aggregate, the 2004 acquisitions, divestitures and exchanges decreased Licenses by $2.8 million, Goodwill by $4.0 million and increased Customer lists by $12.9 million.

Pro Forma Operations

Assuming the exchanges and acquisitions accounted for as purchases during the period January 1, 2005 to December 31, 2006, had taken place on January 1, 2005; unaudited pro forma results of operations would have been as follows:

Year Ended December 31,	2006	2005
(Unaudited, dollars in thousands, except per share amounts)
Service revenues	$3,217,358	$2,819,075
Equipment sales revenues	258,971	203,314
Interest expense (including cost to finance acquisitions)	93,876	85,550
Net income	173,244	137,728
Earnings per share—basic	1.98	1.59
Earnings per share—diluted	$1.97	$1.57

NOTE 6 LICENSES AND GOODWILL

Changes in U.S. Cellular’s licenses and goodwill are primarily the result of acquisitions, divestitures and impairments of its licenses and wireless markets. See Note 5—Acquisitions, Divestitures and Exchanges for information regarding purchase and sale transactions which affected licenses and goodwill.

A schedule of activity in Licenses follows:

Year Ended December 31,	2006	2005
(Dollars in thousands)
Balance, beginning of year	$1,362,263	$1,228,801
Acquisitions(1)	132,674	155,407
Divestitures	—	(21,945)
Other	(610)	—
Balance, end of year	$1,494,327	$1,362,263

(1)            In 2006, includes $127,140 representing deposits made to the FCC for licenses with respect to which Barat Wireless was the high bidder in Auction 66. See Note 5—Acquisitions, Divestitures and Exchanges for more information related to Barat Wireless.

A schedule of activity in Goodwill follows:

Year Ended December 31,	2006	2005
(Dollars in thousands)
Balance, beginning of year	$481,235	$454,830
Additions	4,118	31,119
Divestitures	—	(2,967)
Other	99	(1,747)
Balance, end of year	$485,452	$481,235

NOTE 7 CUSTOMER LISTS

Customer lists, which are intangible assets resulting from  acquisitions of wireless markets, are amortized based on average customer retention periods using the double declining balance method in the first year, switching to the straight-line method over the remaining estimated life. The acquisition of certain consolidated and minority interests in 2006 and 2005 added $2.0 million and $32.7 million, respectively, to the gross balance of customer lists. Amortization expense was $23.5 million, $10.0 million and $12.4 million for the years ended December 31, 2006, 2005 and 2004, respectively. Amortization expense related to customer list assets is expected to be $9.8 million, $7.2 million, $5.4 million, $3.7 million and $0.1 million, respectively, for the years 2007 through 2011.

NOTE 8 MARKETABLE EQUITY SECURITIES

Information regarding U.S. Cellular’s marketable equity securities is summarized as follows:

December 31,	2006	2005
(Dollars in thousands)
Marketable Equity Securities—Current Assets
Vodafone Group Plc 8,964,698 and 0 American Depositary Receipts, respectively	$249,039	$—
Marketable Equity Securities—Investments
Vodafone Group Plc 0 and 10,245,370 American Depositary Receipts, respectively	—	219,968
Rural Cellular Corporation 370,882 Common Shares	4,873	5,419
Total aggregate fair value	253,912	225,387
Accounting cost basis	131,512	160,161
Gross unrealized holding gains	122,400	65,226
Deferred income tax liability	(44,855)	(23,939)
Net unrealized holding gains	77,545	41,287
Derivative instruments, net of tax	2,837	2,835
Accumulated other comprehensive income	$80,382	$44,122

U.S. Cellular and its subsidiaries hold a substantial amount of marketable equity securities that are publicly traded and can have volatile movements in share prices. U.S. Cellular and its subsidiaries do not make direct investments in publicly traded companies and all of these interests were acquired as a result of sales, trades or reorganizations of other assets.

The investment in Vodafone resulted from certain dispositions of non-strategic wireless investments to or settlements with AirTouch Communications, Inc. (“AirTouch”), in exchange for stock of AirTouch, which was then acquired by Vodafone, whereby U.S. Cellular received American Depositary Receipts representing Vodafone stock. The investment in Rural Cellular Corporation (“Rural Cellular”) is the result of a consolidation of several wireless partnerships in which U.S. Cellular subsidiaries held interests in Rural Cellular, and the distribution of Rural Cellular stock in exchange for these interests.

The market values of the marketable equity securities may fall below the accounting cost basis of such securities. If U.S. Cellular determines the decline in value of the marketable equity securities to be other than temporary, the unrealized loss included in Accumulated other comprehensive income is recognized and recorded as a loss in the Consolidated Statements of Operations.

U.S. Cellular and its subsidiaries have entered into a number of forward contracts related to over 97% of the market value of the marketable equity securities that they hold. The economic hedge risk management objective of the forward contracts is to hedge the value of the marketable equity securities from losses due to decreases in the market prices of the securities while retaining a share of gains from increases in the market prices of such securities. The downside risk is hedged at or above the accounting cost basis of the securities.

The forward contracts related to the Vodafone American Depositary Receipts (“ADRs”) mature in May 2007. Accordingly, the Vodafone ADRs are classified as Current Assets and the related forward contracts and derivative liability are classified as Current Liabilities in the Consolidated Balance Sheets at December 31, 2006.

At an Extraordinary General Meeting held on July 25, 2006, shareholders of Vodafone approved a Special Distribution of £0.15 per share (£1.50 per ADR) and a Share Consolidation under which every 8 ADRs of Vodafone were consolidated into 7 ADRs. As a result of the Special Distribution which was paid on August 18, 2006, U.S. Cellular received approximately $28.6 million in cash; this amount, representing a return of capital for financial statement purposes, was recorded as a reduction in the accounting cost basis of the marketable equity securities. Also, as a result of the Share Consolidation which was effective on July 28, 2006, U.S. Cellular’s previous 10,245,370 Vodafone ADRs were consolidated into 8,964,698 Vodafone ADRs.

Pursuant to terms of the Vodafone forward contracts, the Vodafone contract collars were adjusted and substitution payments were made to reflect the Special Distribution and the Share Consolidation. After adjustment, the collars had downside limits (floor) ranging from $17.22 to $18.37 and upside potentials (ceiling) ranging from $17.22 to $19.11. In the case of one forward contract, U.S. Cellular made a dividend substitution payment in the amount of $0.2 million to the counterparty in lieu of further adjustments to the collars of such forward contract. The dividend substitution payment was recorded in Other expense, net in the Consolidated Statements of Operations.

NOTE 9 INVESTMENTS IN UNCONSOLIDATED ENTITIES

Investments in unconsolidated entities consist of amounts invested in wireless entities in which U.S. Cellular holds a minority interest. These investments are accounted for using either the equity or cost method, as shown in the following table:

December 31,	2006	2005
(Dollars in thousands)
Equity method investments:
Capital contributions, loans and advances	$19,190	$22,510
Goodwill	966	6,319
Cumulative share of income	494,372	438,990
Cumulative share of distributions	(366,095)	(297,618)
	148,433	170,201
Cost method investments	1,892	1,892
Total investments in unconsolidated entities	$150,325	$172,093

Equity in earnings of unconsolidated entities totaled $93.1 million, $66.7 million and $64.2 million in 2006, 2005 and 2004, respectively. Investments in unconsolidated entities include goodwill and costs in excess of the underlying book value of certain investments. At December 31, 2006, $149.3 million represented the investment in underlying equity and $1.0 million represented goodwill. At December 31, 2005, $165.8 million represented the investment in underlying equity and $6.3 million represented goodwill.

In 2005, U.S. Cellular reduced the carrying value of one of its equity method investments by $6.8 million, to its estimated fair value. This charge was included in Gain (loss) on investments on the Consolidated Statements of Operations. See Note 5—Acquisitions, Divestitures and Exchanges for additional information related to this transaction.

U.S. Cellular’s investment in the Los Angeles SMSA Limited Partnership meets certain “significance” tests pursuant to Rule 3-09 of SEC Regulation S-X, contributing $62.3 million, $52.2 million and $41.8 million in equity in earnings of unconsolidated entities in 2006, 2005 and 2004, respectively. U.S. Cellular’s significant investments in unconsolidated entities consist of the following:

	Percentage Ownership
December 31,	2006	2005
Los Angeles SMSA Limited Partnership	5.5%	5.5%
Midwest Wireless Communications, L.L.C.(1)	—	14.2%
North Carolina RSA 1 Partnership	50.0%	50.0%
Oklahoma City SMSA Limited Partnership	14.6%	14.6%

(1)            In addition, U.S. Cellular owned a 49% interest in an entity which owned an interest of approximately 2.9% in Midwest Wireless Holdings, L.L.C., the parent company of Midwest Wireless Communications, L.L.C. See Note 5—Acquisitions, Divestitures and Exchanges for information about the disposition of this interest.

Based primarily on data furnished to U.S. Cellular by third parties, the following summarizes the combined assets, liabilities and equity, and the combined results of operations, of U.S. Cellular’s equity method investments:

December 31,	2006	2005
(Dollars in thousands)
Assets
Current	$476,000	$364,000
Due from affiliates	387,000	447,000
Property and other	1,967,000	1,879,000
	$2,830,000	$2,690,000
Liabilities and Equity
Current liabilities	$261,000	$232,000
Deferred credits	99,000	103,000
Long-term debt	12,000	10,000
Long-term capital lease obligations	45,000	39,000
Partners’ capital and shareholders’ equity	$2,413,000	$2,306,000
	$2,830,000	$2,690,000

Year Ended December 31,	2006	2005	2004
(Dollars in thousands)
Results of Operations
Revenues	$4,193,000	$3,449,000	$3,071,000
Operating expenses	2,903,000	2,413,000	2,178,000
Operating income	1,290,000	1,036,000	893,000
Other income, net	54,000	24,000	39,000
Net income	$1,344,000	$1,060,000	$932,000

NOTE 10 PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment in service and under construction, net of accumulated depreciation, consists of:

December 31,	2006	2005
(Dollars in thousands)
Cell site-related equipment	$2,329,898	$2,156,773
Land, buildings and leasehold improvements	1,002,994	873,304
Switching-related equipment	757,183	675,053
Office furniture and equipment	412,914	361,647
Other operating equipment	285,009	229,176
System Development	238,347	226,864
Work in process	94,649	92,417
	5,120,994	4,615,234
Accumulated depreciation	(2,492,146)	(2,062,205)
	$2,628,848	$2,553,029

Useful lives of property, plant and equipment generally range from six to twenty-five years for cell site-related equipment; twenty years for buildings; three to ten years, which approximates the shorter of the assets’ economic lives or the specific lease terms, for leasehold improvements; one to eight years for switching-related equipment; three to five years for office furniture and equipment; three to seven years for system development costs; and five to twenty-five years for other operating equipment.

Depreciation expense totaled $516.6 million, $465.1 million and $454.7 million in 2006, 2005 and 2004, respectively. Amortization expense on system development costs totaled $27.9 million, $29.4 million and $30.3 million in 2006, 2005 and 2004, respectively.

In 2006, disposal of assets, trade-ins of older assets for replacement assets and write-offs of Time Division Multiple Access (“TDMA”) equipment totaled $19.6 million.

In 2005 and 2004, certain TDMA digital radio equipment was taken out of service and written down by $5.1 million and $17.2 million, respectively, increasing depreciation expense accordingly. These writedowns were necessary to reduce the book value of the assets sold or to be sold to the proceeds received or expected to be received from their disposition.

In 2004, in preparation for the implementation of a fixed asset management and tracking system, including a bar code asset identification feature, U.S. Cellular conducted a physical inventory of its cell site fixed assets. As a result of the physical inventory and related reconciliation, U.S. Cellular charged $1.0 million and $11.9 million to depreciation expense in 2005 and 2004, respectively, for the write-off of certain assets.

During 2004, U.S. Cellular adjusted the useful lives of TDMA radio equipment, switch software and antenna equipment. TDMA radio equipment lives were adjusted so that the assets will be fully depreciated by the end of 2008, which is the latest date the wireless industry will be required by law to support analog service. U.S. Cellular currently uses TDMA radio equipment to support analog service, and expects to have its digital radio network fully migrated to Code Division Multiple Access (“CDMA”) 1XRTT or some future generation of CDMA technology by that time. The useful lives for certain switch software were reduced to one year from three years and antenna equipment lives were reduced to seven years from eight years in order to better align the useful lives with the actual length of time the assets are expected to be in use. These changes increased depreciation expense by $17.2 million in 2004. The changes in useful lives reduced net income by $10.4 million, or $0.12 per share in 2004.

NOTE 11 ASSET RETIREMENT OBLIGATIONS

U.S. Cellular is subject to asset retirement obligations associated primarily with its cell sites, retail sites and office locations. Asset retirement obligations generally include obligations to remediate leased land on which U.S. Cellular’s cell sites and switching offices are located. U.S. Cellular is also generally required to return leased retail store premises and office space to their pre-existing conditions.

During the third quarter of 2006, U.S. Cellular reviewed the assumptions related to its asset retirement obligations and, as a result of the review, revised certain of those assumptions. Estimated retirement obligations for cell sites were revised to reflect higher estimated costs for removal of radio and power equipment, and estimated retirement obligations for retail stores were revised to reflect a shift to larger stores and slightly higher estimated costs for removal of fixtures. These changes are reflected in “Revision in estimated cash flows” below.

The change in Asset retirement obligation during 2006 and 2005 was as follows:

(Dollars in thousands)	2006	2005
Beginning balance	$90,224	$72,575
Additional liabilities accrued	15,697	7,920
Revision in estimated cash flows	13,415	—
Acquisition of assets	1,237	5,461
Disposition of assets	(164)	(2,032)
Accretion expense	7,230	6,300
Ending balance	$127,639	$90,224

NOTE 12 NOTES PAYABLE

U.S. Cellular has used short-term debt to finance acquisitions, for general corporate purposes and to repurchase common shares. Proceeds from the sale of long-term debt from time to time have been used to reduce such short-term debt. Proceeds from the sale of non-strategic wireless and other investments from time to time also have been used to reduce short-term debt.

U.S. Cellular has a $700 million revolving credit facility available for general corporate purposes. At December 31, 2006, outstanding borrowings and letters of credit were $35.0 million and $0.4 million, respectively, leaving $664.6 million available for use. Borrowings under the revolving credit facility bear interest at the London InterBank Offered Rate (“LIBOR”) plus a contractual spread based on U.S. Cellular’s credit rating. U.S. Cellular may select borrowing periods of either seven days or one, two, three or six months. At December 31, 2006, the one month LIBOR was 5.32% and the contractual spread was 60 basis points. If U.S. Cellular provides less than two days’ notice of intent to borrow, the related borrowings bear interest at the prime rate less 50 basis points (the prime rate was 8.25% at December 31, 2006). In 2006, U.S. Cellular paid fees at an aggregate annual rate of 0.33% of the total facility. These fees totaled $2.3 million in 2006, $1.0 million in 2005 and $1.5 million in 2004. The credit facility expires in December 2009.

Information concerning notes payable is shown in the table that follows.

Year Ended December 31,	2006	2005
(Dollars in thousands)
Balance at end of year	$35,000	$135,000
Weighted average interest rate at end of year	5.96%	5.00%
Maximum amount outstanding during the year	$170,000	$135,000
Average amount outstanding during the year(1)	91,250	45,000
Weighted average interest rate during the year(1)	5.68%	4.00%

(1)            The average was computed based on month-end balances.

The financial covenants associated with U.S. Cellular’s revolving credit facility require that U.S. Cellular and subsidiaries maintain certain debt-to-capital and interest coverage ratios. The covenants prescribe certain terms associated with intercompany loans from TDS or TDS subsidiaries to U.S. Cellular or U.S. Cellular subsidiaries.

U.S. Cellular’s interest cost on its revolving credit facility would increase if its current credit ratings from either Standard & Poor’s Rating Service (“Standard & Poor’s”) or Moody’s Investor Service (“Moody’s”) were lowered. However, the credit facility would not cease to be available or accelerate solely as a result of a decline in its credit rating. A downgrade in U.S. Cellular’s credit rating could adversely affect its ability to renew existing, or obtain access to new, credit facilities in the future. U.S. Cellular’s credit ratings as of the dates indicated, are as follows:

Moody’s (Issued November 10, 2005)	Baa3	—	under review for possible further
downgrade
Standard & Poor’s (Issued February 13, 2007)	BBB-	—	on credit watch with negative
implications
Fitch Ratings (Issued November 10, 2005)	BBB+	—	on ratings watch negative

U.S. Cellular’s credit ratings may be changed at any time and such ratings should not be assumed to be accurate as of any future date.

On October 26, 2006, Standard & Poor’s lowered its credit ratings on U.S. Cellular to BBB+ from A-. The outlook was stable. On November 7, 2006, Standard & Poor’s lowered its credit ratings on U.S. Cellular to BBB from BBB+. The ratings were placed on credit watch with negative implications. On February 13, 2007, Standard & Poor’s lowered its credit rating on U.S. Cellular to BBB- from BBB. The ratings remain on credit watch with negative implications.

The maturity dates of borrowings under U.S. Cellular’s revolving credit facility would accelerate in the event of a change in control.

The continued availability of the revolving credit facility requires U.S. Cellular to comply with certain negative and affirmative covenants, maintain certain financial ratios and represent certain matters at the time of each borrowing. On November 10, 2005 and November 6, 2006, U.S. Cellular announced that it would restate certain financial statements which caused U.S. Cellular to be late in filing certain SEC filings. The restatements and late filings resulted in defaults under the revolving credit agreement. U.S. Cellular was not in violation of any covenants that require it to maintain certain financial ratios. U.S. Cellular did not fail to make any scheduled payments under such credit agreement. U.S. Cellular received waivers from the lenders associated with the credit agreement, under which the lenders agreed to waive any defaults that may have occurred as a result of the restatements and late filings. The waivers require the Form 10-K for the year ended December 31, 2006 to be filed by June 30, 2007 and the Form 10-Q for the quarter ended March 31, 2007 to filed within 45 days after the filing of the Form 10-K for the year ended December 31, 2006.

NOTE 13 LONG-TERM DEBT

Long-term debt is as follows:

December 31,	2006	2005
(Dollars in thousands)
6.7% senior notes maturing in 2033	$544,000	$544,000
Unamortized discount	(12,161)	(12,615)
	531,839	531,385
7.5% senior notes, maturing in 2034	330,000	330,000
8.75% senior notes, maturing in 2032	130,000	130,000
Other 9.0% due in 2009	10,000	10,000
Total long-term debt	$1,001,839	$1,001,385

Unsecured Notes

In June 2004, U.S. Cellular issued $330 million in aggregate principal amount of unsecured 7.5% senior notes due June 15, 2034. Interest on the notes is payable quarterly. U.S. Cellular may redeem the notes, in whole or in part, at any time on and after June 17, 2009, at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest to the redemption date. The net proceeds from this offering, after deducting underwriting discounts, were approximately $319.6 million.

Also, in June 2004, U.S. Cellular issued $100 million in aggregate principal amount of unsecured 6.7% senior notes due December 15, 2033 priced to yield 7.21% to maturity. The net proceeds from this offering, after deducting underwriting discounts, were approximately $92.9 million. This was a further issuance of U.S. Cellular’s 6.7% senior notes that were issued in December 2003, in the aggregate principal amount of $444 million.

In December 2003, U.S. Cellular issued $444 million of 6.7% senior notes due December 15, 2033, priced to yield 6.83% to maturity. Interest is paid semi-annually. U.S. Cellular may redeem the notes, in whole or in part, at any time prior to maturity at a redemption price equal to the greater of (a) 100% of the principal amount of such notes, plus accrued but unpaid interest, or (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis at the Treasury Rate plus 30 basis points. The proceeds were used to repay a portion of amounts outstanding under the revolving credit facility.

U.S. Cellular’s $130 million of 8.75% senior notes are due November 7, 2032. Interest is paid quarterly. U.S. Cellular may redeem the notes beginning in 2007 at the principal amount plus accrued interest.

General

The covenants of long-term debt obligations of U.S. Cellular, among other things, restrict its subsidiaries’ ability, subject to certain exclusions, to incur additional liens; enter into sale and leaseback transactions; and sell, consolidate, or merge assets.

The late filing of U.S. Cellular’s Form 10-Q for the quarterly period ended September 30, 2006 and Form 10-K for the year ended December 31, 2006, and the failure to deliver such Form 10-Q and Form 10-K to the trustees of the U.S. Cellular debt indentures on a timely basis, resulted in non-compliance under such debt indentures. However, this non-compliance did not result in an event of default or a default. U.S. Cellular believes that such non-compliance was cured upon the filing of the Form 10-Q on February 23, 2007 and this Form 10-K. U.S. Cellular has not failed to make and does not expect to fail to make any scheduled payment of principal or interest under such indenture.

The annual requirements for principal payments on long-term debt over the next five years, excluding the forward contracts, are $10.0 million in 2009. No payments are required in the years 2007, 2008, 2010 and 2011.

Forward Contracts

A subsidiary of U.S. Cellular has prepaid forward contracts with counterparties in connection with its 8,964,698 Vodafone Group Plc American Depositary Receipts (“Vodafone ADRs”). The $159.9 million principal amount of the forward contracts is accounted for as a loan. The prepaid forward contracts contain embedded collars that are bifurcated and receive separate accounting treatment in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133”). The Vodafone securities are pledged as collateral for the forward contracts.

The forward contracts related to the Vodafone ADRs mature in May 2007. Accordingly, the Vodafone ADRs are classified as Current Assets and the related forward contracts and derivative liability are classified as Current Liabilities in the Consolidated Balance Sheets at December 31, 2006. The forward contracts require quarterly interest payments at the LIBOR rate plus 50 basis points (the three-month LIBOR rate was 5.36% at December 31, 2006).

The economic hedge risk management objective of the forward contracts is to hedge the value of the Vodafone securities from losses due to decreases in the market prices of the securities (“downside limit”)

while retaining a share of gains from increases in the market prices of such securities (“upside potential”). The downside limit is hedged at or above the accounting cost basis of the securities.

Under the terms of the forward contracts, a subsidiary of U.S. Cellular continues to own the contracted shares and will receive dividends paid on such contracted shares, if any. The forward contracts mature May 2007 and, at U.S. Cellular’s option, may be settled in shares of the security or in cash, pursuant to formulas that “collar” the price of the shares. The collars effectively reduce U.S. Cellular’s downside limit and upside potential on the contracted shares. The collars typically are adjusted contractually for any changes in dividends on the underlying shares. If the dividend increases, the collar’s upside potential typically is reduced. If the dividend decreases, the collar’s upside potential typically is increased. If U.S. Cellular elects to settle in shares, it will be required to deliver the number of shares of the contracted security determined pursuant to the formula. If shares are delivered in the settlement of the forward contract, U.S. Cellular would incur a current tax liability at the time of delivery based on the difference between the tax basis of the marketable equity securities and the net amount realized through maturity. If U.S. Cellular elects to settle in cash, it will be required to pay an amount in cash equal to the fair market value of the number of shares determined pursuant to the formula. U.S. Cellular has provided guarantees to the counterparties which provide assurance that all principal and interest amounts will be paid by its consolidated subsidiaries upon settlement of the contracts.

U.S. Cellular is required to comply with certain covenants under the forward contracts. On November 10, 2005 and November 6, 2006, U.S. Cellular announced that it would restate certain financial statements which caused U.S. Cellular to be late in certain SEC filings. The restatements and late filings resulted in defaults under the forward contracts. U.S. Cellular was not in violation of any covenants that require U.S. Cellular to maintain certain financial ratios. U.S. Cellular did not fail to make any scheduled payments under such forward contracts. U.S. Cellular received waivers from the counterparty associated with the forward contracts, under which the counterparty agreed to waive any defaults that may have occurred as a result of the restatements and late filings. The waivers require the Form 10-K for the year ended December 31, 2006 to be filed by June 30, 2007 and the Form 10-Q for the quarter ended March 31, 2007 to filed within 45 days after the filing of the Form 10-K for the year ended December 31, 2006.

NOTE 14 FINANCIAL INSTRUMENTS AND DERIVATIVES

Financial instruments are as follows:

December 31,	2006		2005
(Dollars in thousands)	Book Value	Fair Value	Book Value	Fair Value
Cash and cash equivalents	$35,488	$35,488	$29,003	$29,003
Notes payable	35,000	35,000	135,000	135,000
Long-term debt	1,001,839	1,005,332	1,001,385	1,014,257
Forward contracts	$159,856	$159,856	$159,856	$159,856

The carrying amounts of cash and cash equivalents and notes payable approximates fair value due to the short-term nature of these financial instruments. The fair value of U.S. Cellular’s long-term debt was estimated using market prices for the 6.7% senior notes, the 7.5% senior notes and the 8.75% senior notes and discounted cash flow analysis for the remaining debt. The carrying amounts of the variable rate forward contracts approximates fair value due to the repricing of the instruments on a quarterly basis.

Derivatives

U.S. Cellular has forward contracts in connection with its 8,964,698 Vodafone American Depositary Receipts. The principal amount of the forward contracts is accounted for as a loan. The collar portions of the forward contracts are accounted for as derivative instruments. The forward contracts reduce the downside limit to a range of $17.22 to $18.37 per share and upside potential to a range of $17.22 to $19.11 per share.

The forward contracts for the forecasted transactions and hedged items are recorded as assets or liabilities on the Consolidated Balance Sheets at their fair value. The fair value of the derivative instruments is determined using the Black-Scholes model.

From inception until September 2002, the forward contracts were originally designated as cash flow hedges, where changes in the fair value of the forward contracts are recognized in Accumulated other comprehensive income until they are recognized in earnings when the forward contract is settled. However, U.S. Cellular did not de-designate, re-designate, and assess hedge effectiveness when the embedded collars were contractually adjusted for differences between the actual and assumed dividend rate. Consequently, U.S. Cellular concluded that, after the initial contractual adjustment in the embedded collars, the hedges no longer qualify for cash flow hedge accounting and are accounted for as derivative instruments that do not qualify for cash flow hedge accounting. The changes in fair value of the embedded collars are recorded in the Consolidated Statements of Operations.

Upon settlement of the forward contracts, the unrealized gain included in accumulated other comprehensive income from the inception of the forward contracts until September 2002, of $2.8 million, will be reclassified to the Consolidated Statements of Operations along with the unrealized gain or loss on the Vodafone marketable equity securities delivered to the counterparty or otherwise sold.

Management has evaluated the expected timing of the hedged forecasted transactions to deliver the underlying shares to settle the forward contracts, and believes that these forecasted transactions are probable of occurring in the periods specified in the related hedge documentation or within an additional two-month period of time thereafter.

U.S. Cellular reported a derivative liability of $88.8 million and $25.8 million at December 31, 2006 and 2005, respectively. These amounts are included in Derivative liability in the Consolidated Balance Sheets.

Fair value adjustment of derivative instruments totaled a loss of $63.0 million in 2006, a gain of $45.0 million in 2005 and a loss of $15.1 million in 2004. Fair value adjustment of derivative instruments reflects the change in the fair value of the bifurcated embedded collars within the forward contracts related to the Vodafone marketable equity securities not designated as a hedge. The accounting for the embedded collars as derivative instruments not designated in a hedging relationship results in increased volatility in the results of operations, as fluctuations in the market price of the underlying marketable equity securities result in changes in the fair value of the embedded collars being recorded in the Consolidated Statements of Operations.

NOTE 15 COMMITMENTS AND CONTINGENCIES

Contingent obligations, including indemnities, litigation and other possible commitments are accounted for in accordance with SFAS 5, which requires that an estimated loss be recorded if it is probable that an asset has been impaired or a liability has been incurred at the date of the financial statements and the amount of the loss can be reasonably estimated. Accordingly, those contingencies that are deemed to be probable and where the amount of the loss is reasonably estimable are accrued in the financial statements. If only a range of loss can be determined, the best estimate within that range is accrued; if none of the estimates within that range is better than another, the low end of the range is accrued. Disclosure of a contingency is required if there is at least a reasonable possibility that a loss has been or will be incurred, even if the amount is not estimable. The assessment of contingencies is a highly subjective process that requires judgments about future events. Contingencies are reviewed at least quarterly to determine the adequacy of the accruals and related financial statement disclosure. The ultimate settlement of contingencies may impact the statement of operations, financial position and statement of cash flows.

Lease Commitments

U.S. Cellular is a party to various lease agreements, both as lessee and lessor, for office space, retail sites, cell sites and equipment, which are accounted for as operating leases. Certain leases have renewal options and/or fixed rental increases. Renewal options that are reasonably assured are included in determining the lease term. Any rent abatements or lease incentives, in addition to fixed rental increases, are included in the calculation of rent expense and calculated on a straight-line basis over the defined lease term.

U.S. Cellular accounts for certain lease agreements as capital leases. The short- and long-term portions of capital lease obligations totaled $0.5 million and $1.7 million, respectively, as of December 31, 2006 and $0.2 million and $1.5 million, respectively, as of December 31, 2005. The short- and long-term portions of capital lease obligations are included in Other current liabilities and Other deferred liabilities and credits, respectively, in U.S. Cellular’s Consolidated Balance Sheets.

Future minimum rental payments required under operating and capital leases and rental receipts expected under operating leases that have noncancelable lease terms in excess of one year as of December 31, 2006 are as follows:

	Operating Leases–	Operating Leases–	Capital Leases–
	Future Minimum	Future Minimum	Future Minimum
	Rental Payments	Rental Receipts	Rental Payments
(Dollars in thousands)
2007	$100,918	$19,482	$581
2008	89,087	17,975	586
2009	74,226	15,648	293
2010	60,520	10,671	200
2011	45,895	4,896	206
Thereafter	348,254	1,981	1,622
Total Minimum Lease Payments	$718,900	$70,653	3,488
Less: Amounts representing interest			(1,290)
Present value of minimum lease payments			2,198
Less: Current portion of obligations under capital leases			(509)
Long-term portion of obligations under capital leases			$1,689

Rent expense totaled $116.1 million, $105.8 million and $92.5 million in 2006, 2005 and 2004, respectively. Rent revenue totaled $24.1 million, $15.4 million and $12.0 million in 2006, 2005 and 2004, respectively.

Indemnifications

U.S. Cellular enters into agreements in the normal course of business that provide for indemnification of counterparties. These agreements include certain asset sales and financings with other parties. The terms of the indemnification vary by agreement. The events or circumstances that would require U.S. Cellular to perform under these indemnities are transaction specific; however, these agreements may require U.S. Cellular to indemnify the counterparty for costs and losses incurred from litigation or claims arising from the underlying transaction. U.S. Cellular is unable to estimate the maximum potential liability for these types of indemnifications as the amounts are dependent on the outcome of future events, the nature and likelihood of which cannot be determined at this time. Historically, U.S. Cellular has not made any significant indemnification payments under such agreements.

Legal Proceedings

U.S. Cellular is involved in a number of legal proceedings before the FCC and various state and federal courts. If U.S. Cellular believes that a loss arising from such legal proceedings is probable and can be reasonably estimated, an amount is accrued in the financial statements for the estimated loss. If only a range of loss can be determined, the best estimate within that range is accrued; if none of the estimates within that range is better than another, the low end of the range is accrued. The assessment of legal proceedings is a highly subjective process that requires judgments about future events. The legal proceedings are reviewed at least quarterly to determine the adequacy of the accruals and related financial statement disclosure. The ultimate settlement of proceedings may differ materially from amounts accrued in the financial statements.

NOTE 16 MINORITY INTEREST IN SUBSIDIARIES

Under SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, (“SFAS 150”) certain minority interests in consolidated entities with finite lives may meet the standard’s definition of a mandatorily redeemable financial instrument and thus require reclassification as liabilities and remeasurement at the estimated amount of cash that would be due and payable to settle such minority interests under the applicable entity’s organization agreement, assuming an orderly liquidation of the finite-lived entity, net of estimated liquidation costs (the “settlement value”). U.S. Cellular’s consolidated financial statements include minority interests that meet the standard’s definition of mandatorily redeemable financial instruments. These mandatorily redeemable minority interests represent interests held by third parties in consolidated partnerships and limited liability companies (“L.L.C.s”), where the terms of the underlying partnership or L.L.C. agreement provide for a defined termination date at which time the assets of the subsidiary are to be sold, the liabilities are to be extinguished and the remaining net proceeds are to be distributed to the minority interest holders and U.S. Cellular in accordance with the respective partnership and L.L.C. agreements. The termination dates of U.S. Cellular’s mandatorily redeemable minority interests range from 2042 to 2105.

The settlement value of U.S. Cellular’s mandatorily redeemable minority interests was estimated to be $184.9 million at December 31, 2006 and $151.7 million at December 31, 2005. This represents the estimated amount of cash that would be due and payable to settle minority interests assuming an orderly liquidation of the finite-lived consolidated partnerships and L.L.C.s on December 31, 2006 and 2005, net of estimated liquidation costs. This amount is being disclosed pursuant to the requirements of FASB Staff Position (“FSP”) No. FAS 150-3, Effective Date, Disclosures, and Transition for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests under SFAS 150. U.S. Cellular has no current plans or intentions to liquidate any of the related partnerships or L.L.C.s prior to their scheduled termination dates. The corresponding carrying value of the minority interests in finite-lived consolidated partnerships and L.L.C.s at December 31, 2006 and 2005 was $37.4 million and $42.2 million, respectively, and is included in Minority Interest on the Consolidated Balance Sheets. The excess of the aggregate settlement value over the aggregate carrying value of the mandatorily redeemable minority interests of $147.5 million and $109.5 million, respectively, was primarily due to the unrecognized appreciation of the minority interest holders’ share of the underlying net assets in the consolidated partnerships and L.L.C.s. Neither the minority interest holders’ share, nor U.S. Cellular’s share, of the appreciation of the underlying net assets of these subsidiaries is reflected in the consolidated financial statements under U.S. GAAP. The estimate of settlement value was based on certain factors and assumptions. A change in those factors and assumptions could result in a materially larger or smaller settlement amount.

NOTE 17 COMMON SHAREHOLDERS’ EQUITY

Employee Benefit Plans

The following table summarizes Common Shares issued, including reissued Treasury Shares, for the employee benefit plans:

Year Ended December 31,	2006	2005
Employee stock options and awards	629,000	739,000
Employee Stock Purchase Plan	4,000	20,000
	633,000	759,000

Tax-Deferred Savings Plan

U.S. Cellular has reserved 67,000 Common Shares for issuance under the TDS Tax-Deferred Savings Plan, a qualified profit-sharing plan pursuant to Sections 401(a) and 401(k) of the Internal Revenue Code. Participating employees have the option of investing their contributions in a U.S. Cellular Common Share fund, a TDS Common Share fund, a TDS Special Common Share fund, or certain unaffiliated funds.

Series A Common Shares

Series A Common Shares are convertible on a share-for-share basis into Common Shares. In matters other than the election of directors, each Series A Common Share is entitled to ten votes per share, compared to one vote for each Common Share. The Series A Common Shares are entitled to elect 75% of the directors (rounded down), and the Common Shares elect 25% of the directors (rounded up). As of December 31, 2006, a majority of U.S. Cellular’s Common Shares and all of U.S. Cellular’s outstanding Series A Common Shares were held by TDS.

Common Share Repurchase Program

The Board of Directors of U.S. Cellular has authorized the repurchase of a limited amount of U.S. Cellular Common Shares on a quarterly basis, primarily for use in employee benefit plans. This authorization does not have an expiration date.

In 2006 and 2005, no U.S. Cellular Common Shares were repurchased and 633,000 and 754,000 treasury shares, respectively, were issued pursuant to certain employee and non-employee benefit plans. In 2004, U.S. Cellular repurchased 91,700 U.S. Cellular Common Shares for an aggregate purchase price of $3.9 million, representing an average per share price of $42.62 including commissions. A total of 275,000 treasury shares were reissued in 2004 pursuant to certain employee and non-employee benefit plans.

On March 6, 2007, the Board of Directors of U.S. Cellular authorized the repurchase of up to 500,000 Common Shares of U.S. Cellular from time to time through open market purchases, block transactions, private transactions or other methods. This authorization will expire on March 6, 2010. This authorization is in addition to U.S. Cellular’s existing limited share repurchase authorization discussed above.

Accumulated Other Comprehensive Income

The cumulative balance of unrealized gains and (losses) on securities and derivative instruments and related income tax effects included in Accumulated other comprehensive income are as follows:

Year Ended December 31,	2006	2005
(Dollars in thousands)
Marketable Equity Securities
Balance, beginning of year	$41,287	$77,573
Add (deduct):
Unrealized gains (losses) on marketable equity securities	57,176	(57,442)
Deferred income tax (expense) benefit	(20,918)	21,156
Net change in unrealized gains (losses) on marketable equity security in comprehensive income	36,258	(36,286)
Balance, end of year	$77,545	$41,287
Derivative Instruments
Balance, beginning of year	$2,835	$2,832
Add (deduct):
Deferred income tax (expense) benefit	2	3
Net change in unrealized gains (losses) on derivative instruments included in comprehensive income	2	3
Balance, end of year	$2,837	$2,835
Accumulated Other Comprehensive Income
Balance, beginning of year	$44,122	$80,405
Net change in marketable equity security	36,258	(36,286)
Net change in derivative instruments	2	3
Net change in unrealized gains (losses) included in comprehensive income	36,260	(36,283)
Balance, end of year	$80,382	$44,122

NOTE 18 STOCK-BASED COMPENSATION

U.S. Cellular has established the following stock-based compensation plans: a long-term incentive plan, an employee stock purchase plan, and a non-employee director compensation plan.

Under the U.S. Cellular 2005 Long-Term Incentive Plan, U.S. Cellular may grant fixed and performance-based incentive and non-qualified stock options, restricted stock, restricted stock units, and deferred compensation stock unit awards to key employees. At December 31, 2006, the only types of awards outstanding are fixed non-qualified stock option awards, restricted stock unit awards, and deferred compensation stock unit awards.

At December 31, 2006, U.S. Cellular had reserved 4,890,000 Common Shares for equity awards granted and to be granted under the long-term incentive plan, and also had reserved 106,000 Common Shares for issuance to employees under an employee stock purchase plan. The maximum number of U.S. Cellular Common Shares that may be issued to employees under all stock-based compensation plans in effect at December 31, 2006 was 4,996,000 shares. U.S. Cellular currently utilizes treasury stock to satisfy stock option exercises, issuances under its employee stock purchase plan, restricted stock unit awards and deferred compensation stock unit awards.

U.S. Cellular also has established a Non-Employee Director Compensation Plan under which it has reserved 3,800 Common shares of U.S. Cellular stock for issuance as compensation to members of the board of directors who are not employees of U.S. Cellular or TDS.

On March 7, 2006, the U.S. Cellular Compensation Committee approved amendments to stock option award agreements. The amendments modify current and future options to extend the exercise period until 30 days following (i) the lifting of a “suspension” if options otherwise would expire or be forfeited during the suspension period and (ii) the lifting of a blackout if options otherwise would expire or be forfeited during a blackout period. U.S. Cellular temporarily suspended issuances of shares under the 2005 Long Term Incentive Plan between March 17, 2006 and October 10, 2006 as a consequence of late SEC filings. As required under the provisions of SFAS 123(R), U.S. Cellular evaluated the impact of this plan modification and recognized $1.5 million in stock-based compensation expense in the year ended December 31, 2006, as a result of this modification.

Long-Term Incentive Plan—Stock   Options—Stock options granted to key employees are exercisable over a specified period not in excess of ten years. Stock options generally vest over periods up to four years from the date of grant. Stock options outstanding at December 31, 2006 expire between 2007 and 2016. However, vested stock options typically expire 30 days after the effective date of an employee’s termination of employment for reasons other than retirement. Employees who leave at the age of retirement have 90 days (or one year if they satisfy certain requirements) within which to exercise their vested stock options. The exercise price of the option generally equals the market value of U.S. Cellular Common Shares on the date of grant.

U.S. Cellular granted 559,000, 760,000 and 796,000 stock options during the years ended December 31, 2006, 2005 and 2004, respectively. U.S. Cellular estimates the fair value of stock options granted using the Black-Scholes valuation model. The fair value is then recognized as compensation cost on a straight-line basis over the requisite service period, which is generally the vesting period, for each separately vesting portion of the awards as if the awards were, in-substance, multiple awards, which is the same attribution method that was used by U.S. Cellular for purposes of its pro forma disclosures under SFAS 123. U.S. Cellular used the assumptions shown in the table below in valuing the options granted in 2006, 2005 and 2004:

	2006	2005	2004
Expected Life	3.0 Years	3.0 Years	6.6 Years
Expected Volatility	23.5%—25.2%	36.5%	36.0%
Dividend Yield	0%	0%	0%
Risk-free Interest Rate	4.5%—4.7%	3.9%	3.6%
Estimated Annual Forfeiture Rate	4.4%	4.3%	3.0%

A summary of U.S. Cellular stock options outstanding (total and portion exercisable) at December 31, 2006 and changes during the year then ended is presented in the table below:

		Weighted	Weighted
		Average	Average
	Number of	Exercise	Grant Date	Aggregate
	Options	Prices	Fair value	Intrinsic Value
Stock options:
Outstanding at December 31, 2003	2,528,000	$33.87
(496,000 exercisable)
Granted	796,000	37.46	$16.27
Exercised	(220,000)	27.26		$3,144,000
Forfeited	(208,000)	30.77
Expired	(40,000)	43.69
Outstanding at December 31, 2004	2,856,000	$35.44
(833,000 exercisable)
Granted	760,000	45.68	$13.38
Exercised	(693,000)	33.10		$11,511,000
Forfeited	(185,000)	37.98
Expired	(37,000)	47.44
Outstanding at December 31, 2005	2,701,000	$38.80
(885,000 exercisable)
Granted	559,000	59.52	$14.07
Exercised	(546,000)	34.55		$14,324,000
Forfeited	(140,000)	41.50
Expired	(3,000)	40.90
Outstanding at December 31, 2006	2,571,000	$44.07		$65,657,000
(1,430,000 exercisable)				$39,244,000

Options Outstanding				Options Exercisable
Range of Exercise Prices	Number Outstanding at December 31, 2006	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable at December 31, 2006	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price
$23.61-$36.99	623,000	6.3	$25.96	433,000	N/A	$25.33
$37.00-$49.99	1,209,000	7.3	$42.87	658,000	N/A	$42.30
$50.00-$75.00	739,000	7.8	$61.25	339,000	N/A	$63.31
	2,571,000	7.2	$44.07	1,430,000	6.4	$42.15

The aggregate intrinsic value in the table above represents the total pretax intrinsic value (the difference between U.S. Cellular’s closing stock price and the exercise price multiplied by the number of in-the-money options) that was received by the option holders upon exercise or that would have been received by option holders had all options been exercised on December 31, 2006. U.S. Cellular received $19.0 million in cash from the exercise of stock options during the year ended December 31, 2006.

A summary of U.S. Cellular nonvested stock options at December 31, 2006 and changes during the year then ended is presented in the table that follows:

		Weighted Average
	Number of	Fair Values of
	Stock Options	Stock Options
Nonvested at December 31, 2005	1,816,000	$14.19
Granted	559,000	14.07
Vested	(1,094,000)	14.28
Forfeited	(140,000)	14.53
Nonvested at December 31, 2006	1,141,000	$14.06

Long-Term Incentive Plan—Restricted Stock Units—U.S. Cellular grants restricted stock unit awards, which generally vest after three years, to key employees.

U.S. Cellular estimates the fair value of restricted stock units based on the closing market price of U.S. Cellular shares on the date of grant, which is not adjusted for any dividends foregone during the vesting period because U.S. Cellular has never paid a dividend and has expressed its intention to retain all future earnings in the business. The fair value is then recognized as compensation cost on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period. Awards granted under this plan prior to 2005 were classified as liability awards due to a plan provision which allowed participants to elect tax withholding in excess of minimum statutory tax rates. In 2005, this provision was removed from the plan and, thus, awards after 2005 have been classified as equity awards (except for awards that may be settled in stock or cash at the option of the recipient, which are classified as liability awards).

A summary of U.S. Cellular nonvested restricted stock units at December 31, 2006 and changes during the year then ended is presented in the tables that follow:

Liability Classified Awards

		Weighted Average
		Grant-Date
	Number of	Fair Values of
	Restricted Stock Units	Restricted Stock Units
Nonvested at December 31, 2005	193,000	$30.71
Granted	3,000	59.43
Vested	(131,000)	27.53
Forfeited	(8,000)	37.47
Nonvested at December 31, 2006	57,000	$38.65

Equity Classified Awards

		Weighted Average
		Grant-Date
	Number of	Fair Values of
	Restricted Stock Units	Restricted Stock Units
Nonvested at December 31, 2005	189,000	$45.63
Granted	126,000	59.43
Vested	—	—
Forfeited	(27,000)	45.96
Nonvested at December 31, 2006	288,000	$51.54

The total fair values of liability classified restricted stock units that vested during the years ended December 31, 2006, 2005 and 2004 were $7,620,000, $2,936,000 and $1,597,000, respectively. No equity classified restricted stock units vested during those years.

Long-Term Incentive Plan—Deferred Compensation Stock Units—Certain U.S. Cellular employees may elect to defer receipt of all or a portion of their annual bonuses and to receive a company matching contribution on the amount deferred. All bonus compensation that is deferred by employees electing to participate is immediately vested and is deemed to be invested in U.S. Cellular Common Share stock units. Upon distribution of such stock units, participants will receive U.S. Cellular Common Shares. The amount of U.S. Cellular’s matching contribution depends on the portion of the annual bonus that is deferred. Participants receive a 25% match for amounts deferred up to 50% of their total annual bonus and a 33% match for amounts that exceed 50% of their total annual bonus; such matching contributions also are deemed to be invested in U.S. Cellular Common Share stock units. The matching contribution stock units vest ratably at a rate of one-third per year over three years. Upon vesting and distribution of such matching contribution stock units, participants will receive U.S. Cellular Common Shares.

U.S. Cellular estimates the fair value of deferred compensation matching contribution stock units based on the closing market price of U.S. Cellular Common Shares on the date of match. The fair value of such matching contribution stock units is then recognized as compensation cost on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period.

A summary of U.S. Cellular nonvested deferred compensation stock units at December 31, 2006 and changes during the year then ended is presented in the table below:

Deferred Compensation Awards

		Weighted Average Grant-Date
	Number of	Fair Values
	Stock Units	of Stock Units
Nonvested at December 31, 2005	7,700	$41.08
Granted	1,700	56.71
Vested	(7,000)	43.43
Forfeited	—	—
Nonvested at December 31, 2006	2,400	$51.39

Employee Stock Purchase Plan—Under the 2003 Employee Stock Purchase Plan, eligible employees of U.S. Cellular and its subsidiaries may purchase a limited number of U.S. Cellular Common Shares on a quarterly basis. U.S. Cellular had reserved 106,000 Common Shares at December 31, 2006 for issuance under this plan. The plan became effective on April 1, 2003 and will terminate on December 31, 2008. U.S. Cellular employees are also eligible to participate in the TDS Employee Stock Purchase Plan. The per share cost to each participant in these plans is 85% of the market value of the Common Shares or Special Common Shares as of the issuance date. Under SFAS 123(R), the employee stock purchase plans are considered compensatory plans; therefore, recognition of compensation cost for stock issued under these plans is required. Compensation cost is measured as the difference between the cost of the shares to plan participants and the fair market value of the shares on the date of issuance. For the year ended December 31, 2006, U.S. Cellular recognized compensation expense of $39,000 relating to this plan.

Compensation of Non-Employee Directors—U.S. Cellular issued 1,150 shares under its Non-Employee Director Compensation Plan in the year ended December 31, 2006.

Stock-Based Compensation Expense

The following table summarizes stock-based compensation expense recognized during the year ended December 31, 2006:

Year Ended December 31, 2006
(Dollars in thousands)
Stock option awards	$12,821
Restricted stock unit awards	7,953
Deferred compensation matching stock unit awards	(830)
Awards under non-employee director compensation plan	70
Awards under employee stock purchase plan	39
Total stock-based compensation, before income taxes	20,053
Income tax benefit	7,834
Total stock-based compensation expense, net of income taxes	$12,219

All stock-based compensation expense recognized during the year ended December 31, 2006 was recorded in Selling, general and administrative expense.

As a result of adopting SFAS 123(R) on January 1, 2006, U.S. Cellular’s income before income taxes and minority interest and its cash flows from operating activities for the year ended December 31, 2006 were $12.8 million lower than if it had continued to account for stock-based compensation under APB 25. Similarly, as a result of adopting SFAS 123(R) on January 1, 2006, U.S. Cellular’s net income for the year ended December 31, 2006 was $8.1 million lower, basic earnings per share for the year ended

December 31, 2006 was $0.09 lower, and diluted earnings per share for the year ended December 31, 2006 was $0.09 lower than if U.S. Cellular had continued to account for stock-based compensation expense under APB 25.

For comparison, the following table illustrates the pro forma effect on net income and earnings per share had U.S. Cellular applied the fair value recognition provisions of SFAS 123(R) to its stock-based employee compensation plans for the year ended December 31, 2005:

	Year Ended December 31,
(Dollars in thousands, except per share amounts)	2005	2004
Net income, as reported	$154,951	$90,749
Add: Stock-based compensation expense included in reported net income, net of related tax effects and minority interest	3,963	3,316
Deduct: Stock-based compensation expense determined under fair value based method for all awards, net of related tax effects and minority interest	(14,551)	(15,790)
Pro forma net income	$144,363	$78,275
Earnings per share:
Basic—as reported	$1.79	$1.05
Basic—pro forma	$1.67	$0.91
Diluted—as reported	$1.77	$1.05
Diluted—pro forma	$1.66	$0.91

At December 31, 2006, unrecognized compensation cost for all U.S. Cellular stock-based compensation awards was $13.9 million. The unrecognized compensation cost for stock-based compensation awards at December 31, 2006 is expected to be recognized over a weighted average period of 0.9 years.

Prior to the adoption of SFAS 123(R), U.S. Cellular presented all tax benefits resulting from tax deductions associated with the exercise of stock options by employees as cash flows from operating activities in the Consolidated Statements of Cash Flows. SFAS 123(R) requires that “excess tax benefits” be classified as cash flows from financing activities in the Consolidated Statements of Cash Flows. For this purpose, the excess tax benefits are tax benefits related to the difference between the total tax deduction associated with the exercise of stock options by employees and the amount of compensation cost recognized for those options. For the year ended December 31, 2006, excess tax benefits of $2.5 million were included in cash flows from financing activities in the Consolidated Statements of Cash Flows pursuant to this requirement of SFAS 123(R).

NOTE 19 SUPPLEMENTAL CASH FLOW DISCLOSURES

Following are supplemental cash flow disclosures regarding interest paid and income taxes paid (refunds received) and certain noncash transactions:

Year Ended December 31,	2006	2005	2004
(Dollars in thousands)
Interest paid	$91,677	$83,558	$83,656
Income taxes paid (refunds received)	$147,743	$57,691	$(28,955)
Net assets acquired in exchange of business assets	$—	$106,757	$—

NOTE 20 SUBSEQUENT EVENTS

On April 4, 2007, U.S. Cellular entered into an agreement to purchase 670,000 of its Common Shares from an investment banking firm in a private transaction in connection with an accelerated share repurchase (“ASR”). Including a per share discount and commission payable to the investment bank, the shares were repurchased for approximately $49.1 million or $73.22 per share. The repurchased shares are being held as treasury shares.

In connection with the ASR, the investment bank will purchase an equivalent number of shares in the open-market over time. The program must be completed within two years. At the end of the program, U.S. Cellular will receive or pay a price adjustment based on the average price of shares acquired by the investment bank pursuant to the ASR during the purchase period. Generally, the purchase price adjustment can be settled, at U.S. Cellular’s option, in cash or in U.S. Cellular Common Shares.

NOTE 21 RELATED PARTIES

U.S. Cellular is billed for all services it receives from TDS, pursuant to the terms of various agreements between U.S. Cellular and TDS. The majority of these billings are included in U.S. Cellular’s selling, general and administrative expenses. Some of these agreements were established at a time prior to U.S. Cellular’s initial public offering when TDS owned more than 90% of U.S. Cellular’s outstanding capital stock and may not reflect terms that would be obtainable from an unrelated third party through arm’s-length negotiations. Billings from TDS to U.S. Cellular are based on expenses specifically identified to U.S. Cellular and on allocations of common expenses. Such allocations are based on the relationship of U.S. Cellular’s assets, employees, investment in plant and expenses to the total assets, employees, investment in plant and expenses of TDS. Management believes the method used to allocate common expenses is reasonable and that all expenses and costs applicable to U.S. Cellular are reflected in the accompanying financial statements. Billings to U.S. Cellular from TDS totaled $108.9 million, $87.0 million and $78.9 million in 2006, 2005 and 2004, respectively.

On November 9, 2005, TDS, as Lender, entered into an Intercompany Revolving Credit Agreement with U.S. Cellular, as Borrower. This Intercompany Credit Agreement was entered into to provide U.S. Cellular with a senior revolving credit facility for general corporate purposes, including capital expenditures and working capital. Amounts could be borrowed, repaid and reborrowed from time to time under the Intercompany Credit Agreement until such facility matured. The facility was $105 million and the maturity date was December 23, 2005. As discussed in Note 12—Notes Payable above, U.S. Cellular’s $700 million revolving credit facility was in default as of November 10, 2005 due to U.S. Cellular’s announcement that it would restate certain financial statements, and U.S. Cellular was unable to make borrowings thereunder until it obtained waivers from the lenders. Accordingly, TDS and U.S. Cellular entered into the Intercompany Credit Agreement to permit U.S. Cellular to borrow funds from TDS temporarily until it received such waivers. Because such waivers were received, the Intercompany Credit Agreement was terminated according to its terms and all borrowings and accrued interest were repaid in full on December 23, 2005.

U.S. Cellular believes that the Intercompany Credit Agreement included representations and warranties, events of default and other terms and conditions that are usual and customary for senior facilities of this type. The Intercompany Credit Agreement included limitations on U.S. Cellular and its subsidiaries with respect to liens, indebtedness, sales of assets, consolidations and mergers that are similar to those contained in U.S. Cellular’s $700 million revolving credit facility with unrelated lenders. The Intercompany Credit Agreement did not have any financial covenants.

U.S. Cellular’s Board of Directors approved the terms and conditions of the Intercompany Credit Agreement and determined that such terms and conditions were fair to U.S. Cellular and all of its shareholders. The pricing terms of the Intercompany Credit Agreement were the same as those under the Revolving Credit Facility.

U.S. Cellular has a Cash Management Agreement with TDS under which U.S. Cellular may from time to time deposit its excess cash with TDS for investment under TDS’s cash management program. Deposits made under the agreement are available to U.S. Cellular on demand and bear interest each month at the 30-day Commercial Paper Rate as reported in The Wall Street Journal, plus 1/4%, or such higher rate as TDS may at its discretion offer on such deposits. In 2006, U.S. Cellular did not have deposits with TDS applicable to this agreement. Interest income from such deposits was $16,000 and $33,000 in 2005 and 2004, respectively.

NOTE 22 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following persons are partners of Sidley Austin LLP, the principal law firm of U.S. Cellular and its subsidiaries:  Walter C.D. Carlson, a director of U.S. Cellular, a director and non-executive Chairman of the

Board of Directors of TDS and a trustee and beneficiary of a voting trust that controls TDS; William S. DeCarlo, the General Counsel of TDS and an Assistant Secretary of TDS and certain subsidiaries of TDS; and Stephen P. Fitzell, the General Counsel of U.S. Cellular and TDS Telecommunications Corporation and the Assistant Secretary of U.S. Cellular and certain other subsidiaries of TDS. Walter C.D. Carlson does not provide legal services to TDS, U.S. Cellular or their subsidiaries. U.S. Cellular and its subsidiaries incurred legal costs from Sidley Austin LLP of $6.9 million in 2006, $4.7 million in 2005 and $7.4 million in 2004. The Audit Committee of the Board of Directors is responsible for the review and oversight of all related party transactions, as such term is defined by the rules of the American Stock Exchange.

United States Cellular Corporation and Subsidiaries

REPORTS OF MANAGEMENT

Management’s Responsibility for Financial Statements

Management of United States Cellular Corporation has the responsibility for preparing the accompanying consolidated financial statements and for their integrity and objectivity. The statements were prepared in accordance with accounting principles generally accepted in the United States of America and, in management’s opinion, are fairly presented. The financial statements include amounts that are based on management’s best estimates and judgments. Management also prepared the other information in the annual report and is responsible for its accuracy and consistency with the financial statements.

PricewaterhouseCoopers LLP, an independent registered public accounting firm, has audited these consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and has expressed herein their unqualified opinion on these financial statements.

/s/ John E. Rooney John E. Rooney President and Chief Executive Officer	/s/ Steven T. Campbell Steven T. Campbell Executive Vice President—Finance, Chief Financial Officer and Treasurer	/s/ Kenneth R. Meyers Kenneth R. Meyers Chief Accounting Officer

United States Cellular Corporation and Subsidiaries

Management’s Report on Internal Control Over Financial Reporting

Management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. U.S. Cellular’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America (“GAAP”). U.S. Cellular’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the issuer; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the issuer are being made only in accordance with authorizations of management and directors of the issuer; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the issuer’s assets that could have a material effect on the interim or annual consolidated financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Under the supervision and with the participation of U.S. Cellular’s management, including its Chief Executive Officer and Chief Financial Officer, U.S. Cellular conducted an evaluation of the effectiveness of its internal control over financial reporting as of December 31, 2006, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the interim or annual consolidated financial statements will not be prevented or detected. Management identified the following material weaknesses in internal control over financial reporting as of December 31, 2006:

1.               U.S. Cellular did not maintain a sufficient complement of personnel with an appropriate level of accounting knowledge, experience and training in the application of generally accepted accounting principles commensurate with the financial reporting requirements and the complexity of U.S. Cellular’s operations and transactions. Further, U.S. Cellular did not have a sufficient number of qualified personnel to create, communicate and apply accounting policies and procedures in compliance with GAAP. This control deficiency contributed to the material weaknesses discussed in the items below and the restatement of U.S. Cellular’s annual consolidated financial statements for 2005, 2004, 2003 and 2002, the interim consolidated financial statements for all quarters in 2005, 2004 and 2003, the interim consolidated financial statements for the first and second quarters of 2006, as well as adjustments, including audit adjustments, to the 2006 third quarter interim consolidated financial statements and the 2006 annual consolidated financial statements. Additionally, this control deficiency could result in a misstatement of substantially all accounts and disclosures that would result in a material misstatement to U.S. Cellular’s interim or annual consolidated financial statements that would not be prevented or detected.

2.               U.S. Cellular did not maintain effective controls over the completeness, accuracy, presentation and disclosure of its accounting for income taxes, including the determination of income tax expense, income taxes payable, liabilities accrued for tax contingencies and deferred income tax assets and liabilities. Specifically, U.S. Cellular did not have effective controls designed and in place to accurately calculate income tax expense and income tax payable, monitor the difference between the income tax basis and the financial reporting basis of assets and liabilities and reconcile the resulting basis difference to its deferred income tax asset and liability balances. This control deficiency resulted in the restatement of U.S. Cellular’s annual consolidated financial statements for 2004, 2003 and 2002, the interim consolidated financial statements for all quarters in 2004 and 2003, the interim consolidated financial statements for the first and second quarters of 2005, as well as adjustments, including audit adjustments, to the 2005 third quarter interim consolidated financial statements and the 2005 annual consolidated financial statements. Additionally, this control deficiency could result in a misstatement of the aforementioned accounts that would result in a material misstatement to U.S. Cellular’s interim or annual consolidated financial statements that would not be prevented or detected.

3.               U.S. Cellular did not maintain effective controls over accounting for prepaid forward contracts and related bifurcated embedded derivative instruments. Specifically, effective controls were not designed and in place to de-designate, re-designate and assess hedge effectiveness of the bifurcated embedded collars within the forward contracts as cash flow hedges of marketable equity securities when the embedded collars were contractually modified for differences between the actual and expected dividend rates on the underlying securities. This control deficiency affected other comprehensive income on the consolidated balance sheet and fair value adjustments of derivative instruments and income tax expense on the consolidated statement of operations. This control deficiency resulted in the restatement of U.S. Cellular’s annual consolidated financial statements for 2005, 2004 and 2003, the interim consolidated financial statements for all quarters in 2005 and 2004, the interim consolidated financial statements for the first and second quarters of 2006, as well as adjustments, including audit adjustments, to the 2006 third quarter interim consolidated financial statements and the 2006 annual consolidated financial statements. Additionally, this control deficiency could result in a misstatement of the aforementioned accounts that would result in a material misstatement to U.S. Cellular’s interim or annual consolidated financial statements that would not be prevented or detected.

4.               U.S. Cellular did not maintain effective controls over its accounting for property, plant and equipment. Specifically, effective controls were not designed and in place to ensure accurate recording of transfers and disposals of equipment. This control deficiency affected depreciation expense, property, plant and equipment and accumulated depreciation. This control deficiency resulted in the restatement of U.S. Cellular’s annual consolidated financial statements for 2005, 2004 and 2003, the interim consolidated financial statements for all quarters in 2005 and 2004, the interim consolidated financial statements for the first and second quarters of 2006, as well as adjustments, including audit adjustments, to the 2006 third quarter interim consolidated financial statements and the 2006 annual consolidated financial statements. Additionally, this control deficiency could result in a misstatement of the aforementioned accounts that would result in a material misstatement to U.S. Cellular’s interim or annual consolidated financial statements that would not be prevented or detected.

As a result of the material weaknesses identified, management has determined that U.S. Cellular did not maintain effective internal control over financial reporting as of December 31, 2006 based on criteria established in Internal Control—Integrated Framework issued by the COSO.

Management’s assessment of the effectiveness of U.S. Cellular’s internal control over financial reporting as of December 31, 2006 has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in the firm’s report included herein.

/s/ John E. Rooney John E. Rooney President and Chief Executive Officer	/s/ Steven T. Campbell Steven T. Campbell Executive Vice President—Finance, Chief Financial Officer and Treasurer	/s/ Kenneth R. Meyers Kenneth R. Meyers Chief Accounting Officer

United States Cellular Corporation and Subsidiaries

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE SHAREHOLDERS AND BOARD OF DIRECTORS OF UNITED STATES CELLULAR CORPORATION:

We have completed integrated audits of United States Cellular Corporation’s consolidated financial statements and of its internal control over financial reporting as of December 31, 2006, in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits and the report of other auditors, are presented below.

Consolidated financial statements

In our opinion, based on our audits and the report of other auditors, the accompanying consolidated balance sheets and the related consolidated statements of operations, common shareholders’ equity, and cash flows present fairly, in all material respects, the financial position of United States Cellular Corporation and its subsidiaries at December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Los Angeles SMSA Limited Partnership, a 5.5% owned entity accounted for by the equity method of accounting. The consolidated financial statements of United States Cellular Corporation reflect an investment in this partnership of $112,000,000 and $110,200,000 as of December 31, 2006 and 2005, respectively, and equity earnings of $62,300,000,  $52,200,000, and $41,800,000, respectively, for each of the three years in the period ended December 31, 2006. Those statements were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for Los Angeles SMSA Limited Partnership, is based solely on the report of the other auditors. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

As described in Note 1 to the consolidated financial statements, the Company changed the manner in which it accounts for share-based compensation in 2006.

Internal control over financial reporting

Also, we have audited management’s assessment, included in Management’s Report on Internal Control Over Financial Reporting appearing under item 9A, that United States Cellular Corporation did not maintain effective internal control over financial reporting as of December 31, 2006, because of the effect of (1) the Company did not maintain a sufficient complement of personnel with an appropriate level of accounting knowledge, experience and training in the application of generally accepted accounting principles commensurate with its financial reporting requirements and the complexity of the Company’s operations and transactions, (2) the Company did not maintain effective controls over the completeness, accuracy, presentation and disclosure of its accounting for income taxes, including the determination of income tax expense, income taxes payable, liabilities accrued for tax contingencies and deferred income tax assets and liabilities, (3) the Company did not maintain effective controls over accounting for prepaid forward contracts and related bifurcated embedded derivatives, and (4) the Company did not maintain effective controls over its accounting for property, plant, and equipment based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting based on our audit.

We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit and the report of the other auditors provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The following material weaknesses have been identified and included in management’s assessment.

1.                The Company did not maintain a sufficient complement of personnel with an appropriate level of accounting knowledge, experience and training in the application of generally accepted accounting principles commensurate with the financial reporting requirements and the complexity of the Company’s operations and transactions. Further, the Company did not have a sufficient number of qualified personnel to create, communicate and apply accounting policies and procedures in compliance with accounting principles generally accepted in the United States of America (GAAP). This control deficiency contributed to the material weaknesses discussed in items 2, 3 and 4 below and the restatement of the Company’s annual consolidated financial statements for 2005, 2004, 2003 and 2002, the interim consolidated financial statements for all quarters in 2005, 2004 and 2003, the interim consolidated financial statements for the first and second quarters of 2006, as well as adjustments, including audit adjustments, to the 2006 third quarter interim consolidated financial statements and the 2006 annual consolidated financial statements. Additionally, this control deficiency could result in a misstatement of substantially all accounts and disclosures that would result in a material misstatement to the Company’s interim or annual consolidated financial statements that would not be prevented or detected.

2.                The Company did not maintain effective controls over the completeness, accuracy, presentation and disclosure of its accounting for income taxes, including the determination of income tax expense, income taxes payable, liabilities accrued for tax contingencies and deferred income tax assets and liabilities. Specifically, the Company did not have effective controls designed and in place to accurately calculate income tax expense and income tax payable, monitor the difference between the income tax basis and the financial reporting basis of assets and liabilities and reconcile the resulting basis difference to its deferred income tax asset and liability balances. This control deficiency resulted in the restatement of the Company’s annual consolidated financial statements for 2004, 2003 and 2002, the interim consolidated financial statements for all quarters in 2004 and 2003, the interim consolidated financial statements for the first and second quarters of 2005, as well as adjustments, including audit adjustments, to the 2005 third quarter interim consolidated financial statements and the 2005 annual consolidated financial statements. Additionally, this control deficiency could result in a misstatement of the aforementioned accounts that would result in a material misstatement to the Company’s interim or annual consolidated financial statements that would not be prevented or detected.

3.                The Company did not maintain effective controls over accounting for prepaid forward contracts and related bifurcated embedded derivative instruments. Specifically, effective controls were not designed and in place to de-designate, re-designate and assess hedge effectiveness of the bifurcated embedded collars within the forward contracts as cash flow hedges of marketable equity securities when the embedded collars were contractually modified for differences between the actual and expected dividend rates on the underlying securities. This control deficiency affected other comprehensive income on the consolidated balance sheet and fair value adjustments of derivative instruments and income tax expense on the consolidated statement of operations. This control deficiency resulted in the restatement of the Company’s annual consolidated financial statements for 2005, 2004 and 2003, the interim consolidated financial statements for all quarters in 2005 and 2004, the interim consolidated financial statements for the first and second quarters of 2006, as well as adjustments, including audit adjustments, to the 2006 third quarter interim consolidated financial statements and the 2006 annual consolidated financial statements. Additionally, this control deficiency could result in a misstatement of the aforementioned accounts that would result in a material misstatement to the Company’s interim or annual consolidated financial statements that would not be prevented or detected.

4.                The Company did not maintain effective controls over its accounting for property, plant and equipment. Specifically, effective controls were not designed and in place to ensure accurate recording of transfers and disposals of equipment. This control deficiency affected depreciation expense, property, plant and equipment and accumulated depreciation. This control deficiency resulted in the restatement of the Company’s annual consolidated financial statements for 2005, 2004 and 2003, the interim consolidated financial statements for all quarters in 2005 and 2004, the interim consolidated financial statements for the first and second quarters of 2006, as well as adjustments, including audit adjustments, to the 2006 third quarter interim consolidated financial statements and the 2006 annual consolidated financial statements. Additionally, this control deficiency could result in a misstatement of the aforementioned accounts that would result in a material misstatement to the Company’s interim or annual consolidated financial statements that would not be prevented or detected.

These material weaknesses were considered in determining the nature, timing, and extent of audit tests applied in our audit of the December 31, 2006 consolidated financial statements, and our opinion regarding the effectiveness of the Company’s internal control over financial reporting does not affect our opinion on those consolidated financial statements.

In our opinion, management’s assessment that United States Cellular Corporation did not maintain effective internal control over financial reporting as of December 31, 2006, is fairly stated, in all material respects, based on criteria established in Internal Control - Integrated Framework issued by the COSO. Also, in our opinion, based on our audit, because of the effects of the material weaknesses described above on the achievement of the objectives of the control criteria, United States Cellular Corporation has not maintained effective internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control - Integrated Framework issued by the COSO

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Chicago, Illinois
April 23, 2007

United States Cellular Corporation and Subsidiaries

Selected Consolidated Financial Data

Year Ended or at December 31,	2006	2005	2004	2003	2002
(Dollars in thousands, except per share amounts)
Operating Data
Service revenues	$3,214,410	$2,827,022	$2,615,163	$2,420,359	$2,099,253
Equipment sales	258,745	203,743	191,255	157,451	96,889
Operating revenues	3,473,155	3,030,765	2,806,418	2,577,810	2,196,142
Operating income	289,896	231,197	162,583	106,532	275,217
Equity in earnings of unconsolidated entities	93,119	66,719	64,161	50,425	42,192
Fair value adjustment of derivative instruments	(63,022)	44,977	(15,061)	(47,026)	(13,187)
Gain (loss) on investments	70,427	(6,203)	25,791	(5,200)	(295,454)
Income (loss) before income taxes, minority interest and cumulative effect of accounting change	313,138	261,347	159,469	44,831	(31,577)
Income (loss) before cumulative effect of accounting change	179,490	154,951	90,749	18,863	(36,243)
Cumulative effect of accounting change, net of tax	—	—	—	(14,346)	(8,560)
Net income (loss)	$179,490	$154,951	$90,749	$4,517	$(44,803)
Basic weighted average shares outstanding (000s)	87,346	86,775	86,244	86,136	86,086
Basic earnings (loss) per share from:
Income (loss) before cumulative effect of accounting change	$2.05	$1.79	$1.05	$0.22	$(0.42)
Cumulative effect of accounting change	—	—	—	(0.17)	(0.10)
Net income (loss)	$2.05	$1.79	$1.05	$0.05	$(0.52)
Diluted weighted average shares outstanding (000s)	88,109	87,464	86,736	86,602	86,086
Diluted earnings (loss) per share from:
Income (loss) before cumulative effect of accounting change	$2.04	$1.77	$1.05	$0.22	$(0.42)
Cumulative effect of accounting change	—	—	—	(0.17)	(0.10)
Net income (loss)	$2.04	$1.77	$1.05	$0.05	$(0.52)
Pro forma (a)
Net income (loss)	N/A	N/A	N/A	$18,863	$(47,905)
Basic earnings (loss) per share	N/A	N/A	N/A	$0.22	$(0.56)
Diluted earnings (loss) per share	N/A	N/A	N/A	$0.22	$(0.56)
Balance Sheet Data
Property, plant and equipment, net	$2,628,848	$2,553,029	$2,418,861	$2,268,612	$2,149,576
Investments
Licenses	1,494,327	1,362,263	1,228,801	1,231,363	1,247,197
Goodwill	485,452	481,235	454,830	459,168	533,656
Marketable equity securities	253,912	225,387	282,829	260,188	185,961
Unconsolidated entities	150,325	172,093	161,894	172,689	167,446
Total assets	5,680,616	5,416,233	5,171,272	4,963,865	4,803,006
Long-term debt (excluding current portion)	1,001,839	1,161,241	1,160,786	1,144,344	806,460
Common shareholders’ equity	2,993,279	$2,741,038	$2,588,116	$2,471,288	$2,415,782
Current ratio (b)	1.00	0.81	1.02	0.70	0.46
Return on average equity (c)	6.3%	5.8%	3.6%	0.8%	(1.5)%

U.S. Cellular has not paid any cash dividends and currently intends to retain all earnings for use in U.S. Cellular’s business.

(a)             Pro forma amounts reflect the effect of the retroactive application of the change in accounting principle for the adoption of SFAS No. 143, Accounting for Asset Retirement Obligations in 2003. Therefore, no pro forma amounts are required in 2004 or 2005.

(b)            Current ratio is calculated by dividing current assets by current liabilities. These amounts are taken directly from the Consolidated Balance Sheets.

(c)             Return on average equity is calculated by dividing income (loss) before cumulative effect of accounting change by the average of the beginning and ending common shareholders’ equity. These amounts are taken from the Consolidated Statements of Operations and Consolidated Balance Sheets. The result is shown as a percentage.

United States Cellular Corporation and Subsidiaries
Consolidated Quarterly Information (Unaudited)

	Quarter Ended
(Dollars in thousands, except per share amounts)	March 31	June 30	September 30	December 31
2006
Operating revenues	$836,376	$846,137	$888,523	$902,119
Operating income	70,013	78,911	77,327	63,645
Fair value adjustment of derivative instruments	4,815	(922)	(21,285)	(45,630)
Gain (loss) on investments	—	—	—	70,427
Net income	$39,446	$50,064	$35,875	$54,105
Basic weighted average shares outstanding (000s)	87,213	87,281	87,281	87,645
Diluted weighted average shares outstanding (000s)	87,807	88,083	88,092	88,368
Basic earnings per share	$0.45	$0.57	$0.41	$0.62
Diluted earnings per share	$0.45	$0.57	$0.41	$0.61
Stock price (1)(2)
U.S. Cellular Common Shares
High	$60.00	$64.53	$62.05	$70.42
Low	49.49	56.42	58.60	56.00
Quarter-end close	$59.36	$60.60	$59.70	$69.59

	Quarter Ended
(Dollars in thousands, except per share amounts)	March 31	June 30	September 30	December 31
2005
Operating revenues	$710,049	$740,377	$795,100	$785,239
Operating income	36,420	65,256	63,330	66,191
Fair value adjustment of derivative instruments	3,996	20,183	(14,241)	35,039
Gain (loss) on investments	551	—	—	(6,754)
Net income	$20,294	$49,815	$23,672	$61,170
Basic weighted average shares outstanding (000s)	86,405	86,708	86,904	87,073
Diluted weighted average shares outstanding (000s)	87,125	87,375	87,661	87,729
Basic earnings per share	$0.23	$0.57	$0.27	$0.70
Diluted earnings per share	$0.23	$0.57	$0.27	$0.70
Stock price (1)(2)
U.S. Cellular Common Shares
High	$50.26	$50.22	$56.60	$54.09
Low	41.20	42.00	49.42	48.67
Quarter-end close	$45.63	$49.94	$53.42	$49.40

(1)            The high, low and closing sales prices of U.S. Cellular’s Common Shares as reported by the American Stock Exchange.

(2)            U.S. Cellular has not paid any cash dividends and currently intends to retain all earnings for use in U.S. Cellular’s business.

United States Cellular Corporation and Subsidiaries
Five-Year Statistical Summary

Year Ended or at December 31,	2006	2005	2004	2003	2002
(Dollars in thousands, except per share and per customer amounts)
Market and Customer Statistics
Consolidated markets (a)	201	189	175	182	178
Wireless customers	5,815,000	5,482,000	4,945,000	4,409,000	4,103,000
Total population (b)	55,543,000	45,244,000	44,391,000	46,267,000	41,048,000
Market penetration	10.5%	12.1%	11.1%	9.5%	10.0%
Net customer additions	310,000	477,000	627,000	447,000	310,000
Post-pay churn rate per month	1.5%	1.5%	1.5%	1.5%	1.8%
Average monthly service revenue per customer (c)	$47.23	$45.24	$46.58	$47.31	$47.25
Average monthly local minutes of use per customer	704	625	539	422	304
Marketing cost per gross customer addition	$478	$460	$403	$381	$365
Operating Statistics
System operations expense per customer per month	$9.40	$9.67	$10.23	$11.31	$11.14
As a percent of service revenues	19.9%	21.4%	22.0%	23.9%	23.6%
Cell sites in service	5,925	5,428	4,856	4,184	3,914
Capital expenditures and system development costs	$579,785	$576,525	$636,097	$630,864	$732,376
General and administrative expense per customer per month	$14.34	$13.08	$13.52	$13.46	$11.73
Number of full-time equivalent employees	7,608	7,300	6,725	6,225	6,100
Operating income	$289,896	$231,197	$162,583	$106,532	$275,217
Operating income as a percent of service revenues	9.0%	8.2%	6.2%	4.4%	13.1%
Balance Sheet Information
Property, plant and equipment before depreciation	$5,120,994	$4,615,234	$4,104,200	$3,648,013	$3,288,378
Investment in licenses and goodwill	1,979,779	1,843,498	1,683,631	1,690,531	1,780,853
Total assets	5,680,616	5,416,233	5,171,272	4,963,865	4,803,006
Total debt outstanding (includes forward contracts)	1,196,695	1,296,241	1,190,786	1,252,344	1,311,660
Common Shares outstanding (000’s)	55,046	55,046	55,046	55,046	55,046
Series A Common Shares outstanding (000’s)	33,006	33,006	33,006	33,006	33,006
Common shareholders’ equity	$2,993,279	$2,741,038	$2,588,116	$2,471,288	$2,415,782
Return on average equity (d)	6.3%	5.8%	3.6%	0.8%	(1.5)%

(a)            Markets whose results are included in U.S. Cellular’s consolidated operating results.

(b)           Total population amounts for 2006-2002 are based on previous year Claritas estimates.

(c)            The numerator of this calculation consists of service revenues for the respective 12-month period divided by 12. The denominator consists of the average number of U.S. Cellular wireless customers.

(d)           Return on average equity is calculated by dividing Income (loss) before cumulative effect of accounting change by the average of the beginning and ending Common shareholders’ equity. These amounts are taken from the Consolidated Statements of Operations and Consolidated Balance Sheets. The result is shown as a percentage.

United States Cellular Corporation and Subsidiaries

Shareholder Information

STOCK AND DIVIDEND INFORMATION

U.S. Cellular’s Common Shares are listed on the American Stock Exchange under the symbol “USM” and in the newspapers as “US Cellu.” As of February 28, 2007, U.S. Cellular’s Common Shares were held by 390 record owners. All of the Series A Common Shares were held by TDS. No public trading market exists for the Series A Common Shares. The Series A Common Shares are convertible on a share-for-share basis into Common Shares.

U.S. Cellular has not paid any cash dividends and currently intends to retain all earnings for use in U.S. Cellular’s business.

See “Consolidated Quarterly Information (Unaudited)” for information on the high and low trading prices of the USM Common Shares for 2006 and 2005.

STOCK PERFORMANCE GRAPH

The following chart graphs the performance of the cumulative total return to shareholders (stock price appreciation plus dividends) during the previous five years in comparison to returns of the Standard & Poor’s 500 Composite Stock Price Index and a peer group index. The peer group index was constructed specifically for U.S. Cellular and includes the following telecommunications companies: ALLTEL Corp., Centennial Communications Corp., Dobson Communications Corp., Sprint Nextel Corp., and USM. In calculating the peer group index, the returns of each company in the group have been weighted according to such company’s market capitalization at the beginning of the period.

The peer group was changed from the prior year to add Dobson Communications Corp. and Sprint Nextel Corp. and to delete Rural Cellular Corp. (Class A) to make the peer group more fully representative of U.S. Cellular’s peers.

Comparative Five-Year Total Returns*
U.S. Cellular, S&P 500, New Peer Group and Old Peer Group
(Performance Results Through 12/31/06)

*Cumulative total return assumes reinvestment of dividends.

	2001	2002	2003	2004	2005	2006
U.S. Cellular Corp	$100	$55.29	$78.45	$98.92	$109.17	$153.79
S&P 500 Index	100	77.90	100.25	111.15	116.61	135.03
New Peer Group	100	76.99	82.91	115.36	119.16	117.36
Old Peer Group	100	78.45	78.30	101.53	115.60	136.25

Assumes $100.00 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in U.S. Cellular Common Shares, S&P 500, New Peer Group and Old Peer Group.

INVESTOR RELATIONS

Our annual report, Form 10-K, prospectuses and news releases are available to our investors, securities analysts and other members of the investment community. These reports are provided, without charge, upon request to our Corporate Office. Investors may also access these and other reports through the About Us/Investor Relations portion of the U.S. Cellular web site (http://www.uscellular.com).

Questions regarding lost, stolen or destroyed certificates, consolidation of accounts, transferring of shares and name or address changes should be directed to:

Kevin C. Gallagher, Vice President and Corporate Secretary
c/o Telephone and Data Systems, Inc.
30 N. LaSalle Street, Suite 4000
Chicago, IL 60602
312.592.5301 • 312.630.1935 (fax)
kevin.gallagher@teldta.com

General inquiries by our investors, securities analysts and other members of the investment community should be directed to:

Mark A. Steinkrauss, Vice President—Corporate Relations
Telephone and Data Systems, Inc.
312.592.5384 • 312.630.1908 (fax)
mark.steinkrauss@teldta.com

DIRECTORS AND EXECUTIVE OFFICERS
See “Election of Directors” and “Executive Officers” sections of the Proxy Statement for the 2007
Annual Meeting.

PRINCIPAL COUNSEL
Sidley Austin LLP, Chicago, Illinois

TRANSFER AGENT
ComputerShare Investor Services
2 North LaSalle Street, 3rd Floor
Chicago, IL 60602
877.337.1575

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PricewaterhouseCoopers LLP

Visit U.S. Cellular’s web site at www.uscellular.com

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

A	Proposals—The Board of Directors recommends a vote FOR the listed nominee and FOR Proposal 2.
1.	Election of Class II Director:	For	Withhold
	01 - P.H. Denuit	☐	☐

2.	Ratify Accountants for 2007.	For ☐	Against ☐	Abstain ☐	3.

In accordance with their discretion, to vote upon all other
matters that may properly come before the Annual Meeting
and any adjournment or postponement thereof, including
matters incidental to the conduct of the meeting.

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please date this proxy and sign it exactly as your name or names appear. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, etc. Please return signed proxy in the enclosed envelope.

Date (mm/dd/yyyy)— Please print date below.			Signature 1 — Please keep signature within the box.			Signature 2 — Please keep signature within the box.

▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proxy — United States Cellular Corporation

Proxy for Common Shares Solicited on Behalf of the Board of Directors for
theAnnual Meeting of the Shareholders of UNITED STATES CELLULAR CORPORATION
To Be Held on May 8, 2007.

The undersigned hereby appoints LeRoy T. Carlson, Jr. and John E. Rooney, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Common Shares that the undersigned would be entitled to vote if then personally present at the 2007 Annual Meeting of the Shareholders of United States Cellular Corporation, to be held on Tuesday, May 8, 2007, or at any adjournment or postponement thereof, as set forth in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as designated on the reverse side hereof.

The Board of Directors recommends a vote “FOR” the nominee in Proposal 1 and “FOR” Proposal 2.

This proxy, when properly executed, will be voted in the manner directed on the reverse side hereof. If no direction is made, this proxy will be voted “FOR” the nominee in Proposal 1 and “FOR” Proposal 2. If a nominee is unable to serve or for good cause will not serve, the persons named in this proxy shall have discretionary authority to vote for a substitute nominee if one is designated by the Board of Directors (unless authority to vote for nominee has been withheld).

Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card, and mail the card in the enclosed postage paid envelope addressed to United States Cellular Corporation, c/o Computershare Investor Services.

Please note that if this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, shares allocated to a participant’s account for the TDS Tax-Deferred Savings Plan (“401(k) Plan”) will be voted as directed by the Investment Management Committee for the TDS 401(k) Plan, which shall act in the best interest of the Plan participants.

(Continued and to be signed on Reverse Side)